 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 1997

                                                REGISTRATION NO. 333-19585
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                   AMERICAN GENERAL HOSPITALITY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------
                          3860 WEST NORTHWEST HIGHWAY
                                   SUITE 300
                              DALLAS, TEXAS 75220
                                (214) 904-2000
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                                STEVEN D. JORNS
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                          3860 WEST NORTHWEST HIGHWAY
                                   SUITE 300
                              DALLAS, TEXAS 75220
                                (214) 904-2000
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:
          PETER M. FASS, ESQ.                   DAVID C. WRIGHT, ESQ.
      STEVEN L. LICHTENFELD, ESQ.                 HUNTON & WILLIAMS
        LESLIE H. LOFFMAN, ESQ.                 2000 RIVERVIEW TOWER
           BATTLE FOWLER LLP                    900 SOUTH GAY STREET
          75 EAST 55TH STREET                KNOXVILLE, TENNESSEE 37902
       NEW YORK, NEW YORK 10022                    (423) 549-7700
            (212) 856-7000
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                          PROPOSED        PROPOSED
                                          MAXIMUM          MAXIMUM
  TITLE OF SECURITIES    AMOUNT BEING  OFFERING PRICE     AGGREGATE          AMOUNT OF
    BEING REGISTERED     REGISTERED(1)  PER SHARE(2)  OFFERING PRICE(2) REGISTRATION FEE(3)
-------------------------------------------------------------------------------------------
Common Stock, $0.01 par
 value per share.......    6,325,000      $23.9375      $150,218,750        $45,880.21

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(1) Includes up to 825,000 shares which may be purchased by the Underwriters to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange, Inc. on January 6, 1997.

(3) Of this amount, $45,520.83 was previously paid on January 8, 1997.

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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


                             EXPLANATORY NOTE

  This Amendment No. 1 to the Registration Statement of American General Hospitality Corporation on Form S-11 (Registration No. 333-19585) filed with the Securities and Exchange Commission (the "Commission") on January 10, 1996 is being filed for the sole purpose of including signature pages to the Registration Statement, which signature pages were inadvertently not transmitted via EDGAR to the Commission in connection with the initial filing of the Registration Statement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL, OR + +THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED JANUARY 14, 1997

PROSPECTUS                      5,500,000 Shares
 LOGO                 AMERICAN GENERAL HOSPITALITY CORPORATION
                                  Common Stock

                                   --------
  American General Hospitality Corporation (collectively with its subsidiaries, the "Company") is a self-administered real estate investment trust ("REIT") that owns sixteen hotels in eleven states containing an aggregate of 3,858 guest rooms (the "Current Hotels"). In addition, the Company has entered into contracts to purchase four additional hotels containing an aggregate of 775 guest rooms (the "Proposed Acquisition Hotels"). The Company's portfolio consists primarily of full-service hotels located in major metropolitan markets. Ten of the Current Hotels are currently undergoing product and brand repositioning that is expected to result in the conversion of such hotels to leading franchise brands. To enable the Company to qualify as a REIT, the Company leases the Current Hotels to AGH Leasing, L.P. (the "Lessee"), which is owned in part by certain executive officers of the Company, under participating leases that are designed to allow the Company to achieve substantial participation in any future growth of revenues generated at the Current Hotels. See "AGHI, the Lessee and Other Operators."

  All the shares of Common Stock offered hereby are being offered by the Company. The Company has paid regular quarterly distributions on the Common Stock since its initial public offering in July 1996. The Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "AGT." On January 9, 1997, the last reported sale price of the Common Stock on the NYSE was $24 1/8 per share. See "Price Range of Common Stock and Distribution Policy." The Company's Charter limits the number of shares of Common Stock that may be owned by any single person or affiliated group. See "Description of Capital Stock--Restrictions on Transfer."

  SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.
                                   --------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION  OR  ANY   STATE  SECURITIES  COMMISSION,  NOR  HAS  THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     UNDERWRITING
           PRICE TO DISCOUNTS AND  PROCEEDS TO
            PUBLIC  COMMISSIONS(1) COMPANY(2)
----------------------------------------------
Per Share    $           $            $
----------------------------------------------
Total(3)    $           $            $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."
 (2) Before deducting expenses estimated at $1,900,000, which are payable by the Company.
 (3) The Company has granted the Underwriters a 30-day option to purchase up to 825,000 additional shares of Common Stock, on the same terms set forth above, solely to cover over-allotments, if any. See "Underwriting." If such option is exercised in full, the total Price to Public, Underwriting
     Discounts and Commissions and Proceeds to Company will be $   , $    and
     $   , respectively.

                                   --------
  The shares of Common Stock are being offered by the several Underwriters named herein, subject to prior sale, when, as, and if accepted by them, and subject to certain conditions. It is expected that certificates for the Common
Stock offered hereby will be available for delivery on or about      , 1997 at
the offices of Smith Barney Inc., 333 West 34th Street, New York, New York
10001.

                                   --------

Smith Barney Inc.
     Legg Mason Wood Walker
             Incorporated
              Montgomery Securities
                     Prudential Securities Incorporated
                                            The Robinson-Humphrey Company, Inc.

     , 1997

                [MAP, PHOTOGRAPHS AND CHART TO BE INCLUDED BY
                   AMENDMENT TO THIS REGISTRATION STATEMENT]


                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUMMARY........................................................   1
 The Company..............................................................   1
 Risk Factors.............................................................   3
 Developments Since the Initial Public Offering...........................   4
 The Hotels...............................................................   7
 AGHI, the Lessee and Other Operators.....................................   9
 Formation Transactions and Benefits to Related Parties...................  10
 Distribution Policy......................................................  10
 Tax Status...............................................................  10
 The Offering.............................................................  11
 Summary Financial Information............................................  12
RISK FACTORS..............................................................  16
 Risk That Proposed Acquisition Hotels Will Not Be Acquired...............  16
 Risks Associated with the Company's Acquisition of a Substantial Number of Additional Hotels....................................................  16
 Conflicts of Interest....................................................  16
 Dependence on Lessee and Payments Under the Participating Leases.........  17
 Lack of Control Over Operations of the Hotels............................  18
 Hotel Industry Risks.....................................................  18
 Contingent Liabilities of Selling Partnerships...........................  19
 Risks of Leverage; No Limits on Indebtedness.............................  19
 Lack of Operating History or Revenues; History of Losses.................  20
 Possible Adverse Effects of Shares Available for Future Sale Upon Market
  Price of Common Stock...................................................  20
 Competition for Management Time..........................................  21
 Real Estate Investment Risks.............................................  21
 Tax Risks................................................................  23
 ERISA....................................................................  25
 Risks of Operating Hotels Under Franchise Agreements; Approval for Brand
  Conversions.............................................................  25
 Potential Anti-Takeover Effect of Certain Provisions of Maryland Law and
  of the Company's Charter and Bylaws.....................................  25
 Reliance on Board of Directors and Management............................  27
 Contingent Obligation to Construct Additional Hotel Rooms................  27

                                                                           PAGE
                                                                           ----
 Ability of Board to Change Policies......................................   27
 Adverse Effect of Increase in Market Interest Rates on Price of Common
  Stock...................................................................   27
THE COMPANY...............................................................   28
 General..................................................................   28
 Growth Strategies........................................................   30
 Acquisitions.............................................................   30
 Development..............................................................   31
 Internal Growth..........................................................   31
 Other Operators..........................................................   33
 Financing Strategy.......................................................   34
 The Operating Partnership................................................   34
 Developments Since the Initial Public Offering...........................   35
 Acquired Hotels..........................................................   35
 Proposed Acquisition Hotels..............................................   35
 Wyndham Alliance.........................................................   37
 Capital Improvements, Renovations and Brand Conversions..................   37
USE OF PROCEEDS...........................................................   38
PRICE RANGE OF COMMON STOCK AND DISTRIBUTION POLICY.......................   39
CAPITALIZATION............................................................   40
SELECTED FINANCIAL INFORMATION............................................   41
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...............................................................   46
 Overview.................................................................   46
 Results of Operations....................................................   47
 Results of Operations of AGH Predecessor Hotels..........................   48
 The Lessee...............................................................   49
 Liquidity and Capital Resources..........................................   51
 Renovations and Other Capital Improvements...............................   52
 Inflation................................................................   53
 Seasonality..............................................................   53
THE HOTEL INDUSTRY........................................................   54
THE HOTELS................................................................   55
 Descriptions of Hotels...................................................   58
 Initial Hotels...........................................................   58
 Acquired Hotels..........................................................   62
 Proposed Acquisition Hotels..............................................   64
 The Participating Leases.................................................   66

                                                                            PAGE
                                                                            ----
 The Management Agreements.................................................  76
 Mortgage Indebtedness.....................................................  77
 Line of Credit............................................................  78
 Ground Leases.............................................................  79
 Franchise Conversions and Other Capital Improvements......................  79
 Franchise Agreements......................................................  80
 Employees.................................................................  83
 Environmental Matters.....................................................  83
 Options to Purchase and Rights of First Refusal...........................  83
 Competition...............................................................  84
 Insurance.................................................................  84
 Legal Proceedings.........................................................  84
FORMATION TRANSACTIONS.....................................................  85
 Benefits to the Officers and the Primary Contributors.....................  86
 Valuation of Interests....................................................  87
 Transfer of Initial Hotels................................................  87
MANAGEMENT.................................................................  88
 Directors and Executive Officers..........................................  88
 Board of Directors and Committees.........................................  90
 Compensation Committee Interlocks and Insider Participation...............  90
 Executive Compensation....................................................  90
 Option Grants.............................................................  91
 Employment Agreements.....................................................  91
 Compensation of Directors.................................................  92
 Stock Incentive Plans.....................................................  92
 Limitation of Liability and Indemnification...............................  96
 Indemnification Agreements................................................  96
CERTAIN RELATIONSHIPS AND TRANSACTIONS.....................................  98
 Relationships Among Officers and Directors................................  98
 Acquisition of Interests in Certain of the Initial Hotels.................  98
 Shared Services and Office Space Agreement................................  98
 Options to Purchase and Rights of First Refusal...........................  98
 Employment Agreements and Stock Incentive Plans...........................  99
 Purchase of Personal Property.............................................  99
 The Participating Leases..................................................  99
 The Management Agreements.................................................  99
 The Beverage Corporations................................................. 100

                                                                          PAGE
                                                                          ----
AGHI, THE LESSEE AND OTHER OPERATORS.....................................  100
PRINCIPAL STOCKHOLDERS...................................................  103
DESCRIPTION OF CAPITAL STOCK.............................................  105
 General.................................................................  105
 Common Stock............................................................  105
 Power to Issue Additional Shares of Common Stock........................  105
 Restrictions on Transfer................................................  106
 Transfer Agent and Registrar............................................  108
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S CHARTER AND
 BYLAWS..................................................................  109
 Number of Directors; Classification of the Board of Directors...........  109
 Removal; Filling Vacancies..............................................  109
 Limitation of Liability and Indemnification.............................  109
 Business Combinations...................................................  110
 Control Share Acquisition Statute.......................................  111
 Amendment to the Charter................................................  111
 Dissolution of the Company..............................................  112
 Advance Notice of Director Nominations and New Business.................  112
 Meetings of Stockholders................................................  112
 Operations..............................................................  112
 Anti-Takeover Effect of Certain Provisions of Maryland Law and of the
  Charter and Bylaws.....................................................  112
POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES...............  113
 Investment Policies.....................................................  113
 Financing...............................................................  113
 Hotel Operator Policy...................................................  114
 Conflict of Interest Policies...........................................  115
 Policies with Respect to Other Activities...............................  116
 Working Capital Reserves................................................  116
SHARES AVAILABLE FOR FUTURE SALE.........................................  117
PARTNERSHIP AGREEMENT....................................................  119
 Management..............................................................  119
 Transferability of Interests............................................  119
 Capital Contribution....................................................  119
 Exchange Rights.........................................................  120
 Registration Rights.....................................................  120
 Operations..............................................................  120
 Distributions and Allocations...........................................  121

                                                                            PAGE
                                                                            ----
 Term...................................................................... 121
 Tax Matters............................................................... 121
FEDERAL INCOME TAX CONSIDERATIONS.......................................... 122
 Requirements for Qualification as a REIT.................................. 122
 Failure to Qualify as a REIT.............................................. 130
 Taxation of the Company................................................... 130
 Taxation of Stockholders.................................................. 131
 Tax-exempt Stockholders................................................... 132
 Statement of Stock Ownership.............................................. 134
 Tax Aspects of the Operating Partnership.................................. 134

                                                                            PAGE
                                                                            ----
 Income Taxation of the Operating Partnership and Its Partners............. 136
 Other Tax Considerations.................................................. 137
UNDERWRITING............................................................... 140
EXPERTS.................................................................... 141
LEGAL MATTERS.............................................................. 141
ADDITIONAL INFORMATION..................................................... 141
GLOSSARY................................................................... 143
INDEX TO FINANCIAL STATEMENTS.............................................. F-1

             CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

   WHEN USED IN THIS PROSPECTUS, THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. STATEMENTS LOOKING FORWARD IN TIME ARE INCLUDED IN THIS PROSPECTUS PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING, BUT NOT LIMITED TO, THOSE SET FORTH IN "RISK FACTORS" AND IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus assumes (i) an offering price (the "Offering Price") per share of Common Stock of $24 1/8 (which was the last reported sale price of Common Stock on the New York Stock Exchange, Inc. (the "NYSE") on January 9, 1997) and (ii) the Underwriters' over-allotment option is not exercised. Unless the context requires otherwise, the term "Company," as used herein, includes American General Hospitality Corporation and its two wholly owned subsidiaries, AGH GP, Inc. ("AGH GP") and AGH LP, Inc. ("AGH LP"), and American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"). The term "Operating Partnership," unless the context requires otherwise, includes subsidiaries of the Operating Partnership. The offering of the Common Stock pursuant to this Prospectus is referred to herein as the "Offering". See "Glossary" for the definitions of certain terms used in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors."

                                  THE COMPANY

  The Company is a self-administered real estate investment trust ("REIT") that owns sixteen hotels containing an aggregate of 3,858 guest rooms located in eleven states (the "Current Hotels"). The Current Hotels consist of fourteen full-service hotels and two limited-service hotels located primarily in major metropolitan markets. For the twelve months ended September 30, 1996, the Current Hotels had a weighted average occupancy of 72.8% and a weighted average daily room rate ("ADR") of $73.08. Ten of the Current Hotels are currently undergoing significant renovations and refurbishments that will allow the Company to convert such hotels to leading franchise brands and reposition them for future revenue growth. Upon completion of the planned franchise conversions, the Current Hotels will consist of three Wyndham Hotels(R), two Crowne Plazas(R), three Hilton Hotels(R), one Courtyard by Marriott(R), three Holiday Inn Selectssm (the premium Holiday Inn brand), one Holiday Inn(R), two Hampton Inns(R) and one independent luxury hotel. However, there can be no assurance that such brand conversions and hotel repositionings will occur as planned.

  Since the Company's initial public offering in July 1996 (the "IPO"), the Company has acquired three hotels with an aggregate of 846 guest rooms (the "Acquired Hotels") located in Orlando, Florida, Monterey, California and Durham, North Carolina for an aggregate purchase price of approximately $58.0 million. In addition, the Company has entered into contracts to purchase four additional hotels with an aggregate of 775 guest rooms located in Atlanta, Georgia, Marietta, Georgia (located in metropolitan Atlanta), Arlington Heights, Illinois (located in metropolitan Chicago) and Key Largo, Florida (the "Proposed Acquisition Hotels," and together with the Current Hotels, the "Hotels") for an aggregate purchase price of approximately $71.7 million. The Company's purchase of each of the Proposed Acquisition Hotels is subject to the satisfaction of various closing conditions and, therefore, no assurances can be given that these acquisitions will be completed. See "Developments Since the Initial Public Offering--Proposed Acquisition Hotels." If the Proposed Acquisition Hotels are acquired, the Company will have invested since the IPO approximately $129.7 million in hotel acquisitions, and will own 20 hotels containing approximately 4,600 guest rooms. This represents a more than 50% increase in the Company's portfolio since the IPO based upon the number of guest rooms.

  The Company was formed for the purpose of continuing and expanding the hotel acquisition, development and repositioning operations of American General Hospitality, Inc. and certain of its affiliates ("AGHI"). AGHI, which manages the Current Hotels and will manage three of the Proposed Acquisition Hotels, was founded in 1981 by Steven D. Jorns, the Company's Chairman of the Board, Chief Executive Officer and President. According to Hotel & Motel Management, a leading hotel trade publication, AGHI was the nation's fourth largest independent hotel management company in 1995, based upon number of hotels under management. The Company expects to continue to capitalize on AGHI's expertise to achieve revenue growth at the Company's hotels. The Company does not have any economic interest in AGHI's hotel management operations.

  In order to qualify as a REIT, the Company may not operate hotels. As a result, the Company leases the Current Hotels and will lease the Proposed Acquisition Hotels to AGH Leasing, L.P. (the "Lessee"), which is owned in part by certain executive officers of the Company, pursuant to separate participating leases (the "Participating Leases"). The Participating Leases are designed to allow the Company to achieve substantial participation in any future growth of revenues generated at the Current Hotels. The Lessee, in turn, has entered into separate management agreements (the "Management Agreements") with AGHI to operate the Current Hotels. See "AGHI, the Lessee and Other Operators."

  The Company intends to selectively seek other qualified hotel management companies, in addition to the Lessee and AGHI, to lease and/or manage certain of the Company's future hotel acquisitions. The Company intends to seek operational relationships with independent hotel operators that, in the Company's judgment, have demonstrated one or more of the following characteristics: (i) certain unique knowledge of the hotel or the market in which such hotel operates, (ii) a proven track record for implementing product, brand and operational repositioning strategies, (iii) a significant national or regional lodging industry reputation or (iv) substantial financial resources. The Company believes that the use of a flexible lessee or manager structure, coupled with the continued expansion of its brand and franchise relationships, will result in additional acquisition opportunities for the Company. The Lessee has advised the Company that it expects to retain Wyndham Hotel Corporation as the manager of one of the Proposed Acquisition Hotels following its purchase by the Company. See "The Company--Other Operators."

  The Current Hotels have achieved significant growth in occupancy, ADR and total revenue per available room ("REVPAR") as shown in the following chart:

                                                                     NINE MONTHS
                                              YEAR ENDED                ENDED
                                             DECEMBER 31,           SEPTEMBER 30,
                                        -------------------------  ----------------
                                        1993(1)  1994(1)  1995(1)  1995(1)  1996(1)
                                        -------  -------  -------  -------  -------
   Occupancy...........................   71.0%    71.9%    73.0%    75.5%    75.2%
   ADR................................. $58.58   $62.06   $67.76   $67.57   $74.42
   REVPAR.............................. $41.60   $44.65   $49.49   $51.00   $55.97

--------
(1) For comparative purposes, the total weighted average occupancy, ADR and REVPAR for all U.S. hotels for each of the years ended December 31, 1993, 1994 and 1995 and for each of the nine months ended September 30, 1995 and 1996 were as follows: occupancy: 63.0%, 64.7%, 65.5%, 67.1% and 67.6%, respectively; ADR: $61.93, $64.24, $67.34, $67.07 and $71.48, respectively;
    and REVPAR: $39.01, $41.56, $44.11, $45.00 and $48.31, respectively. The occupancy, ADR and REVPAR data for all U.S. hotels was provided by Smith Travel Research, Inc. ("Smith Travel Research"). Smith Travel Research has not provided any form of consultation, advice or counsel regarding any aspect of, and is in no way associated with, the Offering.

  The Company believes that the growth in occupancy, ADR and REVPAR at the eight Current Hotels managed and operated by AGHI prior to and after the IPO reflects the successful repositioning, renovation and marketing strategies of AGHI as well as AGHI's superior management and operational capabilities. See "The Hotels." The Company also attributes the successful operating performance of the Current Hotels to the slowing in recent years of new hotel construction nationally and improved economic conditions, both of which followed an extended period of unprofitable industry performance during the late 1980's and early 1990's. The Company believes these improved lodging market fundamentals have created a favorable environment for continued internal growth at the Current Hotels and for hotel acquisitions. See "The Hotel Industry."

  Management believes that the full-service hotel segment, in particular, has potential for improved performance as the economy continues to grow and as business and leisure travel activity increases. The Company continues to target the full-service segment of the hotel industry due, in part, to its belief that the approximate three- to five-year lead time from conception to completion of the development of a full-service hotel represents a significant barrier to entry that will lessen near-term competition resulting from a new supply of guest rooms. Management also believes that the full-service segment of the market continues to offer numerous opportunities to acquire hotels at attractive multiples of cash flow, and at discounts to replacement value, including underperforming hotels that may benefit from new management. The Company believes that a substantial number of hotels meeting its investment criteria are available at attractive prices in markets that the Company believes have attractive economic characteristics. In order to enhance its acquisition capabilities, the Company expects to continue to use borrowings available under its revolving line of credit (the "Line of Credit") to purchase hotels. The Company is currently negotiating with its Line of Credit lenders to increase its borrowing limit from $100 million to $150 million. There can be no assurance that the Company will successfully negotiate and consummate the proposed amendment to the Line of Credit.

  The Company's executive offices are located at 3860 West Northwest Highway, Suite 300, Dallas, Texas 75220, and its telephone number is (214) 904-2000.

                                  RISK FACTORS

  AN INVESTMENT IN THE SHARES OF COMMON STOCK INVOLVES VARIOUS RISKS, AND INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS," INCLUDING THE FOLLOWING:

  . Risks that the purchase of one or more of the Proposed Acquisition Hotels will not be consummated, which may adversely affect the Company's Cash Available for Distribution (as defined in "Summary Financial
    Information") after the Offering;

  . Risks associated with the Company's rapid growth through the acquisition and planned acquisition of a substantial number of additional hotels since the IPO;

  . Conflicts of interest between the Company and certain of its executive officers who own interests in the Lessee and AGHI that could lead to decisions that do not reflect solely the interests of the Company's stockholders, including the possible failure by the Company to enforce the terms and conditions of the Participating Leases against the Lessee, even when such enforcement would be in the best interests of the Company;

  . Dependence upon rent payments from the Lessee for substantially all of the Company's income, including risks related to the ability of the Lessee to make rent payments in an amount sufficient to permit the Company to make distributions to its stockholders, the failure or delay in making rent payments, the failure of the Lessee, AGHI and any third party managers to effectively operate and manage the Hotels, the failure to meet the obligations under the franchise licenses relating to the franchised Hotels and the limited operating history of the Lessee as a recently organized entity;

  . Risks associated with the Company's lack of control over the operations of the Hotels due to tax restrictions that prevent REITs from operating hotels;

  . Risks affecting the hotel industry generally, and the Company's hotels specifically, including competition for guests, increases in operating costs due to inflation and other factors, dependence on business and commercial travelers and tourism, increases in energy costs and other travel expenses, seasonality and the potential need for future capital expenditures and for replacement of furniture, fixtures and equipment ("FF&E") in excess of budgeted amounts, all of which could have a material adverse effect on Cash Available for Distribution;

  . Risks affecting the real estate industry generally, including economic and other conditions that may adversely affect real estate investments, including the Hotels, and the Lessee's ability to make rent payments from the operations of the Hotels, relative illiquidity of real estate, increases in taxes caused by increased assessed values or property tax rates, and potential liabilities, including liabilities for unknown or future environmental problems, all of which could have a material adverse effect on Cash Available for Distribution;

  . Risks associated with the fact that certain of the Hotels experienced net losses in recent years; accordingly, there can be no assurance that the Company will not experience net losses in the future;

  . The risk that the planned renovations at certain of the Hotels may adversely impact hotel revenues and rent payments due under the Participating Leases, which, in turn, would have a material adverse impact on Cash Available for Distribution;

  . Tax risks, including taxation of the Company as a corporation if it fails to qualify as a REIT and taxation of the Operating Partnership as a corporation if it were deemed not to be a partnership, and the Company's liability for federal and state taxes on its income in either such event, which could have a material adverse effect on Cash Available for Distribution;

  . Risks normally associated with debt financing, including the fact that there is no limitation on the amount of indebtedness that may be incurred by the Company, except as imposed under the Line of Credit and may be imposed by future lenders to the Company;

  . The risk that sufficient sources of financing will not be available to fund capital expenditure requirements, including planned renovations;

  . Potential loss of franchise licenses relating to the franchised Hotels and varying capital requirements of franchisors that may affect the Company's return on its investment in the Hotels; and

  . The restriction on ownership of shares of Common Stock intended to insure compliance with certain requirements related to continued qualification of the Company as a REIT, and certain other provisions in the Company's Charter and Bylaws, all of which may have the effect of inhibiting a change in control of the Company even when such a change of control could be beneficial to the Company's stockholders.

                 DEVELOPMENTS SINCE THE INITIAL PUBLIC OFFERING

  Set forth below is a summary of the significant developments involving the Company since the IPO:

ACQUIRED HOTELS

  The Company has invested approximately $58.0 million in the purchase of the Acquired Hotels, representing a more than 28% increase in the Company's portfolio since the IPO, based upon the number of guest rooms. Set forth below are summary descriptions of the Acquired Hotels:

 Days Inn Lake Buena Vista--Orlando, Florida

  On October 22, 1996, the Company acquired the 490-room Days Inn Lake Buena Vista for an aggregate purchase price of approximately $30.5 million that was paid as follows: (i) $30.0 million in cash and (ii) $500,000 through the issuance of 25,397 shares of restricted Common Stock. In connection with the acquisition, the Company also paid an aggregate of approximately $2.4 million to acquire a license and an association membership related to the hotel's African safari theme (as described below) and for certain hotel related design services. The Days Inn Lake Buena Vista was developed in 1985 and is located approximately one-quarter mile south of Walt Disney World's Lake Buena Vista entrance. The hotel contains 94 suites and approximately 4,200 square feet of meeting and convention space. The Company has budgeted approximately $9.3 million to complete an extensive renovation program to upgrade the entire hotel and to reposition the hotel as a Wyndham Hotel during the fourth quarter of 1997. The renovations will include the addition of approximately 9,000 square feet of convention space and the redesign of the exterior of the hotel to reflect an African safari theme that will tie in with Disney's Animal Kingdom theme park, which is expected to open in 1998.

 Holiday Inn Resort Monterey--Monterey, California

  On November 21, 1996, the Company acquired the 204-room Holiday Inn Resort Monterey for approximately $15.5 million in cash. This hotel, which was constructed in 1971, is located in the major tourist destination of Monterey, California. The Company has budgeted approximately $3.9 million in renovations to upgrade the hotel's guest rooms and public areas in order to reposition the hotel as a Hilton Hotel during the fourth quarter of 1997.

 Hilton Hotel-Durham--Durham, North Carolina

  On January 8, 1997, the Company acquired the 152-room Hilton Hotel-Durham for approximately $12.1 million in cash. The hotel, which was constructed in 1987, is located in northwest Durham, one mile from Duke University, Duke Medical Center and Research Triangle Park. During 1997 the Company expects to add 42 guest rooms to the hotel at an anticipated cost of approximately $2.4 million. See "Risk Factors--Conflicts of Interest--Conflicts Related to Continued Ownership of Other Hotel Properties."

PROPOSED ACQUISITION HOTELS

  The Company has entered into contracts to purchase the Proposed Acquisition Hotels for an aggregate purchase price of approximately $71.7 million. The closing of the purchase of each of the Proposed Acquisition Hotels is subject to satisfactory completion of various closing conditions. Accordingly, no assurance can be given that the Company will acquire any or all of the Proposed Acquisition Hotels. See "Risk Factors--Risk That Proposed Acquisition Hotels Will Not Be Acquired." If the Proposed Acquisition Hotels are acquired, the Company will have invested approximately $129.7 million in hotel acquisitions since the IPO and will own a portfolio of 20 hotels containing approximately 4,600 guest rooms. This represents more than a 50% increase in the Company's portfolio since the IPO based upon the number of guest rooms. Set forth below are summary descriptions of the Proposed Acquisition Hotels:

  Portfolio Purchase. In December 1996, the Company entered into a series of agreements to acquire a portfolio of hotels, including the Four Points by Sheraton, the Sheraton Key Largo and the French Quarter Suites Hotel for an aggregate purchase price of approximately $59.1 million (the "Portfolio Purchase"). The purchase price for the Portfolio Purchase will be payable as follows: (i) approximately $49.5 million in cash and (ii) the assumption of approximately $9.6 million of mortgage indebtedness secured by the French Quarter Suites Hotel.

 Four Points by Sheraton(R)--Marietta, Georgia

  In December 1996, the Company entered into an agreement to acquire the Four Points by Sheraton as part of the Portfolio Purchase. The Company has allocated a cash purchase price of $17.0 million to the Four Points by Sheraton. The 219-room hotel was built in 1985 and is located in Marietta, a northwestern suburb of Atlanta. During 1997, the Company expects to invest approximately $2.8 million to renovate the hotel and to reposition the hotel to operate as a Wyndham Garden Hotel(R). The Company expects to lease the hotel to the Lessee which, in turn, is expected to retain Wyndham Hotel Corporation to manage the hotel.

 Sheraton Key Largo--Key Largo, Florida

  In December 1996, the Company entered into an agreement to acquire the Sheraton Key Largo as part of the Portfolio Purchase. The Company has allocated a cash purchase price of $26.1 million to the Sheraton Key Largo. This hotel, which is located on US Highway 1 in Key Largo, was developed in 1985 as a 200-room resort complex situated on a private beach on the western coastline of the Florida Keys. During 1997, the Company expects to invest approximately $3.0 million in improvements to the hotel and to reposition the hotel to operate as a Westin Resort(R). The Company expects that the hotel will be leased to the Lessee and will be managed by AGHI.

 French Quarter Suites(R) Hotel--Atlanta, Georgia

  In December 1996, the Company entered into an agreement to acquire the French Quarter Suites Hotel as part of the Portfolio Purchase. The Company has allocated a $16.0 million purchase price to the French Quarter Suites Hotel that will be payable as follows: (i) approximately $6.4 million in cash and
(ii) the assumption of approximately $9.6 million in mortgage indebtedness, which bears interest at the rate of 9.75% per annum. The French Quarter Suites Hotel is located in the Cumberland/Galleria area of northwest Atlanta. The hotel was constructed in 1985 and contains a total of 155 guest rooms, of which 144 are suites. During 1997, the Company plans to invest approximately $2.8 million to complete an extensive renovation of the hotel and to reposition the hotel to operate as a DoubleTree Guest Suites(R). The Company expects that the hotel will be leased to the Lessee and will be managed by AGHI.

 Radisson(R) Arlington Heights--Arlington Heights, Illinois

  In January 1997, the Company entered into a contract to purchase the Radisson Arlington Heights for approximately $11.5 million that will be payable as follows: (i) $3.3 million in cash and (ii) the assumption of a one-year, $8.2 million first mortgage note, which bears interest at the rate of 7.5% per annum. In addition, commencing on the earlier of the fourth year anniversary of the completion of initial renovations of the hotel or January 1, 2003 (the "Arlington Buyout Date"), the seller will have the right to receive a 25% profits interest in the net cash flow and the net proceeds from certain capital transactions generated at the hotel; provided however the Company has the option to purchase the profits interest for an amount equal to 25% of the fair market value of the hotel less the aggregate of $11.2 million plus the cost of any additional expansion of the hotel at any time after the fourth anniversary of the completion of the initial renovations of the hotel (subject to a 30-month extension in certain circumstances). See "The Hotels--Proposed Acquisition Hotels--Radisson Arlington Heights." This future cash flow right was granted in order to compensate the sellers for the expected improvement in the hotel's performance that is not fully reflected in the historical operating results. The Radisson Arlington Heights, which is currently managed by AGHI, is a 201-room full-service hotel constructed in 1981. It is located in suburban northwest Chicago approximately 8.5 miles from O'Hare International Airport. During 1997, the Company intends to complete a $6.0 million renovation of the hotel, which is expected to include the addition of at least 31 guest rooms. The Company expects that the hotel will be leased to the Lessee and will continue to be managed by AGHI.

  In addition to the Proposed Acquisition Hotels, as part of its ongoing business, the Company continually engages in discussions with public and private real estate entities regarding possible portfolio or single asset acquisitions.

WYNDHAM ALLIANCE

  On January 9, 1997, the Company entered into an agreement with Wyndham Hotel Corporation and its affiliates (collectively, "Wyndham") relating to a strategic alliance (the "Wyndham Alliance") between Wyndham and the Company. Pursuant to the Wyndham Alliance, (i) in connection with the conversion of a hotel owned by the Company to the Wyndham brand, Wyndham will acquire Common Stock or OP Units (the "Alliance Securities"), in an amount equal to nine times the estimated franchise fee payable to Wyndham during the first twelve months such hotel is operated as a Wyndham brand, (ii) Wyndham will have the non-exclusive right (but not the obligation) to franchise new hotel acquisitions that the Company has determined should undergo a brand conversion and (iii) the Company will be given the opportunity to bid on any hotels to be acquired by Wyndham that it intends to sell to a REIT or any hotel with respect to which it intends to enter into a sale or leaseback arrangement with a REIT simultaneously with the hotel's purchase. Wyndham's purchase of interests in the Company pursuant to the Wyndham Alliance is subject to the satisfaction of certain conditions, including the consent of Wyndham's lenders, and will be at a price per share of Common Stock or OP Unit equal to the weighted average closing sale price of the Common Stock on the NYSE for the 30-trading days preceding the earlier of (i) Wyndham's offer to convert a Company hotel to a Wyndham brand or (ii) the Company's announcement of its proposed acquisition of the hotel that is ultimately converted to a Wyndham brand. Any such purchase of Alliance Securities will occur within 30 days after a Company hotel is converted to a Wyndham brand. No purchase of Alliance Securities will occur in connection with the planned conversion of the Fred Harvey Albuquerque Airport Hotel, the Days Inn Lake Buena Vista and the Four Points by Sheraton to Wyndham brands. See "The Company--Wyndham Alliance." Within 30 days after the conversion of the Le Baron Airport Hotel to a Wyndham Hotel brand, Wyndham has agreed, subject to certain conditions, to purchase 112,969 shares of Common Stock at a negotiated price of $22.13 per share of Common Stock. The Wyndham Alliance will expire on December 31, 1999.

CAPITAL IMPROVEMENTS, RENOVATIONS AND BRAND CONVERSIONS

  The Company believes a regular program of capital improvements, including replacement and refurbishment of FF&E at the Current Hotels, as well as the renovation and redevelopment of selected hotels, is essential to maintaining the competitiveness of the hotels and maximizing revenue growth. Consistent with this strategy, as of December 31, 1996, the Company had invested approximately $10.7 million (an average of approximately $2,800 per guest room) in capital improvements and renovations at the Current Hotels. The Company has budgeted for 1997 approximately $33.3 million (an average of approximately $8,600 per guest room) for additional renovations and capital improvements at these hotels. In addition, the Company has budgeted approximately $14.5 million (an average of approximately $19,000 per guest room) to be spent on renovations and capital improvements at the four Proposed Acquisition Hotels during 1997. The Company attempts to schedule renovations and improvements during traditionally lower occupancy periods in an effort to minimize disruptions to the hotel's operations. In addition, the Company has agreements in place that will permit the Company to convert, by the first quarter of 1998, ten of the Current Hotels to new brand affiliations with nationally recognized hotel companies.

                                   THE HOTELS

  The sixteen Current Hotels are diversified by five different national hotel brands and include fourteen full-service hotels and two limited-service hotels. In addition, the Company plans to reposition, by the first quarter of 1998, ten of the Current Hotels (six Holiday Inns, two Days Inns and two independent hotels) through an upgrade and conversion into hotels that operate under the Wyndham Hotel, Hilton Hotel, Crowne Plaza, Holiday Inn Select and Hampton Inn brands. The Company believes that following such upgrading and conversion, these hotels will experience increases in occupancy and room rates as a result of the new franchisors' national brand recognition, reservation systems and group sales organization. There can be no assurance that any or all of such brand conversions and repositionings will occur as planned or that, if such brand conversions and repositionings occur, the affected hotels will experience occupancy and rate increases. The Company believes that the diversity of its portfolio moderates the potential effects on the Company of regional economic conditions or local market competition affecting specific hotel franchises, hotel markets or price segments within the industry.

  The following table sets forth certain information with respect to the Hotels, including their current brand affiliations. The Lessee is obligated to pay to the Company annually the greater of fixed weekly base rent payments ("Base Rent") or monthly participating rent payments based on a percentage of revenues (the "Participating Rent") at each of the Current Hotels.

                                                                           TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                                                           ----------------------------------------------------------------------
                                                                                                   PRO
                                                                                        PRO       FORMA
                                          NUMBER   YEAR        PRO          PRO        FORMA     LESSEE
                                            OF    BUILT/      FORMA        FORMA     PARTICI-      NET
                                          GUEST    RENO-      TOTAL        BASE       PATING     INCOME                    REVPAR
     HOTELS               LOCATION        ROOMS  VATED(1)    REVENUE      RENT(2)     RENT(2)   (LOSS)(3) OCCUPANCY  ADR    (4)
     ------               --------        ------ --------- ------------ ----------- ----------- --------- --------- ------ ------
INITIAL
 HOTELS:(5)
Holiday Inn
 Dallas DFW
 Airport
 West(6)........              Bedford, TX   243  1974/1995   $5,286,322 $   827,000 $ 1,542,313   $1,212    66.4%   $65.49 $43.49
Courtyard by
 Marriott-
 Meadowlands(6)..            Secaucus, NJ   165  1989/1994    4,886,754     946,000   1,859,318    1,461    79.0     89.38  70.62
Hampton Inn
 Richmond
 Airport(6).....             Richmond, VA   124  1987/1995    2,090,079     530,000     952,411      748    72.2     59.63  43.08
Hotel Maison de
 Ville(6).......          New Orleans, LA    23  1788/1994    1,937,038     274,000     454,022      357    65.1    239.36 155.71
Hilton Hotel-
 Toledo(6)......               Toledo, OH   213  1987/1994    5,978,346     832,000   1,314,825    1,033    69.5     63.45  44.08
Holiday Inn
 Dallas DFW
 Airport
 South(6)(7)(8)..              Irving, TX   409  1974/1995   12,028,402   2,410,000   4,049,496    3,184    75.4     74.78  56.42
Holiday Inn New
 Orleans
 International
 Airport(6)(7)(8)..            Kenner, LA   304  1973/1994    8,421,215   2,099,000   3,479,622    2,734    76.9     77.59  59.63
Days Inn Ocean
 City(6)(8)(9)..           Ocean City, MD   162  1989/1994    2,443,358     719,000   1,256,174      987    50.7     77.60  39.33
Holiday Inn
 Select-
 Madison(8)(10)..             Madison, WI   227  1987/1995    7,971,543   1,597,000   2,856,621    2,245    77.3     81.01  62.65
Holiday Inn Park
 Center
 Plaza(8)(10)...             San Jose, CA   231  1975/1990    7,930,550   1,091,000   2,273,039    1,786    78.0     83.29  64.99
Fred Harvey
 Albuquerque
 Airport
 Hotel(8)(11)(12)..       Albuquerque, NM   266  1972/1994    6,440,475   1,202,000   2,051,165    1,612    81.8     54.62  44.67
Le Baron Airport
 Hotel(8)(12)...             San Jose, CA   327  1973/1995    9,928,751   1,323,000   3,082,142    2,422    73.8     73.07  53.95
Holiday Inn
 Mission
 Valley(7)(8)...            San Diego, CA   318  1970/1995    6,893,159   1,542,000   2,293,999    1,803    68.4     66.86  45.77
ACQUIRED HOTELS:
Days Inn Lake
 Buena
 Vista(8)(12)...     Lake Buena Vista, FL   490  1985/1994   10,254,805   5,044,000   4,776,498   17,020    73.3     58.78  43.07
Holiday Inn
 Resort
 Monterey(8)(13)..           Monterey, CA   204  1971/1996    6,104,448   1,279,000   1,937,791    6,905    65.5    100.08  65.50
Hilton Hotel-
 Durham.........               Durham, NC   152  1987/1995    5,235,689   1,133,000   1,578,567    5,625    74.8     81.80  61.20
                                          -----            ------------ ----------- -----------  -------    ----    ------ ------
Totals/Weighted
 Average--All
 Current
 Hotels.........                          3,858            $103,830,934 $22,848,000 $35,758,003  $51,134    72.8%   $73.08 $53.18
                                          -----            ------------ ----------- -----------  -------    ----    ------ ------
PROPOSED
 ACQUISITION
 HOTELS:
Four Points by
 Sheraton(8)(14)..           Marietta, GA   219  1985/1996 $  5,803,428 $ 1,350,000 $ 1,951,920  $  (236)   65.2%   $81.41 $53.11
Sheraton Key
 Largo(8)(15)...            Key Largo, FL   200  1985/1996    9,236,761   2,184,000   2,613,727     (316)   77.3    116.70  90.19
French Quarter
 Suites
 Hotel(8)(16)...              Atlanta, GA   155  1985/1996    5,669,531   1,373,000   2,345,137     (284)   73.6    107.00  78.70
Radisson
 Arlington
 Heights(6).....    Arlington Heights, IL   201  1981/1995    4,517,794     922,000   1,539,616     (298)   69.9     74.52  52.08
                                          -----            ------------ ----------- -----------  -------    ----    ------ ------
Totals/Weighted
 Average--All
 Proposed
 Acquisition
 Hotels.........                            775            $ 25,227,514 $ 5,829,000 $ 8,450,400  $(1,134)   71.2%   $94.86 $67.56
                                          -----            ------------ ----------- -----------  -------    ----    ------ ------
TOTALS/WEIGHTED
 AVERAGES--ALL
 HOTELS.........                          4,633            $129,058,448 $28,677,000 $44,208,403  $50,000    72.5%   $76.65 $55.58
                                          =====            ============ =========== ===========  =======    ====    ====== ======

--------
 (1) Year renovated reflects the calendar year in which management deems that a significant renovation was completed at that hotel.
 (2) Represents Base Rent and Participating Rent calculated on a pro forma basis by applying the rent provisions of the Participating Leases to the pro forma revenues of the Hotels as if January 1, 1995 were the beginning of the lease year. Under the terms of the Participating Leases, the Lessee is obligated to pay the greater of Base Rent or Participating Rent. The departmental revenue thresholds in certain of the Participating Lease formulas adjust commencing January 1, 1997. See "The Hotels--The Participating Leases."
 (3) After pro forma management fees of approximately $1.9 million payable to AGHI. Excludes fees forfeited by AGHI of approximately $1.4 million. Such management fees are subordinate to Participating Lease payments to the Company. See "Selected Financial Information," "AGHI, the Lessee and Other Operators" and "The Hotels--The Management Agreements."
 (4) REVPAR is determined by dividing total room revenue by total available rooms for the applicable period.
 (5) The "Initial Hotels" consist of the thirteen initial hotels acquired by the Company in connection with the IPO (the "Initial Hotels").
 (6) This hotel was operated and managed by AGHI prior to its acquisition by the Company.
 (7) The Company plans to reposition this hotel and convert it to a hotel that operates under the Holiday Inn Select brand.
 (8) There can be no assurance that the brand conversion and repositioning of this hotel will occur as planned.
 (9) The Company plans to reposition this hotel and convert it to a hotel that operates under the Hampton Inn brand.
(10) The Company plans to reposition this hotel and convert it to a hotel that operates under the Crowne Plaza brand.
(11) This hotel is currently affiliated with Best Western(R).
(12) The Company plans to reposition this hotel and convert it to a hotel that operates under the Wyndham Hotel brand.
(13) The Company plans to reposition this hotel and convert it to a hotel that operates under the Hilton Hotel brand.
(14) The Company plans to reposition this hotel and convert it to a hotel that operates under the Wyndham Garden Hotel brand.
(15) The Company plans to reposition this hotel and convert it to a hotel that operates under the Westin Resort brand.
(16) The Company plans to reposition this hotel and convert it to a hotel that operates under the DoubleTree Guest Suites brand.

                      AGHI, THE LESSEE AND OTHER OPERATORS

 American General Hospitality, Inc.

  AGHI was founded in 1981 by Mr. Jorns, the Company's Chairman of the Board, Chief Executive Officer and President. As of December 31, 1996, AGHI's management portfolio consisted of 64 hotels containing an aggregate of approximately 11,200 guest rooms. According to Hotel & Motel Management, a leading hotel trade publication, AGHI was the nation's fourth largest independent hotel management company in 1995 based upon the number of hotels under management. AGHI has been involved in the repositioning of approximately 70 different hotels operated under various national franchise brands. Pursuant to the terms of the Management Agreements, and for so long as AGHI is managing hotels for the benefit of the Company, AGHI has agreed to limit its business activities to managing and operating Company-owned hotels and hotels owned by third parties. The Company has no economic interest in AGHI's hotel management operations. The Lessee has contracted with AGHI to manage the Current Hotels under an incentive compensation structure. The Lessee has advised the Company that it will retain AGHI to manage three of the Proposed Acquisition Hotels pursuant to the same incentive compensation structure. See "The Hotels--The Management Agreements." Two executive officers of the Company, Mr. Jorns and Bruce G. Wiles, the Company's Executive Vice President, own collectively approximately 21.0% of AGHI. The remaining interests in AGHI are owned by persons unaffiliated with the Company, who also hold interests in the Lessee. See "AGHI, the Lessee and Other Operators" and "Formation Transactions."

 AGH Leasing, L.P.

  The Company leases each Current Hotel to the Lessee pursuant to a separate Participating Lease and expects to lease each of the Proposed Acquisition Hotels to the Lessee. In addition, selected hotels acquired by the Company in the future may be leased by the Company to the Lessee. Messrs. Jorns and Wiles, executive officers of the Company, and Kenneth E. Barr, the Company's Executive Vice President and Chief Financial Officer, own collectively approximately 23.0% of the Lessee, and Mr. Jorns is currently the sole director of the Lessee's corporate general partner. See "AGHI, the Lessee and Other Operators." The remaining interests in the Lessee are owned by persons unaffiliated with the Company, who also hold interests in AGHI. Each Participating Lease has a term of twelve years from the inception of the lease, subject to earlier termination upon the occurrence of certain events. Under the Participating Leases, the Lessee is obligated to pay the Company fixed weekly Base

Rent and monthly Participating Rent based on a percentage of revenues. The Company has structured the terms of the Participating Leases, the Management Agreements and the related agreements in an effort to seek to align the interests of AGHI and the Lessee with the interests of the Company's stockholders. See "AGHI, the Lessee and Other Operators," "The Hotels--The Participating Leases" and "--The Management Agreements."

 Other Operators

  The Company intends to selectively seek other qualified hotel brand owner/operators and hotel management companies, in addition to the Lessee and AGHI, to lease and/or manage certain of the Company's future hotel acquisitions. The Company, with the consent of its Line of Credit lenders, anticipates that it will lease hotels to independent hotel operators or, as a condition to entering into a Participating Lease with the Lessee, will require the Lessee to retain an independent hotel manager in connection with selected acquisitions. The Company will seek lessee or management relationships with hotel operating companies that have, in the Company's judgment, (i) certain unique knowledge of the hotel or the market in which such hotel operates, (ii) a proven track record for implementing product, brand and operational repositioning strategies, (iii) a significant national or regional lodging industry reputation or (iv) substantial financial resources. The Company believes that the use of a flexible lessee or manager structure, coupled with the continued expansion of its brand and franchise relationships, will result in additional acquisition opportunities for the Company. The Lessee has advised the Company that it expects to retain Wyndham Hotel Corporation to manage the Company's Four Points by Sheraton hotel following its acquisition by the Company. According to public filings, Wyndham Hotel Corporation is a NYSE listed company which, as of December 31, 1996, operated or franchised in excess of 75 hotels. See "The Company--Developments Since the Initial Public Offering--Wyndham Alliance."

             FORMATION TRANSACTIONS AND BENEFITS TO RELATED PARTIES

  The Company was formed to own hotel properties and to continue and expand the hotel acquisition, development and repositioning operations of AGHI. Certain investors in the entities that owned the Initial Hotels acquired by the Company in connection with the IPO, including members of management, received certain benefits in connection with the IPO and the transactions described elsewhere in this Prospectus under "Formation Transactions."

                              DISTRIBUTION POLICY

  On December 18, 1996, the Board of Directors of the Company declared a quarterly distribution of $0.4075 per share of Common Stock payable on January 30, 1997 to stockholders of record on December 30, 1996, which on an annualized basis represents a distribution rate of $1.63 per share. While future distributions paid by the Company will be at the discretion of the Board of Directors of the Company and will depend on the actual cash flow of the Company, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended (the "Code") and such other factors as the Board of Directors may deem relevant, it is the present intention of the Company to pay regular quarterly distributions. See "Tax Status" below and "Price Range of Common Stock and Distribution Policy."

                                   TAX STATUS

  The Company will elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1996. If the Company qualifies for taxation as a REIT, the Company (subject to certain exceptions) will not be subject to federal income taxation at the corporate level on its taxable income that is distributed to the stockholders of the Company. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95.0% of its annual taxable income. Failure to qualify as a REIT would render the Company subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to the stockholders in any such year would not be deductible by the Company. Although the Company has not requested a ruling from the Internal Revenue Service (the "IRS") as to its REIT status, the Company has received the opinion of its legal counsel that the Company qualifies for taxation as a REIT, which opinion is based on certain assumptions and representations and is not binding on the IRS or any court. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. In connection with the Company's election to be taxed as a REIT, the Company's Charter imposes restrictions on the transfer of shares of Common Stock. The Company has adopted the calendar year as its taxable year. See "Risk Factors--Tax Risks" and "--Potential Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Company's Charter and Bylaws--Ownership Limitation," "Description of Capital Stock--Restrictions on Transfer," and "Federal Income Tax Considerations--Taxation of the Company."

                                  THE OFFERING

  All of the shares of Common Stock offered hereby are being sold by the Company. None of the Company's stockholders are selling any shares of Common Stock in the Offering.

Common Stock offered hereby...............................    5,500,000 shares
Common Stock to be outstanding after the Offering.........    15,685,837 shares(1)
Use of Proceeds...........................................    To reduce the amounts outstanding under the Line of
                                                              Credit, to pay fees and expenses incurred in connection
                                                              with the expected expansion of the Company's
                                                              borrowing limit under the Line of Credit, to pay a
                                                              substantial portion of the cash part of the purchase
                                                              price of the Proposed Acquisition Hotels and for
                                                              general corporate and working capital purposes. See
                                                              "Use of Proceeds."
NYSE symbol...............................................    AGT

--------
(1) Includes (i) 1,896,996 shares of Common Stock to be issuable at the Company's option upon the exchange of OP Units issued in the Formation Transactions (other than to AGH GP and AGH LP), (ii) 162,405 shares of restricted Common Stock issued in connection with the acquisition of certain Hotels, (iii) 50,000 shares of restricted Common Stock, of which 5,000 were vested as of that date, granted to the Company's executive officers as stock awards and (iv) 1,436 shares of restricted Common Stock issued on October 1, 1996 to certain of the Company's directors under the American General Hospitality Corporation Non-Employee Directors' Incentive Plan (the "Directors' Plan"). Excludes 850,000 reserved but unissued shares of Common Stock under the American General Hospitality Corporation 1996 Incentive Plan (the "1996 Plan"), including 360,000 shares as to which options were then outstanding, and 98,564 reserved but unissued shares of Common Stock under the Directors' Plan, including 40,000 shares as to which options were then outstanding. See "Management--Stock Incentive Plans," "Formation Transactions" and "Partnership Agreement--Exchange Rights."

                         SUMMARY FINANCIAL INFORMATION

  The following tables set forth summary historical and pro forma consolidated financial data for the Company and summary historical and pro forma financial data for the Lessee. This financial information should be read in conjunction with the financial statements and notes thereto that are contained elsewhere in this Prospectus. The pro forma statements of operations and other data are presented as if the IPO and related Formation Transactions, the acquisition of all Hotels and the consummation of the Offering and the application of the net proceeds therefrom had occurred on January 1, 1995 and therefore incorporate certain assumptions that are included in the notes to the Pro Forma Statements of Operations included elsewhere in the Prospectus. The pro forma balance sheet data is presented as if the acquisition of the Acquired Hotels and the Proposed Acquisition Hotels and the consummation of the Offering and the application of the net proceeds therefrom had occurred on September 30, 1996. The pro forma statements of operations do not include interest income on the pro forma cash and cash equivalents in accordance with the rules and regulations of the Securities and Exchange Commission.

                    AMERICAN GENERAL HOSPITALITY CORPORATION
          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

                                                                 PRO FORMA (1)
                                             ------------------------------------------------------
                              HISTORICAL                  TWELVE MONTHS  NINE MONTHS   NINE MONTHS
                            JULY 31, 1996     YEAR ENDED      ENDED         ENDED         ENDED
                               THROUGH       DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                          SEPTEMBER 30, 1996     1995         1996          1995          1996
                          ------------------ ------------ ------------- ------------- -------------
STATEMENTS OF OPERATIONS
 DATA:
Participating Lease
 revenue(2).............      $5,218,526     $39,969,440   $44,655,229   $30,470,441   $35,156,230
Interest income.........          32,227          31,500        31,500        23,625        23,625
                              ----------     -----------   -----------   -----------   -----------
   Total revenue........       5,250,753      40,000,940    44,686,729    30,494,066    35,179,855
                              ----------     -----------   -----------   -----------   -----------
Depreciation............       1,008,874      11,167,283     9,847,421     8,375,461     7,321,321
Amortization............         116,572       1,075,459     1,075,459       805,032       805,032
Real estate and personal
 property taxes and
 property insurance.....         511,115       4,527,256     4,727,617     3,283,773     3,434,043
General and
 administrative(3)......         194,226       1,700,000     1,700,000     1,275,000     1,275,000
Ground lease expense....         218,000         881,217       962,993       660,913       722,245
Amortization of unearned
 officers'
 compensation(4)........          14,792          88,750        88,750        66,563        66,563
Interest expense........         347,622       3,119,220     3,119,220     2,334,447     2,334,447
                              ----------     -----------   -----------   -----------   -----------
   Total expenses.......       2,411,201      22,559,185    21,521,460    16,801,189    15,958,651
                              ----------     -----------   -----------   -----------   -----------
Income before minority
 interest...............       2,839,552      17,441,755    23,165,269    13,692,877    19,221,204
Minority interest(5)....         545,102       2,109,544     2,801,792     1,656,125     2,324,765
                              ----------     -----------   -----------   -----------   -----------
Net income applicable to
 common stockholders....      $2,294,450     $15,332,211   $20,363,477   $12,036,752   $16,896,439
                              ==========     ===========   ===========   ===========   ===========
Net income per common
 share..................      $     0.29     $      1.11   $      1.48   $      0.87   $      1.23
                              ==========     ===========   ===========   ===========   ===========
Weighted average number
 of shares of Common
 Stock outstanding......       8,002,331      13,787,405    13,787,405    13,787,405    13,787,405
                              ==========     ===========   ===========   ===========   ===========

                             See notes on page 14.

                                    HISTORICAL   PRO FORMA(1)
                                   SEPTEMBER 30, SEPTEMBER 30,
                                       1996          1996
                                   ------------- -------------
BALANCE SHEET DATA:
Cash and cash equivalents......... $  4,186,235     8,853,733
Investment in hotel properties,
 net.............................. $175,613,813  $308,547,568
Total assets...................... $187,860,092  $327,853,345
Debt.............................. $ 19,297,508  $ 37,076,073
Minority interest in Operating
 Partnership...................... $ 29,303,428  $ 33,963,794
Stockholders' equity.............. $127,399,398  $246,728,720

                                                                 PRO FORMA(1)
                                            ---------------------------------------------------------
                             HISTORICAL                   TWELVE MONTHS   NINE MONTHS    NINE MONTHS
                           JULY 31, 1996     YEAR ENDED       ENDED          ENDED          ENDED
                              THROUGH       DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                         SEPTEMBER 30, 1996     1995          1996           1995           1996
                         ------------------ ------------  -------------  -------------  -------------
OTHER DATA:
Funds From
 Operations(6)..........   $   3,109,620    $ 25,148,252  $ 29,019,360   $ 19,398,782   $ 23,331,881
Cash Available for
 Distribution(7)........       2,737,710      21,895,596    25,504,647     16,904,569     20,575,611
Net cash provided by
 operating
 activities(8)..........       4,687,875      29,773,247    34,176,899     29,751,060     27,414,121
Net cash used in
 investing
 activities(9)..........    (130,226,886)     (4,864,614)   (5,162,745)    (3,709,152)    (4,007,283)
Net cash provided by
 (used in) financing
 activities(10).........     129,725,146     (26,222,705)  (26,222,705)   (19,667,028)   (19,667,028)
Weighted average number
 of shares of Common
 Stock and of OP Units
 outstanding............       9,899,327      15,684,401    15,684,401     15,684,401     15,684,401


                             See notes on page 14.

                                     LESSEE

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

                                                              PRO FORMA (1)(11)
                                            ------------------------------------------------------
                             HISTORICAL                  TWELVE MONTHS  NINE MONTHS   NINE MONTHS
                            JULY 31, 1996    YEAR ENDED      ENDED         ENDED         ENDED
                               THROUGH      DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                          DECEMBER 31, 1996     1995         1996          1995          1996
                          ----------------- ------------ ------------- ------------- -------------
STATEMENTS OF OPERATIONS
 DATA:
Room revenue............     $11,185,140    $ 86,924,872 $ 94,322,228   $67,087,557  $ 74,484,913
Food and beverage
 revenue................       2,982,331      27,119,189   27,167,284    20,133,742    20,181,837
Other revenue...........         623,824       7,571,300    7,579,125     5,507,498     5,515,323
                             -----------    ------------ ------------   -----------  ------------
   Total revenue........      14,791,295     121,615,361  129,068,637    92,728,797   100,182,073
Hotel operating
 expenses...............       9,360,407      81,347,270   83,876,691    61,044,842    64,128,628
Depreciation and
 amortization...........          10,500          63,000       63,000        47,250        47,250
Interest expense........           5,250          31,500       31,500        23,625        23,625
Other expenses..........          17,448         154,151      392,217        35,659       273,725
Participating Lease
 expenses(2)............       5,218,526      39,969,440   44,655,229    30,470,441    35,156,230
                             -----------    ------------ ------------   -----------  ------------
Net income..............     $   179,164    $     50,000 $     50,000   $ 1,106,980  $    552,615
                             ===========    ============ ============   ===========  ============

--------
(1) The pro forma information does not purport to represent what the Company's financial position or the Company's and the Lessee's results of operations would actually have been if the IPO and related Formation Transactions, the acquisition of all Hotels and the consummation of the Offering and the application of the net proceeds therefrom had, in fact, occurred on such dates, or to project the Company's financial position or the Company's and Lessee's results of operations at any future date or for any future period.
(2) Pro forma amounts represent lease payments from the Lessee to the Operating Partnership pursuant to the Participating Leases calculated on a pro forma basis by applying the rent provisions of the Participating Leases to the revenues of the Hotels. The departmental revenue thresholds in the Participating Leases are seasonally adjusted for interim periods and certain of the Participating Lease formulas adjust beginning in January 1997 and January 1998. See "The Hotels--The Participating Leases."
(3) Pro forma amounts represent salaries and wages, professional fees, directors' and officers' insurance, allocated rent, supplies and other operating expenses to be paid by the Company. These amounts are based on historical general and administrative expenses as well as probable 1997 expenses.
(4) Represents amortization of unearned officers' compensation represented by an aggregate of 50,000 shares of restricted Common Stock issued to the Company's executive officers, which shares vest 10% at the date of grant (5,000 shares at $17.75 per share, the price per share of Common Stock issued in the IPO).
(5) Calculated as 19.2% for the historical period from July 31, 1996 through September 30, 1996. Calculated as 12.1% of income before minority interest for all pro forma periods presented.
(6) Represents Funds From Operations of the Company. The items added back to net income applicable to common stockholders have been adjusted by the Company's ownership percentage in the Operating Partnership of 80.8% for the historical period from July 31, 1996 through September 30, 1996 and 87.9% for all pro forma periods presented. The following table computes Funds From Operations under the National Association of Real Estate Investment Trusts ("NAREIT") definition. Funds From Operations consists of net income applicable to common stockholders (computed in accordance with generally accepted accounting principles) excluding gains (losses) from debt restructuring and sales of property (including furniture and equipment) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. The Company considers Funds From Operations to be an appropriate measure of the performance of an equity REIT. Funds From Operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles, as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. Although Funds From Operations has been computed in accordance with the NAREIT definition, Funds From Operations as presented may not be comparable to other similarly titled measures used by other REITs. Funds From Operations does not reflect cash expenditures for capital improvements or principal amortization of indebtedness on the Hotels.

                       Notes continued on following page.

                                                                  PRO FORMA(1)
                                             ------------------------------------------------------
                                                          TWELVE MONTHS  NINE MONTHS   NINE MONTHS
                            JULY 31, 1996     YEAR ENDED      ENDED         ENDED         ENDED
                               THROUGH       DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                          SEPTEMBER 30, 1996     1995         1996          1995          1996
                          ------------------ ------------ ------------- ------------- -------------
Net income applicable to
 common stockholders....      $2,294,450     $15,332,210   $20,363,477   $12,036,751   $16,896,439
Depreciation............         815,170       9,816,042     8,655,883     7,362,031     6,435,442
                              ----------     -----------   -----------   -----------   -----------
Funds From Operations...      $3,109,620     $25,148,252   $29,019,360   $19,398,782   $23,331,881
                              ==========     ===========   ===========   ===========   ===========
Weighted average number
 of shares of Common
 Stock outstanding......       8,002,331      13,787,405    13,787,405    13,787,405    13,787,405

(7) Cash Available for Distribution represents Funds From Operations of the Company plus the Company's ownership percentage in the Operating Partnership of 80.8% for the historical period from July 31, 1996 through September 30, 1996 and 87.9% for all pro forma periods presented multiplied by the sum of amortization of deferred financing costs, franchise transfer costs and unearned officers' compensation. This amount is then reduced by the Company's same percentage share of the sum of 4.0% of total revenue for each of the Hotels that is required to be set aside by the Operating Partnership for refurbishment and replacement of FF&E, capital expenditures and other non-routine items as required by the Participating Leases. Cash Available for Distribution does not include the interest expense associated with borrowings under the Line of Credit that are expected to be made in order to fund capital expenditures at the Hotels. In addition, Cash Available for Distribution does not include the effects of any revenue increases expected to result from capital expenditures at the Hotels.
(8) Pro forma amounts represent net income plus minority interest, depreciation, amortization, and amortization of unearned officers' compensation. There are no pro forma adjustments for changes in working capital items.
(9) Pro forma amounts represent cash used in investing activities and includes the Operating Partnership's obligation to make available to the Lessee an amount equal to 4.0% of total revenue for each of the Hotels for the periodic replacement or refurbishment of FF&E, capital expenditures and other non-routine items as required by the Participating Leases. The Company intends to cause the Operating Partnership to spend amounts in excess of such obligated amounts to comply with the reasonable requirements of any franchise license and otherwise to the extent that the Company deems such expenditures to be in the best interest of the Company. See "The Hotels--The Participating Leases."
(10) Pro forma amounts represent pro forma initial distributions to be paid based on the current annual distribution rate of $1.63 per share and OP Unit and an aggregate of 15,684,401 shares of Common Stock and OP Units outstanding plus the debt service on the indebtedness collateralized by the Holiday Inn Dallas DFW Airport South, Courtyard by Marriott-Meadowlands, French Quarter Suites Hotel and the Radisson Arlington Heights.
(11) Pro forma amounts as if the Operating Partnership recorded depreciation and amortization and paid real and personal property taxes and property insurance contemplated by the Participating Leases and owned all of the Hotels as of January 1, 1995.

                                 RISK FACTORS

  Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before purchasing Common Stock in the Offering.

RISK THAT PROPOSED ACQUISITION HOTELS WILL NOT BE ACQUIRED

  The Company has entered into contracts to acquire the four Proposed Acquisition Hotels. The purchase of each of the Proposed Acquisition Hotels is subject to the satisfaction of a number of conditions (certain of which are material and beyond the control of the Company and, unless satisfied, could result in one or more of such hotels not being acquired), and should any of these purchases not occur, for whatever reason, a portion of the net proceeds of the Offering will not have any specific designated use. There can be no assurance that the Company will be able to locate and acquire sufficient additional hotels meeting the Company's acquisition criteria to utilize any such undesignated net proceeds and, in such event, the Company's anticipated Cash Available for Distribution could be adversely affected.

RISKS ASSOCIATED WITH THE COMPANY'S ACQUISITION OF A SUBSTANTIAL NUMBER OF ADDITIONAL HOTELS

  The Company is currently experiencing a period of rapid growth. Since the IPO, the Company has spent approximately $58.0 million to purchase the three Acquired Hotels, increasing its room portfolio by approximately 28%. Additionally, the Company has entered into contracts to purchase the four Proposed Acquisition Hotels for an aggregate purchase price of approximately $71.7 million. Assuming completion of the acquisition of the Proposed Acquisition Hotels, the Company will have increased its guest room portfolio by more than 50% since the IPO. The Company's ability to manage its growth effectively will require it to select companies to lease and manage newly acquired hotels. There can be no assurance that the Company, the Lessee, AGHI, or other hotel management companies and/or operators will be able to manage these additional hotels effectively.

CONFLICTS OF INTEREST

 General

  Because of Messrs. Jorns', Wiles' and Barr's ownership in and positions with the Company, AGHI and the Lessee, there are inherent conflicts of interest in the ongoing lease, acquisition, disposition, operation and management of the Hotels. Accordingly, the interests of the Company's stockholders may not be reflected fully in all decisions made or actions taken or to be taken by certain officers and directors of the Company. See "The Company," "Formation Transactions," "Management," "Certain Relationships and Transactions," and "Policies and Objectives with Respect to Certain Activities--Conflict of Interest Policies."

 No Arm's-Length Bargaining

  In particular, the terms of the Participating Leases, the Management Agreements, and the Option Agreements (as defined in "The Hotels--Options to Purchase and Rights of First Refusal") relating to the Option Hotels (as defined in "The Company--Development") and the agreements related to the Beverage Subleases (as defined in "Formation Transactions") were not negotiated on an arm's-length basis. In the event revenues from the Hotels increase significantly over prior periods, and operating expenses with respect thereto are less than historical or projected operating expenses, the Lessee could disproportionately benefit. In the event incremental increases in expenses at the Hotels exceed incremental increases in revenues, conflicts of interest may arise between the Lessee and the Company. See "Certain Relationships and Transactions--The Participating Leases" and "Policies and Objectives with Respect to Certain Activities--Conflict of Interest Policies." The Company does not own any interest in the Lessee. Because Messrs. Jorns, Wiles and Barr are partners in the Lessee, and each of them is an executive officer of the Company (Mr. Jorns is also a director of the Company), there is an inherent conflict of interest with respect to the enforcement and termination of the Participating Leases. Because of these conflicts, Messrs. Jorns', Wiles' and Barr's decisions relating to the Company's enforcement of its rights under the Participating Leases may not solely reflect the interests of the Company's stockholders. See "AGHI, the Lessee and Other Operators."

 Conflicts Relating to Sale of Hotels Subject to Participating Leases

  The Company generally will be obligated under the Participating Leases to pay a lease termination fee to the Lessee if the Company elects to sell a Hotel and does not replace it with another hotel on terms that would create a leasehold interest in such hotel with a fair market value equal to the Lessee's remaining leasehold interest under the Participating Lease to be terminated. Where applicable, the termination fee is equal to the fair market value of the Lessee's leasehold interest in the remaining term of the Participating Lease to be terminated. The payment of a termination fee to the Lessee, which is owned in part by Messrs. Jorns, Wiles and Barr, may result in decisions regarding the sale of a Hotel that do not reflect solely the interests of the Company's stockholders. See "The Hotels--The Participating Leases."

 Conflicts Relating to Continued Management of Hotels

  AGHI, in which Messrs. Jorns and Wiles own collectively a 21.0% interest, manages hotels for third parties. There are no restrictions in either the Participating Leases or the Management Agreements that limit the Lessee's or AGHI's ability to lease or manage hotels which may compete with the Company's hotels. Accordingly, the Lessee's and AGHI's decisions relating to the operation of any of the Hotels that are in competition with other hotels leased or managed by either of them may not fully reflect the interests of the Company's stockholders.

 Conflicts Relating to Continued Ownership of Other Hotel Properties

  AGHI continues to own three hotel properties (including one hotel currently under development). One of these hotels, a Ramada Limited which is located in Madison, Wisconsin, was not transferred to the Company in connection with the IPO because at the time of the IPO it was being offered for sale for its land value due to its location in a prime retail area. Currently, AGHI plans to continue to operate that hotel and to renovate and reposition the hotel to operate as a Holiday Inn by February 1998. The Company is currently negotiating with AGHI regarding the purchase of that hotel which agreement will be subject to approval by at least a majority of the Independent Directors of the Company. The other two hotels owned by AGHI, the Option Hotels, are Courtyards by Marriott (one of which is still under development) that were not transferred to the Company in connection with the IPO because construction of those hotels had not been completed at that time. The Company holds an option and a right of first refusal to acquire, subject to the receipt of any necessary third-party consents, the interests of AGHI in either or both of the Option Hotels during the two-year period following their respective openings (October 1998 with respect to the Option Hotel located in Boise, Idaho, which was opened in October 1996). See "The Hotels--Options to Purchase and Rights of First Refusal." The Option Hotel located in Durham, North Carolina (the "Durham Option Hotel"), remains under development and is located approximately one mile from the Hilton Hotel-Durham, an Acquired Hotel. The Durham Option Hotel is expected to compete with the Hilton Hotel-Durham.

DEPENDENCE ON LESSEE AND PAYMENTS UNDER THE PARTICIPATING LEASES

  The Company's ability to make distributions to its stockholders depends solely upon the ability of the Lessee to make rent payments under the Participating Leases (which will be dependent primarily on the ability of AGHI and other potential operators to generate sufficient revenues from the Hotels in excess of operating expenses). Any failure or delay by the Lessee in making rent payments would adversely affect the Company's ability to make anticipated distributions to its stockholders. Such failure or delay by the Lessee may be caused by reductions in revenue from the Hotels or in the net operating income of the Lessee or otherwise. The Lessee is a recently organized limited purpose entity; accordingly, it has limited assets. At September 30, 1996, the Lessee had a net worth of approximately $680,000 and the partners of the Lessee have pledged 275,000 OP Units to the Company to secure the Lessee's obligations under the Participating Leases (the "Lessee Pledge"). Although failure on the part of the Lessee to materially comply with the terms of a Participating Lease (including failure to pay rent when due) gives the Company the non-exclusive right to terminate such lease, repossess the applicable property and enforce the payment obligations under the lease and the Lessee Pledge (as defined in "The Company--Participating Leases Structure"), the Company would then be required to find another lessee to lease such hotel. There can be no assurance that the Company would be able to find another lessee or that, if another lessee were found, the Company would be able to enter into a new lease on favorable terms.

LACK OF CONTROL OVER OPERATIONS OF THE HOTELS

  The Company is dependent on the ability of the Lessee, AGHI and other operators of hotels to operate and manage the Hotels. To maintain its status as a REIT, the Company will not be able to operate the Hotels or any subsequently acquired hotels. As a result, the Company will be unable to directly implement strategic business decisions with respect to the operation and marketing of its hotels, such as decisions with respect to the setting of room rates, food and beverage operations and certain similar matters.

HOTEL INDUSTRY RISKS

 Operating Risks

  The Hotels are subject to all operating risks common to the hotel industry. These risks include, among other things, (i) competition for guests from other hotels, some of which may have greater marketing and financial resources than the Company, the Lessee and AGHI; (ii) increases in operating costs due to inflation and other factors, which increases may not have been offset in recent years, and may not be offset in the future by increased room rates;
(iii) dependence on business and commercial travelers and tourism, which business may fluctuate and be seasonal; (iv) increases in energy costs and other expenses of travel, which may deter travelers; and (v) adverse effects of general and local economic conditions. These factors could adversely affect the Lessee's ability to generate revenues and to make rent payments and therefore the Company's ability to make expected distributions to its stockholders.

 Risks of Necessary Operating Costs and Capital Expenditures; Required Hotel Renovations

  Hotels in general, including the Hotels, require ongoing renovations and other capital improvements, including periodic replacement or refurbishment of FF&E. Under the terms of the Participating Leases, the Company is obligated to establish a reserve to pay the cost of certain capital expenditures at the Hotels and pay for periodic replacement or refurbishment of FF&E. The Company controls the use of funds in this reserve. However, if capital expenditures exceed the Company's expectations, there can be no assurance that sufficient sources of financing will be available to fund such expenditures. The additional cost of such expenditures could have an adverse effect on Cash Available for Distribution. In addition, the Company may acquire hotels in the future that require significant renovation. Renovation of hotels involves certain risks, including the possibility of environmental problems, construction cost overruns and delays, uncertainties as to market demand or deterioration in market demand after commencement of renovation and the emergence of unanticipated competition from other hotels.

  The Company plans to undertake substantial renovations at certain of the Hotels through the fourth quarter of 1997. Such substantial renovations will likely disrupt the operations of those hotels due to hotel guest rooms and common areas being taken out of service for extended periods. Moreover, those renovations may result in lower occupancy, ADR and hotel revenues at those hotels during the renovation periods than the historical levels shown in this Prospectus.

 Competition for Investment Opportunities

  The Company may be competing for investment opportunities with entities that have substantially greater financial resources than the Company. These entities generally may be able to accept more risk than the Company can prudently manage, including risks with respect to the creditworthiness of a hotel operator or the geographic proximity of its investments. Competition generally may reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell.

 Seasonality of Hotel Industry

  The hotel industry is seasonal in nature. Generally, hotel revenue for business hotels is greater in the second and third quarters of a calendar year, although this may not be true for hotels in major tourist destinations. Revenue for hotels in tourist areas generally is substantially greater during the tourist season than other times of the year. Seasonal variations in revenue at the Hotels may cause quarterly fluctuations in the Company's lease revenue. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonality."

 Investment in Single Industry

  The Company's current strategy is to acquire interests only in hotels. As a result, the Company will be subject to risks inherent in investments in a single industry. The effects on Cash Available for Distribution resulting from a downturn in the hotel industry may be more pronounced than if the Company had diversified its investments.

CONTINGENT LIABILITIES OF SELLING PARTNERSHIPS

  In connection with the Formation Transactions, the Company acquired all the partnership interests in the entities that owned eight of the Initial Hotels, and since the IPO the Company acquired all the partnership interests in the entity that owned the Days Inn Lake Buena Vista. As a result, the Company may become liable for certain liabilities, including contingent liabilities of such selling entities. There is, therefore, a risk that unforeseen liabilities could exist for which the Company could be liable and which could adversely affect Cash Available for Distribution.

RISKS OF LEVERAGE; NO LIMITS ON INDEBTEDNESS

  Upon completion of the Offering and the purchase of the Proposed Acquisition Hotels, the Company expects that it will have approximately $12.0 million of outstanding indebtedness under the Line of Credit and will have outstanding mortgage indebtedness encumbering four of the Hotels of approximately $36.9 million. Neither the Company's Bylaws nor its Charter limits the amount of indebtedness the Company may incur. In addition, in connection with the planned capital improvements and renovations at the Current Hotels, the Company has budgeted to borrow during 1997 an additional approximate $33.3 million under the Line of Credit and intends to borrow under the Line of Credit appproximately $14.5 million for capital improvements and renovations at the Proposed Acquisition Hotels. The Company intends to continue to limit consolidated indebtedness (measured at the time the debt is incurred) to no more than 45.0% of the Company's investment in hotels. See "Policies and Objectives with Respect to Certain Activities--Financing." The Line of Credit has been used to fund the acquisition and renovation of certain Current Hotels, to pay certain costs in connection with the closing of the IPO and for working capital. The Line of Credit is currently limited to the maximum principal amount of $100 million and, among other limitations, to 40.0% of the value or cost of the hotels which secure such line. The Line of Credit is secured by a first mortgage lien on fourteen of the Current Hotels. Two of the Proposed Acquisition Hotels, as well as other hotels acquired in the future, may be added as security for the Line of Credit. The Line of Credit requires lender approval of certain Company actions, including new hotel development, franchise conversions relating to the hotels which secure the Line of Credit and approval of lessees and managers for such hotels. The Company is currently negotiating with its lenders under the Line of Credit to increase the borrowing limit from $100 million to $150 million. There can be no assurance that the Company will successfully negotiate and consummate the proposed amendment to the Line of Credit. Subject to the limitations described above and other limitations contained in the Line of Credit, the Company may borrow additional amounts from the same or other lenders in the future or may issue corporate debt securities in public or private offerings. Certain of such additional borrowings may be secured by hotels owned by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," and "Policies and Objectives with Respect to Certain Activities--Financing" and "The Hotels--Line of Credit."

  There can be no assurances that the Company will be able to meet its debt service obligations, and, to the extent that it cannot, the Company risks the loss of some or all of its assets, including the Current Hotels, to foreclosure. Economic conditions could result in higher interest rates, which could increase debt service requirements on variable rate debt, such as the Line of Credit, and could reduce the amount of Cash Available for Distribution. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if the Company is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more investments in hotel properties that at times may result in a financial loss to the Company.

LACK OF OPERATING HISTORY OR REVENUES; HISTORY OF LOSSES

  The Company has been recently organized and has limited operating history. There can be no assurance that the Company will be able to generate sufficient Cash Available for Distribution to continue to make distributions to its stockholders. The Company is subject to the risks generally associated with the formation of any new business. Certain of the Hotels experienced net losses in recent years. Accordingly, there can be no assurance that the Company will not experience net losses in the future.

POSSIBLE ADVERSE EFFECTS OF SHARES AVAILABLE FOR FUTURE SALE UPON MARKET PRICE OF COMMON STOCK

  Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price for the Common Stock. In connection with the Formation Transactions, (i) the Operating Partnership issued to persons other than the Company an aggregate of 1,896,996 OP Units, and (ii) the Company issued 137,008 shares of restricted Common Stock. In connection with the acquisition of the Days Inn Lake Buena Vista, the Company issued 25,397 shares of restricted Common Stock. Commencing July 31, 1997, the OP Units issued in the Formation Transactions may be exchanged pursuant to the Exchange Agreement (as defined in "Partnership Agreement-- Exchange Rights") for cash based on their fair market value or, at the Company's sole option, for shares of Common Stock on a one-for-one basis. In certain circumstances, the Company may not be able to exercise its option to satisfy such partners' exchange rights with Common Stock because of tax or securities law limitations. An exercise of exchange rights in such circumstances could adversely affect the Operating Partnership's liquidity because it would then be required to satisfy such rights with cash. In addition, the officers and directors of the Company, certain other persons and the Plan have agreed, subject to certain limited exceptions, not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock (or any securities convertible into or exercisable for shares of Common Stock) until July 31, 1997 (the "Lock-up Period") without the prior written consent of the Company and/or Smith Barney Inc. The Registration Rights Agreements (as defined in "Partnership Agreement--Registration Rights") requires the Company to register all restricted shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), including shares issuable upon the exchange of OP Units. As a result, at the conclusion of the Lock-up Period, all shares of Common Stock issued in connection with the Formation Transactions or acquired upon exchange of OP Units or issued to acquire the Days Inn Lake Buena Vista may be sold in the public market. In addition, 850,000 shares of Common Stock (exclusive of stock awards issued under the 1996 Plan as described below) are reserved for issuance pursuant to the 1996 Plan and 98,564 shares of Common Stock (exclusive of the 1,436 shares of restricted Common Stock issued under the Directors' Plan) are reserved for issuance to non-employee directors pursuant to the Directors' Plan. Stock awards equal to an aggregate of 50,000 shares of restricted Common Stock, of which 5,000 have vested, and options to purchase 360,000 shares of Common Stock, of which 90,000 are currently exercisable, have been granted to the Company's executive officers under the 1996 Plan and 1,436 shares of restricted Common Stock, and options to purchase 40,000 shares of Common Stock, of which 13,332 are currently exercisable, have been granted to the Company's directors under the Directors' Plan. Moreover, in connection with the Wyndham Alliance, the Company has agreed to issue, and Wyndham has agreed to purchase, restricted Common Stock or OP Units in an amount equal to nine times the estimated franchise fee that is payable to Wyndham during the first twelve months a Company hotel is converted to the Wyndham brand. During 1997, the Company estimates that Wyndham will acquire 112,969 shares of Common Stock pursuant to the Wyndham Alliance upon conversion of the Le Baron Airport Hotel to the Wyndham Hotel brand. This purchase right will not apply to the planned conversion of the Fred Harvey Albuquerque Airport Hotel, the Days Inn Lake Buena Vista and the Four Points by Sheraton to the Wyndham Hotel brand. Wyndham has agreed not to offer, sell, contract to sell or otherwise dispose of any interests in the Company acquired pursuant to the Wyndham Alliance for a period of six months after their acquisition without the prior written consent of the Company. Any OP Units issued to Wyndham may be exchanged for cash based on their fair market value or, at the Company's sole option, for shares of Common Stock on a one-for-one basis commencing one year after their issuance. The Company is obligated to register under the Securities Act all restricted shares of Common Stock and shares issuable upon the exchange of OP Units that are issued to Wyndham pursuant to the Wyndham Alliance. See "Management--Stock Incentive Plans," "Shares Available for Future Sale" and "Underwriting."

COMPETITION FOR MANAGEMENT TIME

  Messrs. Jorns, Wiles, Barr and Valentine are employed both as executive officers of the Company and AGHI and are thus necessarily subject to competing demands on their time. See "--Conflicts of Interest" and "Management-- Employment Agreements."

REAL ESTATE INVESTMENT RISKS

 General Risks

  The Company's investments are subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of the Company's hotel investments and the Company's income and ability to make distributions to its stockholders is dependent upon the ability of the Lessee and AGHI to operate the Hotels in a manner sufficient to maintain or increase revenues and to generate sufficient revenue in excess of operating expenses to make rent payments under the Participating Leases. Income from the Hotels may be adversely affected by changes in national economic conditions, changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements, particularly in older structures, changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors which are beyond the control of the Company.

 Dependence on Particular Regions

  The Current Hotels are located throughout the United States, but 16.9% and 14.5% of the total number of the guest rooms of the Current Hotels (representing 15.4% and 15.0% of the Company's estimated Participating Rent revenues for the twelve months ended September 30, 1996) are located at the Dallas/Fort Worth Airport and in the San Jose area, respectively. The Company's cash flow, ability to make distributions to its stockholders and the value of the Common Stock will be affected, to a large degree, by economic conditions and the demand for hotel rooms in the Dallas/Fort Worth and San Jose markets in which these four Hotels are located.

 Value and Illiquidity of Real Estate

  Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. If the Company must sell an investment, there can be no assurance that the Company will be able to dispose of it in the time period it desires or that the sale price of any investment will recoup or exceed the amount of the Company's investment.

 Property Taxes and Casualty Insurance

  Each Current Hotel is subject to real and personal property taxes. Under the Participating Leases, the Company is required to pay real and personal property taxes. The real and personal property taxes on hotel properties in which the Company invests may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Each Current Hotel is covered by casualty insurance, which, pursuant to the Participating Leases, must be paid by the Company, the rates for which may increase or decrease depending on claims experience. The increase in property taxes or casualty insurance premiums could adversely affect the Company's ability to make expected distributions to its stockholders.

 Consents of Lessors Required for Sale and Renovation of Certain Hotels

  The Fred Harvey Albuquerque Airport Hotel, the Courtyard by Marriott-Meadowlands, the Le Baron Airport Hotel and the Hilton Hotel-Toledo are each subject to ground leases, the Hotel Maison de Ville is subject to a space lease for its restaurant facilities and certain of its guest rooms and the Sheraton Key Largo is subject to a bay bottom lease for certain offshore property at the resort, each with third-party lessors. In addition, the Radisson Arlington Heights is subject to a space lease with respect to its restaurant facilities until January 1998. Any proposed sale of such hotels by the Company or any proposed assignment of the Company's leasehold interest in the ground leases, the space lease and the bay bottom lease, as well as the subletting to the Lessee may require the consent of the respective third-party lessors. There can be no assurance that the Company will be able to obtain such requisite consents. As a result, the Company may not be able to sell, assign, transfer or convey its interest in these Hotels in the future, even if such transactions may be in the best interests of the stockholders of the Company.

 Environmental Matters

  The Company's operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to use the property, sell the property or borrow by using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials ("ACMs"), into the environment, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials.

  Environmental laws also may impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. In connection with the ownership of the Hotels, the Company or the Lessee may be potentially liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect the Company's results of operations and financial condition. Phase I environmental site assessments ("ESAs") have been conducted at all of the Hotels by qualified independent environmental engineers. The purpose of Phase I ESAs is to identify potential sources of contamination for which the Hotels may be responsible and to assess the status of environmental regulatory compliance. The ESAs have not revealed any environmental liability or compliance concerns that the Company believes would have a material adverse effect on the Company's business, assets, results of operations or liquidity, nor is the Company aware of any material environmental liability or concerns. Nevertheless, it is possible that these ESAs did not reveal all environmental liabilities or compliance concerns or that material environmental liabilities or compliance concerns exist of which the Company is currently unaware.

 Compliance with Americans with Disabilities Act

  Under the Americans with Disabilities Act of 1990, as amended (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that the Company is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. If the Company were required to make modifications to its hotels to comply with the ADA, the Company's ability to make expected distributions to its stockholders could be adversely affected.

 Uninsured and Underinsured Losses

  Each Participating Lease requires comprehensive insurance to be maintained on each of the Current Hotels, including liability, fire and extended coverage. Management believes such specified coverage is of the type and amount customarily obtained for or by an owner of hotels. Leases for subsequently acquired hotels will contain similar provisions. However, there are certain types of losses, generally of a catastrophic nature, such as those caused by earthquakes, hurricanes and floods, that may be uninsurable or not economically insurable. The Company's Board of Directors and management will use their discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on the Company's investments at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the Company's lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to such property.

 Acquisition and Development Risks

  The Company intends to pursue acquisitions of additional hotels (including the Proposed Acquisition Hotels) and, under appropriate circumstances, may pursue development opportunities. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that estimates of the cost of improvements necessary to market and acquire hotels will prove inaccurate, as well as general investment risks associated with any new real estate investment. New project development is subject to numerous risks, including risks of construction delays or cost overruns that may increase project costs, new project commencement risks such as receipt of zoning, occupancy and other required governmental approvals and permits and the incurrence of development costs in connection with projects that are not pursued to completion. In addition, the Line of Credit provides that the lenders thereunder must consent to any development activities by the Company other than development in connection with the limited expansion of existing hotels. The fact that the Company must distribute 95.0% of REIT taxable income in order to maintain its qualification as a REIT may limit the Company's ability to rely upon lease income from the Hotels or subsequently acquired hotels to finance acquisitions or new developments. As a result, if debt or equity financing were not available on acceptable terms, further acquisitions or development activities might be curtailed or Cash Available for Distribution might be adversely affected.

TAX RISKS

 Failure to Qualify as a REIT

  The Company operates in a manner designed to permit it to qualify as a REIT for federal income tax purposes.

  Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control may affect its ability to continue to qualify as a REIT. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, such as the Company. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Company has received an opinion of Battle Fowler LLP, counsel to the Company ("Counsel"), to the effect that, based on various assumptions relating to the operation of the Company and representations made by the Company as to certain factual matters, the Company meets the requirements for qualification and taxation as a REIT. Such legal opinion is not binding on the IRS. See "Federal Income Tax Considerations."

  If the Company fails to qualify as a REIT in any taxable year, the Company will not be allowed a deduction for distributions to its stockholders in computing its taxable income and will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at the applicable corporate rate. In addition, unless it were entitled to relief under certain statutory provisions, the Company would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This disqualification would reduce the funds of the Company available for investment or distribution to stockholders because of the additional tax liability of the Company for the year or years involved.

  If the Company were to fail to qualify as a REIT, it no longer would be subject to the distribution requirements of the Code and, to the extent that distributions to stockholders would have been made in anticipation of the Company's qualifying as a REIT, the Company might be required to borrow funds or to liquidate certain of its assets to pay the applicable corporate income tax. Although the Company currently operates in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Company's Board of Directors to decide to revoke the REIT election. See "Federal Income Tax Considerations."

 Adverse Effects of REIT Minimum Distribution Requirements

  To obtain the favorable tax treatment accorded to REITs under the Code, the Company generally will be required each year to distribute to its stockholders at least 95% of its REIT taxable income. The Company will be subject to income tax on any undistributed REIT taxable income and net capital gain, and to a 4.0% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85.0% of its ordinary income for the calendar year, (ii) 95.0% of its capital gain net income for such year, and (iii) 100.0% of its undistributed income from prior years.

  The Company has made distributions to its stockholders to comply with the distribution provisions of the Code and to avoid federal income taxes and the non-deductible 4.0% excise tax. The Company's income consists primarily of its share of the income of the Operating Partnership, and the Company's cash flow consists primarily of its share of distributions from the Operating Partnership. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income (of the Company or the Operating Partnership) and the effect of non-deductible capital expenditures, the creation of reserves or required debt amortization payments could in the future require the Company to borrow funds through the Operating Partnership on a short-term or long-term basis to meet the distribution requirements that are necessary to continue to qualify as a REIT. In such circumstances, the Company might need to borrow funds to avoid adverse tax consequences even if management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings are not advisable in the absence of such tax considerations.

  Distributions by the Operating Partnership are determined by its sole general partner, a wholly owned subsidiary of the Company and are dependent on a number of factors, including the amount of Cash Available for Distribution, the Operating Partnership's financial condition, any decision by the Company's Board of Directors to reinvest funds rather than to distribute such funds, the Operating Partnership's capital expenditure requirements, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors deems relevant. There is no assurance that the Company will be able to continue to satisfy the annual distribution requirement so as to avoid corporate income taxation on the earnings that it distributes. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT--Annual Distribution Requirements."

 Consequences of Failure to Qualify as Partnerships

  The Operating Partnership has received an opinion of Counsel stating that, assuming that the Operating Partnership and each Subsidiary Partnership (as defined in "The Company--The Operating Partnership") is being operated in accordance with its respective organizational documents, the Operating Partnership and each of the Subsidiary Partnerships will be treated as a partnership, and not as a corporation, for federal income tax purposes. Such opinion is not binding on the IRS. If the IRS were to challenge successfully the status of the Operating Partnership or any Subsidiary Partnership as a partnership for federal income tax purposes, the Operating Partnership or the affected Subsidiary Partnership would be taxable as a corporation. In such event, the Company would cease to qualify as a REIT for federal income tax purposes. The imposition of a corporate tax on the Operating Partnership or any of the Subsidiary Partnerships, with a concomitant loss of REIT status of the Company, would reduce substantially the amount of Cash Available for Distribution. See "Federal Income Tax Considerations--Tax Aspects of the Operating Partnership."

ERISA

  Depending upon the particular circumstances of the plan, an investment in Common Stock may not be an appropriate investment for an ERISA Plan, a Qualified Plan or an IRA. In deciding whether to purchase Common Stock, a fiduciary of an ERISA Plan, in consultation with its advisors, should carefully consider its fiduciary responsibilities under ERISA, the prohibited transaction rules of ERISA and the Code and the effect of the "plan asset" regulations issued by the U.S. Department of Labor.

RISKS OF OPERATING HOTELS UNDER FRANCHISE AGREEMENTS; APPROVAL FOR BRAND CONVERSIONS

  Thirteen of the Current Hotels and three of the Proposed Acquisition Hotels are subject to franchise agreements with nationally recognized hotel companies. In addition, two of the Current Hotels which are not currently subject to franchise agreements are expected to become subject to franchise agreements during the second quarter of 1997. The continuation of such franchise agreements is subject to specified operating standards and other terms and conditions. Franchisors typically inspect licensed properties periodically to confirm adherence to operating standards. Action or inaction on the part of any of the Company, the Lessee, AGHI or third party operators could result in a breach of such standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license. It is possible that a franchisor could condition the continuation of a franchise license on the completion of capital improvements which the Board of Directors determines are too expensive or otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotel. In that event, the Board of Directors may elect to allow the franchise license to lapse. In any case, if a franchise is terminated, the Company and the Lessee may seek to obtain a suitable replacement franchise or to operate the Hotel independent of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

  The Company intends to convert ten of the Current Hotels and three of the Proposed Acquisition Hotels that either operate under one franchise brand or do not operate under a franchise brand into hotels that operate under different franchise brands. While the Company has obtained preliminary franchisor approval for such conversions, completion of such conversions is dependent upon, among other things, entering into definitive franchise agreements with the new franchisors. Failure to effect such conversions could have a material adverse effect on the Company's results of operations and, in turn, Cash Available for Distribution.

POTENTIAL ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S CHARTER AND BYLAWS

  Certain provisions of Maryland law and of the Company's Charter and Bylaws may have the effect of discouraging a third party from making an acquisition proposal for the Company and could delay, defer or prevent a transaction or a change in control of the Company under circumstances that could give the holders of Common Stock the opportunity to realize a premium over the then prevailing market prices of the Common Stock. Such provisions include the following:

 Ownership Limitation

  In order for the Company to maintain its qualification as a REIT under the Code, not more than 50.0% in value of the outstanding shares of stock of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the Company's taxable year (other than the first year for which the election to be treated as a REIT has been made). Furthermore, if any partner of the Lessee owns, actually or constructively, 10.0% or more in value of the stock of the Company, the Lessee could become a Related Party Tenant (as defined in "Federal Income Tax Consequences--Requirements for Qualification as a REIT--Income Tests") of the Company, which would result in loss of REIT status for the Company. For the purpose of preserving the Company's REIT qualification, the Company's Charter prohibits direct or indirect ownership (taking into account applicable ownership provisions of the Code) of more than 9.8% of any class of the Company's outstanding stock by any person (the "Ownership Limitation"), subject to an exception that permits mutual funds and certain other entities to own as much as 15.0% of any class of the Company's stock in appropriate circumstances (the "Look-Through Ownership Limitation"). Generally, the stock owned by affiliated owners will be aggregated for purposes of the Ownership Limitation. The Ownership Limitation could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company in which holders of some or a majority of the Common Stock might receive a premium for their Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests. See "Description of Capital Stock-- Restrictions on Transfer" and "Federal Income Tax Considerations--Requirements for Qualification as a REIT."

 Staggered Board

  The Board of Directors is divided into three classes of directors. The initial terms of the first, second and third classes will expire in 1997, 1998 and 1999, respectively. Directors of each class will be elected for three-year terms upon the expiration of the current class terms, and, beginning in 1997 and each year thereafter, one class of directors will be elected by the stockholders. A director may be removed, with or without cause, by the affirmative vote of 75.0% of the votes entitled to be cast for the election of directors, which super-majority vote may have the effect of delaying, deferring or preventing a change of control of the Company. The staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control of the Company even though a tender offer or change in control might be in the best interests of the stockholders. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws--Number of Directors; Classification of the Board of Directors."

 Maryland Business Combination Law

  Under the Maryland General Corporation Law, as may be amended from time to time (the "MGCL"), certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation such as the Company and any person who owns 10.0% or more of the voting power of the corporation's shares (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be approved by two super-majority votes unless, among other conditions, the holders of shares of Common Stock receive a minimum price (as defined in the MGCL) for their stock and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws--Business Combinations."

 Maryland Control Share Acquisition Statute

  In addition to certain provisions of the Charter, the Maryland control share acquisition statute may have the effect of discouraging a third party from making an acquisition proposal for the Company. The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible under the statute to be cast on the matter. "Control shares" are voting shares of stock, which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

  If voting rights are not approved at a meeting of stockholders, then, subject to certain conditions and limitations, the issuer may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

  The Company's Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any persons of shares of stock of the Company. There can be no assurance that such provision will not be amended or eliminated at any point in the future. If the foregoing exemption in the Company's Bylaws is rescinded, the control share acquisition statute could have the effect of delaying, deferring, preventing or otherwise discouraging offers to acquire the Company and of increasing the difficulty of consummating any such offer. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws--Control Share Acquisition Statute."

RELIANCE ON BOARD OF DIRECTORS AND MANAGEMENT

  Stockholders have no right or power to take part in the management of the Company except through the exercise of voting rights on certain specified matters. The Board of Directors are responsible for directing the management of the business and affairs of the Company. The Company relies upon the services and expertise of its management for strategic business direction. The Company has in effect employment agreements with Steven D. Jorns, Chairman of the Board, Chief Executive Officer and President; Bruce G. Wiles, Executive Vice President; Kenneth E. Barr, Executive Vice President and Chief Financial Officer; and Russ C. Valentine, Senior Vice President--Acquisitions, which currently provide for base salary at below market rates for comparable positions. Accordingly, the loss of services of any such officer may require the Company to hire a replacement officer at a salary greater than the Company is currently obligated to pay, which, in turn, would increase the Company's operating costs and reduce Cash Available for Distribution.

CONTINGENT OBLIGATION TO CONSTRUCT ADDITIONAL HOTEL ROOMS

  Pursuant to the terms of the ground lease relating to the Fred Harvey Albuquerque Airport Hotel, the Company will be required, at its expense, to build 100 additional guest rooms if the occupancy rate at the hotel is 85.0% or greater for 24 consecutive months. The Company could be required to build the additional rooms even if the Company does not deem such capital expenditure to be in its economic interest and even if financing is not available or is available only on unattractive terms, in order to complete such construction. In addition, construction of the additional guest rooms would require the consent of the lenders under the Line of Credit. Failure to construct the additional rooms could result in a default under such ground lease. For the twelve months ended September 30, 1996, the occupancy rate at the hotel was 81.8%.

ABILITY OF BOARD TO CHANGE POLICIES

  The major policies of the Company, including its policies with respect to acquisitions, financing, growth, operations, debt capitalization and distributions, are determined by its Board of Directors. The Board of Directors may amend or revise these and other policies at any time and from time to time at the Board's discretion without a vote of the stockholders of the Company. See "Policies and Objectives with Respect to Certain Activities."

ADVERSE EFFECT OF INCREASE IN MARKET INTEREST RATES ON PRICE OF COMMON STOCK

  One of the factors that may influence the price of the Common Stock in public trading markets will be the annual yield from distributions by the Company on the Common Stock as compared to yields on certain financial instruments. Thus, an increase in market interest rates will result in higher yields on certain financial instruments, which could adversely affect the market price of the Common Stock.

                                  THE COMPANY

GENERAL

  The Company is a self-administered REIT that owns sixteen hotels containing an aggregate of 3,858 guest rooms located in eleven states. The Current Hotels consist of fourteen full-service hotels and two limited-service hotels located primarily in major metropolitan markets. For the twelve months ended September 30, 1996, the Current Hotels had a weighted average occupancy of 72.8% and an ADR of $73.08. Ten of the Current Hotels are currently undergoing significant renovations and refurbishments that will allow the Company to convert such hotels to leading franchise brands and reposition them for future revenue growth. Upon completion of the planned franchise conversions, the Current Hotels will consist of three Wyndham Hotels, two Crowne Plazas, three Hilton Hotels, one Courtyard by Marriott, three Holiday Inn Selects (the premium Holiday Inn brand), one Holiday Inn, two Hampton Inns and one independent luxury hotel. However, there can be no assurance that such brand conversions and hotel repositionings will occur as planned. Certain of the Current Hotels, including the Holiday Inn Select in Madison, Wisconsin, and the Holiday Inn Dallas DFW Airport South in Irving, Texas, have garnered prestigious awards, including Holiday Inn's Torchbearer (awarded to those hotels that are deemed to be leaders in the community, based on their involvement in community and civic affairs), Modernization (awarded to those hotels that complete the most effective total renovation projects), Quality Excellence (awarded to those hotels that, based upon a quality indexing system, noticeably exceed guest expectations) and Hotel of the Year (as determined by a panel of three members of Holiday Inn Worldwide senior management) awards.

  Since the Company's initial public offering in July 1996, the Company has acquired three hotels with an aggregate of 846 guest rooms located in Orlando, Florida, Monterey, California and Durham, North Carolina, for an aggregate purchase price of approximately $58.0 million. In addition, the Company has entered into contracts to purchase four additional hotels with an aggregate of 775 guest rooms located in Atlanta, Georgia, Marietta, Georgia (located in metropolitan Atlanta), Arlington Heights, Illinois (located in metropolitan Chicago) and Key Largo, Florida for an aggregate purchase price of approximately $71.7 million. The Company's purchase of each of the Proposed Acquisition Hotels is subject to the satisfaction of various closing conditions and, therefore, no assurances can be given that these acquisitions will be completed. See "Developments Since the Initial Public Offering-- Proposed Acquisition Hotels." If the Proposed Acquisition Hotels are acquired, the Company will have invested, since the IPO, approximately $129.7 million in hotel acquisitions in four states and will own 20 hotels containing approximately 4,600 guest rooms. This growth represents a more than 50% increase in the Company's portfolio since the IPO based upon the number of guest rooms.

  The Company was formed for the purpose of continuing and expanding the hotel acquisition, development and repositioning operations of AGHI and certain of its affiliates. AGHI, which manages the Current Hotels and will manage four of the Proposed Acquisition Hotels, was founded in 1981 by Steven D. Jorns, the Company's Chairman of the Board, Chief Executive Officer and President. As of December 31, 1996, AGHI operated and managed 64 hotels in 24 states containing an aggregate of more than 11,200 guest rooms. According to Hotel & Motel Management, a leading hotel trade publication, AGHI was the nation's fourth largest independent hotel management company in 1995, based upon number of hotels under management. The Company expects to continue to capitalize on AGHI's expertise to achieve revenue growth at the Company's hotels. The Company does not have any economic interest in AGHI's hotel management operations.

  In order to qualify as a REIT, the Company may not operate hotels. As a result, the Company leases the Current Hotels and will lease the Proposed Acquisition Hotels to the Lessee, which is owned in part by certain executive officers of the Company pursuant to separate participating leases. Messrs. Jorns, Wiles and Barr own collectively an approximate 23.0% interest in the Lessee. The Participating Leases are designed to allow the Company to achieve substantial participation in any future growth of revenues generated at the Current Hotels. The Lessee, in turn, has entered into separate management agreements with AGHI to operate the Current Hotels. See "AGHI, the Lessee and Other Operators."

  The Company intends to selectively seek other qualified hotel management companies, in addition to the Lessee and AGHI, to lease and/or manage certain of the Company's future hotel acquisitions. The Company intends to seek operational relationships with independent hotel operators that, in the Company's judgment, have demonstrated one or more of the following characteristics: (i) certain unique knowledge of the hotel or the market in which such hotel operates, (ii) a proven track record for implementing product, brand and operational repositioning strategies, (iii) a significant national or regional lodging industry reputation or (iv) substantial financial resources. The Company believes that the use of a flexible lessee or manager structure, coupled with the continued expansion of its brand and franchise relationships, will result in additional acquisition opportunities for the Company. The Lessee has advised the Company that it expects to retain Wyndham Hotel Corporation as the manager of one of the Proposed Acquisition Hotels following its purchase by the Company. See "The Company--Other Operators."

  The Company believes that the growth in occupancy, ADR and REVPAR at the eight Current Hotels managed and operated by AGHI prior to and after the IPO reflects the successful repositioning, renovation and marketing strategies of AGHI as well as AGHI's superior management and operational capabilities. See "The Hotels." The Company attributes the success of the Hotels, in part, to the slowing in recent years of new hotel construction nationally and improving economic conditions, both of which followed an extended period of unprofitable industry performance in the late 1980's and early 1990's. According to Smith Travel Research, for 1994 and 1995, occupancy rates for the U.S. lodging industry were 64.7% and 65.5%, respectively, reflecting a 2.9% increase in guest room demand from 1994 to 1995 and a 1.7% increase in guest room supply during the same period. The Company believes these improved lodging market fundamentals have created a favorable environment for internal growth at the Hotels and for acquisitions. The following table compares occupancy, ADR, and REVPAR at the Current Hotels with comparable data for all midscale and lower upscale U.S. hotels as well as all U.S. hotels for the periods indicated.

                                                                  NINE MONTHS
                                                                     ENDED
                                      YEAR ENDED DECEMBER 31,      SEPTEMBER
                                      -------------------------  --------------
                                       1993     1994     1995     1995    1996
                                      -------  -------  -------  ------  ------
OCCUPANCY
Current Hotels(1)....................    71.0%    71.9%    73.0%   75.5%   75.2%
All Midscale Hotels(2)...............    63.0     64.1     64.6    66.7    66.5
All Lower Upscale Hotels(2)..........    67.3     69.9     70.2    71.6    72.2
All U.S. Hotels(2)...................    63.0     64.7     65.5    67.1    67.6
ADR(3)
Current Hotels(1).................... $ 58.58  $ 62.06  $ 67.76  $67.57  $74.42
All Midscale Hotels(2)...............   54.55    56.23    58.97   59.13   62.63
All Lower Upscale Hotels(2)..........   71.98    74.72    78.81   78.72   84.21
All U.S. Hotels(2)...................   61.93    64.24    67.34   67.07   71.48
REVPAR(4)
Current Hotels(1).................... $ 41.60  $ 44.65  $ 49.49  $51.00  $55.97
All Midscale Hotels(2)...............   34.36    36.04    38.08   39.44   41.65
All Lower Upscale Hotels(2)..........   48.44    52.21    55.36   56.36   60.80
All U.S. Hotels(2)...................   39.01    41.56    44.11   45.00   48.31

--------
(1) The occupancy, ADR and REVPAR calculations for the Current Hotels are derived from room revenue that is included in the audited financial data relating to each of the Current Hotels for each of the periods indicated except for the following hotels for which information is audited only from the date of acquisition of such hotel by AGHI or the Company (such date is set forth in parentheses): the Hilton Hotel-Durham (January 1997), the Holiday Inn Resort Monterey (November 1996), the Hotel Maison de Ville (August 1994), the Holiday Inn Dallas DFW Airport West (June 1995), the Hampton Inn Richmond Airport (December 1994) and the Courtyard by Marriott-Meadowlands (December 1993). The occupancy, ADR and REVPAR information for the periods prior to the date of acquisition of the hotels have been provided to management by the prior owners of such hotels.
(2) Source: Smith Travel Research. Smith Travel Research has not provided any form of consultation, advice or counsel regarding any aspect of, and is in no way associated with, the Offering. The "Midscale" category includes 22 hotel chains designated by Smith Travel Research as "Midscale" hotels. The "Lower Upscale" category includes 17 hotel chains designated by Smith Travel Research as "Lower Upscale" hotels. Two of the Current Hotels are currently within the "Lower Upscale" category and ten of the Current Hotels are currently within the "Midscale" category. The Company expects that upon completion of its subsequent product and brand repositioning program, eight of the Current Hotels will be within the "Lower Upscale" category and seven of the Current Hotels will be within the "Midscale" category.
(3) Determined by dividing total room revenue by total rooms sold.
(4) Determined by dividing total room revenue by total available rooms.

  Management believes that the full-service hotel segment, in particular, has potential for improved performance as the economy continues to grow, and as business and leisure travel activity increases. The Company targets the full-service segment of the hotel industry due, in part, to its belief that the approximate three- to five-year lead time from conception to completion of the development of a full-service hotel represents a significant barrier to entry that will limit near-term competition resulting from a new supply of guest rooms. Management also believes that the full-service segment of the market offers numerous opportunities to acquire hotels at attractive multiples of cash flow, and at discounts to replacement value, including underperforming hotels that may benefit from new management. The Company believes that a substantial number of hotels meeting its investment criteria are available at attractive prices in markets that the Company believes have attractive economic characteristics. In order to enhance its acquisition capabilities, the Company expects to continue to use borrowings available under the Line of Credit to purchase hotels. The Company is currently negotiating with its Line of Credit lenders to increase its borrowing limit from $100 million to $150 million.

GROWTH STRATEGIES

  The Company will seek to maximize current returns to stockholders through increases in Cash Available for Distribution and to increase long-term total returns to stockholders through appreciation in value of the Common Stock. The Company plans to achieve these objectives through participation in any increased revenues from the Hotels, pursuant to the Participating Rent payments under the Participating Leases and by the acquisition and selective development of additional hotels.

ACQUISITIONS

  The Company intends to continue to acquire additional hotels that meet one or more of the investment criteria outlined below. The Company intends to capitalize on AGHI's extensive resources and industry contacts available through its hotel management business, sizable existing management portfolio, and significant industry and national presence to access acquisition opportunities not readily available to the market in general. As an example of the benefits of this relationship, the Company's proposed acquisition of the Radisson Arlington Heights arose out of AGHI's position as manager of that hotel. In addition, the Company expects the adoption of a flexible lessee and/or manager structure will result in additional acquisition opportunities for the Company. The Company employs four professionals devoted exclusively to hotel acquisitions.

  The Company seeks to acquire additional hotels that meet one or more of the following investment criteria:

  . full-service hotels located in major metropolitan markets, including hotels that are in close proximity to the airports that serve such markets, as well as selective prominent hotels in major tourist areas;

  . hotels that are underperforming and are candidates for implementation of market repositioning, franchise conversion and turnaround strategies;

  . hotels where the Company believes that necessary renovation or redevelopment can be completed expeditiously and will result in an immediate improvement in the hotel's revenues and an attractive return on its renovation or redevelopment investment;

  . hotels with sound operating fundamentals that are performing below their potential because they are owned or controlled by financially distressed owners or involuntary owners that may have acquired hotels through foreclosure, including owners that lack the financial resources or the commitment to make capital improvements appropriate for such hotels;

  . hotels in attractive locations that the Company believes would benefit significantly by changing franchises to a recognized brand affiliation that is capable of increasing penetration in a particular market;

  . nationally franchised hotels in locations with a relatively high demand for rooms, relatively low supply of competing hotels and high barriers to entry; and

  . portfolios of hotels that exhibit some or all of the other criteria discussed above, where purchasing several hotels in one transaction enables the Company to obtain a favorable price, or to purchase attractive hotels that otherwise would not be available to the Company.

  The Company's ability to continue to make acquisitions will depend, in part, on its ability to access debt and equity financing. The Company expects to continue to fund its acquisitions by utilizing funds available under its Line of Credit, through the issuance of equity and OP Units and, subject to the consent of the Line of Credit lenders, the assumption or issuance of debt. Although as a public company the Company may have available alternative sources of financing, no commitments relating to such financing currently exist. Acquisitions entail risks that acquired hotels will fail to perform in accordance with expectations and that estimates of the cost of improvements necessary to reposition hotels will prove inaccurate, as well as general investment risks associated with any new real estate investment. In addition, future trends in the hotel industry may make future acquisitions economically impractical. Moreover, there can be no assurance that the Company will be able to acquire hotels that meet its investment criteria or that any such hotels' operations can be successfully improved. See "Risk Factors--Real Estate Investment Risks--General Risks" and "--Acquisition and Development Risks."

DEVELOPMENT

  The Company's executive officers average approximately 17 years of experience in the development and renovation of real estate. Under the direction of the Company's executive officers, AGHI has developed seven hotel properties, with an aggregate development cost of approximately $70 million, and has completed redevelopment or repositioning projects at approximately 70 hotel properties, including both full- and limited-service hotels. Recently, AGHI completed development of a 167-room Courtyard by Marriott in Boise, Idaho and currently has one hotel under development, a 151-room Courtyard by Marriott in Durham, North Carolina that is scheduled for completion in the first quarter of 1997. The Company has an option and a right of first refusal to purchase AGHI's interest in these option hotels (the "Option Hotels") for a two-year period following the opening of each such hotel. See "The Hotels-- Options to Purchase and Rights of First Refusal." The Company anticipates that most of the hotels it develops in the future will be in the full-service market segment. Other than in connection with the limited expansion of existing hotels, the Company may not engage in development activities without the consent of the lenders under the Line of Credit.

  The Company's development activities will be limited by the terms of the Line of Credit and its ability to access financing as well as future trends in the hotel industry. Like acquisitions, new project development is also subject to numerous risks, including risks of construction delays or cost overruns that may increase project costs. Accordingly, there can be no assurance that the Company will be able to develop hotels that meet its investment criteria or that any hotels can be successfully developed. See "Risk Factors--Real Estate Investment Risks--Acquisition and Development Risks."

INTERNAL GROWTH

  The Company believes that, based on the historical operating results of the Current Hotels, the strength of the Company's and AGHI's existing management teams and the structure of the Participating Leases, the Current Hotels provide the Company with the opportunity for significant revenue growth. The Company believes that it has structured its business relationships with AGHI and the Lessee to provide incentives to operate and maintain the Current Hotels in a manner that will increase revenue and the Cash Available for Distribution. See "The Hotels--The Participating Leases" and "--The Management Agreements."

  AGHI has extensive experience in managing hotels through all stages of the lodging industry cycle, including industry downturns. During the late 1980's and early 1990's, AGHI managed over 140 different hotels for institutional owners, a substantial number of whom acquired the hotels through foreclosure, thus enhancing AGHI's extensive turnaround and repositioning experience as well as its management depth and operating systems.

  The Company believes there is significant potential to increase revenues at the Hotels and increase Participating Lease payments by continuing to employ the following strategies:

  . product repositioning through renovation and refurbishment of the hotels;

  . brand repositioning through conversion to leading national franchise affiliations;

  . operational repositioning through property-level management and marketing;
    and

  . use of Participating Leases designed to capture increased revenues attributable to improved marketing and yield management techniques that AGHI will continue to employ at the Current Hotels and any additional hotels acquired by the Company and managed by AGHI.

  Product Repositioning. The Company believes that a regular program of capital improvements, including replacement and refurbishment of FF&E at the Current Hotels, as well as the renovation and redevelopment of selected Hotels, is essential to maintaining the competitiveness of the hotels and maximizing revenue growth. Consistent with this strategy, as of December 31, 1996, the Company had invested approximately $10.7 million (an average of approximately $2,800 per guest room) in capital improvements and renovations at the Current Hotels. The Company has budgeted for 1997 approximately $33.3 million (an average of approximately $8,600 per guest room) for additional capital improvements and renovations at these hotels. In addition, the Company has budgeted approximately $14.5 million (an average of approximately $19,000 per guest room) to be spent on capital improvements and renovations at the four Proposed Acquisition Hotels during 1997 (see "Brand Repositioning" below).

  The Participating Leases require the Company to establish reserves of 4.0% of total revenue for each of the Current Hotels (which, on a consolidated pro forma basis for the twelve months ended September 30, 1996, represented approximately 5.4% of room revenue), which will be utilized by the Lessee for the replacement and refurbishment of FF&E and for other capital expenditures designed to enhance the competitive position of the Current Hotels. The Company and the Lessee will agree on the use of funds in this reserve and the Company will have the right to approve the Lessee's annual and long-term capital expenditure budgets. While the Company expects its reserves to be adequate to fund recurring capital needs (including periodic renovations), the Company may use Cash Available for Distribution in excess of distributions paid (subject to federal income tax restrictions on the Company's ability to retain earnings) or funds drawn under the Line of Credit to fund additional capital improvements as necessary, including major renovations at the Company's hotels.

  Brand Repositioning. The Company believes an opportunity exists in certain major U.S. markets to acquire underperforming hotels that currently operate as independent hotels or under franchise affiliations that have limited brand recognition and convert them to stronger, more nationally recognized brand affiliations, such as Courtyard by Marriott, Crowne Plaza, DoubleTree, Hilton, Holiday Inn, Holiday Inn Select, Wyndham and Westin brands, in order to improve the operating performance at these hotels. Ten of the Current Hotels are anticipated to undergo brand conversions during the next twelve months. It is expected that the Holiday Inn Park Center Plaza will be converted to a Crowne Plaza, the Holiday Inn Select-Madison will be converted to a Crowne Plaza, the Days Inn Ocean City will be converted to a Hampton Inn, the Le Baron Airport Hotel will be converted to a Wyndham Hotel, the Holiday Inn New Orleans International Airport will be converted to a Holiday Inn Select, the Holiday Inn Dallas DFW Airport South will be converted to a Holiday Inn Select, the Holiday Inn Mission Valley will be converted to a Holiday Inn Select, the Fred Harvey Albuquerque Airport Hotel will be converted to a Wyndham Hotel, the Days Inn Lake Buena Vista will be converted to a Wyndham Hotel and the Holiday Inn Resort Monterey will be converted to a Hilton Hotel. Three of the Proposed Acquisition Hotels are expected to undergo brand conversions upon their purchase by the Company. The French Quarter Suites Hotel will be converted to a DoubleTree Guest Suites, the Four Points by Sheraton will be converted to a Wyndham Garden Hotel, and the Sheraton Key Largo will be converted to a Westin Resort. These brand conversions are subject to, among other things, final franchisor and lender approval, and there can be no assurance that such brand conversions and repositioning will occur as planned. See "Risk Factors--Risks of Operating Hotels Under Franchise Agreements; Approval for Brand Conversions."

  The Company's ability to utilize its brand repositioning strategies will depend on its ability to access financing. The Company plans to use funds available under the Line of Credit to implement its conversion and brand repositioning strategy at certain of the Hotels. Substantial renovations of hotels often disrupt the operations of those hotels due to hotel guest rooms and common areas being out of service for extended periods. The Company, however, attempts to schedule renovations and improvements during traditionally lower occupancy periods in an effort to minimize disruption to the hotels' operations. See "Risk Factors--Hotel Industry Risks--Risks of Necessary Operating Costs and Capital Expenditures; Required Hotel Renovations."

  Operational Repositioning. The Company expects to achieve internal growth through the application of AGHI's operating strategies, which stress responsiveness and adaptability to changing market conditions to maximize revenue growth. The Company's objectives include increasing REVPAR through increases in occupancy and ADR through AGHI's continuing use of (i) interactive yield management techniques, (ii) highly developed operating systems and controls, (iii) targeted sales and marketing plans, (iv) proactive financial management, (v) extensive training programs and (vi) an incentive-based compensation structure.

  Participating Leases Structure. The Participating Leases are designed to allow the Company to participate in any increased revenues from the hotels in which it invests. The Company also believes that AGHI's marketing and yield management techniques contribute to maximizing revenues at the hotels managed by it, thereby increasing the rent payable to the Company by the Lessee under the Participating Leases. While the rent provisions of the Participating Leases are revenue-based, such provisions have been developed with consideration of the fixed and variable nature of hotel operating expenses and changes in operating margins typically associated with increases in revenues. See "The Hotels--The Participating Leases."

  In an effort to align the interests of AGHI and the Lessee with the interests of the Company's stockholders, the Participating Leases, the Management Agreements and certain related agreements provide for the following:

  . the partners of the Lessee have (i) capitalized the Lessee with $500,000 in cash and (ii) pledged 275,000 OP Units to the Company to secure the Lessee's obligations under the Participating Leases;

  . until the Lessee's net worth equals the greater of (i) $6.0 million or
    (ii) 17.5% of actual rent payments from hotels leased to the Lessee during the preceding calendar year, the Lessee will not pay any distributions to its partners (except for the purpose of permitting its partners to pay taxes on the income attributable to them from the operations of the Lessee and except for distributions relating to interest or dividends received by the Lessee from cash or securities held by it);

  . management fees paid to AGHI by the Lessee include an incentive fee of up to 2.0% of gross revenues based upon reaching certain gross revenue targets at the Hotels;

  . management fees payable by the Lessee to AGHI are subordinated to the Lessee's rent obligations to the Company under the Participating Leases;

  . defaults by the Lessee under each Participating Lease will result in a cross-default of all other Participating Leases to which the Lessee is a party allowing the Company to terminate each other lease;

  . Messrs. Jorns and Wiles, who are stockholders of AGHI and are also executive officers of the Company, have agreed to use 50% of the dividends (net of tax liability) received by them from AGHI that are attributable to AGHI's earnings from the management of hotels owned by the Company (as determined in good faith by such officers) to purchase additional interests in the Company; and

  . the Board of Directors of the Company established a Leasing Committee, consisting entirely of Independent Directors, that reviews not less frequently than annually the Lessee's compliance with the terms of the Participating Leases and reviews and approves the terms of each new Participating Lease between the Company and the Lessee.

OTHER OPERATORS

  The Company intends to selectively seek other qualified hotel brand owner/operators and hotel management companies, in addition to the Lessee and AGHI, to lease and/or manage certain of the Company's future hotel acquisitions with the consent of its Line of Credit lenders. The Company anticipates that it will lease hotels to independent hotel operators or, as a condition to entering into a Participating Lease with the Lessee, will require the Lessee to retain an independent hotel manager in connection with selected acquisitions, provided such lessee or manager has, in the Company's judgment, (i) certain unique knowledge of the hotel or the market in which the hotel operates, (ii) a proven track record for implementing product, brand and operational repositioning strategies, (iii) a significant national or regional lodging industry reputation or (iv) substantial financial resources, In addition, the Company will seek to develop lessee or management relationships with operators which are capable of providing the Company with attractive acquisition opportunities that satisfy its investment criteria. The Company believes that the use of a flexible lessee or manager structure, coupled with the continued expansion of its brand and franchise relationships, will result in additional acquisition opportunities for the Company. Consistent with this strategy, the Lessee has advised the Company that it expects to retain Wyndham Hotel Corporation to manage the Company's Four Points by Sheraton hotel following its acquisition by the Company. According to public filings, Wyndham Hotel Corporation is a NYSE listed company which, as of December 31, 1996, operated or franchised in excess of 75 hotels. The engagement of a lessee or manager other than the Lessee or AGHI to operate the Company's hotels is subject to the approval of the Line of Credit lenders.

FINANCING STRATEGY

  Upon completion of this Offering and the purchase of the Proposed Acquisition Hotels, the Company will have approximately $12.0 million of outstanding indebtedness under the Line of Credit and will have outstanding mortgage indebtedness encumbering four of the Hotels of approximately $36.9 million. In addition, in connection with the planned capital improvements and renovations at the Current Hotels, the Company has budgeted to borrow approximately $33.3 million under the Line of Credit and intends to borrow under the Line of Credit approximately $14.5 million for capital improvements and renovations at the Proposed Acquisition Hotels. While its organizational documents contain no limitation on the amount of debt it may incur, the Company, subject to the discretion of the Board of Directors, intends to continue to limit consolidated indebtedness (measured at the time the debt is incurred) to not more than 45.0% of the Company's investment in hotels (calculated in the manner set forth under "Policies and Objectives with Respect to Certain Activities--Financing"). The Company may from time to time re-evaluate its debt limitation policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of its hotels, acquisition and expansion opportunities and other factors.

  As a publicly owned hotel REIT, the Company believes that it has access to a wide variety of financing sources to fund acquisitions, such as the ability to issue several types of public and private debt, equity and hybrid securities, as well as the ability to utilize OP Units as acquisition consideration. The Line of Credit is currently limited to the maximum principal amount of $100 million and, among other limitations, to 40.0% of the value or cost of the hotels which secure such line. The Line of Credit is currently secured by a first mortgage lien on fourteen of the Current Hotels and is expected to be secured by two of the Proposed Acquisition Hotels. Subject to the limitations described above and other limitations contained in the Line of Credit, the Company may borrow additional amounts from the same or other lenders in the future or may issue corporate debt securities in public or private offerings. Certain of such additional borrowings may be secured by hotels owned by the Company. The Company is currently negotiating with its Line of Credit lenders to increase the borrowing limit to $150 million. There can be no assurance that the Company will successfully negotiate and consummate the proposed amendment to the Line of Credit. See "The Hotels--Line of Credit."

THE OPERATING PARTNERSHIP

  The Company owns an approximate 81.4% interest in the Operating Partnership, a Delaware limited partnership. The Company holds its interest in the Operating Partnership through two wholly owned subsidiaries, AGH GP and AGH LP. AGH GP is the sole general partner of the Operating Partnership and owns a 1.0% general partnership interest in the Operating Partnership. Through AGH GP, the Company controls the Operating Partnership and its assets. AGH LP is one of the Operating Partnership's limited partners (the "Limited Partners") and owns an approximate 80.4% limited partnership interest in the Operating Partnership. In their capacity as such, the Limited Partners have no authority to transact business for, or participate in the management, activities or decisions of, the Operating Partnership. The Operating Partnership owns, directly or through one or more subsidiary partnerships or limited liability companies (the "Subsidiary Partnerships"), all of the Current Hotels and leases such hotels to the Lessee. The Operating Partnership owns, directly or indirectly, a 99.9% interest in each Subsidiary Partnership. Upon completion of the Offering, the Company will own indirectly through AGH GP and AGH LP an approximate 87.9% interest in the Operating Partnership, consisting of a 1.0% general partnership interest and an approximate 86.9% limited partnership interest.

DEVELOPMENTS SINCE THE INITIAL PUBLIC OFFERING

  Set forth below is a summary of the significant developments involving the Company since the IPO:

 Acquired Hotels

  The Company has invested approximately $58.0 million in the purchase of the Acquired Hotels containing an aggregate 846 guest rooms, representing a more than 28% increase in the Company's Portfolio since the IPO, based upon the number of guest rooms. Set forth below are summary descriptions of the Acquired Hotels:

 Days Inn Lake Buena Vista--Orlando, Florida

  On October 22, 1996, the Company acquired the 490-room Days Inn Lake Buena Vista for an aggregate purchase price of approximately $30.5 million that was paid as follows: (i) $30.0 million in cash and (ii) $500,000 through the issuance of 25,397 shares of restricted Common Stock. In connection with the acquisition, the Company also paid an aggregate of approximately $2.4 million to acquire a license and an association membership related to the hotel's African safari theme (as described below) and for certain hotel related design services. The Days Inn Lake Buena Vista was developed in 1985 and is located approximately one-quarter mile south of Walt Disney World's Lake Buena Vista entrance. The hotel contains 94 suites and approximately 4,200 square feet of meeting and convention space. The Company has budgeted approximately $9.3 million to complete an extensive renovation program to upgrade the entire hotel and to reposition the hotel as a Wyndham Hotel during the fourth quarter of 1997. The renovations will include the addition of approximately 9,000 square feet of convention space and the redesign of the exterior of the hotel to reflect an African safari theme that will tie in with Disney's Animal Kingdom theme park, which is expected to open in 1998.

 Holiday Inn Resort Monterey--Monterey, California

  On November 21, 1996, the Company acquired the 204-room Holiday Inn Resort Monterey for approximately $15.5 million in cash. This hotel, which was constructed in 1971, is located in the major tourist destination of Monterey, California. The Company has budgeted approximately $3.9 million in renovations to upgrade the hotel's guest rooms and public areas in order to reposition the hotel as a Hilton Hotel during the fourth quarter of 1997.

 Hilton Hotel-Durham--Durham, North Carolina

  On January 8, 1997, the Company acquired the 152-room Hilton Hotel--Durham for approximately $12.1 million in cash. The hotel, which was constructed in 1987, is located in northwest Durham, one mile from Duke University, Duke Medical Center and Research Triangle Park. During 1997 the Company expects to add 42 guest rooms to the hotel at an anticipated cost of approximately $2.4 million. However, there can be no assurance that such hotel expansion will occur. See "Risk Factors--Conflicts of Interest--Conflicts Relating to Continued Ownership of Other Hotel Properties."

 Proposed Acquisition Hotels

  The Company has entered into contracts to purchase the Proposed Acquisition Hotels for an aggregate purchase price of approximately $71.7 million. The closing of the purchase of each of the Proposed Acquisition Hotels is subject to satisfactory completion of various closing conditions. Accordingly, no assurance can be given that the Company will acquire any or all of the Proposed Acquisition Hotels. See "Risk Factors--Risk That Proposed Acquisition Hotels Will Not Be Acquired." If the Proposed Acquisition Hotels are acquired, the Company will have invested approximately $129.7 million in hotel acquisitions since the IPO and will own a portfolio of 20 hotels containing approximately 4,600 guest rooms. This represents a more than 50% increase in the Company's portfolio since the IPO based upon the number of guest rooms. Set forth below are summary descriptions of the Proposed Acquisition Hotels:

 Portfolio Purchase. In December 1996, the Company entered into a series of agreements to acquire a portfolio of hotels, including the Four Points by Sheraton, the Sheraton Key Largo and the French Quarter Suites Hotel for an aggregate purchase price of approximately $59.1 million. The purchase price for the Portfolio Purchase will be payable as follows: (i) approximately $49.5 million in cash and (ii) the assumption of approximately $9.6 million of mortgage indebtedness secured by the French Quarter Suites Hotel.

 Four Points by Sheraton--Marietta, Georgia

  In December 1996, the Company entered into an agreement to acquire the Four Points by Sheraton as part of the Portfolio Purchase. The Company has allocated a cash purchase price of $17.0 million to the Four Points by Sheraton. The 219-room hotel was built in 1985 and is located in Marietta, a northwestern suburb of Atlanta. During 1997, the Company expects to invest approximately $2.8 million to renovate the hotel and to reposition the hotel to operate as a Wyndham Garden Hotel(R). The Company expects to lease the hotel to the Lessee which, in turn, is expected to retain Wyndham Hotel Corporation to manage the hotel.

 Sheraton Key Largo--Key Largo, Florida

  In December 1996 the Company entered into an agreement to acquire the Sheraton Key Largo as part of the Portfolio Purchase. The Company has allocated a cash purchase price of $26.1 million to the Sheraton Key Largo. This hotel, which is located on US Highway 1 in Key Largo, was developed in 1985 as a 200-room resort complex situated on a private beach on the western coastline of the Florida Keys. The Company intends to invest approximately $3.0 million in improvements to the hotel and to reposition the hotel to operate as a Westin Resort. The Company expects that the hotel will be leased to the Lessee and will be managed by AGHI.

 French Quarter Suites Hotel--Atlanta, Georgia

  In December 1996, the Company entered into an agreement to acquire the French Quarter Suites Hotel as part of the Portfolio Purchase. The Company has allocated a $16.0 million purchase price to the French Quarter Suites Hotel that will be payable as follows: (i) approximately $6.4 million in cash and
(ii) the assumption of approximately $9.6 million in mortgage indebtedness, which bears interest at the rate of 9.75% per annum. The French Quarter Suites Hotel is located in the Cumberland/Galleria area of northwest Atlanta. The hotel was constructed in 1985 and contains a total of 155 guest rooms, of which 144 are suites. During 1997, the Company plans to invest approximately $2.8 million to complete an extensive renovation of the hotel and to reposition the hotel to operate as a DoubleTree Guest Suites. The Company expects that the hotel will be leased to the Lessee and will be managed by AGHI.

 Radisson Arlington Heights--Arlington Heights, Illinois

  In January 1997, the Company entered into a contract to purchase the Radisson Arlington Heights for approximately $11.5 million that will be payable as follows: (i) $3.3 million in cash and the (ii) assumption of a one-year $8.2 million first mortgage note, which bears interest at the rate of 7.5% per annum. In addition, commencing on the earlier of the fourth year anniversary of the completion of initial renovations of the hotel or January 1, 2003 (the "Arlington Buyout Date"), the seller will have the right to receive a 25% profits interest in the net cash flow and the net proceeds from certain capital transactions generated at the hotel; provided however the Company has the option to purchase the profits interest, for an amount equal to 25% of the fair market value of the hotel less the aggregate of $11.2 million plus the cost of any additional expansion of the hotel at any time after the fourth anniversary of the completion of the initial renovations at the hotel (subject to a 30-month extension in certain circumstances). See "The Hotels--Proposed Acquisition Hotels--Radisson Arlington Heights." This future cash flow right was granted in order to compensate the sellers for the expected improvement in the hotel's performance that is not fully reflected in the historical operating results. The Radisson Arlington Heights, which is currently managed by AGHI, is a 201-room full-service hotel constructed in 1981. It is located in suburban northwest Chicago approximately 8.5 miles from O'Hare International Airport. During 1997, the Company intends to complete a $6.0 million renovation of the hotel, which is expected to include the addition of at least 31 guest rooms. The Company expects that the hotel will be leased to the Lessee and will continue to be managed by AGHI.

  In addition to the planned purchase of the Proposed Acquisition Hotels, as part of its ongoing business, the Company continually engages in discussions with public and private real estate entities regarding possible portfolio or single asset acquisitions.

WYNDHAM ALLIANCE

  On January 9, 1997, the Company entered into an agreement with Wyndham relating to a strategic alliance between Wyndham and the Company. Pursuant to the Wyndham Alliance, (i) in connection with the conversion of a hotel owned by the Company to the Wyndham brand, Wyndham will acquire Common Stock or OP Units (the "Alliance Securities"), in an amount equal to nine times the estimated franchise fee payable to Wyndham during the first twelve months such hotel is operated as a Wyndham brand, (ii) Wyndham will have the non-exclusive right (but not the obligation) to franchise new hotel acquisitions that the Company has determined should undergo a brand conversion and (iii) the Company will be given the opportunity to bid on any hotels to be acquired by Wyndham that it intends to sell to a REIT or any hotel with respect to which it intends to enter into a sale or leaseback arrangement with a REIT simultaneously with the hotel's purchase. Wyndham's purchase of interests in the Company pursuant to the Wyndham Alliance is subject to the satisfaction of certain conditions, including the consent of Wyndham's lenders, and will be at a price per share of Common Stock or OP Unit equal to the weighted average closing sale price of the Common Stock on the NYSE for the 30-trading days preceding the earlier of (i) Wyndham's offer to convert a Company hotel to a Wyndham brand or (ii) the Company's announcement of its proposed acquisition of a hotel that is ultimately converted to a Wyndham brand. Any such purchase of Alliance Securities will occur within 30 days after a Company hotel is converted to a Wyndham brand. No purchase of Alliance Securities will occur in connection with the planned conversion of the Fred Harvey Albuquerque Airport Hotel, the Days Inn Lake Buena Vista and the Four Points by Sheraton to Wyndham brands. See "The Company--Wyndham Alliance." Within 30 days after the conversion of the Le Baron Airport Hotel to a Wyndham Hotel brand, Wyndham has agreed, subject to certain conditions, to purchase 112,969 shares of Common Stock at the consent of a negotiated price of $22.13 per share of Common Stock. The Wyndham Alliance will expire on December 31, 1999.

CAPITAL IMPROVEMENTS, RENOVATIONS AND BRAND CONVERSIONS

  The Company believes a regular program of capital improvements, including replacement and refurbishment of FF&E at the Current Hotels, as well as the renovation and redevelopment of selected Hotels, is essential to maintaining the competitiveness of the Hotels and maximizing revenue growth. Consistent with this strategy, as of December 31, 1996, the Company had invested approximately $10.7 million (an average of approximately $2,800 per guest room) for capital improvements and renovations at the Current Hotels. The Company has budgeted for 1997 approximately $33.3 million (an average of approximately $8,600 per guest room) for additional renovations and capital improvements at these hotels. In addition, the Company has budgeted approximately $14.5 million (an average of approximately $19,000 per guest room) to be spent on renovations and capital improvements at the four Proposed Acquisition Hotels during 1997. The Company attempts to schedule renovations and improvements during traditionally lower occupancy periods in an effort to minimize disruptions to the hotel's operations. In addition, the Company has agreements in place that will permit the Company to convert, by the first quarter of 1998, ten of the Current Hotels to new brand affiliations with nationally recognized hotel companies.

                                USE OF PROCEEDS

  The net proceeds to the Company from the Offering after payment of estimated expenses incurred in connection with the Offering, are estimated to be approximately $123.5 million (approximately $142.3 million if the Underwriters' overallotment is exercised in full). The Company will contribute the net proceeds from the Offering to the Operating Partnership in exchange for additional interests therein, and following such contribution will own an approximate 87.9% interest in the Operating Partnership (an approximate 91.5% interest if the Underwriters' overallotment option is exercised in full). The Operating Partnership intends to use such net proceeds as follows: (i) approximately $80.0 million to repay indebtedness borrowed under the Line of Credit; (ii) approximately $700,000 to pay fees and expenses incurred in connection with the anticipated expansion of the borrowing limit under the Line of Credit to $150 million; (iii) approximately $42.8 million to pay a substantial portion of the cash part of the purchase price of the Proposed Acquisition Hotels; and (iv) the balance, if any, for general corporate and working capital purposes. The Company's borrowings under the Line of Credit, with accrued interest, totalled approximately $57.5 million as of December 31, 1996, which amounts have been borrowed principally to purchase the Acquired Hotels and to make renovations and capital improvements to certain of the Current Hotels. The estimated $80.0 million balance under the Line of Credit at the time of the closing of the Offering consists of the approximately $57.5 million of outstanding borrowings at December 31, 1996 plus approximately $12.1 million of borrowings in connection with the Company's January 8, 1997 acquisition of the Hilton Hotel--Durham and $10.0 million of borrowings expected to be incurred during January 1997 in connection with the Company's capital improvement program. Borrowings under the Line of Credit bear interest at a 30-day, 60-day or 90-day LIBOR (5.50%, 5.53% and 5.56% at December 31,
1996), at the option of the Company, plus 1.85% per annum, and mature on July 31, 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Pending the uses described above, the net proceeds will be invested in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with the Company's intention to qualify for taxation as a REIT. Such investments may include, for example, government and government agency securities, certificates of deposit, interest-bearing bank deposits and mortgage loan participations.

              PRICE RANGE OF COMMON STOCK AND DISTRIBUTION POLICY

  The Company's Common Stock began trading on the NYSE on July 26, 1996 under the symbol "AGT." On January 9, 1997, the last reported sale price per share of Common Stock on the NYSE was $24 1/8 and there were 53 holders of record of the Company's Common Stock. The following table sets forth the quarterly high and low closing sale prices per share of Common Stock reported on the NYSE and the cash distributions declared per share by the Company with respect to each such period.

                                                  PRICE RANGE
                                                  ---------------
                                                                      CASH
                                                                  DISTRIBUTIONS
                                                                    DECLARED
                                                  HIGH      LOW     PER SHARE
                                                  ----    ------- -------------
CALENDAR 1996
  Third Quarter, from July 26, 1996.............. $19     $17 1/2    $0.2476(1)
  Fourth Quarter.................................  23 3/4  18 7/8    $0.4075(2)
CALENDAR 1997
  First Quarter (through January 9, 1997)........  24 3/8  23 1/4        N/A

--------
(1) Represents a pro rata distribution of the Company's initial quarterly distribution of $0.4075 per share of Common Stock, based on a partial calendar quarter beginning on July 31, 1996 (the closing date of the IPO) through September 30, 1996.
(2) On December 18, 1996, the Company declared a distribution of $0.4075 per share relating to the fourth quarter of 1996 that is payable on January 30, 1997 to stockholders of record as of December 30, 1996. Purchasers of Common Stock in the Offering will not receive the fourth quarter 1996 dividend in respect of the shares of Common Stock offered hereby.

  Future distributions by the Company will be at the discretion of the Board of Directors and will depend on the Company's financial condition, its capital requirements, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors deems relevant. There can be no assurance that any such distributions will be made by the Company. For a discussion of the tax treatment of distributions to holders of shares of Common Stock, see "Federal Income Tax Considerations."

  Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes generally will be taxable to stockholders as ordinary dividend income. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable reduction of the stockholder's basis in its shares of Common Stock to the extent thereof, and thereafter as taxable gain. Distributions that are treated as a reduction of the stockholder's basis in its shares of Common Stock will have the effect of deferring taxation until the sale of the stockholder's shares. The Company has determined that, for federal income tax purposes, approximately 18% of the $0.6551 per share distribution paid for 1996 represented a return of capital to the stockholders. No assurances can be given regarding what percent of future distributions will constitute return of capital for federal income tax purposes.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of September 30, 1996 on a historical basis and on a pro forma basis, assuming completion of the Offering and the use of the net proceeds from the Offering as described in "Use of Proceeds."

                                                       SEPTEMBER 30, 1996
                                                    --------------------------
                                                     HISTORICAL    PRO FORMA
                                                    ------------  ------------
Long-term debt..................................... $ 21,297,508  $ 37,076,073
Minority interest in Operating Partnership(1)......   29,303,428    33,963,794
Stockholders' equity:
  Common Stock, $0.01 par value per share,
   100,000,000 shares authorized, 8,262,008 shares
   issued and outstanding, and 13,787,405 shares
   issued and outstanding, as adjusted(2)..........       82,620       137,874
  Additional paid-in capital.......................  128,163,784   247,437,852
  Unearned officers' compensation..................     (872,708)     (872,708)
  Earnings in excess of distributions..............       25,702        25,702
                                                    ------------  ------------
    Total stockholders' equity.....................  127,399,398   246,728,720
                                                    ------------  ------------
    Total Capitalization........................... $178,000,334  $317,768,587
                                                    ============  ============

--------
(1) At September 30, 1996, the Company owned an approximate 81.4% interest in the Operating Partnership. If the acquisition of the Acquired Hotels, the consummation of the Offering and related transactions had occurred on September 30, 1996, the Company would have owned an approximate 87.9% interest in the Operating Partnership.
(2) Includes (i) 162,405 shares of restricted Common Stock issued in connection with the acquisition of certain Hotels, (ii) 50,000 shares of restricted Common Stock, of which 5,000 were vested as of that date, granted to the Company's executive officers as stock awards and (iii) 1,436 shares of restricted Common Stock issued on October 1, 1996 to certain of the Company's directors under the Directors' Plan. Excludes (i) 1,896,996 shares of Common Stock to be issuable at the Company's option upon the exchange of OP Units issued in the Formation Transactions, (ii) 850,000 reserved but unissued shares of Common Stock under the 1996 Plan, including 360,000 shares as to which options are outstanding and
    (iii) 98,564 reserved but unissued shares of Common Stock under the Directors' Plan, including 40,000 shares as to which options are outstanding. See "Management--Stock Incentive Plans," "Formation Transactions" and "Partnership Agreement--Exchange Rights."

                        SELECTED FINANCIAL INFORMATION

  The following tables set forth (1) selected historical financial data for the Company as of September 30, 1996 and for the period from July 31, 1996 through September 30, 1996 and selected pro forma consolidated financial data for the Company as of and for the year ended December 31, 1995, the twelve months ended September 30, 1996 and the nine months ended September 30, 1996 and 1995, (2) selected historical combined financial data for the Initial Hotels for each of the years in the five-year period ended December 31, 1995,
(3) selected historical financial data for the Lessee for the period from July 31, 1996 through September 30, 1996 and pro forma financial data for the Lessee for the year ended December 31, 1995, the twelve months ended September 30, 1996 and the nine months ended September 30, 1996 and 1995, (4) selected historical combined financial data for the AGH Predecessor Hotels (as defined in the Glossary) for each of the years in the three-year period ended December 31, 1995, and the period from January 1, 1996 through July 30, 1996 and (5) selected historical combined financial data for the Other Initial Hotels for each of the years in the five-year period ended December 31, 1995. The selected historical combined financial data of the AGH Predecessor Hotels for the periods presented and the selected historical combined financial data of the Other Initial Hotels (as defined in the Glossary) for each of the years in the three-year period ended December 31, 1995 have been derived from the historical financial data of the Company, the selected historical combined financial statements and notes thereto of the AGH Predecessor Hotels and the Other Initial Hotels audited by Coopers & Lybrand L.L.P., independent accountants, whose reports with respect thereto are included elsewhere in this Prospectus. The selected historical financial data of the Lessee and the selected historical combined financial data of the Other Initial Hotels for each of the years in the two-year period ended December 31, 1992 have been derived from unaudited internal statements of operations of the Lessee and the Other Initial Hotels. In the opinion of management, the unaudited financial data include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial information set forth therein.

  The pro forma and other data are presented as if the IPO and related Formation Transactions, the acquisition of all Hotels and the consummation of the Offering and the application of the net proceeds therefrom had occurred on January 1, 1995 and therefore incorporate certain assumptions that are included in the Notes to the Pro Forma Statements of Operations included elsewhere in this Prospectus. The pro forma operating data for the Lessee is presented to reflect the pro forma operations of the Lessee for the period presented, whose operations are the source of the Lessee's Participating Lease payments to the Company. The pro forma balance sheet data is presented as if the acquisition of the Acquired Hotels and the Proposed Acquisition Hotels and the consummation of the Offering had occurred on September 30, 1996. The pro forma statements of operations do not include income on the pro forma cash and cash equivalents in accordance with the rules and regulations of the Commission.

  The pro forma information does not purport to represent what the Company's financial position or the Company's or the Lessee's results of operations would have been if the IPO and related Formation Transactions, the acquisition of all Hotels and the consummation of the Offering had, in fact, occurred on such dates, or to project the Company's or the Lessee's financial position or results of operations at any future date or for any future period.

  The historical financial information includes the operations of the AGH Predecessor Hotels for the periods owned by affiliates of AGHI. The Courtyard by Marriott-Meadowlands was acquired in December 1993; the Hotel Maison de Ville was acquired in August 1994; the Hampton Inn Richmond Airport was acquired in December 1994 and the Holiday Inn Dallas DFW Airport West was acquired in June 1995. Complete historical financial information for each of the AGH Predecessor Hotels prior to their respective acquisition dates is unavailable. The historical financial information for the Other Initial Hotels does not include information related to the Days Inn Ocean City for each of the years in the two-year period ended December 31, 1992 and the Holiday Inn Mission Valley for the year ended December 31, 1991. Historical financial information for the Other Initial Hotels for these periods is unavailable. Therefore, historical financial information for the Other Initial Hotels does not include information for the above hotels prior to the dates previously described.

  The following selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and all of the financial statements and notes thereto included elsewhere in this Prospectus.

                    AMERICAN GENERAL HOSPITALITY CORPORATION

         SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

                                                                     PRO FORMA(1)
                                             --------------------------------------------------------------
                              HISTORICAL                      TWELVE MONTHS     NINE MONTHS    NINE MONTHS
                            JULY 31, 1996     YEAR ENDED          ENDED            ENDED          ENDED
                               THROUGH       DECEMBER 31,     SEPTEMBER 30,    SEPTEMBER 30,  SEPTEMBER 30,
                          SEPTEMBER 30, 1996     1995              1996            1995           1996
                          ------------------ -------------  ------------------ -------------  -------------
STATEMENTS OF OPERATIONS
 DATA:
Participating Lease
 revenue(2).............    $   5,218,526    $ 39,969,440      $ 44,655,229    $ 30,470,441   $ 35,156,230
Interest income.........           32,227          31,500            31,500          23,625         23,625
                            -------------    ------------      ------------    ------------   ------------
   Total revenue........        5,250,753      40,000,940        44,686,729      30,494,066     35,179,855
                            -------------    ------------      ------------    ------------   ------------
Depreciation............        1,008,874      11,167,283         9,847,421       8,375,461      7,321,321
Amortization............          116,572       1,075,459         1,075,459         805,032        805,032
Real estate and personal
 property taxes and
 property insurance.....          511,115       4,527,256         4,727,617       3,283,773      3,434,043
General and
 administrative(3)......          194,226       1,700,000         1,700,000       1,275,000      1,275,000
Ground lease expense....          218,000         881,217           962,993         660,913        722,245
Amortization of unearned
 officers'
 compensation(4)........           14,792          88,750            88,750          66,563         66,563
Interest expense........          347,622       3,119,220         3,119,220       2,334,447      2,334,447
                            -------------    ------------      ------------    ------------   ------------
   Total expenses.......        2,411,201      22,559,185        21,521,460      16,801,189     15,958,651
                            -------------    ------------      ------------    ------------   ------------
Income before minority
 interest...............        2,839,552      17,441,755        23,165,269      13,692,877     19,221,204
Minority interest(5)....          545,102       2,109,544         2,801,792       1,656,125      2,324,765
                            -------------    ------------      ------------    ------------   ------------
Net income applicable to
 common stockholders....    $   2,294,450    $ 15,332,211      $ 20,363,477    $ 12,036,752   $ 16,896,439
                            =============    ============      ============    ============   ============
Net income per common
 share..................    $        0.29    $       1.11      $       1.48    $       0.87   $       1.23
                            =============    ============      ============    ============   ============
Weighted average number
 of shares of Common
 Stock outstanding......        8,002,331      13,787,405        13,787,405      13,787,405     13,787,405
                            =============    ============      ============    ============   ============
                              HISTORICAL                       PRO FORMA(1)
                          SEPTEMBER 30, 1996                SEPTEMBER 30, 1996
                          ------------------                ------------------
BALANCE SHEET DATA:
Cash and cash
 equivalents............    $   4,186,235                      $  8,853,733
Investment in hotel
 properties, net........      175,613,813                       308,547,568
Total assets............      187,860,092                       327,853,345
Debt....................       19,297,508                        37,076,073
Minority interest in
 Operating Partnership..       29,303,428                        33,963,794
Stockholders' equity....      127,399,398                       246,728,720
                                                                     PRO FORMA(1)
                                             --------------------------------------------------------------
                              HISTORICAL                                        NINE MONTHS    NINE MONTHS
                             JULY 1, 1996     YEAR ENDED      TWELVE MONTHS        ENDED          ENDED
                               THROUGH       SEPTEMBER 30,        ENDED        SEPTEMBER 30,  SEPTEMBER 30,
                          SEPTEMBER 30, 1996     1995       SEPTEMBER 30, 1996     1995           1996
                          ------------------ -------------  ------------------ -------------  -------------
OTHER DATA:
Funds From
 Operations(6)..........    $   3,109,620    $ 25,148,252      $ 29,019,360    $ 19,398,782   $ 23,331,881
Cash Available for
 Distribution(7)                2,737,710      21,895,596        25,504,647      16,904,569     20,575,611
Net cash provided by
 operating
 activities(8)..........        4,687,875      29,773,247        34,176,899      29,751,060     27,414,121
Net cash used in
 investing
 activities(9)..........     (130,226,886)     (4,864,614)       (5,162,745)     (3,709,152)    (4,007,283)
Net cash provided by
 (used in) financing
 activities(10).........      129,725,146     (26,222,705)      (26,222,705)    (19,667,028)   (19,667,028)
Weighted average number
 of shares of Common
 Stock and of OP Units
 outstanding............        9,899,327      15,684,401        15,684,401      15,684,401     15,684,401

                             See notes on page 44.

                                     LESSEE

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

                                                         PRO FORMA(1)(11)
                          HISTORICAL  ------------------------------------------------------
                         JULY 1, 1996              TWELVE MONTHS  NINE MONTHS   NINE MONTHS
                           THROUGH     YEAR ENDED      ENDED         ENDED         ENDED
                         DECEMBER 31, DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                             1996         1995         1996          1995          1996
                         ------------ ------------ ------------- ------------- -------------
STATEMENT OF OPERATIONS
 DATA:
Room revenue............ $11,185,140  $86,924,872   $94,322,228   $67,087,557   $74,484,913
Food and beverage
 revenue................   2,982,331   27,119,189    27,167,284    20,133,742    20,181,837
Other revenue...........     623,824    7,571,300     7,579,125     5,507,498     5,515,323
                         -----------  -----------   -----------   -----------   -----------
   Total revenue........  14,791,295  121,615,361   129,068,637    92,728,797   100,182,073
Hotel operating
 expenses...............   9,360,407   81,347,270    83,876,691    61,044,842    64,128,628
Depreciation and
 amortization...........      10,500       63,000        63,000        47,250        47,250
Interest expense........       5,250       31,500        31,500        23,625        23,625
Other expenses..........      17,448      154,151       392,217        35,659       273,725
Participating Lease
 expenses(2)............   5,218,526   39,969,440    44,655,229    30,470,441    35,156,230
                         -----------  -----------   -----------   -----------   -----------
Net income.............. $   179,164  $    50,000   $    50,000   $ 1,106,980   $   552,615
                         ===========  ===========   ===========   ===========   ===========

                                 INITIAL HOTELS

                SELECTED HISTORICAL COMBINED FINANCIAL DATA(12)

                                            YEAR ENDED DECEMBER 31,
                          ------------------------------------------------------------
                             1991        1992         1993        1994        1995
                          ----------- -----------  ----------- ----------- -----------
STATEMENTS OF OPERATIONS
 DATA:
Room revenue............  $27,963,802 $30,376,150  $36,829,877 $43,541,206 $53,756,926
Food and beverage
 revenue................   13,526,143  13,597,748   15,453,080  16,378,861  17,717,760
Other revenue...........    2,434,535   2,528,364    4,680,010   3,392,275   4,147,900
                          ----------- -----------  ----------- ----------- -----------
   Total revenue........   43,924,480  46,502,262   56,962,967  63,312,342  75,622,586
Hotel operating
 expenses...............   32,251,012  35,083,148   40,130,782  44,349,278  51,198,375
Depreciation and
 amortization...........    2,575,564   6,329,770    5,847,629   5,986,460   8,131,244
Interest expense........    3,802,670   4,819,749    4,667,281   4,771,483   6,307,202
Other expenses..........    1,946,193     617,334    2,543,235   2,996,568   3,132,865
                          ----------- -----------  ----------- ----------- -----------
Revenues over (under)
 expenses(13)...........  $ 3,349,041 $  (347,739) $ 3,774,040 $ 5,208,553 $ 6,852,900
                          =========== ===========  =========== =========== ===========

                             AGH PREDECESSOR HOTELS

                SELECTED HISTORICAL COMBINED FINANCIAL DATA(14)

                                  YEAR ENDED DECEMBER 31,        SEVEN MONTHS
                              ---------------------------------      ENDED
                                1993       1994        1995      JULY 30, 1996
                              --------  ----------  -----------  -------------
STATEMENTS OF OPERATIONS
 DATA:
Room revenue................. $ 17,941  $3,431,654  $ 9,020,479   $6,770,568
Food and beverage revenue....    6,158     552,697    1,293,238    1,175,807
Other revenue................    1,448     223,211      568,415      432,750
                              --------  ----------  -----------   ----------
   Total revenue.............   25,547   4,207,562   10,882,132    8,379,125
Hotel operating expenses.....    8,741   3,173,721    7,565,824    5,682,473
Depreciation and
 amortization................   46,982     364,513    2,480,054      645,195
Interest expense.............              430,535    1,572,244    1,129,060
Other expenses...............      831     525,287      754,193      443,295
                              --------  ----------  -----------   ----------
   Net income (loss)......... $(31,007) $ (286,494) $(1,490,183)  $  479,102
                              ========  ==========  ===========   ==========

                             See notes on page 44.

                             OTHER INITIAL HOTELS

                SELECTED HISTORICAL COMBINED FINANCIAL DATA(15)

                                                                                       SIX MONTHS
                                            YEAR ENDED DECEMBER 31,                       ENDED
                          ------------------------------------------------------------  JULY 30,
                             1991        1992         1993        1994        1995        1996
                          ----------- -----------  ----------- ----------- ----------- -----------
STATEMENTS OF OPERATIONS
 DATA:
Room revenue............  $27,963,802 $30,376,150  $36,811,936 $40,109,552 $44,736,447 $23,779,491
Food and beverage
 revenue................   13,526,143  13,597,748   15,446,922  15,826,164  16,424,522   8,260,931
Other revenue...........    2,434,535   2,528,364    4,678,562   3,169,064   3,579,485   1,827,603
                          ----------- -----------  ----------- ----------- ----------- -----------
   Total revenue........   43,924,480  46,502,262   56,937,420  59,104,780  64,740,454  33,868,025
Hotel operating
 expenses...............   32,251,012  35,083,148   40,122,041  41,175,557  43,632,551  22,175,694
Depreciation and
 amortization...........    2,575,564   6,329,770    5,800,647   5,621,947   5,651,190   2,302,865
Interest expense........    3,802,670   4,819,749    4,667,281   4,340,948   4,734,958   2,161,521
Other expenses..........    1,946,193     617,334    2,542,404   2,471,281   2,378,672   1,592,414
                          ----------- -----------  ----------- ----------- ----------- -----------
Revenues over (under)
 expenses...............  $ 3,349,041 $  (347,739) $ 3,805,047 $ 5,495,047 $ 8,343,083 $ 5,635,531
                          =========== ===========  =========== =========== =========== ===========

(1) The pro forma information does not purport to represent what the Company's financial position or the Company's and the Lessee's results of operations would actually have been if the IPO and related Formation Transactions, the acquisitions of all Hotels and the consummation of the Offering and the application of the net proceeds therefrom, in fact, occurred on such dates, or to project the Company's financial position or the Company's and Lessee's results of operations at any future date or for any future period.
(2) Pro forma amounts represent lease payments from the Lessee to the Operating Partnership pursuant to the Participating Leases calculated on a pro forma basis by applying the rent provisions of the Participating Leases to the revenues of the Hotels. The departmental revenue thresholds in the Participating Leases are seasonally adjusted for interim periods and certain of the Participating Lease formulas adjust beginning in January 1997 or January 1998. See "The Hotels--The Participating Leases."
(3) Pro forma amounts represent salaries and wages, professional fees, directors' and officers' insurance, allocated rent, supplies and other operating expenses to be paid by the Company. These amounts are based on historical general and administrative expenses as well as probable 1997 expenses.
(4) Represents amortization of unearned officer's compensation, represented by an aggregate of 50,000 shares of restricted Common Stock issued to executive officers, which shares vest 10.0% at the date of grant (5,000 shares at $17.75 per share, the price per share of Common Stock issued in the IPO).
(5) Calculated as 19.2% for the historical period from July 31, 1996 through September 30, 1996. Calculated as 12.1% of income before minority interest for all pro forma periods presented.
(6) Represents Funds From Operations of the Company. The items added back to net income applicable to common stockholders have been adjusted by the Company's ownership percentage in the Operating Partnership of 80.8% for the historical period from July 31, 1996 through September 30, 1996 and 87.9% for all pro forma periods presented. The following table computes Funds From Operations under the NAREIT definition. Funds From Operations consists of net income applicable to common stockholders (computed in accordance with generally accepted accounting principles) excluding gains (losses) from debt restructuring and sales of property (including furniture and equipment) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. The Company considers Funds From Operations to be an appropriate measure of the performance of an equity REIT. Funds From Operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. Although Funds From Operations has been calculated in accordance with the NAREIT definition, Funds From Operations as presented may not be comparable to other similarly titled measures used by other REITs. Funds From Operation does not reflect cash expenditures for capital improvements or principal amortization of indebtedness on the Hotels.


                      Notes continued on following page.

                                                            PRO FORMA (1)
                                        ------------------------------------------------------
                           HISTORICAL
                          JULY 31, 1996              TWELVE MONTHS  NINE MONTHS   NINE MONTHS
                             THROUGH     YEAR ENDED      ENDED         ENDED         ENDED
                          SEPTEMBER 30, DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                              1996        1995(1)       1996(1)        1995         1996(1)
                          ------------- ------------ ------------- ------------- -------------
Net income applicable to
 common stockholders....   $2,294,450   $15,332,210   $20,363,477   $12,036,751   $16,896,439
Depreciation............      815,170     9,816,042     8,655,883     7,362,031     6,435,442
                           ----------   -----------   -----------   -----------   -----------
Funds From Operations...   $3,109,620   $25,148,252   $29,019,360   $19,398,782   $23,331,881
                           ==========   ===========   ===========   ===========   ===========
Weighted average number
 of shares of Common
 Stock outstanding......    8,002,331    13,787,405    13,787,405    13,787,405    13,787,405
                           ==========   ===========   ===========   ===========   ===========

(7) Cash Available for Distribution represents Funds From Operations of the Company plus the Company's ownership percentage in the Operating Partnership of 80.8% for the historical period from July 31, 1996 through September 30, 1996 and 87.9% for all pro forma periods presented multiplied by the sum of amortization of deferred financing costs, franchise transfer costs and unearned officers' compensation. This amount is then reduced by the Company's same percentage share of the sum of 4.0% of total revenue for each of the Hotels that is required to be set aside by the Operating Partnership for refurbishment and replacement of FF&E, capital expenditures and other non-routine items as required by the Participating Leases. Cash Available for Distribution does not include the interest expense allocated to borrowings under the Line of Credit that are expected to be made in order to fund capital expenditures at the Hotels. In addition, Cash Available for Distribution does not include the effects of any revenue increases expected to result from capital expenditures at the Hotels.
(8) Pro forma amounts represent net income plus minority interest, depreciation, amortization, and amortization of unearned officers' compensation. There are no pro forma adjustments for changes in working capital items.
(9) Pro forma amounts represent cash used in investing activities and includes the Operating Partnership's obligation to make available to the Lessee an amount equal to 4.0% of total revenue for each of the Hotels for the periodic replacement or refurbishment of FF&E, capital expenditures, and other non-routine items as required by the Participating Leases. The Company intends to cause the Operating Partnership to spend amounts in excess of such obligated amounts to comply with the reasonable requirements of any Franchise License and otherwise to the extent that the Company deems such expenditures to be in the best interests of the Company. See "The Hotels--The Participating Leases."
(10) Pro forma amounts represent pro forma initial distributions to be paid based on the current annual distribution rate of $1.63 per share and an aggregate of 15,684,401 shares of Common Stock and OP Units outstanding plus the debt service on the indebtedness collateralized by the Holiday
     Inn Dallas DFW Airport South, Courtyard by Marriott--Meadowlands, French Quarter Suites Hotel and the Radisson Arlington Heights.
(11) Pro forma amounts as if the Operating Partnership recorded depreciation and amortization and paid real and personal property taxes and property insurance contemplated by the Participating Leases and owned all of the Hotels as of January 1, 1995.
(12) The Initial Hotels' financial data is derived by adding selected financial data of the AGH Predecessor Hotels and the Other Initials
     Hotels. Such financial data exclude information regarding the AGH Predecessor Hotels for periods prior to their acquisition by AGHI. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."
(13) Income taxes for the Other Initial Hotels have not been deducted in calculating revenue over (under) expenses.
(14) Information is for the periods owned by AGHI.
(15) Includes information from each Other Initial Hotel for all periods presented except that no information was available for the Days Inn Ocean City for the periods ended December 31, 1991 and 1992 and for the Holiday Inn Mission Valley for the period ended December 31, 1991. Information with respect to the Other Initial Hotels was obtained from the owners of the Other Initial Hotels and includes information for all periods.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

OVERVIEW

  On July 31, 1996, the Company completed its IPO of 7,500,000 shares of Common Stock and commenced operations. The Company contributed substantially all of the net proceeds from the IPO in exchange for an approximate 80.2% interest in the Operating Partnership.

  The Operating Partnership used approximately $119.8 million of the net proceeds from the IPO together with the proceeds of initial borrowings of $10.0 million under the Line of Credit to acquire the thirteen Initial Hotels and to repay existing mortgage indebtedness encumbering the Initial Hotels. In addition, in connection with the IPO, the Company closed on its $100 million Line of Credit that it utilizes primarily for the acquisition of hotels, the renovation of certain hotels and for working capital.

  On August 28, 1996, the Company sold an additional 575,000 shares of Common Stock in connection with the exercise of the IPO underwriters' overallotment option. The Company contributed the net proceeds from the exercise of this overallotment option to the Operating Partnership in exchange for additional partnership interests therein, thereby raising its aggregate percentage interest in the Operating Partnership to approximately 81.3%. The Operating Partnership utilized the net proceeds from the exercise of the IPO overallotment option to repay the initial $10.0 million of borrowings under the Line of Credit.

  Consistent with the Company's acquisition strategy, the Company has acquired or has entered into binding agreements to purchase the following hotels for the purchase prices set forth below:

                                                                     PURCHASE
                                                                      PRICE,
                                                                    INCLUDING
                                                                     CLOSING
                                                                      COSTS
                                                                   ------------
   Acquired Hotels:
     Days Inn Lake Buena Vista.................................... $ 31,850,000
     Holiday Inn Resort Monterey..................................   15,790,000
     Hilton Hotel--Durham.........................................   12,400,000
                                                                   ------------
       Total/All Acquired Hotels..................................   60,040,000
                                                                   ------------
   Proposed Acquisition Hotels:
     Radisson Arlington Heights...................................   12,918,755
     Four Points by Sheraton......................................   17,300,000
     French Quarter Suites Hotel..................................   16,300,000
     Sheraton Key Largo...........................................   26,375,000
                                                                   ------------
       Total/All Proposed Acquisition Hotels......................   72,893,755
                                                                   ------------
       Total/All Acquired and Proposed Acquisition Hotels......... $132,933,755
                                                                   ============

  Immediately following the closing of this Offering, the Company will contribute all of the net proceeds of the Offering to the Operating Partnership and, following such contribution, will own an approximate 87.9% interest in the Operating Partnership. The Operating Partnership will use such net proceeds (i) to repay amounts borrowed under the Line of Credit, (ii) to pay fees and expenses in connection with the anticipated increase in the borrowing limit under the Line of Credit, (iii) to fund a substantial portion of the cash part of the purchase price of the Proposed Acquisition Hotels, and
(iv) for working capital purposes. See "Use of Proceeds."

  In order for the Company to qualify as a REIT, neither the Company nor the Operating Partnership can operate hotels; therefore, the Operating Partnership leases the Current Hotels and expects to lease the Proposed Acquisition Hotels to the Lessee. The principal source of revenue for the Operating Partnership and the Company is lease payments paid by the Lessee under the Participating Leases. Participating Rent is based upon the Current Hotels' gross revenues. The Lessee's ability to make payments to the Company under the Participating Leases is dependent on the ability of the Lessee, AGHI and any other lessees or operators to generate cash flow from the operations of the Hotels. See "Risk Factors--Dependence on Lessee and Payments Under the Participating Leases."

RESULTS OF OPERATIONS

 Actual for the period July 31, 1996 through September 30, 1996

  For the period July 31, 1996 through September 30, 1996, the Company earned $5,218,526 in Participating Lease revenue from the Lessee. Depreciation of the Company's investment in hotel properties was $1,008,874. Amortization, consisting primarily of deferred financing costs and franchise transfer fees, was $131,364 and real estate and personal property taxes and insurance was $511,115. Interest expense attributable to indebtedness relating to the Holiday Inn Dallas DFW Airport South, Courtyard by Marriott-Meadowlands and borrowings under the Line of Credit were $205,682, $68,344, and $73,596, respectively. Interest expense relating to the Line of Credit borrowings includes interest on borrowings of approximately $10,000,000 from July 31, 1996 to August 28, 1996, which were repaid with the proceeds from the exercise of the overallotment option in connection with the IPO, and borrowings of $3,000,000 from September 16, 1996 to September 30, 1996, which were utilized for working capital purposes. The minority interest in income was $545,102 and the resulting net income applicable to the common stockholders was $2,294,450 for the period.

  Funds from Operations, calculated using the NAREIT definition of Funds From Operations, was $3,109,620, which is the sum of net income applicable to common stockholders, and the Company's ownership percentage in the Operating Partnership multiplied by depreciation.

 Pro Forma Comparison of the Nine Months ended September 30, 1996 and 1995

  Participating Lease revenue would have increased $4,685,789 or 15.4% from $30,470,441 to $35,156,230 primarily due to ADR increases at many of the hotels. Interest income for each period would have been $23,625 attributable to the FF&E Note issued by the Lessee. Depreciation expense, accounting for 45.9% and 49.9% of the nine months ended September 30, 1996 and 1995 expenses respectively, would have decreased $1,054,141 from $8,375,462 to $7,321,322. Depreciation expense represents depreciation of the AGH Predecessor Hotels' historical carryover cost basis plus depreciation of the Other Initial Hotels, Acquired Hotels and Proposed Acquisition Hotels new costs basis. This decrease is due to the accelerated depreciation recorded in 1995 on FF&E that was replaced in connection with renovations at the AGH Predecessor Hotels. General and administrative expenses would have been $1,275,000 for the nine months ended September 30, 1996 and 1995 representing salaries and wages of $688,500, professional fees of $334,500, directors and officers' insurance expense of $94,500 and other expenses of $582,500. Interest expense for the nine months ended September 30, 1996 and 1995 would have been $4,382,693 on indebtedness totaling approximately $39.8 million. Debt includes approximately $14.1 million of mortgage indebtedness relating to the Holiday Inn Dallas DFW Airport South hotel (8.75% interest rate), $5.2 million of mortgage indebtedness relating to the Courtyard by Marriott-Meadowlands (range of 7.5% to 7.89% interest rate), $9.6 million of mortgage indebtedness relating to the French Quarter Suites Hotel (9.75% interest rate), $8.2 million of mortgage indebtedness relating to the Radisson Arlington Heights (7.5% interest rate).

 Pro Forma Funds From Operations

  The Company considers Funds From Operations to be an appropriate measure of the performance of an equity REIT. Funds From Operations should not be considered an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.

  The following is a reconciliation of pro forma net income applicable to common stockholders to Pro Forma Funds From Operations and illustrates the difference in the two measures of operating performance:

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                       -----------------------
                                                          1995        1996
                                                       ----------- -----------
      Pro forma net income applicable to Common
       stockholders................................... $12,036,751 $16,896,439
      Depreciation (Company share)....................   7,362,031   6,435,442
                                                       ----------- -----------
      Funds From Operations........................... $19,398,782 $23,331,881
                                                       =========== ===========
      Weighted Average Number of shares of Common
       Stock Outstanding..............................  13,787,405  13,787,405
                                                       =========== ===========

RESULTS OF OPERATIONS OF AGH PREDECESSOR HOTELS

  The accompanying discussion and analysis of financial condition and results of operations is based on the consolidated historical financial statements of the Company and the Lessee and the combined historical financial statements of the AGH Predecessor Hotels that are included elsewhere in this Prospectus. The AGH Predecessor Hotels' financial statements include the results of operations of the following hotels since their dates of acquisition by affiliates of
AGHI: Courtyard by Marriott-Meadowlands (December 1993), Hotel Maison de Ville (August 1994), Hampton Inn Richmond Airport (December 1994) and Holiday Inn Dallas DFW Airport West (June 1995). The four AGH Predecessor Hotels were combined into one set of financial statements since they were acquired by the Company from a group of limited partnerships controlled by shareholders of AGHI.

  The following table sets forth certain combined historical financial information for the AGH Predecessor Hotels as a percentage of combined AGH Predecessor Hotels' revenues for the periods indicated:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                               ---------------
                                                                1994     1995
                                                               ------   ------
   STATEMENT OF OPERATIONS DATA:
     Room revenue.............................................   81.6%    82.9%
     Food and beverage revenue................................   13.1     11.9
     Other revenue............................................    5.3      5.2
                                                               ------   ------
       Total revenue..........................................  100.0    100.0
     Hotel operating expenses.................................   75.4     69.6
     Depreciation and amortization............................    8.7     22.8
     Interest expense.........................................   10.2     14.4
     Other corporate expenses.................................   12.5      6.9
                                                               ------   ------
       Net loss...............................................   (6.8%)  (13.7%)
                                                               ======   ======
                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                               ---------------
                                                                1994     1995
                                                               ------   ------
   KEY FACTORS:
     Occupancy................................................   71.1%    72.1%
     ADR...................................................... $62.10   $73.26
     REVPAR................................................... $44.14   $52.84

  The year-to-year comparisons of the results of operations of the AGH Predecessor Hotels are significantly impacted by the hotel acquisitions. Net losses incurred for each of the three years ended December 31, 1993, 1994 and 1995 were ($31,007), ($286,494) and ($1,490,183), respectively. The AGH
Predecessor Hotels generated net cash from operating activities of $147,616, $217,282 and $790,304 for each of the three years ended December 31, 1993, 1994 and 1995, respectively.

 Comparison of year ended December 31, 1995 and 1994

  Room revenue increased to $9,020,479 from $3,431,654, an increase of $5,588,825 or 162.9%, principally resulting from: (i) an increase of approximately $2,056,000 in revenue due to the acquisition of the Holiday Inn Dallas DFW West in June 1995, approximately $1,850,000 in revenue from the Hampton Inn Richmond Airport since its acquisition in late December 1994, and approximately $955,000 in revenues from the Hotel Maison de Ville since its acquisition in August 1994; (ii) an increase in the Courtyard by Marriott-Meadowlands' ADR to $81.77 from $73.37; and (iii) an improvement in the Courtyard by Marriott-Meadowlands' occupancy percentage to 77.8% from 70.1%. The increases in both ADR and occupancy were due primarily to the repositioning strategy implemented when the Courtyard by Marriott-Meadowlands was converted from a Days Hotel in 1994.

  Food and beverage revenue increased to $1,293,238 from $552,697, an increase of $740,541 or 134.0%, due primarily to activity at two of the three acquisitions described above. Other revenue increased to $568,415 from $223,211, or 154.7%, due to the activity at the three acquisitions described above.

  Hotel operating expenses increased to $7,565,824 from $3,173,721, an increase of $4,392,103 or 138.4%. The acquisition of the Hotel Maison de Ville (acquired August 1994), the Hampton Inn Richmond Airport (acquired December
1994) and the Holiday Inn Dallas DFW Airport West (acquired June 1995) accounted for $968,511, $1,066,733 and $1,932,980 of the expense increase, respectively. The remainder of the increase is related to the conversion of the Courtyard by Marriott-Meadowlands from a Days Hotel. The hotel experienced an increase in revenues of approximately $750,000 following the franchise repositioning and consequently had an increase in operating expenses. Hotel operating expenses as a percentage of total revenue decreased from 75.4% in 1994 to 69.5% in 1995. The decrease is primarily attributable to the inclusion of only the Courtyard by Marriott-Meadowlands and the Hotel Maison de Ville in the 1994 operating results, which at the time were being transitioned to the AGH Predecessor Hotels' management. Consequently, hotel operating expenses as a percentage of total revenue were higher for these hotels in 1994 than in 1995.

  Depreciation and amortization increased to $2,480,054 from $364,513, an increase of $2,115,541 due in part to the following: (i) depreciation on the assets of the three acquisitions described above, (ii) depreciation on approximately $1,300,000 and approximately $2,200,000 of FF&E renovations and additions during 1994 and 1995, respectively, and (iii) accelerated depreciation on the FF&E replaced during such renovations.

  Interest and other expenses increased to $2,326,437 from $955,822, an increase of $1,370,615. The acquisitions in 1995 and 1994 increased debt by approximately $8,300,000 and approximately $6,100,000, respectively. Related interest expense increased by $1,141,709 due to the additional indebtedness outstanding.

 Comparison of year ended December 31, 1994 and 1993

  Room revenue increased to $3,431,654 from $17,941, an increase of $3,413,713, principally resulting from (i) an increase of approximately $3,072,000 in revenue from the Courtyard by Marriott-Meadowlands following its acquisition on December 30, 1993 and (ii) approximately $342,000 in revenue attributable to the acquisition of the Hotel Maison de Ville in August 1994. The only room revenue reported for 1993 for the AGH Predecessor Hotels was $17,941 from the acquisition of the Courtyard by Marriott-Meadowlands on December 30, 1993.

  Food and beverage revenue increased to $552,697 from $6,158, a change of $546,539, due primarily to the late 1993 acquisition of the Courtyard by Marriott-Meadowlands compared to a full year's food and beverage revenue in 1994 and the acquisition of the Hotel Maison de Ville in August 1994. Other revenue increased to $223,211 from $1,448, an increase of $221,763, due primarily to the acquisitions described above.

  Hotel operating expenses increased to $3,173,721 from $8,741, an increase of $3,164,980. The expenses from 1993 include only two days of operations for the Courtyard by Marriott-Meadowlands. Hotel operating expenses as a percentage of total revenue were 75.4% in 1994.

  Depreciation and amortization, interest and other expenses increased to $1,320,335 from $47,813, representing an increase of $1,272,522, attributable to depreciation of assets acquired in the hotel acquisitions described above.

THE LESSEE

 Actual

  For the period July 31, 1996 through September 30, 1996, the Lessee had room revenues of $11,185,140 from the Initial Hotels. The Participating Lease payments and property operating costs and expenses were $5,218,526 and $9,393,605, respectively. Net income for the period was $179,164.

 Pro Forma Operations

  The following table sets forth pro forma financial information for the Lessee, as a percentage of revenue, for the periods indicated:

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                             ------------------
                                                               1995      1996
                                                             --------  --------
      STATEMENTS OF OPERATIONS DATA:
      Room revenue..........................................     72.3%     74.4%
      Food and beverage revenue.............................     21.7      20.1
      Other revenue.........................................      6.0       5.5
                                                             --------  --------
        Total revenue.......................................    100.0     100.0
      Hotel operating expenses..............................     65.8      64.0
      Other corporate expenses..............................      0.1       0.3
      Participating Lease expenses..........................     32.9      35.1
                                                             --------  --------
        Net Income..........................................      1.2%      0.6%
                                                             ========  ========
                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                             ------------------
                                                               1995      1996
                                                             --------  --------
      Key Factors:
        Occupancy...........................................     75.0%     74.8%
        ADR.................................................   $70.65    $78.18
        REVPAR..............................................   $52.99    $58.50

  The following table sets forth room revenue for each of the Hotels and the percentage changes between the periods indicated:

                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                -------------------------------
                                                                        PERCENT
                                                   1996        1995     CHANGE
                                                ----------- ----------- -------
INITIAL HOTELS:
  Holiday Inn Dallas DFW
   Airport West................................  $3,069,720  $2,792,749   9.9%
  Courtyard by Marriott--Meadowlands...........   3,250,259   2,792,612  16.4
  Hampton Inn Richmond Airport.................   1,555,913   1,444,733   7.7
  Hotel Maison de Ville........................     958,853     941,437   1.8
  Hilton Hotel--Toledo.........................   2,673,599   2,630,401   1.6
  Holiday Inn Dallas DFW Airport South.........   6,491,623   6,194,350   4.8
  Holiday Inn New Orleans International
   Airport.....................................   4,990,643   4,919,684   1.4
  Days Inn Ocean City..........................   2,129,547   2,015,226   5.7
  Holiday Inn Select--Madison..................   4,100,587   3,982,525   3.0
  Holiday Inn Park Center Plaza................   4,313,287   3,643,675  18.4
  Fred Harvey Albuquerque Airport Hotel........   3,344,851   3,267,688   2.4
  Le Baron Airport Hotel.......................   5,209,398   3,766,332  38.3
  Holiday Inn Mission Valley...................   4,312,791   4,166,821   3.5
                                                ----------- -----------  ----
  Subtotals/Percent change.....................  46,401,071  42,558,233   9.0
ACQUIRED HOTELS:
  Days Inn Lake Buena Vista....................   6,337,411   5,438,660  16.5
  Holiday Inn Resort Monterey..................   4,021,248   3,462,967  16.1
  Hilton Hotel Durham..........................   2,648,478   2,326,615  13.8
                                                ----------- -----------  ----
  Subtotals/Percent change.....................  13,007,137  11,228,242  15.8
PROPOSED ACQUISITION HOTELS:
  Radisson Arlington Heights...................   2,976,613   2,330,786  27.7
  Four Points by Sheraton......................   3,343,064   2,978,257  12.2
  French Quarter Suites Hotel..................   3,438,215   3,246,097   5.9
  Sheraton Key Largo...........................   5,318,813   4,745,942  12.1
                                                ----------- -----------  ----
  Subtotals/Percent change.....................  15,076,705  13,301,082  13.3
                                                ----------- -----------  ----
  Totals (All Hotels).......................... $74,484,913 $67,087,557  11.0%
                                                =========== ===========  ====

 Pro Forma Comparison for the nine months ended September 30, 1996 and 1995

  Room revenue increased to $74,484,913 from $67,087,557, an increase of $7,397,356 or 11.0%, principally resulting from: (i) an increase of $457,647 in Courtyard by Marriott-Meadowlands' room revenue due to an increase in ADR to $90.98 from $80.76, (ii) an increase of $669,612 in Holiday Inn Park Center Plaza's room revenue due to an increase in ADR to $86.94 from $80.40, (iii) an increase in Le Baron Airport Hotel's room revenues of $1,443,066 due to an increase in ADR to $74.47 from $63.35, (iv) an increase of $898,751 in the Days Inn Hotel and Suites' room revenue due to an increase in ADR to $61.44 from $49.01, (v) an increase of $276,971 in Holiday Inn Dallas DFW West's room revenue due to an increase in ADR to $64.82 from $58.10, (vi) an increase of $898,751 in Days Inn Lake Buena Vista's room revenue due to an increase in ADR to $61.44 from $49.01, (vii) an increase in Holiday Inn Resort Monterey's room revenue due to an increase in ADR to $100.27 from $89.45, and (viii) an increase in Radisson Arlington Heights' room revenue due to an increase in ADR to $76.36 from $67.90 and occupancy to 71.0% from 62.6% which resulted from the completion of road construction during 1995 that improved the access to the hotel.

  Food and beverage revenue increased to $20,181,837 from $20,133,742, an increase of $48,095 or 0.2%. Most of the hotels experienced slight increases in food and beverage revenues with the exception of Holiday Inn Dallas DFW Airport West which had a significant increase of $251,160. This increase is mainly due to major renovations of the restaurant and the bar during the fourth quarter of 1995.

  Hotel operating expenses increased to $64,128,628 from $61,044,842, an increase of $3,083,786 or 5.1%; however, as a percentage of total revenue, expenses decreased to 63.4% from 65.6%, due primarily to revenue increases that were not accompanied by corresponding increases in hotel operating expenses.

  Participating Lease expenses increased to $35,156,230 from $30,470,441, an increase of $4,685,789 or 15.4%. The increase is primarily due to increased revenues at the hotels which resulted in increased Participating Rent payments to the Company..

LIQUIDITY AND CAPITAL RESOURCES

  The Company's principal source of cash to meet its cash requirements, including distributions to stockholders, is its share of the Operating Partnership's cash flow from the Participating Leases. For the period from July 31, 1996 through September 30, 1996, cash flow provided by the operating activities, consisting primarily of Participating Lease revenues, was $4,687,875 and Funds from Operations was $3,109,620. The Lessee's obligations under the Participating Leases are secured by the pledge of 275,000 OP Units. The Lessee's ability to make rent payments under the Participating Leases and the Company's liquidity, including its ability to make distributions to stockholders, are substantially dependent on the ability of the Lessee and AGHI to generate sufficient cash flow from the operation of the Current Hotels and, upon the Company's acquisition of the Proposed Acquisition Hotels, will be dependent upon the Lessee's, AGHI's and Wyndham's operation of all the Hotels.

  The Company has entered into contracts to acquire the four Proposed Acquisition Hotels. The acquisitions are subject to various closing conditions and there can be no assurance that any or all of the Proposed Acquisition Hotels will be consummated. The Company currently intends to utilize proceeds from this Offering as well as borrowings under its Line of Credit to acquire these hotels. While no definitive agreements with respect to the acquisition of any additional hotels has been entered into, the Company expects that during 1997 additional acquisitions will be completed and funded with borrowings under the Line of Credit or permanent debt or equity financing. The Company intends to limit consolidated indebtedness (measured at the time the debt is incurred) to no more than 45.0% of the Company's investments in hotels.

  Upon the consummation of the IPO, the Company closed on its $100 million Line of Credit. At December 31, 1996 the Company had approximately $57.5 million outstanding under the Line of Credit and approximately $80.6 million of borrowing capacity (including outstanding borrowings). The Company is currently negotiating with its lenders to increase its borrowing limit under the Line of Credit to approximately $150 million. Upon the acquisition of the two proposed Acquisition Hotels that are not expected to be encumbered by mortgage indebtedness upon their acquisition by the Company (Four Points by Sheraton and Sheraton Key Largo) and assuming the increase in the Company's borrowing limit under the Line of Credit to $150 million, the Company anticipates that its borrowing capacity under the Line of Credit will increase to approximately $106.9 million. Borrowings under the Line of Credit bear interest at 30-day, 60-day or 90-day LIBOR (5.50%, 5.53% and 5.56% at December 31, 1996) at the option of the Company, plus 1.85% per annum, payable monthly in arrears or one-half percent in excess of the prime rate.

  Cash and cash equivalents as of September 30, 1996 were $4,186,235, including capital improvement reserves of $425,710. Cash flow from operating activities of the Company was $4,687,875 for the period from July 31, 1996 through September 30, 1996, which primarily represents the collection of rents under the Participating Leases, less the Company's operating expenses for the period. Cash flow used in investing activities during that period in the amount of $130,226,886 resulted from the purchase and improvements made to the Initial Hotels. Cash flows from financing activities of $129,725,146 during this period was primarily related to the receipt of proceeds from the IPO and borrowings on the Line of Credit, net of principal payments on borrowings and payments for deferred loan costs.

RENOVATIONS AND OTHER CAPITAL IMPROVEMENTS

  The Participating Leases require the Company to establish annual minimum reserves equal to 4.0% of total revenue of the Current Hotels which will be utilized by the Lessee for the replacement and refurbishment of FF&E and other capital expenditures to enhance the competitive position of the Current Hotels. The Company and the Lessee will jointly determine the use of funds in this reserve and the Company will have the right to approve the Lessee's capital expenditure budgets. While the Company expects its reserve to be adequate to fund recurring capital needs, including periodic renovations, the Company may use Cash Available for Distribution in excess of distributions paid or funds drawn under the Line of Credit or other borrowings to fund additional capital improvements, as necessary, including major renovations at the Company's hotels.

  The Company has budgeted $33.3 million to fund capital improvements and renovations at the Current Hotels during 1997 and has budgeted approximately $14.5 million during 1997 to fund capital improvements and renovations at the Proposed Acquisition Hotels. In certain circumstances such capital improvements are being completed in connection with franchisor requirements. The following table describes such renovations and improvements:

                                     DESCRIPTION OF
HOTEL                            RENOVATION/IMPROVEMENT        BUDGETED AMOUNT
-----                      ----------------------------------  ---------------
Holiday Inn Dallas DFW
 Airport West............. Upgrade of guest rooms and
                           corridors.                            $  242,000
Hampton Inn Richmond
 Airport.................. Upgrade of public areas and               50,000
                           replacement of roof.
Hotel Maison de Ville..... Upgrade of selected guest rooms           26,000
                           and public areas.
Hilton Hotel--Toledo...... Upgrade of guest rooms and               341,000
                           renovation of public areas.
Holiday Inn Dallas DFW
 Airport South............ Upgrade of guest rooms, public         1,600,000
                           areas and hotel exterior in
                           connection with conversion to the
                           Holiday Inn Select brand.
Holiday Inn New Orleans
 International Airport.... Upgrade of guest rooms and public      1,100,000
                           areas in connection with
                           conversion to the Holiday Inn
                           Select brand and renovation of
                           roof.
Days Inn Ocean City....... Upgrade of guest rooms and public        990,000
                           areas in connection with
                           conversion to the Hampton Inn
                           brand.
Holiday Inn Select--
 Madison.................. Upgrade of guest rooms, public           870,000
                           areas and reservation equipment in
                           connection with conversion to the
                           Crowne Plaza brand.
Holiday Inn Park Center
 Plaza.................... Upgrade of guest rooms and public      3,600,000
                           areas and conversion of the ninth
                           floor to "club" level in
                           connection with conversion to the
                           Crowne Plaza brand.
Fred Harvey Albuquerque
 Airport Hotel............ Upgrade of guest rooms and public      3,600,000
                           areas and convert meeting space to
                           additional guest rooms in
                           connection with conversion to the
                           Wyndham Hotel brand.
Le Baron Airport Hotel.... Upgrade of public areas and guest      5,000,000
                           rooms and convert ninth floor to
                           concierge floor in connection with
                           conversion to the Wyndham Hotel
                           brand.
Holiday Inn Mission
 Valley................... Upgrade of guest rooms and public      1,800,000
                           areas in connection with
                           conversion to the Holiday Inn
                           Select brand.

                                     DESCRIPTION OF
HOTEL                            RENOVATION/IMPROVEMENT        BUDGETED AMOUNT
-----                      ----------------------------------  ---------------
Days Inn Lake Buena
 Vista.................... Upgrade and renovation of guest       $7,500,000
                           rooms and public areas, including
                           the addition of approximately
                           9,000 square feet of convention
                           space as well as the addition of
                           extensive landscaping and
                           entertainment attractions to hotel
                           exterior in connection with
                           conversion to the Wyndham Hotel
                           brand.
Holiday Inn Resort--
 Monterey................. Upgrade and renovation of guest        3,900,000
                           rooms and public areas in
                           connection with conversion to the
                           Hilton Hotel brand.
Hilton Hotel--Durham...... Addition of 42 guest rooms and         2,650,000
                           renovation of guest rooms and
                           public areas.
Four Points by Sheraton... Upgrade and renovation of guest        2,800,000
                           rooms, public areas and restaurant
                           in connection with conversion to
                           the Wyndham Hotel brand.
Sheraton Key Largo........ Upgrade and renovation of guest        3,000,000
                           rooms, public areas and exterior
                           in connection with conversion to
                           the Westin Resort brand.
French Quarter Suites
 Hotel.................... Upgrade and renovation of guest        2,800,000
                           rooms, atrium and public areas.
Radisson Arlington
 Heights.................. Upgrade and renovation of guest        6,000,000
                           rooms and public areas as well as
                           addition of 31 guest rooms.

  There can be no assurance that the Company will be able to complete the scheduled capital improvements during 1997 or that the anticipated costs for the capital improvements will not exceed the amounts budgeted for that purpose. The Company intends to use borrowings under the Line of Credit and the FF&E reserve established under the Participating Leases to fund these expenditures. The Company attempts to schedule renovations and improvements during traditionally lower occupancy periods in an effort to minimize disruption to the hotels' operations.

INFLATION

  Operators of hotels, in general, possess the ability to adjust room rates quickly. Competitive pressures may, however, limit the Lessee's ability to raise room rates in the face of inflation.

SEASONALITY

  The hotel industry is seasonal in nature. Generally, hotel revenue is greater in the second and third quarters of a calendar year, although this may not be true for hotels in major tourist destinations. Revenue for hotels in tourist areas generally is substantially greater during the tourist season than other times of the year. Seasonal variations in revenue at the Hotels may cause quarterly fluctuations in the Company's lease revenue. To the extent that cash flow from operations may be insufficient during any quarter to pay distributions at its current distribution rate due to temporary or seasonal fluctuations in lease revenues, the Company expects to utilize other cash on hand or borrowings under the Line of Credit to make such distributions.

                               THE HOTEL INDUSTRY

  According to Smith Travel Research, the United States lodging industry is currently experiencing a significant recovery from an extended period of unprofitable performance during the late 1980's and early 1990's. The Company believes that this broad industry recovery will contribute to growth in revenues at the Hotels (and hotels subsequently acquired by the Company) which, in turn, will result in increases in the Company's Cash Available for Distribution.

  According to Smith Travel Research, the hotel industry experienced an extended period of unprofitable performance from 1986 to 1991. The industry downturn resulted from a dramatic increase in the supply of hotel rooms that significantly outpaced growth in demand. The growth in supply, which resulted from the development of new hotels, was supported by the availability of financing from banks, savings and loans, insurance companies, high yield bonds and various tax incentives. According to Smith Travel Research, and as demonstrated in the chart below, total room supply in the United States increased by 32.0%, or approximately 750,000 rooms, from 1980 to 1991. Of this increase, approximately 567,000 rooms were added between 1985 and 1991. In all but two of these years (1988 and 1989), increases in supply substantially exceeded growth in demand. In some years, demand remained flat or even declined. As a result of the extended supply/demand imbalance, overall hotel occupancy rates dropped steadily from 70.6% in 1980 to a 20-year low of 60.9% in 1991. The graph set forth below illustrates the relationship between supply, demand and occupancy. Increases in demand in excess of increases in supply necessarily result in higher occupancy.

        Percentage Change in United States Hotel Room Supply vs. Demand
                                  (1980-1995)

                         [BAR/LINE GRAPH APPEARS HERE]

The following is a list of figures depicted by the bar/line graph. The line overlap on the graph depicts the hotel room percent occupancy for the years 1980-1995. The bars on the graph depict the % changes in hotel room supply and demand for the years 1980-1995.

Year:          Percent Occupancy:     Room Supply:     Room Demand:
-----          ------------------     ------------     ------------
1980                 70.6%                0.8%            -1.0%
1981                 67.9%                1.5%            -2.4%
1982                 66.7%                0.7%            -1.2%
1983                 64.4%                1.2%            -2.3%
1984                 64.0%                1.5%             0.9%
1985                 63.2%                2.8%             1.5%
1986                 62.5%                3.3%             2.1%
1987                 61.9%                3.8%             2.8%
1988                 62.3%                4.2%             4.9%
1989                 63.2%                3.6%             5.1%
1990                 62.4%                3.4%             2.1%
1991                 60.9%                2.5%             0.1%
1992                 62.1%                1.3%             3.3%
1993                 63.0%                2.3%             3.7%
1994                 64.7%                1.4%             4.1%
1995                 65.4%                1.6%             2.9%

  The hotel industry began its recovery in 1992. New hotel construction declined considerably as lenders who previously supported development focused on restructurings and foreclosures of existing hotel loans. With minimal new capital available for hotel construction, the growth in room supply declined from a high of 4.2% in 1988 to 1.7% in 1995, and has averaged approximately 1.8% since 1992. By contrast, room demand has increased with the improving economy, and average occupancy and room rates have moved steadily upward. According to Smith Travel Research, overall hotel occupancy increased from 60.9% in 1991 to 65.5% in 1995. Average room rate growth increased from 1.4% in 1992 to 4.8% in 1995.

  While the hotel industry's recovery has been broad-based, the Company believes that the greatest continuing growth in REVPAR will occur in the full-service segment of the industry due to the relative lack of current new construction of full-service hotels and the lead time required for new full-service hotels to be developed and opened. Accordingly, the Company intends to focus its acquisition and selected development activities primarily on full-service hotels. The Company also believes the hotel industry's difficulties during the 1980's and changes in tax and banking laws have produced a more responsible relationship between hotel developers and financing sources. As a result, the Company believes that future additions to full-service hotel supply will be more demand-driven, minimizing the overbuilding in key markets that characterized supply growth during the late 1980's and increasing the prospect for continued growth of revenues in the hotel industry for the foreseeable future.

                                  THE HOTELS

  The sixteen Current Hotels are diversified by five different national hotel brands and include fourteen full-service hotels and two limited-service hotels. In addition, the Company plans to reposition, by the first quarter of 1998, ten of the Current Hotels (six Holiday Inns, two Days Inns and two independent hotels) through upgrade and conversion into hotels that operate under the Wyndham Hotel, Hilton Hotel, Crowne Plaza, Holiday Inn Select and Hampton Inn brands. The Company believes that following such upgrading and conversion, these hotels will experience increases in occupancy and room rates as a result of the new franchisors' national brand recognition, reservation systems and group sales organization. There can be no assurance that any or all of such brand conversions and repositionings will occur as planned or that, if such brand conversions and repositionings occur, the affected hotels will experience occupancy and rate increases. The Company believes that the diversity of its portfolio moderates the potential effects on the Company of regional economic conditions or local market competition affecting specific hotel franchises, hotel markets or price segments within the industry.

  The following table sets forth certain information with respect to the Current Hotels and the Proposed Acquisition Hotels. The chart summarizes the historical performance of the Hotels for each of the three years ended December 31, 1995 and for the nine months ended September 30, 1995 and 1996. The operating performance of the Holiday Inn Dallas DFW Airport West and the Hampton Inn Richmond Airport was impacted during 1995 by extensive and ongoing renovations at those hotels.

                                                                                             NINE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                                -----------------------------------------  ------------------------
                              YEAR      NUMBER
                            OPENED/    OF GUEST                     %                %                         %
   HOTELS/LOCATION(1)     RENOVATED(2)  ROOMS    1993     1994    CHANGE   1995    CHANGE   1995     1996    CHANGE
   ------------------     ------------ -------- -------  -------  ------  -------  ------  -------  -------  ------
INITIAL HOTELS:
Holiday Inn Dallas DFW
 Airport West(3)
Bedford, Texas..........   1974/1995     243
 Occupancy..............                           74.2%    70.0%  (5.7)%    69.4%  (0.8)%    73.1%    70.5%  (3.6)%
 ADR....................                        $ 46.37  $ 48.85    5.3 % $ 60.08   23.0 % $ 58.10  $ 64.82   11.6 %
 REVPAR.................                        $ 34.41  $ 34.19   (0.6)% $ 41.70   22.0 % $ 42.48  $ 45.73    7.7 %
Courtyard by Marriott-
 Meadowlands(3)
Secaucus, New Jersey....   1989/1994     165
 Occupancy..............                           74.8%    70.1%  (6.3)%    77.8%  10.9 %    76.8%    78.4%   2.1 %
 ADR....................                        $ 65.63  $ 73.37   11.8 % $ 81.77   11.4 % $ 80.76  $ 90.98   12.7 %
 REVPAR.................                        $ 49.09  $ 51.44    4.8 % $ 63.58   23.6 % $ 62.00  $ 71.37   15.1 %
Hampton Inn Richmond
 Airport(3)
Richmond, Virginia......   1987/1995     124
 Occupancy..............                           75.9%    76.3%   0.6 %    70.8%  (7.2)%    72.8%    74.6%   2.5 %
 ADR....................                        $ 46.71  $ 50.84    8.8 % $ 57.69   13.5 % $ 58.44  $ 60.92    4.2 %
 REVPAR.................                        $ 35.45  $ 38.81    9.5 % $ 40.86    5.3 % $ 42.52  $ 45.46    6.9 %
Hotel Maison de Ville(3)
New Orleans, Louisiana..   1788/1994      23
 Occupancy..............                           64.1%    61.7%  (3.8)%    66.5%   7.8 %    64.9%    63.0%  (2.9)%
 ADR....................                        $188.18  $201.80    7.2 % $232.97   15.4 % $230.91  $239.65    3.8 %
 REVPAR.................                        $120.65  $124.50    3.2 % $154.91   24.4 % $149.93  $151.05    0.7 %
Hilton Hotel-Toledo(3)
Toledo, Ohio............   1987/1994     213
 Occupancy..............                           66.7%    72.5%   8.8 %    72.8%   0.3 %    75.8%    71.4%  (5.8)%
 ADR....................                        $ 52.29  $ 54.59    4.4 % $ 59.98    9.9 % $ 59.67  $ 64.16    7.5 %
 REVPAR.................                        $ 34.87  $ 39.59   13.6 % $ 43.65   10.2 % $ 45.24  $ 45.81    1.3 %
Holiday Inn Dallas DFW
 Airport South(3)(4)(5)
Irving, Texas...........   1974/1995     409
 Occupancy..............                           76.0%    76.7%   0.9 %    76.9%   0.3 %    77.9%    76.0%  (2.4)%
 ADR....................                        $ 51.82  $ 63.19   22.0 % $ 71.26   12.8 % $ 70.92  $ 75.56    6.5 %
 REVPAR.................                        $ 39.39  $ 48.44   23.0 % $ 54.78   13.1 % $ 55.27  $ 57.44    3.9 %
Holiday Inn New Orleans
 International
 Airport(3)(4)(5)
Kenner, Louisiana.......   1973/1994     304
 Occupancy..............                           80.8%    79.2%  (1.9)%    81.2%   2.5 %    82.4%    76.5%  (7.2)%
 ADR....................                        $ 60.61  $ 61.49    1.5 % $ 72.83   18.5 % $ 71.99  $ 78.30    8.8 %
 REVPAR.................                        $ 48.94  $ 48.71   (0.5)% $ 59.16   21.5 % $ 59.28  $ 59.91    1.1 %
Days Inn Ocean
 City(3)(5)(6)
Ocean City, Maryland....   1989/1994     162
 Occupancy..............                           45.9%    45.8%  (0.3)%    49.3%   7.6 %    55.5%    57.3%   3.2 %
 ADR....................                        $ 64.72  $ 70.91    9.6 % $ 76.10    7.3 % $ 82.14  $ 83.70    1.9 %
 REVPAR.................                        $ 29.71  $ 32.47    9.3 % $ 37.50   15.5 % $ 45.57  $ 47.98    5.3 %
Holiday Inn Select-Madi-
 son(5)(7)
Madison, Wisconsin......   1987/1995     227
 Occupancy..............                           79.6%    78.7%  (1.2)%    79.3%   0.8 %    81.4%    78.6%  (3.4)%
 ADR....................                        $ 74.47  $ 78.25    5.1 % $ 78.46    0.3 % $ 78.99  $ 82.32    4.2 %
 REVPAR.................                        $ 59.31  $ 61.60    3.9 % $ 62.26    1.1 % $ 64.26  $ 64.75    0.8 %
Holiday Inn Park Center
 Plaza(5)(7)
San Jose, California....   1975/1990     231
 Occupancy..............                           58.4%    62.2%   6.4 %    72.1%  16.0 %    70.6%    78.4%  11.0 %
 ADR....................                        $ 72.47  $ 73.41    1.3 % $ 78.16    6.5 % $ 80.40  $ 86.94    8.1 %
 REVPAR.................                        $ 42.35  $ 45.66    7.8 % $ 56.38   23.5 % $ 56.79  $ 68.15   20.0 %
Fred Harvey Albuquerque
 Airport
Hotel(5)(8)
Albuquerque, New Mexi-
 co.....................   1972/1994     266
 Occupancy..............                           85.2%    83.5%  (2.0)%    83.7%   0.2 %    84.6%    82.0%  (3.1)%
 ADR....................                        $ 48.11  $ 53.23   10.6 % $ 53.24    0.0 % $ 53.32  $ 55.14    3.4 %
 REVPAR.................                        $ 40.98  $ 44.44    8.4 % $ 44.55    0.2 % $ 45.09  $ 45.23    0.3 %
Le Baron Airport Ho-
 tel(5)(9)
San Jose, California....   1973/1995     327
 Occupancy..............                           64.3%    66.2%   3.0 %    65.2%  (1.4)%    66.6%    78.1%  17.3 %
 ADR....................                        $ 47.85  $ 52.77   10.3 % $ 64.40   22.0 % $ 63.35  $ 74.47   17.6 %
 REVPAR.................                        $ 30.76  $ 34.93   13.5 % $ 42.01   20.3 % $ 42.19  $ 58.14   37.8 %
Holiday Inn Mission Val-
 ley(4)(5)
San Diego, California...   1970/1995     318
 Occupancy..............                           68.6%    69.8%   1.7 %    68.5%  (1.9)%    73.2%    73.1%  (0.1)%
 ADR....................                        $ 61.09  $ 62.94    3.0 % $ 65.17    3.5 % $ 65.55  $ 67.67    3.2 %
 REVPAR.................                        $ 41.94  $ 43.94    4.8 % $ 44.63    1.6 % $ 48.00  $ 49.50    3.1 %
ACQUIRED HOTELS:
Days Inn Lake Buena Vis-
 ta(5)(9)
Orlando, Florida........   1985/1994     490
 Occupancy..............                           73.9%    77.9%   5.4 %    77.8%  (0.1)%    83.0%    76.8%  (7.5)%
 ADR....................                        $ 48.44  $ 47.45   (2.0)% $ 49.02    3.3 % $ 49.01  $ 61.44   25.4 %
 REVPAR.................                        $ 35.82  $ 36.95    3.2 % $ 38.16    3.3 % $ 40.66  $ 47.20   16.1 %

                                                                                             NINE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                                -----------------------------------------  ------------------------
                              YEAR      NUMBER
                            OPENED/    OF GUEST                     %                %                         %
   HOTELS/LOCATION(1)     RENOVATED(2)  ROOMS    1993     1994    CHANGE   1995    CHANGE   1995     1996    CHANGE
   ------------------     ------------ -------- -------  -------  ------  -------  ------  -------  -------  ------
Holiday Inn Resort
 Monterey(5)(10)
Monterey, California....   1971/1996      204
 Occupancy..............                           60.7%    60.8%   0.2 %    63.8%   4.9 %    69.5%    71.8%   3.3 %
 ADR....................                        $ 93.40  $ 94.13    0.8 % $ 91.25   (3.1)% $ 89.45  $100.27   12.1 %
 REVPAR.................                        $ 56.69  $ 57.18    0.9 % $ 58.19    1.8 % $ 62.18  $ 71.94   15.7 %
Hilton Hotel-Durham,
North Carolina..........   1987/1995      152
 Occupancy..............                           65.4%    72.4%  10.7 %    72.1%  (0.4)%    72.8%    76.5%   5.1 %
 ADR....................                        $ 66.96  $ 72.05    7.6 % $ 76.42    6.1 % $ 76.08  $ 83.13    9.3 %
 REVPAR.................                        $ 43.81  $ 52.20   19.2 % $ 55.08    5.5 % $ 55.40  $ 63.59   14.8 %
PROPOSED ACQUISITION HO-
 TELS:
Four Points by
 Sheraton(5)(11)
Marietta, Georgia.......   1985/1996      219
 Occupancy..............                           *        *       *        70.4%     * %    73.4%    66.4%  (9.5)%
 ADR....................                           *        *       *     $ 69.02          $ 68.06  $ 84.29   23.8 %
 REVPAR.................                           *        *       *     $ 48.60      * % $ 49.93  $ 55.97   12.1 %
Sheraton Key
 Largo(5)(12)
Key Largo, Florida......   1985/1996      200
 Occupancy..............                           75.0%    70.3%  (6.3)%    73.3%   4.3 %    75.7%    81.0%   7.0 %
 ADR....................                        $104.49  $109.46    4.8 % $112.70    3.0 % $114.83  $119.79    4.3 %
 REVPAR.................                        $ 78.42  $ 76.90   (1.9)% $ 82.59    7.4 % $ 86.92  $ 97.06   11.7 %
French Quarter Suites
 Hotel(5)(13)
Atlanta, Georgia........   1985/1996      155
 Occupancy..............                           75.5%    78.2%   3.6 %    78.5%   0.4 %    80.6%    74.0%  (8.2)%
 ADR....................                        $ 84.33  $ 91.24    8.2 % $ 96.21    5.4 % $ 95.15  $109.38   15.0 %
 REVPAR.................                        $ 63.70  $ 71.33   12.0 % $ 75.52    5.9 % $ 76.71  $ 80.96    5.5 %
Radisson Arlington
 Heights(3)
Arlington Heights,
 Illinois...............   1981/1995      201
 Occupancy..............                           60.7%    67.0%  10.4 %    63.5%  (5.2)%    62.6%    71.0%  13.4 %
 ADR....................                        $ 61.52  $ 62.15    1.0 % $ 68.08    9.5 % $ 67.90  $ 76.36   12.5 %
 REVPAR.................                        $ 37.34  $ 41.64   11.5 % $ 43.25    3.9 % $ 42.48  $ 54.25   27.7 %
                                        -----
 Totals--All Hotels.....                4,633
                                        =====
WEIGHTED AVERAGES:
Initial Hotels
 Occupancy..............                           71.6%    71.7%   0.1 %    72.9%   1.7 %    74.8%    75.1%   0.4 %
 ADR....................                        $ 57.65  $ 62.28    8.0 % $ 69.19   11.1 % $ 69.11  $ 74.46    7.7 %
 REVPAR.................                        $ 41.26  $ 44.67    8.3 % $ 50.46   13.0 % $ 51.70  $ 55.93    8.2 %
Acquired Hotels
 Occupancy..............                           69.2%    72.8%   5.2 %    73.4%   0.8 %    77.9%    75.5%  (3.1)%
 ADR....................                        $ 61.08  $ 61.30    0.4 % $ 62.72    2.3 % $ 62.29  $ 74.28   19.3 %
 REVPAR.................                        $ 42.27  $ 44.60    5.5 % $ 46.04    3.2 % $ 48.51  $ 56.11   15.7 %
Proposed Acquisition Ho-
 tels
 Occupancy..............                           70.0%    71.3%   1.8 %    71.0%  (0.4)%    72.6%    72.9%   0.4 %
 ADR....................                        $ 84.94  $ 87.80    3.4 % $ 86.46   (1.5)% $ 86.63  $ 97.60   12.7 %
 REVPAR.................                        $ 59.45  $ 62.58    5.3 % $ 61.38   (1.9)% $ 62.91  $ 71.16   13.1 %

--------
* Occupancy, ADR and REVPAR for the noted periods were not available to the Company.
(1) The occupancy, ADR and REVPAR calculations for the Hotels are derived from room revenue included in the audited financial data relating to each of the Hotels for each of the periods indicated except for the following hotels, for which information is audited only from the date of acquisition of such hotel by AGHI (such date is set forth in parentheses): Hilton Hotel-Durham (January 1997), Holiday Inn Resort Monterey (November 1996), Hotel Maison de Ville (August 1994), Holiday Inn Dallas DFW Airport West (June 1995), Hampton Inn Richmond Airport (December 1994) and Courtyard by Marriott-Meadowlands (December 1993). The occupancy, ADR and REVPAR calculations for the periods prior to the date of acquisition of the hotels have been provided to management by the prior owners of such hotels.
(2) Year renovated reflects the calendar year in which management deems that a significant renovation was completed at the hotel.
(3) This hotel is currently operated and managed by AGHI. The following sets forth the date AGHI began managing each such hotel: the Holiday Inn New Orleans International Airport (February 1995), the Courtyard by Marriott-Meadowlands (February 1993), the Hilton Hotel-Toledo (February 1993), the Holiday Inn Dallas DFW Airport South (December 1991), the Holiday Inn Dallas DFW Airport West (June 1995), the Hampton Inn Richmond Airport (November 1993), the Hotel Maison de Ville (August 1992), the Days Inn Ocean City (February 1993) and the Radisson Arlington Heights (March
    1993).

                                                (Notes continued on next page.)

 (4) The Company plans to reposition this hotel to operate as a Holiday Inn Select.
 (5) There can be no assurance that the brand conversion and repositioning of this hotel will occur as planned.
 (6) The Company plans to reposition this hotel to operate as a Hampton Inn.
 (7) The Company plans to reposition this hotel to operate as a Crowne Plaza.
 (8) This hotel also has an affiliation with Best Western. The Company plans to reposition this hotel to operate as a Wyndham Hotel.
 (9) The Company plans to reposition this hotel to operate as a Wyndham Hotel.
(10) The Company plans to reposition this hotel to operate as a Hilton Hotel.
(11) The Company plans to reposition this hotel to operate as a Wyndham Garden Hotel. The Lessee has advised the Company that it plans to retain Wyndham Hotel Corporation as the manager of this hotel.
(12) The Company plans to reposition this hotel to operate as a Westin Resort.
(13) The Company plans to reposition this hotel to operate as a DoubleTree Guest Suites.

DESCRIPTIONS OF HOTELS

  Fourteen of the Current Hotels are full-service hotels with an aggregate of 3,572 guest rooms, which target both business and leisure travelers, including meetings and groups, who prefer a full range of facilities, services and amenities. After completion of the Company's planned brand repositionings of the Current Hotels, the Company's full-service hotels will include one Courtyard by Marriott, two Hilton Hotels, two Holiday Inns, two Crowne Plazas, three Holiday Inn Selects, three Wyndham Hotels and one independent hotel. All four of the Proposed Acquisition Hotels are full-service hotels with an aggregate of 775 guest rooms. After the Company's planned acquisition and repositioning of the Proposed Acquisition Hotels, such hotels will operate under the DoubleTree Guest Suites, Radisson Hotel, Wyndham Garden Hotel and Westin Resort brands. Full-service hotels generally offer a full range of meeting and conference facilities and banquet space. Facilities typically include restaurants and lounge areas, gift shops and recreational facilities, including swimming pools. Full-service hotels generally provide a significant array of guest services, including room service, valet services and laundry. As a result, full-service hotels often generate significant revenue from sources other than guest room revenue.

  Two of the Current Hotels are limited-service hotels with an aggregate of 286 guest rooms, which target both business and leisure travelers. After completion of the Company's planned brand repositionings of the Current Hotels, the Company's limited-service hotels will consist of two Hampton Inns. Limited-service hotels have limited or no meeting space. Hotels operating in this market segment generally seek to minimize operational costs by offering only those basic services required by travelers; thus, guest room revenues account for substantially all of the revenues generated by these hotels. Because they cater to both business and leisure travelers and therefore maintain relatively consistent occupancy on weekdays and weekends, limited-service hotels often achieve occupancy rates higher than full-service hotels.

  Set forth below is a description of each of the Current Hotels and Proposed Acquisition Hotels.

INITIAL HOTELS

 Holiday Inn Dallas DFW Airport West--Bedford, Texas

  The Holiday Inn Dallas DFW Airport West is located in Bedford, a suburban community west of the Dallas/Fort Worth International Airport. Originally constructed in 1972 with an addition in 1987, the hotel contains 243 guest rooms and features approximately 5,190 square feet of meeting facilities, a restaurant and a theme lounge.

  Upon AGHI's acquisition of the hotel in June 1995, AGHI immediately implemented a significant capital improvement program that included renovations to the exterior of the building, guest rooms, meeting facilities, food and beverage outlets and the remaining public space. AGHI also changed the hotel's guest mix by replacing the lower-rated contract demand business (principally airline flight crews) with higher rate corporate business.

  The Company acquired the hotel at the time of the IPO and plans to make approximately $242,000 in additional improvements and renovations to the hotel by August 1997.

 Courtyard by Marriott-Meadowlands--Secaucus, New Jersey

  The Courtyard by Marriott-Meadowlands is located within the Harmon Meadow mixed-use development across the Hudson River from New York City. The hotel opened in April 1989 and is situated between two nationally recognized restaurants. It contains 165 guest rooms and its features include meeting facilities, a restaurant, lounge and fitness facilities.

  AGHI acquired the Courtyard by Marriott-Meadowlands in December 1993. At the time of its acquisition by AGHI, this hotel faced declining operating performance due to prior management inefficiencies, deferred maintenance and a lack of capital to effectively compete in its market. In response to these conditions, AGHI developed a multi-phase strategy, including repositioning the former Days Hotel to a Courtyard by Marriott and upgrading the hotel by making approximately $530,000 in renovations to guest rooms and public space and exterior improvements to the hotel. From May 1994 through the hotel's July 1996 acquisition by the Company, AGHI had invested an additional $845,400 to further improve the restaurant, lounge, exterior entrances, guest rooms and meeting facilities at the hotels.

 Hampton Inn Richmond Airport--Richmond, Virginia

  The Hampton Inn Richmond Airport is located in an established industrial and commercial area adjacent to Richmond International Airport. Constructed in 1988, the hotel contains 124 rooms and features hospitality suites, a swimming pool and complimentary breakfast service. AGHI acquired the hotel in December 1994, after which time it implemented a $376,000 capital improvement program which included the renovation of guest rooms and public areas. The Company acquired the hotel at the time of the IPO and plans to invest an aggregate of approximately $50,000 in additional improvements to the hotel during 1997.

 Hotel Maison de Ville--New Orleans, Louisiana

  The Hotel Maison de Ville is situated in a landmark location in the heart of the French Quarter in New Orleans at the intersection of Bourbon and Rue Toulouse streets and has had such notable residents as John James Audubon and Tennessee Williams. Originally built in 1788, the 23-room hotel consists of seven cottages, two suites and fourteen guest rooms. The hotel's features include an award-winning bistro and an outdoor pool. The hotel is associated with the prestigious Small Luxury Hotels(R), Historic Hotels of America and Luxury Hotels of America(R) affiliations.

  The hotel was acquired by affiliates of AGHI in August 1994. After the hotel was acquired, AGHI instituted renovations totaling $650,000 designed to restore the hotel's authentic style. The Company acquired the hotel at the time of the IPO and since its acquisition has made approximately $24,000 in improvements to the hotel. The Company has budgeted $26,000 for additional improvements to the hotel during 1997. The restaurant facilities, three guest rooms and an accounting office at the hotel are subject to a space lease with a third party lessor; such lease expires in 2014 and requires annual minimum rent of $42,000 (increasing to an annual minimum rent of $51,000 in the final year of the lease).

 Hilton Hotel-Toledo--Toledo, Ohio

  The Hilton Hotel-Toledo is located on the campus of the Medical College of Ohio in Toledo, Ohio. The hotel was developed in 1987 and consistent upgrading of the property has allowed the hotel to maintain a facility that, the Company believes, is among the finest in Northwest Ohio. The 213-room hotel is connected to the Medical College of Ohio at Toledo's Eleanor N. Dana Conference Center, which has approximately 13,000 square feet of conference space, and its Morse Health & Fitness Center, both of which may be used by the hotel's guests. The Morse Health & Fitness Center has over 33,000 square feet of state-of-the-art fitness equipment, basketball and racquet ball courts and an indoor running track, and is staffed by fitness professionals. AGHI is the exclusive supplier of food and beverage services for the Eleanor N. Dana Conference Center. The Company acquired the hotel at the time of the IPO and plans to invest approximately $341,000 in capital improvements at the hotel during 1997.

 Holiday Inn Dallas DFW Airport South--Irving, Texas

  The Holiday Inn Dallas DFW Airport South is located near the south entrance of the Dallas/Fort Worth International Airport in Irving, Texas. The main building was constructed in 1974 with a guest-room tower added in 1983. The Holiday Inn Dallas DFW Airport South targets the business traveler but also offers additional facilities which appeal to families. The hotel contains 409 rooms and features an approximately 13,000 square foot conference center, a fitness facility, a theme lounge, multiple food outlets, indoor and outdoor pools and a "Kids Corner." The Company believes that the hotel is currently the largest Holiday Inn in the southwestern United States.

  AGHI, after its retention as manager of the Holiday Inn Dallas DFW Airport South in December 1991 and its acquisition of an interest in the hotel in May 1992, commenced an extensive $2.5 million renovation of the hotel, which included upgrades of all guest rooms and corridors, common areas, meeting space, restaurants and the lounge and renovation of the exterior of the building. At the time of AGHI's purchase, the hotel had lost its Holiday Inn franchise due to product deficiencies and was experiencing declining occupancy arising from poor marketing and insufficient capital improvements. Following AGHI's completion of the initial renovations in 1992 and until the Company's acquisition of the hotel at the time of the IPO, an additional $2.5 million was spent upgrading the hotel. Since the Company's acquisition of the hotel, it has spent approximately $730,000 renovating and improving the hotel and has budgeted for 1997 an additional $1.6 million for renovations and improvements in anticipation of repositioning the hotel to operate under the Holiday Inn Select brand. There can be no assurance that such brand conversion will occur.

 Holiday Inn New Orleans International Airport--Kenner, Louisiana

  The Holiday Inn New Orleans International Airport is located in suburban Kenner, approximately one-half mile from the entrance to the New Orleans International Airport. The Holidome facility is the closest Holiday Inn to the New Orleans International Airport. The hotel contains 304 rooms and features approximately 5,000 square feet of meeting and banquet space, as well as fitness facilities, a restaurant, a lounge, and a business center. The hotel underwent a $1.6 million capital improvement program during 1993 and 1994 which included the renovation of the exterior of the building, food and beverage facilities, guest rooms, meeting rooms and public space.

  The Company acquired the hotel at the time of the IPO and since that date has spent approximately $1.2 million renovating and improving the hotel. The Company has budgeted for 1997 approximately $1.1 million in additional improvements to the hotel in anticipation of repositioning the hotel under the Holiday Inn Select brand. There can be no assurance that such brand conversion will occur.

 Days Inn Ocean City--Ocean City, Maryland

  The Days Inn Ocean City is located on the area's primary commercial boulevard, one block north of the Ocean City Convention Center and two blocks west of the Atlantic Ocean beaches, and serves both the leisure and conventions markets. The seven-story hotel was built in 1989. It contains 162 rooms and features approximately 3,600 square feet of meeting space and an indoor pool. A $529,000 capital-improvement program was completed at the hotel in 1995 which included renovation of the guest rooms, meeting facilities and public space. The Company acquired the hotel at the time of the IPO and since that date has invested approximately $975,000 on renovations and improvements to the hotel. The Company has budgeted for 1997 approximately

$990,000 in additional improvements to the hotel in anticipation of repositioning the hotel to operate under the Hampton Inn brand by March 1997. There can be no assurance that such brand conversion will occur.

 Holiday Inn Select-Madison--Madison, Wisconsin

  The Holiday Inn Select-Madison is located adjacent to a large regional shopping center in Madison, Wisconsin. The hotel has been consistently upgraded since its opening in 1987 and management believes it is in excellent physical condition. The hotel contains 227 rooms, including 36 suites, in a mid-rise building designed around a central atrium containing an enclosed pool, popular restaurant, lobby bar and lounge. In 1995, the hotel was chosen as the top property out of Holiday Inn's domestic hotels in terms of product quality and guest satisfaction for which it received the "Hotel of the Year" award. The hotel has also received several Holiday Inn Torchbearer and Quality Excellence awards.

  The Company acquired the Holiday Inn Select--Madison at the time of the IPO and since that date has invested approximately $850,000 on renovations and improvements to the hotel. The Company has budgeted for 1997 approximately $870,000 in additional improvements to the hotel in anticipation of repositioning the hotel within its market as a Crowne Plaza. The Company anticipates that the franchise change, combined with product and service enhancements and adoption of Crowne Plaza operating standards, will result in a further improvement in the hotel's revenues through higher guest-room rates commensurate with the improved quality. There can be no assurance that such brand conversion and improved operating results will occur.

 Holiday Inn Park Center Plaza--San Jose, California

  The Holiday Inn Park Center Plaza is located adjacent to the McEnery Convention Center in downtown San Jose and is within two blocks of the new world headquarters of Adobe Software and within two miles of San Jose Arena and San Jose State University. The high-rise hotel and three-level garage were built in 1975 and underwent an extensive renovation in 1990, including the public space, guest rooms, food and beverage outlets and meeting facilities. The hotel contains 231 rooms and features a fitness facility, outdoor pool, restaurant and lounge, and over 8,000 square feet of meeting space.

  The Company acquired the hotel at the time of the IPO and since that date has spent approximately $1.6 million on an extensive renovation program at the hotel. The Company has budgeted for 1997 approximately $3.6 million in order to complete this renovation program and to convert the hotel from a traditional Holiday Inn into a Crowne Plaza hotel. In addition, it was recently recommended to the Redevelopment Agency of the City of San Jose that the Company be issued a $350,000 grant for renovation of the exterior of the hotel. The Company expects to utilize the funds during 1997, assuming they are received during this year. The Company anticipates that the renovation and franchise change will enable the hotel to increase its ADR. There can be no assurance that such brand conversion and improved operating results will occur.

 Fred Harvey Albuquerque Airport Hotel--Albuquerque, New Mexico

  The Fred Harvey Albuquerque Airport Hotel is located at the entrance to the Albuquerque International Airport and is within three miles of the University of New Mexico and the Albuquerque Convention Center. The 14-story high-rise hotel opened in 1972 and is currently affiliated with Best Western. It contains 266 rooms and features two restaurants, a lounge, fitness facilities, an outdoor pool, tennis courts and approximately 8,000 square feet of meeting space.

  The Company acquired the hotel at the time of the IPO and since that date has embarked on an extensive renovation program at the hotel that includes the conversion of the second floor, which is currently used for meeting rooms and administrative offices, to guest rooms, thereby increasing the number of guest rooms available to 278. Since the Company's acquisition of the hotel, it has spent approximately $1.6 million on the renovation program and has budgeted for 1997 an additional $3.6 million in order to complete the program.

Upon the completion of the renovation program, the Company expects that it will convert the hotel to the Wyndham Hotel brand.

 Le Baron Airport Hotel--San Jose, California

  The Le Baron Airport Hotel is located approximately one mile from the San Jose International Airport and two miles from downtown San Jose. The hotel was developed in 1974 and has 327 guest rooms in a nine-story tower. The hotel contains approximately 21,000 square feet of meeting and banquet space, two restaurants, a cocktail lounge, an outdoor pool and a fitness center.

  The Company acquired the hotel at the time of the IPO and since that date has embarked on an extensive renovation program to upgrade the entire hotel and reposition it as a Wyndham Hotel. The renovations include the conversion of currently underutilized space to an additional 33 guest rooms. Since the Company's acquisition of the hotel, the Company has spent approximately $1.7 million on the renovation program and has budgeted for 1997 an additional $5.0 million in order to complete the program. The Company believes that the renovation, the increase in the number of guest rooms, the conversion to the Wyndham Hotel brand and the expected improvements in operational efficiencies will produce substantial increases in revenue. There can be no assurance that such brand conversion and improved operating results will occur. The Company originally anticipated converting this hotel to a DoubleTree brand; however, as a result of DoubleTree Corporation's recent acquisition of Red Lion Hotels and its subsequent decision to convert the Red Lion branded hotel in this market to a DoubleTree Hotel, the Company altered its initial branding plan for the hotel.

 Holiday Inn Mission Valley--San Diego, California

  The Holiday Inn Mission Valley is located approximately one mile from Old Town, approximately three miles from Jack Murphy Stadium and the San Diego Zoo, approximately four miles from Sea World, and within driving distance of the San Diego central business district and the San Diego International Airport. The hotel was built in 1975 and was expanded in 1986. The hotel contains 318 guest rooms and features over 6,000 square feet of meeting space, a heated outdoor pool and spa, restaurant, lounge and fitness facilities.

  The Company acquired the hotel at the time of the IPO and since that date has spent approximately $390,000 on renovations and capital improvements at the hotel. The Company has budgeted for 1997 approximate $1.8 million in additional capital improvements and renovations in order to reposition the hotel under the Holiday Inn Select brand. There can be no assurance that such brand conversion will occur. The Company originally anticipated converting this hotel to a DoubleTree brand; however as a result of DoubleTree Corporation's recent acquisition of Red Lion Hotels and its subsequent decision to convert the Red Lion branded hotel in this market to a DoubleTree Hotel, the Company altered its initial branding plan for the hotel.

ACQUIRED HOTELS

 Days Inn Lake Buena Vista--Orlando, Florida

  On October 22, 1996, the Company acquired the 490-room Days Inn Lake Buena Vista for an aggregate purchase price of $30.5 million, consisting of $30.0 million in cash and, 25,397 shares of restricted Common Stock valued at $500,000 at the time of the closing of the acquisition of the hotel. In addition, in connection with this acquisition the Company purchased a license and an association membership from the seller for the membership in Grand Theme Hotels and exclusive use of the Royal Safari theme in the Orlando area for approximately $1.3 million payable in installments through 1997, and will pay an additional $900,000 for certain construction, design and other services related to the operation of the hotel. The Lessee also paid the seller $200,000 for certain cash flow guarantees through 1997. In addition, commencing January 1998, in connection with the license and the association membership, the Company is required to pay recurring association fees including a base monthly fee equal to 1.0% of the prior month's gross monthly room revenues generated at the hotel, and an additional fee of 0.5% to 1.0% of gross monthly room revenues if the trailing twelve month's gross room revenues at the hotel exceeds a threshold of approximately $13 million, (subject to increase based on the percentage increase in the CPI). In addition, the Company is obligated to pay a recurring royalty for the Royal Safari theme equal to an amount, which ranges from 10% to 25% of net operating income in excess of $6 million (subject to adjustment if the Company invests more than $40 million in the hotel). The Company is also obligated to pay a marketing assistance fee equal to .25% of gross room revenues. The Company expects that such marketing and association fees will not exceed 2.25% of gross room revenues for any twelve-month period. The association membership agreement terminates in October 2008; the Company is obligated to pay liquidated damanges if the agreement is terminated earlier.

  The Days Inn Lake Buena Vista is located approximately one-quarter mile south of Walt Disney World's Lake Buena Vista entrance. The area in which the hotel is located is resort-oriented and includes hotels, strip retail centers and numerous free standing restaurants. Currently, Orlando is a $15 billion-per-year tourism market, and management believes that local hotels will benefit from even greater demand in the future with both Universal Studios and Walt Disney World recently announcing multi-billion dollar expansion projects. Hotel occupancy in the Orlando market is very strong, with a year-to-date occupancy through September 30, 1996 of 82.3%. The hotel has also been selected by Disney as one of the hotels outside its park to which it will offer reservations to overflow customers. The hotel was developed in 1985 and contains a total of 490 guest rooms, including 94 suites. The hotel is configured around a large courtyard area which contains a swimming pool and play areas. Additional amenities include a restaurant, deli, cocktail lounge, approximately 4,200 square feet of convention space and a gift shop.

  Since the Company's acquisition of the hotel, the Company has commenced an extensive renovation program to upgrade the entire hotel and to reposition the facility as a Wyndham Hotel. The renovations include refurbishing all areas of the hotel including public areas and guest rooms, including the addition of approximately 9,000 square feet of convention space, as well as significant alterations to the hotels exterior, including extensive landscaping and other entertainment attractions. The hotel will be redesigned to reflect an African safari theme that will tie in with Disney's new Wild Animal Kingdom theme park, which is expected to open in 1998. Since the Company's acquisition of the hotel, the Company has spent approximately $1.8 million on this renovation program and has budgeted for 1997 an additional $7.5 million in order to complete this program. The Company believes that the renovations, increase in convention space, creation of the African safari theme, conversion to a Wyndham Hotel brand, and the expected improvements in operational efficiencies (that were taken into account in establishing the rent payable to the Company under the Participating Lease relating to the hotel) will produce substantial increases in revenue. There can be no assurance that such brand conversion and improved operating results will occur.

  The Days Inn Lake Buena Vista constitutes more than 10% of the aggregate historical cost basis of the Company's assets as of December 31, 1996. The aggregate tax bases of depreciable real and personal property of the hotel for federal income tax purposes were approximately $27.7 million and $955,500, respectively, as of December 31, 1996. Depreciation is computed for federal income tax purposes using the straight-line method over a 39 year life for the real property and declining balance methods over lives which range from 5 to 7 years for the personal property. The 1996 realty tax rate for the Days Inn Lake Buena Vista was $21.08 per $1,000 of assessed value. The occupancy rate for the Days Inn Lake Buena Vista was as follows: (i) 73.9% for the year ended December 31, 1993; (ii) 77.9% for the year ended December 31, 1994; (iii) 77.8% for the year ended December 31, 1995; and (iv) 76.8% for the 9 months ended September 30, 1996. Occupancy information for the year ended December 31, 1992 was not available to the Company.

 Holiday Inn Resort Monterey--Monterey, California

  On November 21, 1996, the Company acquired the 204-room Holiday Inn Resort Monterey for approximately $15.5 million in cash. The Holiday Inn Resort Monterey is located at the major tourist destination of Monterey, California. The hotel is a three-story, interior corridor facility configured around a central courtyard and pool. Amenities include two tennis courts, a heated outdoor pool, an indoor therapy whirlpool, restaurant, lounge and approximately 6,200 square feet of meeting space.

  The Monterey/Carmel area is nationally known for its beautiful coastline scenery, the scenic 17 Mile Drive, Fisherman's Wharf, the Monterey Aquarium, the golf courses of Pebble Beach, Spy Glass and Cypress Point and the historic Cannery Row. In addition, the communities of Monterey and Carmel have limited the development of new lodging facilities in their area through several voter initiatives. The hotel had occupancy, ADR and REVPAR of 65.5%, $100.08 and $65.50, respectively, for the twelve months ended September 30, 1996. The hotel was developed in 1971 and is wood frame construction with painted stucco and wood exterior walls trimmed with rock veneer. The contemporary architecture and well-developed landscaping combine to produce an appealing complex similar to others found in the area. The Company has budgeted for 1997 approximately $3.9 million in renovations and capital improvements to the hotel in order to reposition the hotel as a Hilton Hotel. The Company believes that the renovation and brand conversion planned for the hotel will allow the hotel to capture the benefits associated with the overall improvement in the lodging market in the area in which the hotel operates. There can be no assurance that such brand conversion and improved operating results will occur.

 Hilton Hotel-Durham--Durham, North Carolina

  On January 8, 1997, the Company acquired the 152-room Hilton Hotel-Durham for approximately $12.1 million in cash. The Hilton Hotel-Durham is located in northwestern Durham, one mile from Duke University and Duke Medical Center. The hotel is accessible by two major highways and is situated in proximity to a number of business centers. The hotel has been well maintained and underwent an interior renovation in 1993 and 1994. The competitive market in which the hotel operates has experienced significant increases in rate and occupancy levels over the last several years, with overall demand for guest rooms increasing by 8.1% from 1992 to 1995, from 64.0% to 72.1%, and average room rates increased by 13.2% for the same time period, from $63.22 to $76.42.

  The hotel, which was constructed in 1987, offers 152 guest rooms, 300 parking spaces and over 6,000 square feet of function space. The hotel also contains a full-service restaurant, an entertainment lounge and a lobby bar, an outdoor pool, an exercise room, a business center and a car rental counter. The Company has budgeted for 1997 approximately $250,000 for renovations and improvements of the hotel and approximately $2.4 million on a 42 guest room expansion of the hotel.

  This hotel competes with the Durham Option Hotel in which AGHI holds a 16.7% interest. Pursuant to the Option Agreement, the Company has the option and right of first refusal to acquire AGHI's 16.7% partnership interest in the Durham Option Hotel. See "Risk Factors--Conflicts Relating to Continued Ownership of Other Hotel Properties" and "Certain Relationships and Transactions--Options to Purchase and Rights of First Refusal."

PROPOSED ACQUISITION HOTELS

  The Company has entered into contracts to purchase the Proposed Acquisition Hotels for an aggregate purchase price of approximately $71.7 million. The closing of the purchase of each of the Proposed Acquisition Hotels is subject to satisfactory completion of various closing conditions. Accordingly, no assurance can be given that the Company will acquire any or all of the Proposed Acquisition Hotels. See "Risk Factors--Risk That Proposed Acquisition Hotels Will Not Be Acquired." If the Proposed Acquisition Hotels are acquired, the Company will have invested approximately $129.7 million in hotel acquisitions since the IPO and will own a portfolio of 20 hotels containing approximately 4,600 guest rooms. This represents a more than 50% increase in the Company's portfolio since the IPO based upon the number of guest rooms. Set forth below are summary descriptions of the Proposed Acquisition Hotels:

  Portfolio Purchase. In December 1996, the Company entered into a series of agreements to acquire a portfolio of hotels, including the Four Points by Sheraton, the Sheraton Key Largo and the French Quarter Suites Hotel for an aggregate purchase price of approximately $59.1 million. The purchase price for the Portfolio Purchase is as follows: (i) approximately $49.5 million in cash and (ii) the assumption of approximately $9.6 million of mortgage indebtedness secured by the French Quarter Suites Hotel.

 Four Points by Sheraton--Marietta, Georgia

  The Four Points by Sheraton is located in Marietta, Georgia, a northwest suburb of Atlanta. The hotel was built in 1985 as a 219-room Sheraton. The hotel is situated within a highly traveled commercial and residential area in central Marietta. Amenities at the hotel include a restaurant, lounge, outdoor pool, fitness center and approximately 10,000 square feet of meeting space. The hotel's extensive meeting space is the largest in Marietta, allowing the hotel to accommodate the majority of the group and meetings demand in that market.

  The Company has budgeted approximately $2.8 million to renovate the hotel during 1997 in order to reposition the hotel to operate under the Wyndham Garden Hotel brand. There can be no assurance that such brand conversion will occur. The Company expects to lease the hotel to the Lessee, which, in turn, expects to engage Wyndham Hotel Corporation as the manager of this property. Assuming the acquisition of this hotel by the Company, this will be the first hotel owned by the Company that is not managed by AGHI.

  The hotel is being acquired as part of the Portfolio Purchase. The Company has allocated a $17.0 million cash purchase price to Four Points by Sheraton. The hotel had occupancy, ADR and REVPAR of 65.2%, $81.41 and $53.11, respectively, for the twelve months ended September 30, 1996. The closing is scheduled to occur in March 1997 and is conditioned on, among other things, the satisfactory completion of the Company's due diligence and certain lender consents.

 Sheraton Key Largo--Key Largo, Florida

  The Sheraton Key Largo is located at Mile Marker 97 and US Highway 1 in Key Largo, Florida. The hotel, developed in 1985, is a 200-room resort complex contained within three sprawling four-story structures nestled within highly dense vegetation and situated on the island's western coastline. The resort offers a private beach, boat dock, two outdoor pools, two tennis courts, a 2,000 foot nature trail, two restaurants, a lounge and approximately 10,500 square feet of meeting space. Additional amenities include a gift shop, hair salon and water sports activities. The Sheraton Key Largo is the largest hotel facility in the major tourist destination of Key Largo.

  The Company has budgeted approximately $3.0 million to renovate the hotel during 1997 in order to reposition the hotel to operate as a Westin Resort. There can be no assurance that such conversion will occur. The hotel had occupancy, ADR and REVPAR of 77.3%, $116.70 and $90.19, respectively, for the twelve months ended September 30, 1996.

  The hotel is being acquired as part of the Portfolio Purchase. The Company has allocated a $26.1 million cash purchase price to the Sheraton Key Largo. The closing is scheduled to occur in March 1997 and is conditioned on, among other things, the satisfactory completion of the Company's due diligence and certain lender consents. The Company expects that the hotel will be leased to the Lessee and will be managed by AGHI.

 French Quarter Suites Hotel--Atlanta, Georgia

  The French Quarter Suites Hotel is located in the Cumberland Mall/Galleria area of northwestern Atlanta. The hotel was constructed in 1985 and contains a total of 155 guest rooms of which 144 are two-room, 600 square foot suites. The hotel also contains an upscale restaurant, the Cafe New Orleans, as well as a fitness center, an outdoor pool and 3,500 square feet of meeting space.

  The Company has budgeted approximately $2.8 million during 1997 to complete an extensive renovation of the hotel in order to convert the facility to operate as a DoubleTree Guest Suites hotel. There can be no assurance that such brand conversion will occur. The hotel had occupancy, ADR and REVPAR of 73.6%, $107.00 and $78.70, respectively, for the twelve months ended September 30, 1996.

  The hotel is being acquired as part of the Portfolio Purchase. The Company has allocated a $16.0 million purchase price to the French Quarter Suites Hotel, consisting of approximately $6.4 million in cash and the assumption of approximately $9.6 million of mortgage indebtedness bearing an interest rate of 9.75% per annum and secured by the property. The closing is scheduled to occur in March 1997 and is conditioned on, among other things, the satisfactory completion of the Company's due diligence and certain lender consents. The Company expects that the hotel will be leased to the Lessee and will be managed by AGHI.

 Radisson Arlington Heights--Arlington Heights, Illinois

  The Radisson Arlington Heights is located in suburban northwest Chicago, approximately 8.5 miles from O'Hare International Airport, in an area dominated by a large number of corporate users of lodging facilities, including National Car Rental, United Airlines, American Airlines, Airborne Express and Pepsi-Cola. The hotel, which was developed in 1981, is a 201-room full-service facility. The six-story hotel contains a restaurant, lobby and approximately 7,200 square feet of meeting space. Other amenities at the hotel include an indoor heated pool, exercise room and gift shop.

  The hotel has been managed by AGHI since March 1993. In 1993, when AGHI commenced managing the property, occupancy, ADR and REVPAR at the hotel were 60.7%, $61.52 and $37.34, respectively. By the twelve months ended September 30, 1996, occupancy at the hotel had increased 15.2% to 69.9%, ADR at the hotel had increased 21.1% to $74.52 and REVPAR at the hotel had increased 39.5% to $52.08.

  The purchase price of the hotel is approximately $11.5 million payable as follows: (i) $3.3 million in cash and (ii) the assumption of a one-year, $8.2 million first mortgage note, which bears interest at the rate of 7.5% per annum. In addition, commencing on the earlier of the fourth year anniversary of the completion of initial renovations of the hotel or January 1, 2003 (the "Arlington Buyout Date"), the seller will have the right to receive a 25% profits interest in the net cash flow and the net proceeds from certain capital transactions generated at the hotel. The Company has the option to purchase this profits interest for an amount equal to 25% of the fair market value of the hotel less the sum of $11.2 million plus the cost of any additional expansion of the hotel at any time after the fourth anniversary of the completion of the initial renovations at the hotel, except that if the number of rooms are increased at the hotel or the franchise brand is changed, then the option right may not be exercised until a date that is at least 30 months after the completion of any such expansion or commencement of operations under such new franchise, as the case may be. In the event that the Company exercises its option and acquires the seller's 25% profit interest, the Company will immediately terminate any right to receive such interest. This future cash flow right was granted in order to compensate the sellers for the recent improvement in the hotel's performance that is not fully reflected in the historical operating results. The Company expects that the hotel will be leased to the Lessee and will continue to be managed by AGHI.

  The Company has budgeted for 1997 approximately $4.0 million to renovate the hotel and approximately $2.0 million to add at least 31 guest rooms to the hotel. The restaurant facilities are subject to a space lease with a third party lessee; such lease provides for monthly payments of $11,111 from the date of the closing of the purchase through December 1997, at which time the lease expires.

THE PARTICIPATING LEASES

  In order for the Company to qualify as a REIT, neither the Company nor the Operating Partnership may operate hotels or related properties. The Operating Partnership leases each Current Hotel and will lease each Proposed Acquisition Hotel to the Lessee for a term of twelve years from the date of its acquisition by the Company pursuant to separate Participating Leases that provide for rent equal to the greater of Base Rent or

Participating Rent. The Participating Leases for the Proposed Acquisition Hotels are expected to contain substantially the same ancillary terms as the Participating Leases for the Current Hotels. In addition, the Company and the Lessee are party to a Lease Master Agreement (the "Lease Master Agreement"), which sets forth the terms of the Lessee Pledge and certain other matters. Each Participating Lease with the Lessee contains terms substantially similar to those described below. The following summary is qualified in its entirety by the Participating Leases and the Lease Master Agreement, the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

  Participating Lease Terms. Each Participating Lease has a term of twelve years from the date of the Company's acquisition of the hotel subject to such lease, subject to earlier termination upon the occurrence of certain contingencies described in the Participating Lease (including, particularly, the provisions described herein under "Damage to Hotels," "Condemnation of Hotels," and "Termination of Participating Leases Upon Disposition of the Hotels").

  Base Rent; Participating Rent; Additional Charges. Each Participating Lease requires the Lessee to pay (i) fixed weekly Base Rent, (ii) on a monthly basis, the excess of Participating Rent over Base Rent, with Participating Rent based on certain percentages of room revenue, food and beverage revenue and telephone and other revenue at each Hotel, and (iii) certain other amounts, including interest accrued on any late payments or charges ("Additional Charges"). Commencing in January 1997, Base Rent and Participating Rent departmental thresholds (departmental revenue on which the rent percentage is based) will be increased annually by a percentage equal to the percentage increase in the CPI (as defined in "Glossary") (CPI percentage increase plus 0.75% in the case of the Participating Rent departmental revenue thresholds) compared to the prior year. At ten of the Hotels, the franchise agreements for the hotels require increases in the franchise royalty rates in future years and the Participating Leases for those hotels provide that the room revenue threshold will be increased to a higher level effective in the year of the franchise royalty rate increase. At fourteen of the Hotels, the Company plans to undertake substantial renovations that are expected to be completed by the fourth quarter of 1997. At thirteen of these Hotels, the renovations are expected to significantly negatively affect the operating margins at these hotels during the renovation period. As a result, as set forth in the table below, the Participating Rent formulas in the Participating Leases for these hotels contain Participating Rent thresholds that adjust effective January 1, 1997 and/or January 1, 1998, as the case may be, to take into account the impact of such renovations and will increase by the percentage increase in CPI plus 0.75% thereafter. In addition, Base Rent relating to these thirteen Hotels will adjust effective January 1, 1997 and/or January 1, 1998, as the case may be, and will increase by the percentage increase in CPI thereafter. See the footnotes to the chart on the following page. Following completion of the planned renovations, the Participating Rent thresholds for those Participating Leases will increase thereafter based upon increases in the CPI in the same manner as in the other Participating Leases. Base Rent is payable weekly in arrears. Participating Rent is payable monthly in arrears in an estimated budgeted amount equal to one-third of the Participating Rent estimated to be payable during such quarter and will be calculated based on the year-to-date departmental receipts as of the end of the preceding calendar quarter, and a prorated amount of each of the applicable departmental revenue thresholds determined based on the calendar quarter, or portion thereof, of the fiscal year for which the calculation is being made, and crediting against such amount the total Participating Rent previously paid for such fiscal year and the cumulative Base Rent paid for such fiscal year as of the end of the preceding calendar quarter. The monthly departmental thresholds and the weekly Base Rent are set based on the Company's annual budget, which reflects the seasonal variations in the Company's revenues. Participating Rent payments during each calendar quarter will be adjusted at the end of each quarter to reflect actual results. A final adjustment of the Participating Rent for each fiscal year will be made, based on audited statements of revenue for each hotel.

  The table below sets forth (i) the annual Base Rent, (ii) Participating Rent formulas and (iii) the pro forma rent that would have been paid for each hotel pursuant to the terms of the Participating Leases based on the historical revenues for the twelve months ended September 30, 1996, as if the Company had owned the hotels and the Participating Leases were in effect during such twelve-month period and October 1, 1995 was the beginning of the lease year. For each hotel, pro forma Participating Rent is greater than Base Rent.

                            LEASE                                                        TWELVE MONTHS ENDED
                          EXPIRATION                                                     SEPTEMBER 30, 1996
                             DATE     BASE RENT           PARTICIPATING          -----------------------------------
                           (MONTH/   (DOLLARS IN          RENT FORMULA                             PRO FORMA
    HOTEL PROPERTIES        YEAR)    THOUSANDS)      (DOLLARS IN THOUSANDS)                   PARTICIPATING RENT
------------------------  ---------- ----------- -------------------------------           -------------------------
                                                                                 PRO FORMA                 TELEPHONE
                                                                                   TOTAL                      AND
                                                                                  REVENUE   ROOM     F&B     OTHER
                                                                                 --------- ------- ------- ---------
                                                                                       (DOLLARS IN THOUSANDS)
INITIAL HOTELS
Holiday Inn Dallas DFW
 Airport West
 --Bedford, Texas.......     6/08       $ 827    Rooms: 25.0% of first $2,650;    $ 3,588  $ 1,421 $    68  $   53
                                                  60.0% of next $825; 70.0%
                                                  thereafter; F&B: 5.0% of first
                                                  $905; 10.0% thereafter;
                                                  Telephone and Other: 22.5%
Courtyard by Marriott-
 Meadowlands(1)
                             6/08         946    Rooms: 20.0% of first $2,150;      3,219    1,787       0      72
                                                  60.0% of next $1,315; 70.0%
                                                  thereafter; Telephone and
--Secaucus, New Jersey..                          Other: 25.0%
Hampton Inn Richmond
 Airport
                             6/08         530    Rooms: 30.0% of first $1,155;      1,506      917       0      36
                                                  70.0% thereafter; Telephone
--Richmond, Virginia....                          and Other: 30.0%
Hotel Maison de Ville(2)
                             6/08         274    Rooms: 15.0% of first $890;        1,384      410      33      11
                                                  60.0% of next $210; 70.0%
                                                  thereafter; F&B: 5.0% of first
--New Orleans,                                    $430; 10.0% thereafter;
 Louisiana..............                          Telephone and Other: 15.0%
Hilton Hotel--Toledo
                             6/08         832    Rooms: 15.0% of first $2,400;      4,615    1,020     239      55
                                                  60.0% of next $650; 70.0%
                                                  thereafter; F&B: 7.5% of first
                                                  $1,800; 22.5% thereafter;
Toledo, Ohio............                          Telephone and Other: 20.0%
Holiday Inn Dallas DFW
 Airport South(3)
                             6/08       2,410    Rooms: 25.0% of first $4,650;      8,848    3,540     449      60
                                                  60.0% of next $2,950; 70.0%
                                                  thereafter; F&B: 10.0% of
                                                  first $2,280; 30.0%
                                                  thereafter; Telephone and
--Irving, Texas.........                          Other: 12.5%
Holiday Inn New Orleans
 International Airport

                             6/08       2,099    Rooms: 25.0% of first $3,050;      6,181    3,216     149     115
                                                  65.0% of next $2,350; 75.0%
                                                  thereafter; F&B: 7.5% of first
                                                  $930; 20.0% thereafter;
--Kenner, Louisiana.....                          Telephone and Other: 25.0%
Days Inn Ocean City(4)

                             6/08         719    Rooms: 30.0% of first $1,025;      2,111    1,222       0      34
                                                  70.0% thereafter; Telephone
--Ocean City, Maryland..                          and Other: 30.0%

                             See notes on page 71.

                            LEASE                                                       TWELVE MONTHS ENDED
                          EXPIRATION                                                     SEPTEMBER 30, 1996
                             DATE     BASE RENT           PARTICIPATING          ------------------------------------
                           (MONTH/   (DOLLARS IN          RENT FORMULA                            PRO FORMA
     HOTEL PROPERTIES       YEAR)    THOUSANDS)      (DOLLARS IN THOUSANDS)                   PARTICIPATING RENT
 ------------------------ ---------- ----------- -------------------------------           --------------------------
                                                                                 PRO FORMA                  TELEPHONE
                                                                                   TOTAL                       AND
                                                                                  REVENUE   ROOM     F&B      OTHER
                                                                                 --------- -------  ------  ---------
                                                                                       (DOLLARS IN THOUSANDS)
 INITIAL HOTELS
 Holiday Inn Select-
  Madison(5)(6)
  --Madison, Wisconsin...
                             6/08      $1,597    Rooms: 25.0% of first $2,250;    $ 6,011  $ 2,476  $  319   $   62
                                                  60.0% of next $1,950; 70.0%
                                                  thereafter; F&B: 10.0% of
                                                  first $1,900; 20.0%
                                                  thereafter; Telephone and
                                                  Other: 25.0%
 Holiday Inn Park Center
  Plaza(7)(8)
  --San Jose,
   California............    6/08       1,091    Rooms: 20.0% of first $3,600;      5,343    1,976     128      169
                                                  65.0% of next $1,050; 75.0%
                                                  thereafter; F&B: 5.0% of first
                                                  $1,350; 10.0% thereafter;
                                                  Telephone and Other: 30.0%
 Fred Harvey Albuquerque
  Airport Hotel(9)
  --Albuquerque, New
   Mexico................    6/08       1,202    Rooms: 25.0% of first $2,560;      4,640    1,834     106      111
                                                  60.0% of next $1,060; 70.0%
                                                  thereafter; F&B: 5.0% of first
                                                  $1,190; 10.0% thereafter;
                                                  Telephone and Other: 25.0%
 Le Baron Airport
  Hotel(10)(11)--
  --San Jose,
   California............    6/08       1,323    Rooms: 20.0% of first $3,100;      6,122    2,751     176      156
                                                  60.0% of next $1,975; 70.0%
                                                  thereafter; F&B: 5.0% of first
                                                  $2,320; 15.0% thereafter;
                                                  Telephone and Other: 30.0%
 Holiday Inn Mission
  Valley(12)(13)
  --San Diego,
   California............    6/08       1,542    Rooms: 25.0% of first $3,570;      5,368    2,120      75       99
                                                  65.0% of next $900; 75.0%
                                                  thereafter; F&B: 5.0% of first
                                                  $845; 10.0% thereafter;
                                                  Telephone and Other: 25.0%
 ACQUIRED HOTELS
 Days Inn Lake
  Buena Vista(14)(15)
  --Orlando, Florida.....   10/08       5,044    Rooms: 25.0% of first $2,531;      6,621    4,805*     43*     376*
                                                  60.0% of next $3,449, 70.0%
                                                  thereafter; F&B: 5.0% of first
                                                  $579; 10.0% thereafter;
                                                  Telephone and Other: 50.0%
 Holiday Inn Resort
  Monterey(16)(17)
  --Monterey,               11/08       1,279    Rooms: 20.0% of first $3,189;      4,370    1,814      30       93
   California............                         60.0% of next $1,636; 70.0%
                                                  thereafter; F&B: 2.5% of first
                                                  $740; 5.0% thereafter;
                                                  Telephone and Other: 50.0%

                             See notes on page 71.

                                                                                                TWELVE MONTHS ENDED
                                    LEASE                                                        SEPTEMBER 30, 1996
                                  EXPIRATION                                             ------------------------------------
                                     DATE     BASE RENT           PARTICIPATING                           PRO FORMA
                                   (MONTH/   (DOLLARS IN          RENT FORMULA                          PARTICIPATING
        HOTEL PROPERTIES            YEAR)    THOUSANDS)      (DOLLARS IN THOUSANDS)                          RENT
 -----------------------------    ---------- ----------- -------------------------------           --------------------------
                                                                                         PRO FORMA                  TELEPHONE
                                                                                           TOTAL                       AND
                                                                                          REVENUE   ROOM     F&B      OTHER
                                                                                         --------- -------  ------  ---------
                                                                                               (DOLLARS IN THOUSANDS)
 ACQUIRED HOTELS
 Hilton Hotel-Durham(18)
  --Durham, North Carolina....       1/09      $ 1,133   Rooms: 25.0% of first $2,075;    $ 3,869  $ 1,380  $  160   $   38
                                                          60.0% of next $692; 70.0%
                                                          thereafter; F&B: 7.5% of first
                                                          $1,276; 15.0% thereafter;
                                                          Telephone and Other: 30.0%
                                               -------                                    -------  -------  ------   ------
 TOTALS--Current Hotels.......                  22,848                                     73,796   32,689   1,975    1,540
                                               -------                                    -------  -------  ------   ------
 PROPOSED ACQUISITION HOTELS
 Four Points by Sheraton(19)
  --Marietta, Georgia.........       3/09        1,350   Rooms: 20.0% of first $2,400;      4,388    1,754     127       71
                                                          65.0% of next $1,150; 75.0%
                                                          thereafter; F&B: 7.5% of first
                                                          $1,090; 20.0% thereafter;
                                                          Telephone and Other: 30.0%
 Sheraton Key Largo(20)(21)
  --Key Largo, Florida........       3/09        2,184   Rooms: 20.0% of first $3,950;      6,590    2,459      74       81
                                                          60.0% of next $1,875; 70.0%
                                                          thereafter; F&B: 2.5% of first
                                                          $1,674; 5.0% thereafter;
                                                          Telephone and Other: 25.0%
 French Quarter Suites
  Hotel(22)(23)
  --Atlanta, Georgia..........       3/09        1,373   Rooms: 25.0% of first $2,050;      4,191    2,231      65       49
                                                          65.0% of next $925; 75.0%
                                                          thereafter; F&B: 5.0% of first
                                                          $715; 10.0% thereafter;
                                                          Telephone and Other: 25.0%
 Radisson Arlington Heights(24)
  --Arlington Heights,               2/09          922   Rooms: 20.0% of first $2,450;      2,882    1,356     108       76
   Illinois...................                 -------    60.0% of next $820; 70.0%       -------  -------  ------   ------
                                                          thereafter; F&B: 15.0% of
                                                          first $300; 60.0% thereafter;
                                                          Telephone and Other: 25.0%
 TOTALS--Proposed Acquisition
  Hotels......................                   5,829                                     18,051    7,800     374      277
                                               -------                                    -------  -------  ------   ------
  TOTALS--All Hotels..........                 $28,677                                    $91,847  $40,489* $2,349*  $1,817*
                                               =======                                    =======  =======  ======   ======

* The pro forma Participating Rent for the nine months ended September 30, 1995 and the twelve months ended December 31, 1996 is less than pro forma Base Rent at the Days Inn Lake Buena Vista for these same periods. As a result, pro forma Participating Rent for the twelve months ended September 30, 1996 has been increased by $447.

                             See notes on page 71.

 (1) If food & beverage ("F&B") revenue exceeds $1,000, Participating Rent will include 5% of total F&B revenue.
 (2) There will be an additional adjustment to the room department Participating Rent thresholds of 4.0% in 1997.
 (3) There will be an additional adjustment to the room department Participating Rent thresholds of 2.0% in 1997 and 2.0% in 1998.
 (4) The Participating Rent formula will be reset in 1997 to the following:
     Rooms: 30.0% of first $1,400; 70.0% thereafter; Telephone and Other:
     30.0%. Base Rent will reset in 1997 to $800 and grow at CPI thereafter.
 (5) There will be an additional adjustment to the room department Participating Rent thresholds of 3.0% in 2000.
 (6) The Participating Rent formula will be reset in 1997 to the following:
     Rooms: 25.0% of the first $2,500; 60.0% of next $2,400; 70.0% thereafter; F&B: 10.0% of first $2,000; 20.0% thereafter; Telephone and Other: 30.0%. Base Rent will reset in 1997 to $1,750 and grow at CPI thereafter.
 (7) The Participating Rent formula will be reset in 1997 to the following:
     Rooms: 20.0% of first $3,875; 65.0% of next $1,300; 75.0% thereafter;
     F&B: 5.0% of first $1,625; 10.0% thereafter; Telephone and Other: 30.0%. Base Rent will reset in 1997 to $1,400 and grow at CPI thereafter.
 (8) There will be an additional adjustment to the room department Participating Rent thresholds of 2.0% in 1999 and 2.0% in 2000.
 (9) The Participating Rent formula will be reset in 1997 to the following:
     Rooms: 25.0% of first $3,350; 60.0% of next $1,400; 70.0% thereafter;
     F&B: 5.0% of first $1,350; 10.0% thereafter; Telephone and Other: 25.0%. Base Rent will reset in 1997 to $1,400 and grow at CPI thereafter.
(10) The Participating Rent formula will be reset in 1997 to the following:
     Rooms: 20.0% of first $3,350; 60.0% of next $2,800; 70.0% thereafter;
     F&B: 5.0 of first $1,850; 15.0% thereafter; Telephone and Other: 30.0%. The Participating Rent formula will be reset in 1998 to the following:
     Rooms: 20.0% of first $3,950; 60.0% of next $3,100; 70.0% thereafter;
     F&B: 5.0% of first $1,950; 15.0% thereafter; Telephone and Other: 30.0%. Base rent will reset in 1997 to $2,100 and grow at CPI thereafter.
(11) There will be an additional adjustment to the room department Participating Rent thresholds of 4.0% in 1999.
(12) The Participating Rent formula will be reset in 1997 to the following:
     Rooms: 25.0% of first $3,825; 65.0% of next $950; 75.0% thereafter; F&B:
     5.0% of first $1,000; 10.0% thereafter; Telephone and Other: 25.0%. Base Rent will reset in 1997 to $1,800 and grow at CPI thereafter.
(13) There will be an additional adjustment to the room department Participating Rent thresholds of 3.0% in 1999.
(14) There will be an additional adjustment to the room department Participating Rent thresholds of 2.0% in 1999 and 2.0% in 2000.
(15) The Participating Rent formula will be reset in 1998 to the following:
     Rooms: 25.0% of first $5,452; 60.0% of next $4,933; 70.0% thereafter;
     F&B: 5.0% of first $745; 10.0% thereafter; Telephone and Other: 50.0%. Base Rent will reset in 1998 to $4,624 and grow at CPI thereafter.
(16) There will be an additional adjustment to the room department Participating Rent thresholds of 4.5% in 1999 and 3.0% in 2000.
(17) The Participating Rent formula will be reset in 1998 to the following:
     Rooms: 20.0% of first $3,023; 60.0% of next $1,973; 70.0% thereafter;
     F&B: 2.5% of first $768; 5.0% thereafter; Telephone and Other: 50.0%. Base Rent will reset in 1998 to $2,041 and grow at CPI thereafter.
(18) The Participating Rent formula will be reset in 1998 to the following:
     Rooms: 25.0% of first $2,460; 60.0% of next $911; 70.0% thereafter; F&B:
     7.5% of first $1,522; 15.0% thereafter; Telephone and Other: 30.0%. Base Rent will reset in 1998 to $1,564 and grow at CPI thereafter.
(19) The Participating Rent formula will be reset in 1998 to the following:
     Rooms: 25.0% of first $2,625; 65.0% of next $1,275; 75.0% thereafter;
     F&B: 7.5% of first $1,130; 20.0% thereafter; Telephone and Other 30.0%. Base Rent will be reset to $1,460 and grow at CPI thereafter.
(20) There will be an additional adjustment to the room department Participating Rent thresholds of 2.5% in 1999 and 2.5% in 2000 and 1.0% in 2001.

(21) The Participating Rent formula will be reset in 1998 to the following:
     Rooms: 20.0% of first $3,875; 60.0% of next $2,200; 70.0% thereafter;
     F&B: 2.5% of first $1,737; 5.0% thereafter; Telephone and Other: 25.0%. Base Rent will reset in 1998 to $2,284 and grow at CPI thereafter.
(22) There will be an additional adjustment to the room department Participating Rent thresholds of 3.0% in 1999 and 1.0% in 2000.
(23) The Participating Rent formula will be reset in 1998 to the following:
     Rooms: 25.0% of first $2,450; 65.0% of next $1,050; 75.0% thereafter;
     F&B: 5.0% of first $742; 10.0% thereafter; Telephone and Other: 25.0%. Base Rent will reset in 1998 to $1,466 and grow at CPI thereafter.
(24) The Participating Rent formula will be reset in 1998 to the following:
     Rooms: 20.0% of first $2,575; 60.0% of next $1,000; 70.0% thereafter;
     F&B: 7.5% of first $1,100; 15.0% thereafter; Telephone and Other: 25.0%. Base Rent will reset in 1998 to $1,162 and grow at CPI thereafter.

  Other than real estate and personal property taxes and assessments, rent payable under the ground leases, casualty insurance, including loss of income insurance, capital impositions and capital replacements and refurbishments (determined in accordance with generally accepted accounting principles), which are obligations of the Company, the Participating Leases require the Lessee to pay rent, liability insurance (see "Insurance and Property Taxes and Assessments"), all costs and expenses and all utility and other charges incurred in the operation of the Hotels. The Participating Leases also provide for rent reductions and abatements in the event of damage or destruction or a partial taking of any Hotel as described under "Damage to Hotels" and "Condemnation of Hotels."

  Lessee Capitalization; Lessee Pledge. At the time of the IPO, the partners of the Lessee (i) capitalized the Lessee with $500,000 in cash and (ii) pursuant to the Lessee Pledge, pledged 275,000 OP Units to the Company to secure the Lessee's obligations under the Participating Leases. OP Units subject to the Lessee Pledge may be released therefrom without duplication,
(a) on a one-for-one basis as the Lessee acquires OP Units or shares of Common Stock or (b) upon the contribution to the Lessee of cash or an increase in undistributed earnings in an amount equal to the then current market value of the OP Units to be released from the Lessee Pledge.

  Distribution Restrictions. The Lessee may not pay any distributions to its partners (except for the purpose of permitting its partners to pay taxes on the income attributable to them from the Lessee and except for distributions relating to interest or dividends received by the Lessee from cash or securities held by it) or make any other distributions to affiliates of the Lessee, other than limited amounts relating to Lessee overhead or pursuant to the Management Agreements, until the Lessee's net worth equals the greater of
(i) $6.0 million or (ii) 17.5% of actual rent payments from hotels leased to the Lessee during the preceding calendar year (annualized for 1996) (the "Lessee Distribution Restriction"). During the period of the Lessee Distribution Restriction, the Lessee will be required, subject to compliance with applicable securities laws, to purchase annually Common Stock on the open market or, if any such purchase would violate the ownership limitation in the Company's Charter, or at the option of the Operating Partnership, OP Units, in an amount equal to the Lessee's cash flow attributable to the Participating Leases for the preceding fiscal year (after establishing a reserve for partner tax distributions). For purposes of calculating the net worth threshold for the Lessee Distribution Restriction, annual rent payments will be determined on a calendar year basis and will be annualized for any partial calendar year. If the Lessee's net worth exceeds the net worth threshhold for the Lessee Distribution Restriction, the Lessee may make distributions to its partners, provided that, after such distribution, the Lessee's net worth equals or exceeds the net worth threshold for the Lessee Distribution Restriction and provided that at such time there exists no Event of Default (as defined in the Participating Leases) under the Participating Leases. All Common Stock or OP Units acquired by the Lessee during the period of the Lessee Distribution Restriction may not be sold or transferred for a period of two years after their acquisition (other than to partners in the Lessee) unless, following such transfer, the net worth threshhold for the Lessee Distribution Restriction is satisfied.

  Subordination of Management Fees. The Lessee has engaged AGHI to operate the Current Hotels and will engage AGHI to operate three of the Proposed Acquisition Hotels. See "--The Management Agreements." The Participating Leases provide that effective upon written notice by the Company of any monetary Event of Default under the Participating Leases or a default under the FF&E Note, and during the continuance thereof, no management fees will be paid to AGHI with respect to any Hotel. Any deferred management fee will accrue without interest until any such default has been cured. In addition, each Management Agreement which the Lessee enters into must provide that AGHI will repay to the Company any payments made to it by the Lessee while any such default has occurred and is continuing.

  Maintenance and Improvements. The Participating Leases obligate the Company to establish annually a reserve for capital improvements at each Current Hotel (including the periodic replacement or refurbishment of FF&E). The aggregate amount of such reserves is equal 4.0% of total revenue for each Current Hotel (which, on a consolidated pro forma basis for the twelve months ended September 30, 1996, represented approximately 5.4% of room revenue). Any unexpended amounts will remain the property of the Company upon termination of the Participating Leases. Otherwise, the Lessee will be required, at its expense, to maintain the Current Hotels in good order and repair, except for ordinary wear and tear, and to make non-structural, foreseen and unforeseen, and ordinary and extraordinary, repairs (other than capital repairs) which may be necessary and appropriate to keep the Current Hotels in good order and repair.

  The Lessee is not obligated to bear the cost of any capital improvements or capital repairs to the Current Hotels. With the consent of the Company, however, the Lessee, at its expense, may make capital additions, modifications or improvements to the Hotels, provided that such action does not significantly alter their character or purposes and maintains or enhances the value of the Hotels. All such alterations, replacements and improvements are subject to all the terms and provisions of the Participating Leases and will become the property of the Company upon termination of the Participating Leases. The Company owns substantially all personal property (other than inventory) not affixed to, or deemed a part of, the real estate or improvements at the Current Hotels, but does not own such personal property which would cause any portion of the rents under the Participating Leases not to qualify as "rents from real property" for REIT income test purposes. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT-- Income Tests" and "Certain Relationships and Transactions--Sale of Personal Property."

  Insurance and Property Taxes and Assessments. The Company is responsible for paying for (i) real estate and personal property taxes and assessments at the Current Hotels (except to the extent that personal property associated with the Current Hotels is owned by the Lessee), (ii) casualty insurance on the Current Hotels and (iii) business interruption insurance covering the Base Rent and Participating Rent. The aggregate real estate and personal property tax obligations for the Current Hotels during the twelve months ended September 30, 1996 was approximately $2.8 million. The Lessee is required to pay or reimburse the Company for all liability insurance on the Current Hotels, with extended coverage, including comprehensive general public liability, workers' compensation and other insurance appropriate and customary for properties similar to the Current Hotels and naming the Company as an additional named insured.

  Events of Default. Events of Default under the Participating Leases and the Lease Master Agreement include, among others, the following:

    (i) the failure by the Lessee to pay Base or Participating Rent when due and the continuation of such failure for a period of ten days after receipt by the Lessee of notice from the Company;

    (ii) the failure by the Lessee to observe or perform any other term of a Participating Lease or the Lease Master Agreement and the continuation of such failure for a period of 30 days after receipt by the Lessee of notice from the Company thereof, unless the Lessee is diligently proceeding to cure, in which case the cure period will be extended to 180 days;

    (iii) if the Lessee shall generally not be paying its debts as they become due or file a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, make a general assignment for the benefit of its creditors, consent to the appointment of a custodian, receiver, trustee or other similar officer with respect to it or any substantial part of its assets, be adjudicated insolvent or take corporate action for the purpose of any of the foregoing;

    (iv) if the Lessee is liquidated or dissolved or commences proceedings to effect the same, or ceases to do business or sells all or substantially all of its assets;

    (v) if the Lessee voluntarily discontinues operations of a Current Hotel for more than three days, except as a result of damage, destruction, condemnation or force majeure; or

    (vi) if an event of default beyond applicable cure periods occurs under the Franchise License with respect to any Current Hotel as a result of any action or failure to act by the Lessee or its agents (including AGHI).

  In addition, a default of the type described above will result in a cross-default of all other Participating Leases to which the Lessee is a party.

  Indemnification. Under each of the Participating Leases, the Lessee has agreed to indemnify, and is obligated to hold harmless, the Company from and against all liabilities, costs and expenses (including reasonable attorneys' fees and expenses) incurred by, imposed upon or asserted against the Company on account of, among other things, (i) any accident or injury to persons or property on or about the Current Hotels, including claims under liquor liability, "dram shop" or similar laws; (ii) any misuse by the Lessee or any of its agents of the leased property; (iii) any environmental liability (except to the extent such liability results from a pre-existing condition) (see "Environmental Matters" below); (iv) taxes and assessments in respect of the Current Hotels (other than real estate and personal property taxes and assessments (other than on property owned by the Lessee) and income taxes of the Company on income attributable to the Current Hotels and capital impositions); (v) any breach of the Participating Leases by the Lessee; or
(vi) any breach of any subleases related to the Current Hotels, provided, however, that such indemnification does not require the Lessee to indemnify the Company against the Company's own negligent acts or omissions or willful misconduct.

  Assignment and Subleasing. The Lessee is not permitted to sublet all or any part of the Current Hotels or assign its interest under any of the Participating Leases, other than to an affiliate of the Lessee, without the prior written consent of the Company. The Company has generally agreed to consent to any sublease of any portion of any Current Hotel that sells alcoholic beverages to the Beverage Corporations (as defined in "Formation Transactions") or of a retail portion of any Current Hotel (provided such sublease will not cause any portion of the Rents to fail to qualify as "rents from real property" for REIT income qualification test purposes). See "Sublease" below. No assignment or subletting will release the Lessee from any of its obligations under the Participating Leases.

  Damage to Hotels. In the event of damage to or destruction of any Current Hotel covered by insurance which then renders the hotel unsuitable for its intended use and occupancy, the Company may elect not to repair, rebuild or restore the hotel, in which event the Participating Lease shall terminate, and the Company generally shall be entitled to retain any proceeds of insurance related to such damage or destruction. In the event the Company terminates a Participating Lease under such circumstances, the Company, at its option, must either (i) pay the Lessee the fair market value of the Lessee's leasehold interest in the remaining term of the lease (which amount will be determined by discounting to present value, for each year of the remainder of the lease term, cash flow attributable to such lease after deducting the cost component of the applicable management fees, at an annual discount rate of 12% (for the purposes of such calculation, the annual cash flow for each remaining year of the lease term shall be equal to the cash flow attributable to such lease for the twelve months ended on the lease termination date)) or (ii) offer to lease to the Lessee a substitute hotel on terms that would create a leasehold interest in such hotel with a fair market value equal to or exceeding the fair market value of the Lessee's remaining leasehold interest under the Participating Lease to be terminated.

  In the event that damage to or destruction of a Hotel which is covered by insurance does not render such hotel unsuitable for its intended use and occupancy as a hotel, the Company or, at the Company's option, the Lessee, generally will be obligated to repair or restore such hotel. In the event of material damage to or destruction of any Hotel which is not covered by insurance, the Company may either repair, rebuild or restore the hotel (at the Company's expense) to substantially the same condition as existed immediately prior to such damage or terminate the Participating Lease without penalty. In the event of non-material damage to a Current Hotel, the Company is required to repair, rebuild or restore the hotel at its expense. During any period required for repair or restoration of any damaged or destroyed Hotel, rent will be equitably abated.

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

  Condemnation of Hotels. In the event of a total condemnation of a Current Hotel, the relevant Participating Lease will terminate with respect to such hotel as of the date of taking, and the Company and the Lessee will be entitled to their shares of any condemnation award in accordance with the provisions of the Participating Lease. In the event of a partial taking which does not render the hotel unsuitable for the Lessee's use, the Lessee shall restore the untaken portion of the hotel to a complete architectural unit, and the Company shall contribute to the cost of such restoration that part of the condemnation award required for such restoration.

  Termination of Participating Leases upon Disposition of the Current
Hotels. In the event the Company enters into an agreement to sell or otherwise transfer a Current Hotel, the Company will have the right to terminate the Participating Lease with respect to such hotel upon 30 days' prior written notice upon either (i) paying the Lessee the fair market value of the Lessee's leasehold interest in the remaining term of the Participating Lease to be terminated (which amount will be determined by discounting to present value, for each year of the remainder of the lease term, cash flow attributable to such lease after deducting the cost component of the applicable management fees, at an annual discount rate of 12% (for the purposes of such calculation, the annual cash flow for each remaining year of the lease term shall be equal to the cash flow attributable to such lease for the twelve months ended on the lease termination date)) or (ii) offering to lease to the Lessee a substitute hotel on terms that would create a leasehold interest in such hotel with a fair market value equal to or exceeding the fair market value of the Lessee's remaining leasehold interest under the Participating Lease to be terminated.

  Termination of Participating Leases upon Change in Tax Laws. In the event that changes in federal income tax laws allow the Company or a subsidiary or affiliate to directly operate hotels, the Company will have the right to terminate all, but not less than all, Participating Leases with the Lessee, in which event the Company will pay the Lessee the fair market value of the remaining term of the Participating Leases.

  Franchise Licenses. The Company has agreed that the Lessee will be the licensee under each of the Franchise Licenses on the Hotels. Holiday Inn, Promus (on behalf of Hampton Inn), Marriott and Hilton have agreed that upon the occurrence of certain events of default by the Lessee under a Franchise License, such franchisors will temporarily transfer the Franchise License for the hotel to an operator designated by the Company and acceptable to such franchisor to allow the new operator time to apply for a new Franchise License. The Company intends to seek similar temporary operational rights with respect to new Franchise Licenses that are expected to be entered into with Wyndham, DoubleTree, Crowne Plaza, Westin and Sheraton. There can be no assurance the Company will receive such temporary operational rights in any new Franchise Licenses with such franchisors. See "Franchise Agreements."

  Sublease. In order to facilitate compliance with state and local liquor laws and regulations, the Lessee subleases those areas of the Current Hotels that comprise the restaurant and other areas where alcoholic beverages are served to the Beverage Corporations. In accordance with the terms of the Beverage Subleases, each Beverage Corporation is obligated to pay to the Lessee rent payments equal to 30% of each such corporation's annual gross revenues generated from the sale of food and beverages generated from such areas; however, pursuant to the Participating Leases, such subleases will not reduce the Participating Rent payments to the Company, which it is entitled to receive from such food and beverage sales.

  Other Lease Covenants. The Lessee has agreed that during the term of the Participating Leases it will maintain a ratio of total debt to Consolidated Net Worth (as determined in the Participating Leases) of less than or equal to 50.0%, exclusive of capitalized leases and the FF&E Note. In the event the Lessee is required to pledge any of its assets to the Company's lenders in connection with a Company hotel financing, and such assets are subsequently sold in a foreclosure proceeding, the Lessee will be entitled to be reimbursed by the Company for the fair market value of such assets.

  Inventory. The initial standard inventory of goods and supplies required in the operation of the hotels has been purchased at the Lessee's expense and is owned by the Lessee. Any inventory used by the Lessee in the operation of each Current Hotel shall, upon termination of its Participating Lease, be purchased by the Company or its designee for its fair market value.

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

  Approval of Managers by Company. The Company has the right to approve (which approval will not be unreasonably withheld) the engagement by the Lessee of any operator of a Current Hotel other than AGHI or an affiliate of AGHI. The Company has the right to approve the payment of management fees to AGHI under the Management Agreements in excess of 3.5% of the gross revenues at a particular hotel.

THE MANAGEMENT AGREEMENTS

 AGHI

  The Lessee has engaged AGHI to manage the Current Hotels and will engage AGHI to manage three of the Proposed Acquisition Hotels pursuant to the Management Agreements. The following is a summary of the Management Agreements and certain related agreements:

  Management Agreement Terms. Each Management Agreement has an initial twelve-year term. In the event of the extension or renewal of the term of the applicable Participating Lease, the Management Agreement will be similarly extended or renewed.

  Management Fees. Each Management Agreement requires the Lessee to pay AGHI a monthly base fee equal to 1.5% of gross revenues, plus an incentive fee of up to 2.0% of gross revenues. AGHI is entitled to receive an incentive fee equal to 0.025% of annual gross revenues for each 0.1% increase in annual gross revenues over the gross revenues for the preceding twelve-month period up to the maximum incentive fee. Such incentive fee is payable quarterly and is adjusted at the end of each calendar year to reflect actual results. Every four years the basis upon which the incentive fee is calculated is required to be renegotiated between the Lessee and the Manager. The payment of the management fees to AGHI by the Lessee are subordinate to the Lessee's obligations to the Company under the Participating Leases. The management fees payable to AGHI during 1996 and 1997, respectively, will be earned only to the extent that the Lessee's income during each such year exceeds the sum of rent payable under the Participating Leases, plus Lessee overhead expense, plus $50,000. Each Management Agreement requires AGHI to repay to the Lessee within 60 days after the end of each such year any management fees previously paid but not earned by AGHI under the Management Agreements. In addition, the Lessee has agreed to reimburse AGHI at cost for all expenses incurred in supervising capital improvements to be performed at the hotels. AGHI will be reimbursed, at the rate of $1,500 per month for each full-service hotel and $1,000 per month for each limited-service hotel for accounting and financial services performed by AGHI, which will be funded by the Lessee under the Participating Leases. See "The Hotels--The Participating Leases--Subordination of Management Fees."

  Termination of Participating Lease. In the event of a termination of a Participating Lease for a Hotel, the Management Agreement for such hotel also will terminate.

  Obligation to Purchase Common Stock. Messrs. Jorns and Wiles, who are stockholders of AGHI and are also executive officers of the Company, have agreed to use 50.0% of the dividends (net of the tax liability attributed to such dividends) received by them from AGHI that are attributable to AGHI's earnings from the management of hotels owned by the Company (as determined in good faith by such officers) to purchase, subject to compliance with applicable securities laws, annually in the open market, during each of the twelve years following the closing of the IPO, additional shares of Common Stock, or, if any such purchase would violate the ownership limitation in the Company's Charter, or at the option of the Operating Partnership, OP Units.

  Certain Transfer Restrictions. The stockholders of AGHI have agreed, for so long as more than 50.0% of the Management Agreements with respect to the Initial Hotels remain in place, to grant to the Lessee or its designee a right of first refusal to acquire, under certain circumstances, any stock of AGHI that is proposed to be sold in a Change of Control Transaction (as defined below). The Lessee has agreed to assign this right to the Company or its designee. This right is subordinate to a right of first refusal in favor of AGHI and the existing stockholders of AGHI set forth in AGHI's existing stockholders' agreement. For this purpose, a Change in Control Transaction means a sale of stock in AGHI that will result in the ability of a person (other than a current stockholder of AGHI) and his or its controlled Affiliates to elect at least a majority of the Board of Directors of

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

AGHI. A Change in Control Transaction does not include (i) an underwritten public offering of common stock of AGHI, (ii) the transfer of stock to a spouse of an AGHI stockholder, (iii) the transfer of stock to a trust for the benefit of the spouse and/or children of an AGHI stockholder, or (iv) the transfer of stock to any corporation or other entity of which a stockholder controls at least 50.0% of the voting interests. The stockholders of AGHI have also agreed to grant to the Lessee or its designee, for so long as more than 50.0% of the initial Management Agreements remain in place, a right of first offer to acquire such stockholders' interests in AGHI prior to any proposed merger or business combination transaction involving AGHI that would result in the stockholders of AGHI or their affiliates holding less than 25.0% of the interests in the surviving entity. The Lessee has agreed to assign this right to the Company or its designee.

 Wyndham

  The Lessee has advised the Company that it expects to engage Wyndham to manage the Four Points by Sheraton. It is expected that the management agreement with Wyndham will have an initial twelve year term and will provide for the payment of a base management fee equal to 1.5% of gross revenues at the hotel plus an incentive management fee of up to 1.5% of gross revenues. Wyndham will be entitled to receive the incentive management fee during the first two years of the term of the agreement if (i) annualized 1997 gross revenues for the Hotel exceed 1996 gross revenues for the hotel by at least 6% and (ii) 1998 gross revenues for the hotel exceed 1996 gross revenues for the hotel by at least 12%. Thereafter, the incentive management fee will be earned if annual gross revenues for the hotel exceed the gross revenues for the hotel for the prior year by at least the percentage increase in CPI for such year. The Lessee's payment of the base management fee to Wyndham will be subordinated to the payment of Base Rent under the Participating Lease relating to the hotel and the Lessee's payment of the incentive management fee will be subordinated to the payment of Participating Rent under such lease. In addition, Wyndham will be reimbursed by the Lessee, at a rate of $4,900 per month, for accounting and financial services performed by Wyndham. The retention of Wyndham as a manager of the Four Points by Sheraton is subject to the execution of a definitive management agreement with the Lessee. Accordingly, there can be no assurance that the terms of the management agreement will not change or that Wyndham will ultimately agree to manage the hotel upon its acquisition by the Company or in the future.

MORTGAGE INDEBTEDNESS

  The Holiday Inn Dallas DFW South is subject to non-recourse mortgage indebtedness in the outstanding principal amount of $14.1 million as of September 30, 1996 (the "DFW South Loan"). The DFW South Loan was entered into on January 30, 1996, bears interest at the rate of 8.75% per annum and is payable in equal monthly installments of principal and interest of approximately $125,930 each. The DFW South Loan matures on January 1, 2011, at which time a balloon payment in the amount of approximately $6,120,000 will be due and payable. The loan may not be prepaid in whole or in part until after February 1, 1998 and after such date may only be prepaid in whole with payment of a yield maintenance premium generally equal to the discounted present value of all interest payments due between the prepayment date and maturity of the loan.

  The Courtyard by Marriott-Meadowlands is subject to non-recourse mortgage indebtedness that secures two notes in the outstanding principal amounts of approximately $4.6 million and $576,000, respectively, as of September 30, 1996 (the "Secaucus Loans"). The $4.6 million portion of the Secaucus Loans, which was entered into on December 30, 1993, bears interest at a rate of 7.5% per annum and is payable in equal monthly installments of principal and interest of approximately $39,300 each. This portion of the Secaucus Loans matures on January 1, 2001, at which time a balloon payment in the amount of approximately $3,985,000 will be due and payable.

  The $508,500 portion of the Secaucus Loans was entered into on January 11, 1996, bears interest at a rate of 7.89% per annum and is payable in equal monthly installments of principal and interest of approximately $14,750 that will fully amortize the loan as of January 1, 2001. In connection with the IPO and the transfer of the Courtyard by Marriott-Meadowlands hotel to a subsidiary of the Operating Partnership, the Company agreed to guarantee to the holder of the Secaucus Loans payment of rent under the ground lease relating to the hotel ($150,000 per annum), real estate taxes ($159,600 for the twelve months ended September 30, 1996) and capital reserves required by the Secaucus Loans (4% of the gross revenues), and guarantee that, after a default under the

Secaucus Loans, Base Rent from the Participating Lease will be applied to the Secaucus Loans, in each case until such loans are satisfied or such hotel is transferred (by foreclosure or otherwise) to the holder of such loans.

  In connection with the planned purchase by the Company of the French Quarter Suites Hotel, the Company will assume a non-recourse mortgage note encumbering the hotel in the outstanding principal amount, as of September 30, 1996, of approximately $9.6 million (the "French Quarter Loan"). The French Quarter Loan was entered into on June 14, 1995, bears interest at the rate of 9.75% per annum and is payable in equal monthly installments of principal and interest of approximately $93,100 each. The French Quarter Loan matures on July 1, 2002, at which time a balloon payment of approximately $8.2 million will be due and payable.

  In connection with the planned purchase of the Radisson Arlington Heights, the Company will assume a one-year mortgage note in the principal amount of approximately $8.2 million (the "Radisson Loan"). The Radisson Loan bears interest at the rate of 7.5% per annum, and will require quarterly payments in arrears of interest only of $154,100. The Radisson Loan will mature on the one year anniversary of the date of the closing of the purchase of that hotel, at which time a balloon payment of approximately $8.2 million will be due and payable.

LINE OF CREDIT

  Neither the Company's Bylaws nor its Charter limits the amount of indebtedness the Company may incur. To ensure that the Company has sufficient liquidity to conduct its operations, including funding the acquisition of additional hotels, making renovations and capital improvements to hotels and for working capital requirements, the Company has access to the Line of Credit. The Line of Credit is secured by, among other things, first mortgage liens on all of the Current Hotels, other than Holiday Inn Dallas DFW Airport South and Courtyard by Marriott-Meadowlands, and is expected to be secured by two of the Proposed Acquisition Hotels. The Line of Credit also will be secured by a mortgage lien on any subsequently acquired hotels purchased without outstanding mortgage indebtedness. While the Company has a maximum borrowing limit of up to $100 million under the Line of Credit, the Company's aggregate advances under the Line of Credit are limited to the lesser of (i) 40% of the aggregate appraised value of the Current Hotels and any other hotel securing the Line of Credit after giving effect to the Company's use of proceeds from any indebtedness towards hotel acquisitions and certain renovations and capital improvements, (ii) 40% of the aggregate purchase price of the Current Hotels and any other hotel acquisitions securing the Line of Credit after giving effect to the Company's use of proceeds from any indebtedness towards hotel acquisitions and certain renovations and capital improvements, and (iii) the combined trailing twelve months EBITDA (generally defined as net income of the Company before interest expense, taxes, depreciation and amortization to the extent each reduces net income) generated by the Hotels and any other hotels securing the Line of Credit, multiplied by
5.0. The Company is currently negotiating with its lenders to increase the borrowing limit under the Line of Credit to $150 million. The Company expects to pay commitment and other fees of approximately $700,000 in connection with such increase. There can be no assurance that the Company will successfully negotiate and consummate the proposed amendment to the Line of Credit. In addition, the Line of Credit provides that the lenders must consent to any development activities by the Company other than development in connection with the limited expansion of existing hotels. Also, the Line of Credit lenders must approve the lessee, manager and the franchise brand of any hotel securing the Line of Credit in the future. In addition, the Line of Credit requires that the current limited partners of the Lessee own no less than 65% of the limited partnership interests of the Lessee at all times.

  Outside of the Line of Credit, the Company and its subsidiaries may not incur any additional debt or recourse obligations, without the consent of its Line of Credit lenders, other than the debt assumed in connection with the acquisition of the Holiday Inn Dallas DFW Airport South and Courtyard by Marriott-Meadowlands Hotel. Accordingly, the Company's acquisitions of the Radisson Arlington Heights and the French Quarter Suites Hotel are subject to the approval of the Company's lenders under the Line of Credit. The Line of Credit expires on July 31, 1999 and is subject to extension under certain circumstances for an additional one-year term. Borrowings under the Line of Credit bear interest at 30-day, 60-day or 90-day LIBOR, (5.50%, 5.53% and 5.56% at December 31, 1996), at the option of the Company, plus 1.85% per annum, payable monthly in arrears. Economic conditions could result in higher interest rates, which could increase debt service requirements on

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

borrowings under the Line of Credit and which could reduce the amount of Cash Available for Distribution. See "Risk Factors--Risks of Leverage; No Limits on Indebtedness."

GROUND LEASES

  Four of the Current Hotels are subject to ground leases with third parties with respect to the land underlying each such hotel. The ground leases are triple net leases which require the tenant to pay all expenses of owning and operating the hotel, including real estate taxes and structural maintenance and repair. One of the Proposed Acquisition Hotels is subject to a ground lease with the state of Florida for certain offshore real property accessible by the guests of the hotel.

  The Courtyard by Marriott-Meadowlands is subject to a ground lease with respect to approximately 0.37 acres. The ground lease terminates in March 2036, with two ten-year options to renew. The lease requires a fixed rent payment equal to $150,000 per year, subject to a 25.0% increase every five years thereafter beginning in 2001 and a percentage rent payment equal to 3.0% of gross room revenues.

  The Fred Harvey Albuquerque Airport Hotel is subject to a ground lease with respect to approximately 10 acres. The ground lease terminates in December 2013, with two five-year options to renew. The lease requires a fixed rent payment equal to $19,180 per year subject to annual consumer price index adjustment and a percentage rent payment equal to 5.0% of gross room revenues, 3.0% of gross receipts from the sale of alcoholic beverages, 2.0% of gross receipts from the sale of food and non-alcoholic beverages and 1.0% of gross receipts from the sale of other merchandise or services. The lease also provides the landlord with the right, subject to certain conditions, to require the Company, at its expense, to construct 100 additional hotel rooms if the occupancy rate at the hotel is 85.0% or more for 24 consecutive months and to approve any significant renovations scheduled at the hotel. The occupancy rate at the Fred Harvey Albuquerque Airport Hotel for the twelve months ended September 30, 1996 was 81.8%. See "Risk Factors--Contingent Obligation to Construct Additional Hotel Rooms."

  The Hilton Hotel-Toledo is subject to a ground lease with respect to approximately 8.8 acres. The ground lease terminates in June 2026, with four successive renewal options, each for a ten-year term. The lease requires annual rent payments equal to $25,000, increasing to $50,000 or $75,000 if annual gross room revenues exceed $3.5 million or $4.5 million, respectively.

  The Le Baron Airport Hotel is subject to a ground sublease with respect to approximately 5.3 acres, which in turn is subject to a ground lease covering a larger tract of land. The sublease terminates in 2022, with one 30-year option to renew. The sublease requires the greater of a fixed minimum annual rent of $75,945 (increasing to an annual minimum rent of $100,000 if the option is exercised) or, in the aggregate, 4.0% of gross room revenues, 2.0% of gross food receipts, and 3.0% of gross bar and miscellaneous operations receipts. The sublease also provides the sublessor with the right to approve any significant renovations scheduled at the hotel.

  The Sheraton Key Largo property includes approximately 42,500 square feet of off-shore bay bottom land in Florida Bay on which a commercial marina is operated pursuant to a lease from the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida, as lessor. The lease, which terminates in May 2021, requires an annual lease fee of approximately $3,100. SKL of Florida, Inc., the lessee under the lease and the seller of the hotel, will assign its interest in the lease to the Company upon the closing of the purchase of the hotel. However, the lessor will not give its consent to the assignment of lessee's interest in the lease until after the Company has acquired the hotel. Accordingly, there can be no assurance that the Company will obtain the lessor's consent to the assignment.

FRANCHISE CONVERSIONS AND OTHER CAPITAL IMPROVEMENTS

  The Company has budgeted approximately $29.9 million for additional capital improvements in connection with the planned renovation and conversion of the Holiday Inn Select-Madison, the Holiday Inn Park Center Plaza, the Fred Harvey Albuquerque Airport Hotel, the Le Baron Airport Hotel, the Days Inn Ocean City, the Holiday Inn Mission Valley, the Holiday Inn Dallas DFW Airport South, the Holiday Inn New Orleans International Airport, the Days Inn Lake Buena Vista and the Holiday Inn Resort Monterey to new franchise brands. In addition, the Company has budgeted for 1997 approximately $14.5 million to renovate and refurbish

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

the Proposed Acquisition Hotels. In certain circumstances, such renovations and improvements are being completed in connection with franchisor requirements. A description of the renovations and improvements that are anticipated to occur at each such hotel and their anticipated costs are set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Franchise Conversions and Other Capital Improvements."

  In addition, the Company has budgeted for 1997 approximately $3.4 million for additional capital improvements in connection with certain renovations and improvements that are anticipated to be made at certain of the Current Hotels that will not undergo a conversion of franchise brands. Such improvements include upgrading the guest rooms and public areas at the Hilton Hotel-Toledo, adding 42 guest rooms to the Hilton Hotel-Durham and upgrading the public areas and the restaurant at the Holiday Inn Dallas DFW Airport West.

FRANCHISE AGREEMENTS

  Thirteen of the Current Hotels and three of the Proposed Acquisition Hotels are operated under Franchise Licenses with nationally recognized hotel companies. In addition, two of the Current Hotels that are not currently subject to franchise agreements are expected to become subject to franchise agreements during the second quarter of 1997. The Company anticipates that most of the additional hotels in which it invests will be operated under Franchise Licenses. The Company believes that the public's perception of quality associated with a franchisor is an important feature in the operation of a hotel. Franchisors provide a variety of benefits for franchisees, which include national advertising, publicity, and other marketing programs designed to increase brand awareness, training of personnel, continuous review of quality standards, and centralized reservation systems.

  The Franchise Licenses generally specify certain management, operating, recordkeeping, accounting, reporting, and marketing standards and procedures with which the Lessee must comply. The Franchise Licenses obligate the Lessee to comply with each franchisor's standards and requirements with respect to training of operational personnel, safety, maintaining specified insurance, the types of services and products ancillary to guest room services that may be provided by the Lessee, display of signage, and the type, quality, and age of FF&E included in guest rooms, lobbies, and other common areas.

  The Franchise Licenses provide for termination at each franchisor's option upon the occurrence of certain events, including the Lessee's failure to pay royalties and fees or perform its other covenants under the respective license agreement, bankruptcy, abandonment of the franchise, commission of a felony, assignment of the license without the consent of the franchisor, or failure to comply with applicable law in the operation of the relevant Hotel. Certain of the Franchise Licenses require that the Company guarantee the payment of franchise fees, liquidated damages and termination fees on behalf of the Lessee. The Lessee is not entitled to terminate the Franchise Licenses unless it receives the prior written consent of the Company. The Franchise Licenses do not renew automatically upon expiration. The Lessee is responsible for making all payments under the Franchise Licenses to the franchisors. Under the franchise agreements, the Lessee pays franchise royalty fees ranging from 2.0% to 5.0% of room revenue.

  HILTON(R), HILTON INN(R), AND THE STYLIZED H(R) ARE REGISTERED TRADEMARKS OF HILTON HOTELS CORPORATION ("HILTON HOTELS"). NEITHER HILTON INNS, INC. NOR HILTON HOTELS NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES (COLLECTIVELY, THE "HILTON ENTITIES") SHALL IN ANY WAY BE DEEMED AN ISSUER OR UNDERWRITER OF THE SHARES OF COMMON STOCK OFFERED HEREBY NOR HAS ANY OF THE HILTON ENTITIES ENDORSED OR APPROVED THE OFFERING. THE HILTON ENTITIES HAVE NOT ASSUMED, AND SHALL NOT HAVE, ANY LIABILITY OR RESPONSIBILITY FOR ANY FINANCIAL STATEMENTS OR OTHER FINANCIAL INFORMATION CONTAINED HEREIN OR ANY PROSPECTUS OR ANY WRITTEN OR ORAL COMMUNICATIONS REGARDING THE SUBJECT MATTER HEREOF. A GRANT OF A HILTON FRANCHISE LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY ANY OF THE HILTON ENTITIES (OR ANY OF THEIR AFFILIATES, SUBSIDIARIES, OR DIVISIONS) OF THE COMPANY, THE OPERATING PARTNERSHIP, THE LESSEE, OR THE COMMON STOCK OFFERED HEREBY.

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

  COURTYARD BY MARRIOTT(R) IS A REGISTERED TRADEMARK OF MARRIOTT INTERNATIONAL, INC., WHICH HAS NOT ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS. A GRANT OF A COURTYARD BY MARRIOTT FRANCHISE LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY MARRIOTT INTERNATIONAL, INC. (OR ANY OF ITS AFFILIATES, SUBSIDIARIES, OR DIVISIONS) OF THE COMPANY, THE OPERATING PARTNERSHIP, THE LESSEE, OR THE COMMON STOCK OFFERED HEREBY.

  HOLIDAY INN(R) AND CROWNE PLAZA(R) ARE REGISTERED TRADEMARKS OF AND HOLIDAY INN SELECTSM IS A REGISTERED SERVICE MARK OF, HOLIDAY INNS FRANCHISING, INC. ("HOLIDAY INNS"). HOLIDAY INNS HAS NOT ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS NOR DOES HOLIDAY INNS HAVE ANY INTEREST IN THE COMPANY, THE LESSEE, OR THE COMMON STOCK OFFERED HEREBY, EXCEPT AS A FRANCHISOR. A GRANT OF A HOLIDAY INN, HOLIDAY INN SELECT, OR CROWNE PLAZA FRANCHISE LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY HOLIDAY INNS (OR ANY OF ITS AFFILIATES, SUBSIDIARIES, OR DIVISIONS) OF THE COMPANY, THE OPERATING PARTNERSHIP, THE LESSEE, OR THE COMMON STOCK OFFERED HEREBY.

  HAMPTON INN(R) IS A REGISTERED TRADEMARK OF PROMUS HOTELS, INC. NEITHER PROMUS HOTELS, INC., ITS PARENT, SUBSIDIARIES, DIVISIONS NOR AFFILIATES HAVE ENDORSED OR APPROVED THE OFFERING. A GRANT OF A HAMPTON INN LICENSE FOR THE HOTEL IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY PROMUS HOTELS, INC. (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY, THE OPERATING PARTNERSHIP, THE LESSEE, OR THE COMMON STOCK OFFERED HEREBY.

  WYNDHAM GARDEN(R) IS A REGISTERED TRADEMARK AND WYNDHAMTM AND THE WYNDHAM WTM LOGO ARE TRADEMARKS OF WYNDHAM IP CORPORATION, A SUBSIDIARY OF WYNDHAM HOTEL CORPORATION ("WYNDHAM"). NEITHER WYNDHAM NOR ANY OF ITS OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES SHALL IN ANY WAY BE DEEMED AN ISSUER OR UNDERWRITER OF THE SHARES OF COMMON STOCK OFFERED HEREBY. A GRANT OF A WYNDHAM FRANCHISE LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY WYNDHAM (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY, THE OPERATING PARTNERSHIP, THE LESSEE OR THE COMMON STOCK OFFERED HEREBY. WYNDHAM AND ITS OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES HAVE NOT ASSUMED AND SHALL NOT HAVE ANY LIABILITY OR RESPONSIBILITY ARISING OUT OF OR RELATED TO THE OFFER OR SALE OF THE COMMON STOCK OFFERED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY LIABILITY OR RESPONSIBILITY FOR ANY FINANCIAL STATEMENTS, PROJECTIONS OR OTHER FINANCIAL INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY WRITTEN OR ORAL COMMUNICATIONS REGARDING THE SUBJECT MATTER HEREOF.

  DAYS INN(R), RAMADA(R) AND RAMADA LIMITED(R) ARE REGISTERED TRADEMARKS OF HFS INCORPORATED, WHICH HAS NOT ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS. A GRANT OF A DAYS INN OR A RAMADA FRANCHISE LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY HFS INCORPORATED (OR ANY OF ITS AFFILIATES, SUBSIDIARIES, OR

DIVISIONS) OF THE COMPANY, THE OPERATING PARTNERSHIP, THE LESSEE, OR THE COMMON STOCK OFFERED HEREBY.

  DOUBLETREE HOTEL(R) AND DOUBLETREE GUEST SUITES(R) ARE REGISTERED TRADEMARKS OF DOUBLETREE CORPORATION WHICH HAS NOT ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS. A GRANT OF A (FRANCHISE/LICENSE) FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY DOUBLETREE CORPORATION (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY, THE OPERATING PARTNERSHIP, THE LESSEE OR THE COMMON STOCK OFFERED HEREBY.

  SMALL LUXURY HOTELS(R) IS A REGISTERED TRADEMARK OF SMALL LUXURY HOTELS OF THE WORLD LIMITED, WHICH HAS NOT ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS. A GRANT OF A SMALL LUXURY HOTELS AFFILIATION LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY SMALL LUXURY HOTELS OF THE WORLD LIMITED (OR ANY OF ITS AFFILIATES, SUBSIDIARIES, OR DIVISIONS) OF THE COMPANY, THE OPERATING PARTNERSHIP, THE LESSEE, OR THE COMMON STOCK OFFERED HEREBY.

  RADISSON HOTELS(R) IS A REGISTERED TRADEMARK OF CARLSON COMPANIES, INC., WHICH HAS NOT ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS. A GRANT OF A RADISSON HOTELS LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY CARLSON COMPANIES, INC. (OR ANY OF ITS AFFILIATES, SUBSIDIARIES, OR DIVISIONS) OF THE COMPANY, THE OPERATING PARTNERSHIP, THE LESSEE, OR THE COMMON STOCK OFFERED HEREBY.

  SHERATON(R) AND FOUR POINTS ARE REGISTERED TRADEMARKS OF ITT CORP., WHICH HAS NOT ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS. A GRANT OF A SHERATON OR A FOUR POINTS HOTELS LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY ITT CORP. (OR ANY OF ITS AFFILIATES, SUBSIDIARIES, OR DIVISIONS) OF THE COMPANY, THE OPERATING PARTNERSHIP, THE LESSEE, OR THE COMMON STOCK OFFERED HEREBY.

  WESTIN RESORTS(R) AND WESTIN HOTELS & RESORTS(R) ARE REGISTERED TRADEMARKS OF THE PARTNERSHIP OF STARWOOD CAPITAL GROUP, L.P., GOLDMAN SACHS & CO. AND NOMURA ASSET CAPITAL CORPORATION, WHICH HAS NOT ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS. A GRANT OF A WESTIN LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY THE PARTNERSHIP OF STARWOOD CAPITAL GROUP, L.P., GOLDMAN SACHS & CO. AND NOMURA ASSET CAPITAL CORPORATION (OR ANY OF THEIR AFFILIATES, SUBSIDIARIES, OR DIVISIONS) OF THE COMPANY, THE OPERATING PARTNERSHIP, THE LESSEE, OR THE COMMON STOCK OFFERED HEREBY.

  LUXURY HOTELS OF AMERICA(R) IS A REGISTERED TRADEMARK OF SMALL LUXURY HOTELS OF THE WORLD LIMITED, WHICH HAS NOT ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS. A GRANT OF A LUXURY HOTELS OF AMERICA AFFILIATION LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY SMALL LUXURY HOTELS OF THE WORLD LIMITED

(OR ANY OF ITS AFFILIATES, SUBSIDIARIES, OR DIVISIONS) OF THE COMPANY, THE OPERATING PARTNERSHIP, THE LESSEE, OR THE COMMON STOCK OFFERED HEREBY.

  All other trademarks appearing in this Prospectus are the property of their respective holders.

EMPLOYEES

  The Company is self-administered and employs Messrs. Jorns, Wiles, Barr, Valentine and three additional individuals as well as appropriate support personnel to manage its operations.

ENVIRONMENTAL MATTERS

  Under various federal, state, and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. Furthermore, a person who arranges for (or transports for) the disposal or treatment of a hazardous or toxic substance at a property owned by another may be liable for the costs of removal or remediation of such substance released into the environment at that property. The costs of remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to promptly remediate such substances, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral. In connection with the ownership and operation of the Hotels, the Company, the Operating Partnership or the Lessee, as the case may be, may be potentially liable for such costs.

  Phase I ESAs have been performed on all of the Hotels by qualified independent environmental engineers. The purpose of the Phase I ESAs is to identify potential sources of contamination for which the Hotels may be responsible and to assess the status of environmental regulatory compliance. The Phase I ESAs include historical reviews of the Hotels, reviews of certain public records, preliminary investigations of the sites and surrounding properties, screening for the presence of ACMs, polychlorinated biphenyls ("PCBs"), underground storage tanks, and the preparation and issuance of a written report. The Phase I ESAs do not include invasive procedures, such as soil sampling or ground water analysis.

  The ESAs have not revealed any environmental liability or compliance concerns that the Company believes would have a material adverse effect on the Company's business, assets, results of operation, or liquidity, nor is the Company aware of any material environmental liability or concerns. Nevertheless, it is possible that the Phase I ESAs did not reveal all environmental liabilities or compliance concerns or that material environmental liabilities or compliance concerns exist of which the Company is currently unaware. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Hotels will not be affected by the condition of the properties in the vicinity of the Hotels (such as the presence of leaking underground storage tanks) or by third parties unrelated to the Operating Partnership or the Company.

  In reliance upon the Phase I ESAs, the Company believes the Hotels are in material compliance with all federal, state and local ordinances and regulations regarding hazardous or toxic substances and other environmental matters. Neither the Company nor, to the knowledge of the Company, any of the current owners of the Hotels has been notified by any governmental authority of any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental substances in connection with any of its hotels.

OPTIONS TO PURCHASE AND RIGHTS OF FIRST REFUSAL

  Pursuant to the option agreements relating to the Option Hotels (the "Option Agreements"), the Company has the option and right of first refusal to acquire AGHI's (i) 50.0% partnership interest in the partnership that owns the Boise, Idaho Option Hotel and (ii) 16.7% partnership interest in the partnership that owns the Durham, North Carolina Option Hotel. The Option Agreements provide that for a period of two years after the opening of each such hotel, the Company will have the right to purchase AGHI's interests in each such hotel at a price equal to AGHI's percentage interest in such hotel times 110.0% of the cost of developing such hotel (including mortgage debt) for the first year; during the second year of such options, the purchase price will be increased by any percentage increase in the CPI. The purchase price will be payable (i) by taking title to AGHI's interest in such hotel subject to a pro rata portion of the applicable owning partnership's debt and (ii) by paying the balance of such purchase price in cash or OP Units, at the option of AGHI. AGHI may sell its interests in the Option Hotels free and clear of these options prior to the expiration of the two-year option period provided that it gives notice to the Company and extends to the Company a right of first refusal to acquire such interests on the same terms as that of the proposed sale. The exercise of the option or right of first refusal may require approval of the partners in the partnerships which own the Option Hotels that are not affiliated with AGHI, including the approvals of such partners to a Participating Lease relating to such Option Hotels. The Boise, Idaho Option Hotel was opened in October 1996. The Durham, North Carolina Option Hotel is currently under development and is expected to open during the first quarter of 1997. AGHI will not seek such approval until after the Company has exercised its option or rights of first refusal, and there can be no assurance that such approval will be granted.

COMPETITION

  The hotel industry is highly competitive. Each of the Hotels is located in a developed area that includes other hotel properties. The number of competitive hotel properties in a particular area could have a material adverse effect on occupancy, ADR and REVPAR of the Hotels or at hotel properties acquired in the future.

  The Company may be competing for investment opportunities with entities that have substantially greater financial resources than the Company. These entities may generally be able to accept more risk than the Company can prudently manage, including risks with respect to the creditworthiness of a hotel operator or the geographic proximity of its investments. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell. Further, the Company believes competition from entities organized for purposes substantially similar to the Company's objectives could increase significantly if the Company is successful. There is no restriction in the Participating Leases or the Management Agreements on the Lessee's or AGHI's ability to lease or manage hotels which may compete with the Company's hotels. Although not currently anticipated, AGHI and the Lessee may manage or lease (but may not acquire or develop) hotels that compete with the Company's hotels.

INSURANCE

  The Company carries comprehensive liability, fire, extended coverage and business interruption insurance with respect to the Current Hotels, with policy specifications, insured limits and deductibles customarily carried for similar hotels. The Company will carry similar insurance with respect to any other hotels developed or acquired in the future. There are, however, certain types of losses (such as losses arising from wars, certain losses arising from hurricanes and earthquakes, and losses arising from other acts of nature) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in the affected hotel, as well as the anticipated future revenues from such hotel, and would continue to be obligated on any mortgage indebtedness or other obligations related to the hotel. Any such loss could adversely affect the business of the Company. Management of the Company believes the Current Hotels are adequately insured in accordance with industry practices.

LEGAL PROCEEDINGS

  Neither the Company nor the Operating Partnership is currently involved in any material litigation nor, to the Company's knowledge, is any material litigation currently threatened against the Company or the Operating Partnership. AGHI and the Lessee have advised the Company that they currently are not involved in any material litigation, other than routine litigation arising in the ordinary course of business, substantially all of which is expected to be covered by liability insurance.

                            FORMATION TRANSACTIONS

  The Primary Contributors are Steven D. Jorns, Bruce G. Wiles, and Kenneth E. Barr, each of whom is an executive officer of the Company, and James E. Sowell, Lewis W. Shaw II and Kenneth W. Shaw, each of whom is an affiliate of the Lessee and AGHI and, where applicable, the term "Primary Contributors" includes their respective controlled affiliates and associates (including spouses).

  Simultaneously with the closing of the IPO, the Company consummated the Formation Transactions, which included the following:

  . The Company sold 8,075,000 shares of Common Stock in the IPO. All of the net proceeds to the Company from the Offering were contributed to AGH GP and AGH LP, which, in turn, contributed such proceeds, together with certain other assets acquired from the Plan (as described below), to the Operating Partnership in exchange for an approximate 81.3% interest in the Operating Partnership. AGH GP, a wholly owned subsidiary of the Company and the sole general partner of the Operating Partnership received a 1.0% interest in the Operating Partnership. AGH LP, also a wholly owned subsidiary of the Company, received an approximate 80.3% limited partnership interest in the Operating Partnership;

  . The Company acquired, directly or indirectly, a 100.0% interest in each of the Initial Hotels for an aggregate of 1,896,996 OP Units, 137,008 shares of Common Stock, approximately $91.0 million in cash, and the assumption of approximately $52.9 million in mortgage indebtedness (of which amount, approximately $33.5 million was repaid from the net proceeds of the IPO, as follows):

    . The Operating Partnership acquired from the Primary Contributors interests in six of the Initial Hotels (Holiday Inn Dallas DFW Airport West, Holiday Inn Dallas DFW Airport South, Hotel Maison de Ville, Hampton Inn Richmond Airport, Courtyard by Marriott-Meadowlands and Hilton Hotel-Toledo) and the Primary Contributors' contract right to acquire the Holiday Inn Park Center Plaza in exchange for 560,178 OP Units (valued at approximately $9.9 million, based on the offering price in the IPO);

    . The Company acquired from the Plan interests in five of the Initial Hotels (Hampton Inn Richmond Airport, Holiday Inn Dallas DFW Airport West, Hotel Maison de Ville, Courtyard by Marriott-Meadowlands and Hilton Hotel-Toledo) in exchange for 137,008 shares of Common Stock (valued at approximately $2.4 million, based on the offering price in the IPO), and the Company, in turn, contributed such interests to the Operating Partnership in exchange for 137,008 OP Units; and

    . The Operating Partnership acquired, directly or as assignee of the Primary Contributors' contract rights, interests in eight of the Initial Hotels from parties that are unaffiliated with the Primary Contributors in exchange for an aggregate 1,336,818 OP Units (valued at approximately $23.7 million, based on the offering price in the
       IPO) and approximately $91.0 million in cash.

  . The Operating Partnership reimbursed AGHI for approximately $900,000 in direct out-of-pocket expenses incurred in connection with the acquisition of the Initial Hotels, including legal, environmental and engineering expenses;

  . The Operating Partnership leased each Initial Hotel to the Lessee for a term of twelve years pursuant to a Participating Lease, which requires Base Rent to be paid on a weekly basis and Participating Rent to be paid on a monthly basis;

  . The Operating Partnership received from the Primary Contributors options to acquire their interests in the two Option Hotels (see "The Hotels-- Options to Purchase and Rights of First Refusal");

  . The Lessee contracted with AGHI to operate the Initial Hotels under separate Management Agreements providing for the subordination of the payment of the management fees to the Lessee's obligation to pay rent to the Operating Partnership under the Participating Leases;

  .  The Operating Partnership established the Line of Credit;

  . In order to facilitate compliance with state and local liquor laws and regulations, the Lessee subleased (the "Beverage Subleases") those areas of the Initial Hotels where alcoholic beverages are served to special purpose corporations, eleven of which are wholly owned by Mr. Jorns (collectively, the "Beverage Corporations"). The Beverage Corporations are contractually obligated to pay to the Lessee rent payments equal to 30% of gross revenues net of cost of goods sold and certain related taxes from the sale of food and beverages generated from such areas; however, pursuant to the Participating Leases, such subleases do not reduce the Participating Rent payments to the Company, which it is entitled to receive from such food and beverage sales; and

  . In order for the Company to qualify as a REIT, the Operating Partnership sold certain personal property relating to certain of the Initial Hotels to the Lessee in exchange for one or more five-year amortizing recourse promissory notes in the aggregate principal amount of $315,000 that is secured by such personal property (collectively, the "FF&E Note");

BENEFITS TO THE OFFICERS AND THE PRIMARY CONTRIBUTORS

  As a result of the Formation Transactions, officers of the Company and the Primary Contributors received the following benefits:

  . Mr. Jorns received 89,441 OP Units, Mr. Wiles received 26,846 OP Units, Mr. Barr received 10,000 OP Units, Mr. Sowell received 256,120 OP Units, Mr. Lewis W. Shaw II received 89,441 OP Units, and Mr. Kenneth W. Shaw received 88,330 OP Units, as consideration for their interests in six of the Initial Hotels and the assignment of the contract right in respect of one additional Initial Hotel. The OP Units received by Messrs. Jorns, Wiles, Barr, Sowell, Shaw and Shaw (which are exchangeable for cash, or at the Company's option for Common Stock, at any time after one year following the completion of the IPO) were valued at approximately $1.6 million, $476,516, $177,500, $4.5 million, $1.6 million and $1.6 million
     (based on the offering price in the IPO), respectively, and are more liquid than their interests in the Initial Hotels;

  . Messrs. Jorns, Wiles, Barr and Valentine were granted options to acquire 225,000, 75,000, 40,000 and 20,000 shares of Common Stock, respectively, at the offering price in the IPO, which are exercisable in four equal annual installments commencing on the date of grant;

  . Messrs. Jorns, Wiles, Barr and Valentine received stock awards of 30,000, 10,000, 6,000 and 4,000 shares of restricted Common Stock, respectively, which vest over a four-year period commencing on the date of grant;

  . The Operating Partnership reimbursed AGHI for approximately $900,000 for direct out-of-pocket expenses incurred in connection with the acquisition of the Initial Hotels, including legal, environmental and engineering expenses;

  . The Operating Partnership repaid approximately $3.75 million of indebtedness guaranteed by AGHI;

  . Certain tax consequences to the Primary Contributors resulting from the conveyance of their interests in the Initial Hotels to the Operating Partnership, were deferred;

  . Through its operation of the Initial Hotels pursuant to the Participating Leases, the Lessee, which is owned by Messrs. Jorns, Wiles, Barr, Sowell, Shaw and Shaw, is entitled to all of the cash flow from the Initial Hotels after the payment of operating expenses, management fees and rent under the Participating Leases (which cash flow, after establishing a reserve for tax distributions to its partners, the Lessee will use annually, until its net worth equals the greater of (i) $6.0 million or (ii) 17.5% of actual rent payments from Hotels leased to the Lessee during the preceding calendar year, to purchase interests in the Company). Pursuant to the Management Agreements, AGHI, which is owned by Messrs. Jorns, Wiles, Sowell, Shaw and Shaw, will receive management fees from the Lessee in an amount initially equal to a base fee of 1.5% of gross revenues plus an incentive fee of up to 2.0% of gross revenues that will be earned incrementally upon reaching certain gross revenue targets. The management fees payable to AGHI are subordinate to the rent payments due to the Company under the Participating Leases. Prior to 1998, all unpaid management fees are forfeited; thereafter, unpaid management fees are deferred without interest until such time that all rent is paid by the Lessee to the Company; and

  . Through its operations of the areas of eleven of the Initial Hotels that serve alcoholic beverages, the Beverage Corporations, which are wholly owned by Mr. Jorns, are entitled to all cash flow from food and beverage sales generated from such areas after the payment of rent to the Lessee equal to 30% of gross revenues from such sales; such arrangement will not, however, reduce Participating Rent payments to the Company, which it is entitled to receive from such food and beverage sales.

VALUATION OF INTERESTS

  The initial valuation of the Company was determined primarily based upon a capitalization of the Company's estimated Cash Available for Distribution and other factors rather than on the basis of each hotel's cost or appraised value.

  The purchase prices for the interests acquired by the Company from parties unaffiliated with the Primary Contributors were determined pursuant to arm's-length negotiations. The allocation of consideration among the Primary Contributors was determined through negotiation and through the Company's determination of the percentage of estimated adjusted cash flow that is required to pay the Company's stockholders a specified initial annual distribution rate, which rate was based upon prevailing market conditions. The allocation of consideration among the Primary Contributors, in certain instances, also was affected by performance-oriented structures contained in the applicable contributing partnership agreements and reallocations of benefits to be derived among certain of the contributing partners unrelated to capitalization rates or market values of the Initial Hotels.

TRANSFER OF INITIAL HOTELS

  The Company's interest in the Initial Hotels was acquired pursuant to various agreements. These acquisitions were subject to all of the terms and conditions of such agreements. The Company assumed all obligations relating to the Initial Hotels that may arise after the transfer.

  The agreements effecting the transfer of the assets or direct or indirect interest of the partners and other holders of equity in the entities selling the Initial Hotels contain representations and warranties from each such person concerning title to the interests being transferred and the absence of liens or other encumbrances thereon. Certain of the Primary Contributors agreed to make additional representations with respect to the Company and the Initial Hotels concerning the operation of such Initial Hotels, environmental matters and other representations and warranties customarily found in similar documents and also agreed to indemnify the Company against breaches of such representations and warranties. These representations and warranties survive until July 31, 1997.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The Board of Directors consists of five members, four of whom are Independent Directors (as defined in "Policies and Objectives with Respect to Certain Activities--Conflict of Interest Policies--Charter and Bylaw Provisions"). The Board of Directors is divided into three classes serving staggered three-year terms. The Company has four executive officers and three other professionals and appropriate support staff. Certain information regarding the directors, proposed directors and executive officers of the Company is set forth below.

                                                                   CLASS / TERM
               NAME                       POSITION            AGE   EXPIRATION
               ----                       --------            --- --------------
    Steven D. Jorns............ Chairman of the Board, Chief  48  Class I/1997
                                 Executive Officer, and
                                 President
    Bruce G. Wiles............. Executive Vice President      45        --
    Kenneth E. Barr............ Executive Vice President,     48        --
                                 Chief Financial Officer,
                                 Secretary
                                 and Treasurer
    Russ C. Valentine.......... Senior Vice President--       51        --
                                 Acquisitions
    H. Cabot Lodge III......... Independent Director          41  Class II/1998
    James R. Worms............. Independent Director          51  Class II/1998
    James McCurry.............. Independent Director          48  Class III/1999
    Kent R. Hance.............. Independent Director          54  Class III/1999

  Steven D. Jorns became the Chairman of the Board, Chief Executive Officer and President of the Company in April 1996. Mr. Jorns is the founder of and has served since its formation in 1981 as Chairman of the Board, Chief Executive Officer and President of AGHI. Prior to forming AGHI, Mr. Jorns spent seven years with an affiliate of General Growth Companies overseeing that company's hotel portfolio. Prior to that, Mr. Jorns was associated with Hospitality Motor Inns, a division of Standard Oil of Ohio, and held marketing positions with Holiday Inns, Inc. Mr. Jorns is a graduate of Oklahoma State University with a degree in Hotel and Restaurant Administration. He has been honored by that University as one of its distinguished alumni. He has served on the Hotel and Restaurant Advisory Boards for two universities and was selected by Lodging Hospitality Magazine as a "Rising Star" of the Industry in 1992.

  Bruce G. Wiles became an Executive Vice President of the Company in April 1996. Mr. Wiles has served since 1989 as an Executive Vice President of AGHI, where he is responsible for AGHI's acquisition and development activities. Mr. Wiles has more than fourteen years of experience in the hospitality industry. Prior to joining AGHI in 1989, Mr. Wiles was a Senior Vice President for Integra, a Dallas-based, NYSE hotel management and restaurant company. At Integra, his duties included evaluating hotel acquisitions and overseeing real estate development, as well as the acquisition and negotiation of all real estate based financing. Prior to joining Integra in 1986, Mr. Wiles was a founder and President of Bruce G. Wiles and Associates, Ltd., a real estate development and brokerage concern, which specialized in hospitality and development transactions. Mr. Wiles previously served as President of R.W. Pulley and Associates, Ltd., a large Honolulu-based real estate syndicator and developer of condominiums and commercial space. Mr. Wiles was also previously associated with KPMG Peat Marwick and Grant Thornton, serving the real estate development and lending industries. Mr. Wiles graduated Summa Cum Laude from Georgetown University and became a Certified Public Accountant in 1973.

  Kenneth E. Barr became an Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company in April 1996. Mr. Barr has served since 1994 as a Senior Vice President of AGHI, where he directs the Accounting and Finance Department. At AGHI, Mr. Barr is responsible for financial management and controllership functions, including financial reporting, internal audits, treasury activities, and training functions. Prior to joining AGHI, Mr. Barr held a senior financial position with Richfield Hotel Management,

Inc., a national hotel management company. Prior to joining Richfield Hotel Management, Inc. in 1991, Mr. Barr served as a partner in charge of the audit practice of Laventhol & Horwath in Dallas and was also a member of that firm's National Audit Advisory Board. Mr. Barr holds a Bachelor of Business Administration from the University of Oklahoma. He is a Certified Public Accountant in Texas, Oklahoma and Puerto Rico.

  Russ C. Valentine became Senior Vice-President--Acquisitions of the Company in April 1996. Mr. Valentine has served since 1990 as a Senior Vice President--Acquisitions of AGHI. Prior to joining AGHI, Mr. Valentine was a Principal with Laventhol & Horwath, in charge of the firm's Dallas and Southwest Real Estate and Hospitality Consulting Practice. Prior to joining Laventhol & Horwath in January 1983, Mr. Valentine was a Senior Vice President--Acquisitions for Prime Financial Partnership, L.P., a real estate and development company listed on the American Stock Exchange. Mr. Valentine's responsibilities with Prime Financial included acquisition, negotiation and financing of hotel and other real estate investments. Mr. Valentine received his Master of Business Administration degree from the School of Hotel, Restaurant and Institutional Management at Michigan State University. He also earned a Master of Arts degree from Wayne State University and a Bachelor of Arts degree from Louisiana State University.

  H. Cabot Lodge III became a director of the Company in July 1996. Mr. Lodge is a co-founder and has served since October 1995 as Chairman of the Board of Superconducting Core Technologies, Inc., a wireless telecommunications equipment manufacturer. From August 1983 to August 1995, he was a Managing Director and Executive Vice President of W.P. Carey & Co., a New York real estate investment bank that specializes in long term net-leases with corporations and manages in excess of $1.5 billion in assets, nine real estate public limited partnerships and three real estate investment trusts. Mr. Lodge is also a principal of Carmel Lodge, LLC, a New York based merchant bank. Mr. Lodge earned a Bachelor of Arts degree from Harvard College and a Masters of Business Administration degree from the Harvard Business School. He is a member of the Board of Directors of TelAmerica Media, Inc., Carey Institutional Properties, and Corporate Property Associates 12.

  James R. Worms became a director of the Company in July 1996. Mr. Worms has served since August 1995 as a Managing Director of William E. Simon & Sons L.L.C., a private investment firm and merchant bank and President of William
E. Simon & Sons Realty, through which the firm conducts its real estate activities. Prior to joining William E. Simon & Sons, Mr. Worms was employed since March 1987 by Salomon Brothers Inc, an international investment banking firm, most recently as a managing director. Mr. Worms received a Bachelor of Arts degree from the University of California, Los Angeles, a Masters of Business Administration from the University of California at Los Angeles' Anderson School of Business, and a Juris Doctor degree from the Hastings College of Law.

  James B. McCurry became a director of the Company in July 1996. Mr. McCurry served from December 1994 through December 1996 as Chief Executive Officer of NeoStar Retail Group, Inc. ("NeoStar"), a specialty retailer of consumer software. Currently, Mr. McCurry is a business consultant. NeoStar filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in September 1996. From April 1983 to December 1994, Mr. McCurry was the Chairman of Babbage's Inc., a consumer software retailer, which merged with Software Etc. Stores, Inc. in December of 1994 to form NeoStar. Mr. McCurry received a Masters of Business Administration with High Distinction from Harvard Business School and a Bachelor of Arts with High Honors from the University of Florida. He is a member of the Board of Directors of Pacific Sunwear of California, Inc.

  Kent R. Hance became a director of the Company in July 1996. Mr. Hance has been since 1994 a law partner in the firm Hance, Scarborough, Woodward & Weisbart, L.L.P., Austin, Texas, and from 1991 to 1994 he was a law partner in the firm of Hance and Gamble. From 1985 to 1987, Mr. Hance was a law partner with Boyd, Viegal and Hance. Mr. Hance served as a member of the Texas Railroad Commission from 1987 until 1991 and as its Chairman from 1989 until 1991. From 1979 to 1985, he served as a member of the United States Congress. Mr. Hance served as a State Senator in the State of Texas from 1975 to 1979 and was a professor of business law at Texas Tech University from 1969 to 1973. Mr. Hance earned a Bachelor of Business Administration degree from Texas Tech University and a Juris Doctor degree from the University of Texas Law School.

BOARD OF DIRECTORS AND COMMITTEES

  The Company is managed by a five-member Board of Directors, a majority of whom are Independent Directors. The Board of Directors has an Audit Committee, a Compensation Committee and a Leasing Committee.

  Audit Committee. The Audit Committee consists of Messrs. Hance and McCurry. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls.

  Compensation Committee. The Compensation Committee consists of Messrs. Hance and Worms. The Compensation Committee determines compensation of the Company's executive officers and administers the 1996 Plan.

  Leasing Committee. The Leasing Committee consists of Messrs. Lodge and Worms. Leasing Committee reviews not less frequently than annually the Lessee's compliance with the terms of the Participating Leases and reviews and approves the terms of any new leases between the Company and the Lessee.

  The Company may from time to time form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee during 1996 consisted of Messrs. Hance and Worms, neither of whom was, prior to or during 1996, an officer or employee of the Company. Neither of such persons had any relationships requiring disclosure under applicable rules and regulations.

EXECUTIVE COMPENSATION

  The Company was organized as a Maryland corporation on April 12, 1996 and commenced operations upon the completion of its IPO on July 31, 1996. The following table sets forth information, for the fiscal year ended December 31, 1996, regarding the compensation of the Company's Chief Executive Officer. No executive officer of the Company earned annual salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                           COMPENSATIONS
                                                                               AWARDS
                                                                    ----------------------------
                                                                     RESTRICTED
                                        ANNUAL COMPENSATION            AWARDS
                                 ---------------------------------- -------------
                                                                                    SECURITIES
   NAME AND PRINCIPAL                                OTHER ANNUAL       STOCK       UNDERLYING    ALL OTHER
        POSITION         YEAR(1) SALARY($) BONUS($) COMPENSATION($) AWARD(S)$/(2) OPTIONS/(#)(3) COMPENSATION
   ------------------    ------- --------- -------- --------------- ------------- -------------- ------------
Steven D. Jorns.........  1996    41,667     None        None         $532,500       225,000         None
 Chief Executive
 Officer and President

--------
(1) Includes compensation only during the period from July 31, 1996 (inception) through December 31, 1996.
(2) In connection with the IPO, the Company granted Mr. Jorns stock awards of 30,000 shares of restricted Common Stock, 6,000 of which vested on the date of grant and the remainder vest over a four-year period from the date of grant. Calculation is based on a per share price of Common Stock of $17.75, the offering price in connection with the IPO.
(3) In connection with the IPO, the Company granted incentive stock options ("ISOs") and nonqualified options to Mr. Jorns to purchase shares of Common Stock. Of the 225,000 options granted to Mr. Jorns, 202,468 are nonqualified stock options and 22,532 are ISOs, 56,250 of which vested on the date of grant and the remainder become exercisable over a three-year period from the date of grant.

  The executive officers, including Mr. Jorns, receive health and disability insurance benefits which do not exceed 10% of their respective salaries. These benefits are also provided to all other employees of the Company.

OPTION GRANTS

  The following table sets forth information regarding grants of stock options to the Company's executive officers during the 1996 fiscal year. The options were granted pursuant to the 1996 Plan. See "Management--Stock Incentive Plans."

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                         ----------------------------------------------  POTENTIAL REALIZABLE VALUE
                         NUMBER OF   % OF TOTAL                           AT ASSUMED ANNUAL RATE OF
                         SECURITIES   OPTIONS                           STOCK PRICE APPRECIATION FOR
                         UNDERLYING  GRANTED TO  EXERCISE OR                     OPTION TERM
                          OPTIONS   EMPLOYEES IN BASE PRICE  EXPIRATION -----------------------------
          NAME           GRANTED(#) FISCAL YEAR   ($/SHARE)     DATE          5%            10%
          ----           ---------- ------------ ----------- ---------- -------------- --------------
Steven D. Jorns.........  225,000      62.50%      $17.75     7/24/06   $    2,511,000 $    6,365,250
Bruce G. Wiles..........   75,000      20.83        17.75     7/24/06          837,000      2,121,750
Kenneth E. Barr.........   40,000      11.11        17.75     7/24/06          446,400      1,131,600
Russ C. Valentine.......   20,000       5.56        17.75     7/24/06          223,200        565,800

  The options granted to Messrs. Jorns, Wiles, Barr and Valentine were granted as of July 25, 1996 at an exercise price of $17.75 per share, the per share price of the Common Stock in the IPO. Each of such options becomes exercisable over four equal annual installments, commencing on the date of grant and expires on the tenth anniversary of the date of grant.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                    VALUES

                                                         NUMBER OF
                                                        SECURITIES                 VALUE OF
                                                        UNDERLYING                UNEXERCISED
                                                        UNEXERCISED              IN-THE-MONEY
                           SHARES                       OPTIONS AT                OPTIONS AT
                         ACQUIRED ON    VALUE        DECEMBER 31, 1996       DECEMBER 31, 1996(2)
          NAME            EXERCISE   REALIZED(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- ----------- ------------------------- -------------------------
Steven D. Jorns.........    None        None          56,250/168,750       $   337,500 $   1,012,500
Bruce G. Wiles..........    None        None           18,750/56,250           112,500       337,500
Kenneth E. Barr.........    None        None           10,000/30,000            60,000       180,000
Russ C. Valentine.......    None        None            5,000/15,000            30,000        90,000

--------
(1) No options were exercised in 1996.
(2) Represents the number of shares of Common Stock underlying the options (excluding options the exercise price of which was more than the market value of the underlying securities) times the market price at December 31, 1996 of $23.75, minus the exercise price.

EMPLOYMENT AGREEMENTS

  At the closing of the IPO, the Company entered into an employment agreement with Mr. Jorns, pursuant to which Mr. Jorns serves as Chairman of the Board, Chief Executive Officer and President of the Company for a term of five years at an initial annual base compensation of $100,000, subject to any increases in base compensation approved by the Compensation Committee. In addition, at the closing of the IPO, the Company entered into employment agreements with Messrs. Wiles, Barr and Valentine, pursuant to which Mr. Wiles served as Executive Vice President, Mr. Barr served as Executive Vice President and Chief Financial Officer and Mr. Valentine served as Senior Vice President--Acquisitions, each for a term of five years, at an annual base compensation of $90,000, $80,000 and $60,000, respectively, subject to any increases in base compensation approved by the Compensation Committee. In addition to base salary, each such Executive Officer is entitled under his employment agreement to receive annual performance-based compensation as determined by the Compensation Committee. Upon termination of an officer's employment agreement other than for cause, or by such officer for "good reason" (as such term is defined in each officer's employment agreement), each of such officers is entitled to receive severance benefits in an amount equal to the greater of (i) the aggregate of all compensation due such officer during the balance of the term of the employment agreement or (ii) 1.99 times the "base amount" as determined in the Code. In addition, such employment agreements provide for the grant of the options and the stock awards described under "--Stock Incentive Plans--The 1996 Plan" below.

COMPENSATION OF DIRECTORS

  Each director who is not an employee of the Company is paid an annual fee of $17,000. In addition, each such director is paid $750 for attendance at each meeting of the Company's Board of Directors and $500 for attendance at each meeting of a committee of the Company's Board of which such director is a member. The annual retainer fee is paid to such directors 50.0% in cash and 50.0% in shares of Common Stock. Meeting fees are paid in cash. Directors who are employees of the Company do not receive any fees for their service on the Board of Directors or a committee thereof. In addition, the Company reimburses directors for their out-of-pocket expenses incurred in connection with their service on the Board of Directors.

  In connection with the IPO, each non-employee director was granted nonqualified options to purchase 10,000 shares of Common Stock at an exercise price of $17.75 per share (the offering price in connection with the IPO) that vest in three annual installments commencing on the date of grant. Any non-employee director who ceases to be a director will forfeit the right to receive any options not previously vested. See "--Stock Incentive Plans--The Directors' Plan."

STOCK INCENTIVE PLANS

  The 1996 Plan and the Directors' Plan were approved and adopted for the purposes of (i) attracting and retaining employees, directors, and other service providers with ability and initiative, (ii) providing incentives to those deemed important to the success of the Company and related entities, and
(iii) aligning the interests of these individuals with the interests of the Company and its stockholders through opportunities for increased stock ownership.

 The 1996 Plan

  Administration. The 1996 Plan is administered by the Compensation Committee. The Compensation Committee may delegate certain of its authority to administer the 1996 Plan. The Compensation Committee may not, however, delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used in this summary, the term "Administrator" means the Compensation Committee or its delegate, as appropriate.

  Eligibility. Each employee of the Company or of an affiliate of the Company or any other person whose efforts contribute to the Company's performance, (other than employees of the Lessee and AGHI who are not also employees of the Company), including an employee who is a member of the Board, but excluding non-employee directors of the Company, is eligible to participate in the 1996 Plan. The Administrator will select the individuals who will participate in the 1996 Plan ("Participants"), but no person may participate in the 1996 Plan while he is a member of the Compensation Committee. The Administrator may, from time to time, grant stock options, stock awards, incentive awards, or performance shares to Participants.

  Options. Options granted under the 1996 Plan may be ISOs or nonqualified stock options. An option entitles a Participant to purchase shares of Common Stock from the Company at the option price. The option price may be paid in cash, with shares of Common Stock, or with a combination of cash and Common Stock. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than 100.0% for existing employees (85.0% in connection with the hiring of new employees) of the shares' fair market value on the date of grant. The exercise price of an ISO may not be less than 100.0% of the shares' fair market value on the date of grant, 110.0% of the fair market value in the case of an ISO granted to a ten percent stockholder of the Company or of certain affiliates of the Company. Options may be exercised at such times and subject to such conditions as may be prescribed by the Administrator but the maximum term of an option is ten years in the case of an ISO or five years in the case of an ISO granted to a ten percent stockholder.

  ISOs may only be granted to employees of the Company or an affiliate; however, no employee may be granted ISOs (under the 1996 Plan or any other plan of the Company or an affiliate) that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000. In addition, no Participant may be granted options in any calendar year for more than 250,000 shares of Common Stock.

  Stock Awards. Participants also may be awarded shares of Common Stock pursuant to a stock award. A Participant's rights in a stock award may be nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or the Company's, a subsidiary's, or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, Funds From Operations or return on assets. A stock award that is not immediately vested and nonforfeitable will be restricted, in whole or in part, for a period of at least three years; provided, however, that the period shall be at least one year in the case of a stock award that is subject to objectives based on one or more of the foregoing performance criteria. The maximum number of shares of Common Stock that may be issued in respect of stock awards granted under the 1996 Plan cannot exceed 50,000 shares of Common Stock.

  Incentive Awards. Incentive awards also may be granted under the 1996 Plan. An incentive award is an opportunity to earn a bonus, payable in cash, upon attainment of stated performance objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company's, a subsidiary's, or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, Funds From Operations or return on assets. The period in which performance will be measured will be at least one year. No Participant may receive an incentive award payment in any calendar year that exceeds the lesser of (i) 100.0% of the Participant's base salary (prior to any salary reduction or deferral election) as of the date of grant of the incentive award or (ii) $250,000.

  Performance Share Awards. The 1996 Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if certain standards are met. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company's, a subsidiary's, or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, Funds From Operations or return on assets. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Stock, or by a combination of the two. No Participant may be granted performance shares for more than 12,500 shares of Common Stock in any calendar year.

  Share Authorization. All awards made under the 1996 Plan will be evidenced by written agreements between the Company and the Participant. A maximum of 900,000 shares of Common Stock may be issued under the 1996 Plan. The share limitation and the terms of outstanding awards shall be adjusted, as the Compensation

Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

  Termination and Amendment. No option or stock award may be granted and no performance shares may be awarded under the 1996 Plan more than ten years after the earlier of (i) the date that the 1996 Plan is adopted by the Board or (ii) the date that it is approved by the Company's stockholders. The Board may amend or terminate the 1996 Plan at any time, but, except as set forth in the immediately preceding paragraph, an amendment will not become effective without stockholder approval if the amendment materially (i) increases the number of shares of Common Stock that may be issued under the 1996 Plan (other than an adjustment as described above), (ii) changes the eligibility requirements, or (iii) increases the benefits that may be provided under the 1996 Plan.

  Initial Awards. The Board of Directors approved prior to the IPO the grant of ISOs and nonqualified options to Messrs. Jorns, Wiles, Barr and Valentine to purchase up to 225,000, 75,000, 40,000 and 20,000 shares of Common Stock, respectively. The options granted to Messrs. Jorns, Wiles, Barr and Valentine are exercisable in four equal annual installments, commencing on July 25, 1996, subject to continued employment through the applicable vesting date. Both the ISOs and the nonqualified options are exercisable for ten years from the date of grant at the fair market value of the Common Stock on the date of grant. The options are ISOs to the extent permitted under the ISO "$100,000 limitation" described above. In addition, Messrs. Jorns, Wiles, Barr and Valentine were granted restricted stock awards with respect to 30,000, 10,000, 6,000 and 4,000 shares of Common Stock, respectively. The awards vest, subject to continued employment, through the applicable vesting date, pursuant to a schedule beginning on the date of grant as follows: 10.0% on the date of grant (July 25, 1996), 20.0% on each of the first and second anniversaries and 25.0% on each of the third and fourth anniversaries of the date of grant. Prior to vesting, such officers will be entitled to vote and receive dividends with respect to such restricted shares of Common Stock.

  Transferability. Under the 1996 Plan, Participants may be permitted to transfer non-qualified stock options to certain family members or trusts for the benefit of family members, provided the Participant does not receive any consideration for the transfer. In addition, nonqualified options, incentive awards and awards of Performance Shares may be transferable to the extent permitted under Rule 16b-3 promulgated under the Exchange Act.

  Certain Federal Income Tax Consequences Relating to Options. In general, a Participant will not recognize taxable income upon the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. When a Participant disposes of shares acquired by exercise of an ISO, the Participant's gain (the difference between the sale proceeds and the price paid by the Participant for the shares) upon the disposition will be taxed as capital gain, provided the Participant (i) does not dispose of the shares within two years after the date of grant nor within one year after the date of exercise, and (ii) exercises the option while an employee of the Company or of an affiliate of the Company or within three months after termination of employment for reasons other than death or disability. If the first condition is not met, the Participant generally will realize ordinary income in the year of the disqualifying disposition. If the second condition is not met, the Participant generally will recognize ordinary income upon exercise of the option.

  In general, a Participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. Special timing rules may apply to a Participant who is subject to Section 16(a) of the Exchange Act.

  The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option. The amount of the deduction will be equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant of any option or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain disqualifying dispositions of Common Stock acquired upon the exercise of an ISO.

  Section 162(m) of the Code places a limitation of $1,000,000 on the amount of compensation payable to each of the named executive officers that the Company may deduct for federal income tax purposes. The limit does not apply to certain performance-based compensation paid under a plan that meets the requirements of the Code and regulations promulgated thereunder. While the 1996 Plan generally complies with the requirements for performance-based compensation, options granted at less than 100% of fair market value and stock awards granted under the 1996 Plan will not satisfy those requirements.

 The Directors' Plan

  Share Authorization. A maximum of 100,000 shares of Common Stock may be issued under the Directors' Plan. The share limitation and terms of outstanding awards shall be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

  Eligibility. The Directors' Plan provides for the grant of options to purchase Common Stock and the award of shares of Common Stock to each eligible director of the Company. No director who is an employee of the Company is eligible to participate in the Directors' Plan.

  Options. Pursuant to the Directors' Plan, each Independent Director was awarded nonqualified options to purchase 10,000 shares of Common Stock on July 25, 1996 (the date the registration statement relating to the Common Stock sold in the IPO was declared effective by the Commission) (each such director, a "Founding Director"). Each eligible director who is not a Founding Director (a "Non-Founding Director") will receive nonqualified options to purchase 10,000 shares of Common Stock on the date of the meeting of the Company's stockholders at which the Non-Founding Director is first elected to the Board of Directors. The options granted to Founding Directors upon effectiveness of the registration statement relating to the IPO have an exercise price equal to the public offering price in the IPO of $17.75 per share and vest in three annual installments (with respect to 3,333, 3,333 and 3,334 shares, respectively) beginning on the date of grant, subject to the Director's continuous service through such vesting date. The exercise price of options under future grants will be 100% of the fair market value of the Common Stock on the date of grant and will vest in the same manner. The exercise price may be paid in cash, cash equivalents acceptable to the Compensation Committee, Common Stock or a combination thereof. Options granted under the Directors' Plan are exercisable for ten years from the date of grant. Upon termination of service as a director, options which have not vested are forfeited and vested options may be exercised until they expire.

  Certain Federal Income Tax Consequences Relating to Options. Generally, an eligible director does not recognize any taxable income, and the Company is not entitled to a deduction upon the grant of an option. Upon the exercise of an option, the eligible director recognizes ordinary income equal to the excess of the fair market value of the shares acquired over the option exercise price, if any. Special rules may apply as a result of Section 16 of the Exchange Act. The Company is generally entitled to a deduction equal to the compensation taxable to the eligible director as ordinary income. Eligible directors may be subject to backup withholding requirements for federal income tax.

  Share Awards. The Directors' Plan also provides for the annual award of shares of Common Stock to each eligible director ("Director Share Awards"). The number of shares so awarded will be the number of whole shares that has a fair market value most nearly equal to $8,500 (i.e., 50.0% of the annual retainer fee otherwise payable to the director). No more than 20,000 shares will be awarded as Director Share Awards during the term of the Directors' Plan. See "--Compensation of Directors." Such shares will vest immediately upon grant and will be nonforfeitable. Director Share Awards were made to each Founding Director on July 25, 1996 (the date that the registration statement relating to the IPO was declared effective by the Commission) and to each Non-

Founding Director on the date of the meeting of the Company's stockholders at which the Non-Founding Director is first elected to the Board. Thereafter, Director Share Awards will be made at the first meeting of the Board of Directors following the annual meeting of the Company's stockholders.

  Amendment and Termination. The Directors' Plan provides that the Board may amend or terminate the Plan, but the terms of the Plan relating to the amount, price and timing of awards under the Plan may not be amended more than once every six months other than to comport with changes in the Code, or the rules and regulations thereunder. An amendment will not become effective without stockholder approval if the amendment materially (i) increases the number of shares that may be issued under the Directors' Plan, (ii) changes the eligibility requirements, or (iii) increases the benefits that may be provided under the Directors' Plan. No options may be granted nor Director Shares Awards made under the Directors' Plan after December 31, 2006.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

  The Charter of the Company obligates it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. The Charter also permits the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

  The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

INDEMNIFICATION AGREEMENTS

  The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the agreements, the Company must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

RELATIONSHIPS AMONG OFFICERS AND DIRECTORS

  Mr. Jorns is an executive officer, director and securityholder of each of the Company, the Lessee, AGHI and the Beverage Corporations. Mr. Wiles is an executive officer and stockholder of the Company and is an executive officer, director and securityholder of each of the Lessee and AGHI. Mr. Barr is an executive officer and stockholder of the Company, an executive officer and securityholder of the Lessee and an executive officer of AGHI. Mr. Valentine is an executive officer and stockholder of the Company and is an executive officer of AGHI.

ACQUISITION OF INTERESTS IN CERTAIN OF THE INITIAL HOTELS

  One or more of Messrs. Jorns, Wiles and Barr and their respective affiliates owned equity interests or contract rights relating to certain of the Initial Hotels prior to the acquisition of such hotels by the Company. Such persons and affiliates received an aggregate of 126,287 OP Units in exchange for such interests in these Initial Hotels. Upon exercise of their rights to exchange such OP Units (which rights are not exercisable until July 1997), such persons and entities may receive cash or, at the Company's option, an aggregate of 126,287 shares of Common Stock. See "Partnership Agreement--Exchange Rights." In addition, the Operating Partnership reimbursed AGHI for approximately $900,000 in direct out-of-pocket expenses incurred in connection with the acquisition of the Initial Hotels. Also, the Operating Partnership repaid approximately $3.75 million of indebtedness guaranteed by AGHI in connection with the Formation Transactions. For a discussion of the consideration to be received by Messrs. Jorns, Wiles and Barr and their affiliates in connection with the Operating Partnership's acquisition of the Initial Hotels and the formation of the Company, see "Formation Transactions."

SHARED SERVICES AND OFFICE SPACE AGREEMENT

  The Company has entered into a shared services and office space agreement with AGHI pursuant to which AGHI provides the Company with office space and limited support personnel for the Company's headquarters at 3860 West Northwest Highway, Dallas, Texas 75220 for an annual fee of approximately $103,000.

OPTIONS TO PURCHASE AND RIGHTS OF FIRST REFUSAL

  Pursuant to the Option Agreements, the Company has the option and right of first refusal to acquire AGHI's (i) 50.0% partnership interest in the partnership that owns the Boise, Idaho Option Hotel, and (ii) 16.7% partnership interest in the partnership that owns the Durham, North Carolina Option Hotel. The Option Agreements provide that for a period of two years after the opening of each such hotel, the Company will have the right to purchase AGHI's interests in each such hotel at a price equal to AGHI's percentage interest in such hotel times 110% of the cost of developing such hotel (including mortgage debt) for the first year; during the second year of such option, the purchase price will be increased by any percentage increase in the CPI. The purchase price will be payable (i) by taking title to AGHI's interest in such hotels subject to a pro rata portion of the applicable owning partnership's debt and (ii) by paying the balance of such purchase price in cash or OP Units, at the option of AGHI. AGHI may sell its interests in the Option Hotels free and clear of these options prior to the expiration of the two-year option period, provided that it gives notice to the Company and extends to the Company a right of first refusal to acquire such interests on the same terms as that of the proposed sale. The exercise of the option or right of first refusal may require approval of the partners in the partnerships which own the Option Hotels that are not affiliated with AGHI, including the approval by such partners of a Participating Lease relating to such Option Hotels. The Boise, Idaho Option Hotel was opened in October 1996, and the Durham, North Carolina Option Hotel is currently under development and is expected to be open during the first quarter of 1997. AGHI will not seek such approval until after the Company has exercised its option or right of first refusal, and there can be no assurance that such approval will be granted.

EMPLOYMENT AGREEMENTS AND STOCK INCENTIVE PLANS

  The Company has entered into an employment agreement with Mr. Jorns, pursuant to which Mr. Jorns serves as Chairman, Chief Executive Officer, and President of the Company for a term expiring on July 31, 2001 at an initial annual base compensation of $100,000, subject to any increases in base compensation approved by the Compensation Committee. In addition, the Company has entered into employment agreements with Messrs. Wiles, Barr and Valentine, pursuant to which Mr. Wiles serves as Executive Vice President, Mr. Barr serves as Executive Vice President and Chief Financial Officer and Mr. Valentine serves as Senior Vice President--Acquisitions, each for a term expiring on July 31, 2001, at an annual base compensation of $90,000, $80,000 and $60,000, respectively, subject to any increases in base compensation approved by the Compensation Committee. In addition to base salary, each such executive officer is entitled under his employment agreement to receive annual performance-based compensation as determined by the Compensation Committee. Upon termination of such employment agreements other than for cause, or by such officer for "good reason" (as such term is defined in each officer's employment agreement), each of such officers will be entitled to receive severance benefits in an amount equal to the greater of (i) the aggregate of all compensation due such officer during the balance of the term of the employment agreement or (ii) 1.99 times the "base amount" as determined in the Code. In addition, such employment agreements provide for the grant of options to Messrs. Jorns, Wiles, Barr and Valentine to purchase up to 225,000, 75,000, 40,000 and 20,000 shares of Common Stock, respectively, which will become exercisable in four equal annual installments, commencing on the date of the grant. The employment agreements also provide for the grant of stock awards to Messrs. Jorns, Wiles, Barr and Valentine with respect to 30,000, 10,000, 6,000 and 4,000 shares of restricted Common Stock, respectively, which vest over a four-year period commencing on the date of grant. See "Management--Stock Incentive Plans--The 1996 Plan."

PURCHASE OF PERSONAL PROPERTY

  In order for the Company to qualify as a REIT, the Operating Partnership sold certain personal property relating to certain of the Initial Hotels to the Lessee for $315,000, which amount was paid by issuing the FF&E Note to the Operating Partnership. The FF&E Note is recourse to the Lessee and bears interest at the rate of 10.0% per annum and requires the payment of quarterly installments of principal and interest of approximately $20,000 that will fully amortize the FF&E Note over a five-year period expiring on July 31, 2001.

THE PARTICIPATING LEASES

  The Company and the Lessee have entered into the Participating Leases, each with a term of twelve years from the inception of the lease, relating to the Current Hotels. The Company anticipates that similar Participating Leases will be entered into with respect to the Proposed Acquisition Hotels upon their acquisition and any additional hotel properties acquired by the Company in the future. See "The Hotels--The Participating Leases." Pursuant to the terms of the Participating Leases, the Lessee is required to pay the greater of Base Rent or Percentage Rent and certain other additional charges and is entitled to all profits from the operation of the Hotels after the payment of operating and other expenses. See "Selected Financial Information--The Lessee." In addition, the Company has entered into a Lease Master Agreement which sets forth the terms of the Lessee Pledge and certain other matters.

THE MANAGEMENT AGREEMENTS

  The Lessee and AGHI entered into the Management Agreements, each with a term of twelve years from the date of the acquisition of the applicable hotel, relating to the management of the Current Hotels. The Company anticipates that similar Management Agreements will be entered into with AGHI with respect to three of the Proposed Acquisition Hotels and selected additional hotel properties leased by the Company to the Lessee in the future. Pursuant to the Management Agreements, AGHI is entitled to receive a base fee of 1.5% of gross revenues, plus an incentive fee of up to 2.0% of gross revenues based on the hotels achieving certain increases in revenue. The payment of management fees to AGHI by the Lessee is subordinate to the Lessee's obligations to the Company under the Participating Leases. See "The Hotels--The Management Agreements."

THE BEVERAGE CORPORATIONS

  In order to facilitate compliance with state and local liquor laws and regulations, the Lessee subleases those areas of the Current Hotels that comprise the restaurant and other areas where alcoholic beverages are served to the Beverage Corporations, fourteen of which are wholly owned by Mr. Jorns. In accordance with the terms of the Beverage Subleases, each Beverage Corporation is obligated to pay to the Lessee rent payments equal to 30% of each such corporation's annual gross revenues generated from the sale of food and beverages generated from such areas; however, pursuant to the Participating Leases, such subleases will not reduce the Participating Rent payments to the Company, which it is entitled to receive from such food and beverage sales. The Lessee is expected to enter into similar sublease arrangements with the Beverage Corporations upon purchase of the Proposed Acquisition Hotels.

                     AGHI, THE LESSEE AND OTHER OPERATORS

American General Hospitality, Inc.

  AGHI was founded in 1981 by Mr. Jorns, the Company's Chairman of the Board, Chief Executive Officer and President. As of December 31, 1996, AGHI's management portfolio consisted of 64 hotels containing an aggregate of approximately 11,200 guest rooms. According to Hotel & Motel Management, a leading hotel trade publication, AGHI was the nation's fourth largest independent hotel management company in 1995, based upon number of hotels under management. AGHI has a national presence, with operating experience in 40 states, involving 212 different hotels. AGHI has developed seven hotels from the ground up. Recently, AGHI completed development of a Courtyard by Marriott in Boise, Idaho and has a Courtyard by Marriott under development in Durham, North Carolina for which the Company has limited purchase options. See "The Hotels--Options to Purchase and Rights of First Refusal." These hotels include four Hampton Inns, two Courtyards by Marriott, one Holiday Inn, and one Embassy Suites. AGHI has in the past acquired fifteen hotels, containing a total of 2,638 guest rooms, under various franchises and affiliations, including Hilton, Courtyard by Marriott, Embassy Suites, Holiday Inn, Hampton Inn, and Days Hotel as well as the prestigious Small Luxury Hotels affiliation. In addition, AGHI has been involved in the repositioning and redevelopment of approximately 70 hotels that operated under various national franchise brands. The operations of AGHI are fully integrated with capabilities in all phases of acquisition, development, and management of hotel properties.

  The Company believes that it will benefit significantly from the hotel management experience of AGHI. AGHI manages all of the Current Hotels and is expected to be retained by the Lessee as manager of three of the Proposed Acquisition Hotels. Management expects that the Company also will benefit from AGHI's significant historical operating experience during various economic cycles.

  AGHI has significant relationships with major hotel franchisors including Hilton, Marriott, Wyndham Hotels, DoubleTree Hotels, Holiday Inn, Sheraton, Promus Hotels, Radisson, the Choice Hotels family of brands and the HFS Incorporated family of brands. The Company believes that these relationships enhance the Company's ability to evaluate hotel brand affiliations without restrictive ties to any one franchisor's brands. Pursuant to the terms of the Management Agreements, and for so long as AGHI is managing hotels for the benefit of the Company, AGHI has agreed to limit its business activities to managing and operating Company-owned hotels and hotels owned by third parties. See "The Hotels--The Management Agreements." Except for the two Option Hotels, for which the Company has purchase options on AGHI's interests in such hotels, and one other hotel that was excluded from the IPO (see "Risk Factors-- Conflicts of Interest--Conflicts Relating to Continued Ownership of Other Hotel Properties"), AGHI's activities are limited to managing and operating Company-owned hotels and hotels owned by third parties. See "The Hotels-- Options to Purchase and Rights of First Refusal."

  The Lessee has contracted with AGHI to manage the Current Hotels under an incentive compensation structure (as described below). The Lessee has advised the Company that it will retain AGHI to manage three of the Proposed Acquisition Hotels pursuant to the same incentive compensation structure. Messrs. Jorns and Wiles, two executive officers of the Company, own collectively approximately 21.0% of AGHI. The remaining interests in AGHI are owned by persons unaffiliated with the Company, who also hold interests in the Lessee.

 AGH Leasing, L.P.

  The Company leases each Current Hotel to the Lessee pursuant to a separate Participating Lease and expects to lease each of the Proposed Acquisition Hotels to the Lessee. In addition, selected newly acquired hotels may be leased by the Company to the Lessee. Messrs. Jorns, Wiles and Barr, executive officers of the Company, own collectively approximately 23.0% of the Lessee. The remaining interests in the Lessee are owned by persons unaffiliated with the Company, who also hold interests in AGHI. Each Participating Lease has a term of twelve years from the inception of the lease, subject to earlier termination upon the occurrence of certain events. Under the Participating Leases, the Lessee will be obligated to make fixed monthly Base Rent payments to the Company and quarterly Participating Rent payments to the Company. See "The Hotels--The Participating Leases--Lessee Capitalization; Lessee Pledge."

  The Lessee is also required to provide to the Company monthly financial and operating information about each of the Hotels, quarterly unaudited and annual audited financial statements of the Lessee, and any other information material to the Lessee's continuing ability to perform its obligations under the Participating Leases. The Company will include this information in its periodic reports filed with the Securities and Exchange Commission (the "Commission") under the Exchange Act.

 Other Operators

  The Company intends to selectively seek other qualified hotel brand owner/operators and hotel management companies, in addition to the Lessee and AGHI, to lease and/or manage certain of the Company's future new hotel acquisitions. The Company, with the consent of its Line of Credit lenders, anticipates that it will lease hotels to independent hotel operators or, as a condition to entering into a Participating Lease with the Lessee, will require the Lessee to retain an independent hotel manager in connection with selected acquisitions, provided such lessee or manager has, in the Company's judgment,
(i) certain unique knowledge of the hotel or the market in which the hotel operates that will enhance the revenues that could be expected to be generated by the hotel, (ii) a proven track record for implementing product, brand and repositioning strategies, (iii) a significant national or regional lodging industry reputation or (iv) substantial financial resources. In addition, the Company will seek to develop lessee or management relationships with operators which are capable of providing the Company with additional acquisition opportunities that satisfy its investment criteria. The Company believes that the use of a flexible lessee or manager structure, coupled with the continued expansion of its brand and franchise relationships, will result in additional acquisition opportunities for the Company. The Lessee has advised the Company that it expects to retain Wyndham to manage the Company's Four Points by Sheraton hotel following its acquisition by the Company. According to public filings, Wyndham Hotel Corporation is a NYSE listed company which, as of December 31, 1996, operated or franchised in excess of 75 hotels.

 Certain Terms of the Participating Leases, the Management Agreements and Certain Related Agreements

  In an effort to align the interests of AGHI and the Lessee with the interests of the Company's stockholders, the Participating Leases, the Management Agreements and certain related agreements provide for the following:

  . the partners of the Lessee have (i) capitalized the Lessee with $500,000 in cash and (ii) pursuant to the Lessee Pledge, pledged to the Company 275,000 OP Units having a value of approximately $4.9 million, based on the IPO offering price of the Common Stock, to the Company to secure the Lessee's obligations under the Participating Leases; OP Units subject to the Lessee Pledge may be released therefrom without duplication (a) on a one-for-one basis as the Lessee acquires OP Units or shares of Common Stock or (b) upon the contribution to the Lessee of cash or an increase in undistributed earnings in an amount equal to the then current market value of the OP Units released from the Lessee Pledge;

  .  until the Lessee's net worth equals the greater of (i) $6.0 million and
     (ii) 17.5% of actual rent payments from Hotels leased to the Lessee during the preceding calendar year (annualized for 1996), the Lessee will not pay any distributions to its partners (except for the purpose of permitting its partners to pay taxes on the income attributable to them from the operations of the Lessee and except for distributions relating to interest or dividends received by the Lessee from cash or securities held by it) (the "Lessee Distribution Restriction") and will be required during this period, subject to compliance with applicable securities laws, to use its cash flow attributable to the Participating Leases (after establishing a reserve for partner tax distributions) to purchase interests in the Company, which interests may not be sold or transferred for a period of two years after their acquisition (other than to partners in the Lessee if, following such transfer, the net worth threshold of the Lessee Distribution Restriction is satisfied);

  . management fees paid to AGHI by the Lessee under the Management Agreements are performance based, with a base fee equal to 1.5% of gross revenues plus an incentive fee of up to 2.0% of gross revenues that will be earned incremental upon reaching certain gross revenue targets;

  . base and incentive management fees payable by the Lessee to AGHI are subordinated to the Lessee's rent obligations to the Company under the Participating Leases;

  . monetary and certain other defaults by the Lessee under each Participating Lease will result in a cross-default of all other Participating Leases to which the Lessee is a party;

  . Messrs. Jorns and Wiles, who are stockholders of AGHI and are also executive officers of the Company, have agreed to use 50% of the dividends (net of the tax liability attributed to such dividends) received by them from AGHI that are attributable to AGHI's earnings from the management of hotels owned by the Company (as determined in good faith by such officers) to purchase, subject to compliance with applicable securities laws, additional interests in the Company during each of the twelve years following the closing of the IPO;

  . each Participating Lease provides that the failure on the part of the Lessee to materially comply with the terms of a Participating Lease would give the Company the right to terminate such lease, repossess the applicable hotel and enforce the payment obligations under the lease;

  . AGHI has established bonus eligibility criteria for its officers and employees that are keyed to the amount of incentive fees AGHI earns under the Management Agreements; in addition, subject to applicable securities laws limitations, 25.0% of such bonuses, if earned, will be paid by AGHI to its senior executives in interests in the Company; and

  . the Board of Directors has established a Leasing Committee, consisting entirely of Independent Directors, that reviews not less frequently than annually the Lessee's compliance with the terms of the Participating Leases and reviews and approves the terms of each new Participating Lease between the Company and the Lessee.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth as of December 31, 1996 certain information regarding the beneficial ownership of shares of Common Stock by (i) each director of the Company, (ii) each executive officer of the Company, (iii) by all directors and executive officers of the Company as a group and (iv) by persons who own more than 5.0% of the shares of Common Stock. Except as otherwise described below, all shares are owned directly and the indicated person has sole voting and investment power. The number of shares of Common Stock includes the number of shares of Common Stock that such person could receive if he exchanged his OP Units for shares of Common Stock under certain circumstances.

                                                                      PERCENT
                                                  NUMBER OF SHARES       OF
              NAME OF BENEFICIAL OWNER          BENEFICIALLY OWNED(1) CLASS(1)
              ------------------------          --------------------- --------
      Kenneth E. Barr(2).......................          26,779            *
      Kent R. Hance(3).........................           6,192            *
      Steven D. Jorns(4).......................         177,958          2.1%
      H. Cabot Lodge III(5)....................           3,692            *
      James McCurry(5).........................           3,692            *
      Russ C. Valentine(6).....................          11,840            *
      Bruce G. Wiles(7)........................          57,948            *
      James R. Worms(8)........................           4,692            *
      Executive officers and directors as a
       group
       (8 persons).............................         292,793          3.5%
      Morgan Stanley Group Inc. and Morgan
       Stanley Asset Management Inc.(9)........       1,170,300         14.2%

--------
* Represents less than 1.0% of the class.
(1) Assumes that all OP Units held by each named person are exchanged for shares of Common Stock. The total number of shares outstanding used in calculating the percentage assumes that none of the OP Units held by other persons are exchanged for shares of Common Stock. Pursuant to the Exchange Agreement, OP Units are not exchangeable for shares of Common Stock until July 31, 1997, the first anniversary date of the closing of the IPO.
(2) Includes (a) 10,000 shares of Common Stock that have vested under options granted pursuant to the 1996 Plan, (b) 6,000 shares of restricted Common Stock that constitute stock awards, (c) 600 shares of Common Stock purchased through open market transactions after the IPO, (d) 79 shares of Common Stock held by the Plan and attributable to Mr. Barr, (e) 10,000 OP Units issued to Mr. Barr in connection with the Formation Transactions and
    (f) 100 shares of Common Stock purchased by Mr. Barr through open market transactions since the IPO, as custodian on behalf of a family member, with respect to which Mr. Barr disclaims beneficial ownership.
(3) Includes (a) 3,333 shares of Common Stock that have vested under options granted pursuant to the Directors' Plan, (b) 359 shares of Common Stock issued pursuant to the Directors' Plan and (c) 2,500 shares of Common Stock purchased through open market transactions after the IPO.
(4) Includes (a) options to purchase 56,250 shares of Common Stock that have vested under options granted pursuant to the 1996 Plan, (b) 30,000 shares of restricted Common Stock that constitute stock awards, (c) 100 shares of Common Stock purchased through open market transactions after the IPO, (d) 70,337 OP Units issued to Mr. Jorns in connection with the Formation Transactions, (e) 19,104 OP Units issued to Mr. Jorns' wife in connection with the Formation Transactions and (f) 2,167 shares of Common Stock held by the Plan and attributable to Mr. Jorns.

(5) Includes (a) 3,333 shares of Common Stock that have vested under options granted pursuant to the Directors' Plan and (b) 359 shares of Common Stock issued pursuant to the Directors' Plan.
(6) Includes (a) options to purchase 5,000 shares of Common Stock that have vested under options granted pursuant to the 1996 Plan, (b) 4,000 shares of restricted Common Stock that constitute stock awards, (c) 1,000 shares of Common Stock purchased through open market transactions after the IPO and (d) 1,840 shares of Common Stock held by the Plan and attributable to Mr. Valentine.
(7) Includes (a) 18,750 shares of Common Stock that have vested under options granted pursuant to the 1996 Plan, (b) 10,000 shares of restricted Common Stock that constitute stock awards, (c) 2,352 shares of Common Stock held by the Plan and attributable to Mr. Wiles and (d) 26,846 OP Units issued to Mr. Wiles in connection with the Formation Transactions.
(8) Includes (a) 3,333 shares of Common Stock that have vested under options granted pursuant to the Directors Plan, (b) 359 shares of Common Stock issued pursuant to the Directors' Plan and (c) 1,000 shares of Common Stock purchased through open market transactions after the IPO.
(9) Beneficial ownership information is based on the Schedule 13G jointly filed by Morgan Stanley Group Inc. (1585 Broadway, New York, New York 10036) and Morgan Stanley Asset Management Inc. (1221 Avenue of the Americas, New York, New York 10020), dated November 8, 1996.

                         DESCRIPTION OF CAPITAL STOCK

  The following summary description of (i) the capital stock of the Company and (ii) certain provisions of Maryland law and of the Charter and Bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law described herein, and to the Charter and Bylaws of the Company.

GENERAL

  Under its Charter, the Company has the authority to issue 100,000,000 shares of Common Stock, $0.01 par value per share. Under Maryland law, stockholders generally are not liable for a corporation's debts or obligations.

COMMON STOCK

  All shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock, holders of shares of Common Stock are entitled to receive dividends on such stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of the Company.

  Subject to the provisions of the Charter regarding the restrictions on transfer of stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

  Holders of shares of Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Shares of Common Stock will have equal dividend, liquidation and other rights.

  Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Charter provides that, with the exception of certain amendments to the Charter, the affirmative vote of holders of shares entitled to cast a majority of all votes entitled to be cast on such matters will be sufficient to approve the aforementioned transactions.

POWER TO ISSUE ADDITIONAL SHARES OF COMMON STOCK

  The Company believes that the power of the Board of Directors to issue additional authorized but unissued shares of Common Stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional shares of Common Stock will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded.

RESTRICTIONS ON TRANSFER

  For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of stock. Specifically, not more than 50.0% in value of the Company's outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the shares of stock of the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Those two requirements do not apply until after the first taxable year for which the Company makes an election to be taxed as a REIT. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT." In addition, the Company must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75.0% of the Company's gross income for each calendar year must consist of rents from real property and income from certain other real property investments. The rents received by the Operating Partnership and the Subsidiary Partnerships from the Lessee will not qualify as rents from real property, which could result in loss of REIT status for the Company, if the Company owns, actually or constructively, 10.0% or more of the ownership interests in the Lessee, within the meaning of section 856(d)(2)(B) of the Code. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT--Income Tests."

  Because the Board of Directors believes it is essential for the Company to continue to qualify as a REIT, the Charter, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the outstanding shares of any class of Common Stock (subject to the Look-Through Ownership Limitation applicable to certain stockholders, as described below). Certain types of entities, such as pension trusts qualifying under section 401(a) of the Code, mutual funds qualifying as regulated investment companies under section 851 of the Code, and corporations, will be looked through for purposes of the "closely held" test in section 856(h) of the Code. Subject to certain limited exceptions, the Charter will allow such an entity under the Look-Through Ownership Limitation to own up to 15.0% of the shares of any class or series of the Company's stock, provided that such ownership does not cause any beneficial owner of such entity to exceed the Ownership Limitation or otherwise result in a violation of the tests described in clauses (ii),
(iii) and (iv) of the second sentence of the succeeding paragraph.

  Any transfer of Common Stock that would (i) result in any person owning, directly or indirectly, Common Stock in excess of the Ownership Limitation (or the Look-Through Ownership Limitation, if applicable), (ii) result in Common Stock being owned by fewer than 100 persons (determined without reference to any rules or attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) cause the Company to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of the Company's, the Operating Partnership's or a Subsidiary Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, will be void ab initio, and the intended transferee will acquire no rights in such shares of Common Stock.

  Subject to certain exceptions described below, any purported transfer of Common Stock that would (i) result in any person owning, directly or indirectly, shares of Common Stock in excess of the Ownership Limitation (or the Look-Through Ownership Limitation, if applicable), (ii) result in the shares of Common Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) cause the Company to own, actually or constructively, 10.0% or more of the ownership interests in a tenant of the Company's, the Operating Partnership's or a Subsidiary Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, will be designated as "Shares-in-Trust" and will be transferred automatically to a trust (a "Trust"), effective on the day before the purported transfer of such shares of Common Stock. The record holder of the shares of Common Stock that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of shares of Common Stock to the Company for registration in the name of the trustee of the Trust (the "Trustee"). The Trustee will be designated by the Company but will not be affiliated with the Company. The beneficiary of the Trust (the "Beneficiary") will be one or more charitable organizations named by the Company.

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

  Shares-in-Trust will remain issued and outstanding shares of Common Stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or distributions in trust for the benefit of the Beneficiary. The Trustee will vote all Shares-in-Trust. The Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in another transfer to another Trust.

  The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares become Shares-in-Trust. Any vote taken by a Prohibited Owner prior to the Company's discovery that the Shares-in-Trust were held in trust will be rescinded as void ab initio and recast by the Trustee, in its sole and absolute discretion; provided, however, that if the Company has already taken irreversible corporate action based on such vote, then the Trustee shall not have the authority to rescind and recast such vote. The Prohibited Owner generally will receive from the Trustee the lesser of (i) the price per share such Prohibited Owner paid for the shares of Common Stock that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) or (ii) the price per share received by the Trustee from the sale of such Shares-in-Trust. Any amounts received by the Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

  The Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. Subject to the Trustee's ability to designate a permitted transferee, the Company will have the right to accept such offer for a period of 90 days after the later of (i) the date of the purported transfer which resulted in the creation of such Shares-in-Trust or
(ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

  "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of Common Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Common Stock selected by the Board of Directors. "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  Any person who acquires or attempts to acquire Common Stock in violation of the foregoing restrictions, or any person who owned shares of Common Stock that were transferred to a Trust, will be required (i) to give immediately written notice to the Company of such event and (ii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

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

  All persons who own, directly or indirectly, more than 5.0% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding shares of Common Stock must, within 30 days after January 1 of each year, provide to the Company a written statement or affidavit stating (i) the name and address of such direct or indirect owner, (ii) the number of shares of Common Stock owned directly or indirectly, and (iii) a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership the Company's status as a REIT and to ensure compliance with the Ownership Limitation.

  The Ownership Limitation or the Look-Through Ownership Limitation, as applicable, generally will not apply to the acquisition of shares of Common Stock by an underwriter that participates in a public offering of such shares. In addition, the Board of Directors, upon such conditions as the Board of Directors may direct, may exempt a person from the Ownership Limitation or the Look-Through Ownership Limitation, as applicable, under certain circumstances.

  All certificates representing shares of Common Stock will bear a legend referring to the restrictions described above.

  The Ownership Limitation could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of shares of Common Stock might receive a premium from their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company.

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

  CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S CHARTER AND BYLAWS

  The following summary of certain provisions of Maryland law and the Company's Charter and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Company's Charter and Bylaws.

NUMBER OF DIRECTORS; CLASSIFICATION OF THE BOARD OF DIRECTORS

  The Charter and Bylaws provide that the number of directors will consist of not less than three nor more than fifteen persons, as determined by the affirmative vote of a majority of the members of the entire Board of Directors. At all times, a majority of the directors shall be Independent Directors, except that upon the death, removal, incapacity or resignation of an Independent Director, such requirement shall not be applicable for 60 days. There are five directors, four of whom are Independent Directors. The holders of Common Stock are entitled to vote on the election or removal of directors, with each share entitled to one vote. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire Board of Directors.

  Pursuant to the Charter, the Board of Directors is divided into three classes of directors. The initial terms of the first, second and third classes will expire in 1997, 1998 and 1999, respectively. As the term of each class expires, directors in that class will be elected by the stockholders of the Company for a term of three years and until their successors are duly elected and qualify. Classification of the Board of Directors is intended to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors. Because holders of Common Stock will have no right to cumulative voting in the election of directors, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

  The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult, which could delay, defer, discourage or prevent an attempt by a third party to obtain control of the Company or other transaction, even though such an attempt or other transaction might be beneficial to the Company and its stockholders. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. See "Risk Factors-- Potential Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

REMOVAL; FILLING VACANCIES

  The Bylaws provide that, unless the Board of Directors otherwise determines, any vacancies will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Any directors so elected shall hold office until the next annual meeting of stockholders. The Charter provides that directors may be removed, with or without cause, only by the affirmative vote of the holders of at least 75.0% of votes entitled to be cast in the election of the directors. This provision, when coupled with the provision of the Bylaws authorizing the Board of Directors to fill vacant directorships precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting

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

from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

  The Charter obligates the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, and threatened, pending or completed action, suit or proceeding whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. The Charter also permits the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

  The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company's Charter or Bylaws, or under resolutions of stockholders or directors, contract or otherwise. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

  The Company also has purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

BUSINESS COMBINATIONS

  Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10.0% or more of the voting power of such corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then-outstanding voting shares of such corporation (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80.0% of the votes entitled to be cast by holders of outstanding voting shares of such corporation and (b) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

CONTROL SHARE ACQUISITION STATUTE

  The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

  A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

  The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange, if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

  The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's Common Stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

AMENDMENT TO THE CHARTER

  The Charter of the Company may be amended by the affirmative vote of holders of shares entitled to cast a majority of all votes entitled to be cast on such an amendment; provided, however, (i) no term or provision of

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

the Charter may be added, amended or repealed in any respect that would, in the determination of the Board of Directors, cause the Company not to qualify as a REIT under the Code, (ii) certain provisions of the Charter, including provisions relating to the classification of directors, the removal of directors, Independent Directors, preemptive rights of holders of stock and the indemnification and limitation of liability of officers and directors may not be amended or repealed and (iii) provisions imposing cumulative voting in the election of directors may not be added to the Charter, unless, in each such case, such action is approved by the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter.

DISSOLUTION OF THE COMPANY

  The dissolution of the Company must be approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  The Bylaws of the Company provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only
(i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and
(b) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

MEETINGS OF STOCKHOLDERS

  The Company's Bylaws provide that annual meetings of stockholders shall be held on a date and at the time set by the Board of Directors during the month of May each year (commencing in May 1997). Special meetings of the stockholders may be called by (i) the President of the Company, (ii) the Chief Executive Officer or (iii) the Board of Directors. As permitted by the MGCL, the Bylaws of the Company provide that special meetings must be called by the Secretary of the Company upon the written request of the holders of shares entitled to cast not less than a majority of all votes entitled to be cast at the meeting.

OPERATIONS

  The Charter requires the Board of Directors generally to use commercially reasonable efforts to cause the Company to qualify as a REIT.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS

  The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Charter on classification of the Board of Directors and removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

          POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES

  The following is a discussion of the Company's policies with respect to investment, financing, conflicts of interest and certain other activities. The policies with respect to these activities have been determined by the Board of Directors of the Company and may be amended or revised from time to time at the discretion of the Board of Directors without a vote of the stockholders of the Company, except that (i) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements and (ii) certain policies with respect to competition are imposed pursuant to contracts that cannot be amended without the consent of all parties thereto.

INVESTMENT POLICIES

 Investments in Real Estate or Interests in Real Estate

  In addition to the Hotels, the Company intends to acquire equity interests in hotels and related properties throughout the United States and, on a limited basis, elsewhere in North America. Additional acquisitions could be made directly or by the Operating Partnership or other entities controlled by the Company, if any exist. The Company's investment objective is to maximize current returns to stockholders through increases in Cash Available for Distribution and to increase long-term returns to stockholders through appreciation in the value of the Common Stock. The Company intends to achieve these objectives by participating in increased profits from the Hotels pursuant to the Participating Leases and by the selective acquisition and development of hotel properties.

  Although the Company presently anticipates that additional investments in hotel properties will be made through the Operating Partnership, additional investments may be made directly by the Company or other entities controlled by the Company, if any exist. Such investments may be financed, in whole or in part, with excess cash flow, borrowings or subsequent issuances of shares of Common Stock or other securities issued by the Company or by entities controlled by the Company.

 Investments in Other Entities

  The Company also may participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness that may have priority over the equity interests in the Company.

 Investments in Real Estate Mortgages and Securities of Other Issuers

  While the Company will emphasize equity hotel investments, it may, in its discretion, invest in mortgage and other real estate interests, including securities of REITs and other issuers. Subject to compliance with applicable REIT asset test requirements (see "Federal Income Tax Considerations-- Requirements for Qualification as a REIT--Asset Tests"), the Company will have no limit on the amount or percentage of assets represented by one investment or investment type. The Company does not presently intend to invest in securities of REITs or other issuers. The Company also does not presently intend to trade or underwrite securities or to make investments for the purpose of exercising control over other issuers. The Company may invest in participating or convertible mortgages if it concludes that by doing so it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participations, because they permit the lender to either participate in increasing revenues from the property or convert some or all of the mortgage to equity.

FINANCING

  The Company intends to make additional investments in hotel properties and may incur indebtedness to make such investments or to meet the distribution requirements imposed by the REIT provisions of the Code, to

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

the extent that cash flow from the Company's investments and working capital is insufficient to fund such investments or distributions.

  To ensure that the Company has sufficient liquidity to conduct its operations, including making investments in additional hotel properties and funding its anticipated distribution obligations and financing costs, the Company has access to the Line of Credit. Borrowings under the Line of Credit have been utilized to purchase the Acquired Hotels and will be utilized to purchase the Proposed Acquisition Hotels, and additional funds may be used to acquire additional properties. The Line of Credit is secured by a first mortgage lien on fourteen of the Current Hotels. The Line of Credit will be secured by two of the Proposed Acquisition Hotels and by subsequently acquired properties that are purchased with borrowings under the Line of Credit. The Company intends to continue to maintain a conservative capital structure and expects to continue to limit consolidated indebtedness (measured at the time the debt is incurred) to no more than 45.0% of the Company's investment in hotels. The Company is currently negotiating with its Line of Credit lenders to increase its borrowing limit to $150 million. There can be no assurance that the Company will successfully consummate such proposed amendment to the Line of Credit.

  Borrowings may be incurred through the Operating Partnership or the Company. Indebtedness incurred by the Company may be in the form of bank borrowings, secured and unsecured, and publicly and privately placed debt instruments. Indebtedness incurred by the Operating Partnership may be in the form of purchase money obligations to the sellers of hotels, publicly or privately placed debt instruments, financing from banks, institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in the hotels owned by the Operating Partnership. Such indebtedness may be recourse to all or any part of the hotels of the Company or the Operating Partnership, or may be limited to the particular hotel to which the indebtedness relates. The proceeds from any borrowings by the Company or the Operating Partnership may be used for the payment of distributions or dividends, working capital, to refinance existing indebtedness or to finance acquisitions, expansions, additions or renovations of hotel properties. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT--Annual Distribution Requirements."

  If the Board of Directors determines to raise additional equity capital, the Board will have the authority, without stockholder approval, to issue additional shares of Common Stock in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. Existing stockholders have no preemptive right to purchase shares issued in any such offering, and any such issuance might cause a dilution of a stockholder's investment in the Company.

  The Company may make investments other than as previously described, although it does not currently intend to do so. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT--Asset Tests."

HOTEL OPERATOR POLICY

  The Company intends to selectively seek other qualified hotel brand owner/operators and hotel management companies, in addition to the Lessee and AGHI, to lease and/or manage certain of the Company's future new hotel acquisitions. The Company anticipates that it will lease hotels to independent hotel operators or, as a condition to entering into a Participating Lease with the Lessee, will require the Lessee to retain an independent hotel manager in connection with selected acquisitions. The Company will seek lessee or management relationships with hotel operating companies that have demonstrated, in the Company's judgment, (i) certain unique knowledge of the hotel or the market in which such hotel operates, (ii) a proven track record for implementing product, brand and operational repositioning strategies,
(iii) a significant national or regional lodging industry reputation or (iv) substantial financial resources. In addition, the Company will seek to develop lessee or management relationships with operators that are capable of providing the Company with additional acquisition opportunities that satisfy its investment criteria. The Company believes that the use of a flexible lessee or manager structure, coupled with the continued expansion of its brand and franchise relationships, will

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

result in additional acquisition opportunities for the Company. The Lessee has advised the Company that it expects to retain Wyndham to manage the Company's Four Points by Sheraton hotel following its acquisition. According to public filings, Wyndham is an NYSE listed company which, as of December 31, 1996, operated or franchised in excess of 75 hotels. See "The Hotels--Management Agreements--Wyndham."

CONFLICT OF INTEREST POLICIES

  The Company has adopted certain policies and entered into certain agreements designed to minimize potential conflicts of interest. The Company's Board of Directors is subject to certain provisions of Maryland law, which are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies will always be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

 Charter and Bylaw Provisions

  The Company's Charter, with limited exceptions, requires that a majority of the Company's Board of Directors be comprised of persons who are not officers or employees of the Company, affiliates of officers or employees of the Company or affiliates of any advisor to the Company under an advisory agreement, any lessee or contract manager of any hotel of the Company, any of its subsidiaries, or any partnership which is an affiliate of the Company (each such person, an "Independent Director"). The Charter provides that such provisions relating to Independent Directors may not be amended, altered, changed or repealed without the affirmative vote of all of the Independent Directors and the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast on such a matter. In addition, the Company's Bylaws provide that any action pertaining to any transaction in which the Company is purchasing, selling, leasing or mortgaging any real estate asset, making a joint venture investment or engaging in any other transaction in which an advisor, director or officer of the Company, any affiliated lessee or affiliated contract manager of any property of the Company or any affiliate of the foregoing, has any direct or indirect interest other than as a result of such person's status as a director, officer or stockholder of the Company, must be approved by the affirmative vote of a majority of the Independent Directors even if the Independent Directors constitute less than a quorum.

 The Operating Partnership

  A conflict of interest may arise between the Company, as a general and limited partner of the Operating Partnership, and the other Limited Partners of the Operating Partnership, which may include affiliates of AGHI and the Lessee, due to the differing potential tax liability to the Company and the other Limited Partners from the subsequent sale of certain Hotels by the Operating Partnership resulting from the differing tax bases of the Company and such affiliates associated with such hotels. In an effort to address this and other potential conflicts of interest, the Company's Bylaws provide that the Company's decision with respect to the subsequent sale of a Hotel purchased from a Primary Contributor or their affiliates must be made by a majority of the Independent Directors. The Partnership Agreement of the Operating Partnership gives AGH GP, as general partner of the Operating Partnership, full, complete and exclusive discretion in managing and controlling the business of the Operating Partnership and in making all decisions affecting the business and assets of the Operating Partnership.

 Options to Purchase and Rights of First Refusal

  Pursuant to the Option Agreements, the Company has an option and right of first refusal to acquire the Option Hotels. The Independent Directors will determine whether the Company should exercise its right to acquire either Option Hotel under the Option Agreements. See "Certain Relationships and Transactions--Options to Purchase and Rights of First Refusal." In addition, the Independent Directors must approve the terms of any acquisition from AGHI of the Ramada Limited--Madison, Wisconsin. See "Risk Factors--Conflicts of Interest--Conflicts Relating to Continued Ownership of Other Hotel Properties."


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

 Provisions of the MGCL

  Pursuant to the MGCL, each director of the Company is required to discharge his duties in good faith, in a manner he reasonably believes to be in the best interest of the Company and with the care that an ordinarily prudent person in a like position would exercise under similar circumstances. In addition, under the MGCL, a contract or other transaction between the Company and a director or between the Company and any other corporation or other entity in which a director of the Company is a director or has a material financial interest is not void or voidable solely on the grounds of such interest, the presence of the director at the meeting at which the contract or transaction is approved or the director's vote in favor thereof if (a) the fact of the common directorship or interest is disclosed or known to (i) the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, or (ii) the stockholders entitled to vote, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity, or (b) the transaction or contract is fair and reasonable to the Company.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

  The Company has the authority to offer shares of stock or other securities and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. As described under "Shares Available for Future Sale," the Company may (but is not obligated to) issue shares of Common Stock to holders of OP Units upon exercise of the Exchange Rights (as defined below). The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, nor has the Company invested in the securities of other issuers other than the Operating Partnership for the purpose of exercising control over such issuers. The Company has not made any loans to third parties, although it has made certain loans to the Lessee (see "Formation Transactions"), and it may in the future make loans to third parties, including, without limitation, to joint ventures in which it participates. The Company intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940, as amended.

WORKING CAPITAL RESERVES

  The Company will maintain working capital reserves in amounts that the Board of Directors determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.

                       SHARES AVAILABLE FOR FUTURE SALE

  Upon the completion of the Offering 13,787,405 shares of Common Stock will be issued and outstanding, 1,896,996 shares of Common Stock will be reserved for potential issuance upon exchange of 1,896,996 OP Units and an additional 948,564 shares of Common Stock will be reserved for grants of options and stock awards to officers and directors of the Company pursuant to the 1996 Plan and the Directors' Plan (the "Company Options"). All of the Common Stock issued in the Offering will be freely tradeable by persons, other than affiliates of the Company, without restriction under the Securities Act, subject to certain limitations on ownership set forth in the Charter. See "Description of Capital Stock--Restrictions on Transfer." The 162,405 shares of restricted Common Stock issued in connection with the acquisition of certain Hotels, the 1,896,996 shares of Common Stock available for issuance upon exchange of OP Units issued in connection with the Formation Transactions, the 1,436 shares of restricted Common Stock, and the 50,000 shares of restricted Common Stock, of which 5,000 have vested, which have been granted to the Company's executive officers under the 1996 Plan and any shares of Common Stock or shares of Common Stock available for issuance upon exchange of OP Units issued in connection with the Wyndham Alliance (collectively, "Restricted Shares") are "restricted" securities under the meaning of Rule 144 under the Securities Act and may be sold only pursuant to an effective registration statement under the Securities Act or an applicable exemption, including an exemption under Rule 144 under the Securities Act.

  In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of Restricted Shares from the Company or the date of acquisition of Restricted Shares from any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1.0% of the then outstanding Common Stock or the average weekly trading volume of Common Stock on all exchanges and reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain restrictions on the manner of sales, notice requirements and the availability of current public information about the Company. If three years have elapsed since the date of acquisition of Restricted Shares from the Company or from an "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such Common Stock in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

  Certain holders of Common Stock and OP Units issued in connection with the Formation Transactions and the acquisition of certain Hotels have agreed with Smith Barney Inc. and/or the Company, subject to limited exceptions, not to sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer any Common Stock or OP Units or any securities convertible into or exchangeable or exercisable for Common Stock or OP Units, until July 31, 1997, without the prior written consent of Smith Barney Inc. and/or the Company. Wyndham has agreed, subject to limited exceptions, not to sell, offer or contract to sell, grant any options for the sale of, or otherwise transfer any Common Stock or OP Units acquired by it pursuant to the Wyndham Alliance for a period of six months from the date of the acquisition of such Common Stock or OP Units. The Company has agreed to file a registration statement with the Commission by October 1997 with respect to sales of (i) Common Stock received upon exchange of OP Units issued in the Formation Transactions, (ii) 25,397 shares of Common Stock issued in connection with the acquisition of one of the Current Hotels and (iii) any shares of Common Stock issued or received upon the exchange of OP Units pursuant to the Wyndham Alliance. The Company is obligated to maintain the effectiveness of such registration statement until a date to be agreed upon or until such time as all of the shares registered pursuant to such registration statement (a) have been disposed of pursuant to such registration statement,
(b) have been otherwise distributed pursuant to Rule 144, or (c) have been otherwise transferred in a transaction resulting in the transferee receiving Common Stock no longer deemed to be "restricted securities." In addition, the Company has granted to Wyndham certain demand and piggyback registration rights in connection with any Restricted Shares issued pursuant to the Wyndham Alliance.

The Company has also filed a registration statement on Form S-8 with respect to the shares of Common Stock issuable in respect of the exercise of the Company Options. Shares of Common Stock issued upon the exercise of the Company Options will be available for sale in the public market without restriction to the extent they are held by persons who are not affiliates of the Company and, to the extent they are held by affiliates, pursuant to Rule 144 under the Securities Act, without observance of the holding period requirement. The existence of such agreements by the Company may adversely affect the terms upon which the Company can obtain additional equity financing in the future.

  The Company's Common Stock trades on the NYSE under the symbol "AGT." No prediction can be made as to the effect, if any, that the Offering, or future sales of shares, or the availability of shares for future sale will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Restricted Shares in the public market (or the perception that such sales could occur) might adversely affect prevailing market prices for the Common Stock.

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

                             PARTNERSHIP AGREEMENT

  The following summary of the Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Partnership Agreement.

MANAGEMENT

  The Operating Partnership is organized as a Delaware limited partnership with AGH GP, as general partner, AGH LP, as a limited partner, and certain of the Primary Contributions and other persons unaffiliated with the Primary Contributors, as additional limited partners (the "Partnership Agreement"). Pursuant to the Partnership Agreement, AGH GP, as the sole general partner of the Operating Partnership (the "General Partner"), has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, and the Limited Partners in their capacity as such have no authority to transact business for, or participate in the management activities or decisions of, the Operating Partnership. However, any amendment to the Partnership Agreement, other than amendments that (i) add to the obligations of the General Partner, (ii) reflect the admission or withdrawal of partners, (iii) set forth the rights or preferences of additional partnership interests issued by the Operating Partnership, (iv) reflect a change that does not adversely affect Limited Partner, and (v) are necessary to satisfy legal requirements, requires the consent of Limited Partners holding more than 50.0% of the OP Units held by such Limited Partners. The consent of each adversely affected partner is required for any amendment that would affect a Limited Partner's liability or right to receive distributions or that would dissolve the Operating Partnership prior to December 31, 2046 (other than as a result of certain mergers or consolidations).

TRANSFERABILITY OF INTERESTS

  Subject to limited exceptions, AGH GP and AGH LP may not voluntarily withdraw from the Operating Partnership or transfer or assign their interests in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners' receiving property in an amount equal to the amount they would have received had they exercised their Exchange Rights immediately prior to such transaction, or unless the successors to AGH GP and AGH LP contribute substantially all of their assets to the Operating Partnership in return for an interest in the Operating Partnership. With certain exceptions, the Limited Partners may transfer their OP Units, in whole or in part, without the consent of the General Partner.

CAPITAL CONTRIBUTION

  The Company, through AGH GP and AGH LP, contributed to the Operating Partnership substantially all of the net proceeds of the IPO, in consideration of which AGH GP received an approximate 1.0% general partnership interest and AGH LP received an approximate 80.3% limited partnership interest in the Operating Partnership. Since the IPO, the Company through AGH GP and AGH LP, made certain additional contributions to the Operating Partnership thereby increasing its interest therein to approximately 81.4%. The Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the Company may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. Under the Partnership Agreement, the Company generally is obligated to contribute, through AGH GP and AGH LP, the proceeds of any stock offering as additional capital to the Operating Partnership. Moreover, the Company is authorized, through AGH GP and AGH LP, to cause the Operating Partnership to issue partnership interests for less than fair market value if the Company has concluded in good faith that such issuance is in the best interests of the Company and the Operating Partnership. If the Company so contributes additional capital to the Operating Partnership, AGH GP and AGH LP will receive additional OP Units, and their percentage interests in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. Conversely, the percentage interests of the Limited Partners, other than AGH LP, will be decreased on a proportionate basis in the event of additional capital contributions by the Company.


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

EXCHANGE RIGHTS

  Pursuant to the Exchange Rights Agreement among the Company, the Operating Partnership and the Limited Partners other than AGH LP (the "Exchange Agreement"), such Limited Partners received rights (the "Exchange Rights") that enable them to cause the Operating Partnership to exchange each OP Unit for cash equal to the value of one share of Common Stock (or, at the Company's election, the Company may purchase each OP Unit offered for exchange for one share of Common Stock). The Company may not satisfy a Limited Partner's Exchange Right by delivery of Common Stock, if and to the extent that the delivery of Common Stock upon exercise of such rights would (i) be prohibited under the Charter, (ii) otherwise jeopardize the REIT status of the Company, or (iii) cause the acquisition of shares of Common Stock by such exchanging Limited Partner to be "integrated" with any other distribution of shares of Common Stock for purposes of complying with the Securities Act. The Exchange Rights may be exercised at any time after July 31, 1997 (one year following the closing of the IPO), provided that a Limited Partner may not exercise the Exchange Rights for less than 1,000 OP Units or, if such Limited Partner holds less than 1,000 OP Units, for all of the OP Units held by such Limited Partner. Prior to July 31, 1997, the Exchange Rights may be exercised (but only for cash) by a lender to whom any OP Units may have been pledged, provided that such pledge was permissible in light of the lock-up agreements described in "Shares Available for Future Sale." The aggregate number of shares of Common Stock currently issuable upon exercise of the Exchange Rights is 1,896,996. The number of shares of Common Stock issuable upon exercise of the Exchange Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the stockholders of the Company. See "Shares Available for Future Sale."

REGISTRATION RIGHTS

  Pursuant to the Registration Rights Agreements among the Company and the Limited Partners other than AGH LP and the sellers of certain of the Hotels (the "Sellers"), and Wyndham (together, the "Registration Rights Agreements"), the Limited Partners or the Sellers, as the case may be, have, or will have, certain rights to require the registration for resale of the shares of Common Stock held by them or received by them upon exchange of their OP Units. Such rights include the right to include such shares in a registration statement that the Company intends to file prior to October 1997. Wyndham has also been granted certain demand and piggyback registration rights. The Company is required to bear the costs of such registration statements exclusive of underwriting discounts, commissions and certain other costs attributable to, and to be borne by, the selling stockholders.

OPERATIONS

  The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed under the Code and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of section 7704 of the Code.

  In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership pays all administrative costs and expenses of the Company, AGH GP and AGH LP (the "Company Expenses"), and the Company Expenses are treated as expenses of the Operating Partnership. The Company Expenses generally include (i) all expenses relating to the formation of the Company and the Operating Partnership, (ii) all expenses relating to the public offering and registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company, AGH GP and AGH LP with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of AGH GP incurred in the ordinary course of its business on behalf of the Operating Partnership. The Company Expenses, however, do not include any administrative and operating costs and expenses incurred by the Company that are attributable to hotel properties or partnership interests in a

Subsidiary Partnership that are owned by the Company directly rather than through the Operating Partnership. The Company does not own any of the Hotels directly.

DISTRIBUTIONS AND ALLOCATIONS

  The Partnership Agreement provides that the Operating Partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances.

  Profit and loss of the Operating Partnership for each fiscal year of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership. Taxable income and loss will be allocated in the same manner, subject to compliance with the provisions of Code sections 704(b) and 704(c) and the Treasury Regulations promulgated thereunder.

TERM

  The Operating Partnership will continue until December 31, 2046, or until sooner dissolved upon (i) the withdrawal of the General Partner (unless a majority of remaining partners elect to continue the business of the Operating Partnership), (ii) the election by the General Partner to dissolve the Operating Partnership (which election, prior to December 31, 2046, requires the consent of a majority of the Limited Partners other than AGH LP), (iii) the entry of a decree of judicial dissolution of the Operating Partnership,
(iv) the sale of all or substantially all the assets and properties of the Operating Partnership, or (v) the bankruptcy or insolvency of AGH GP, unless all of the remaining partners elect to continue the business of the Operating Partnership.

TAX MATTERS

  Pursuant to the Partnership Agreement, the General Partner will be the tax matters partner of the Operating Partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

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

                       FEDERAL INCOME TAX CONSIDERATIONS

  The Company operates in such a manner so as to meet the Code requirements for qualification as a REIT for federal income tax purposes. However, no assurance can be given that such requirements will be met or that the Company will be so qualified at any time. Based on various assumptions relating to the organization and operation of the Company and the Operating Partnership and representations made by the Company and the Operating Partnership as to certain factual matters, including matters related to the organization and operation of the Company, the Operating Partnership and the Subsidiary Partnerships, in the opinion of Counsel, Battle Fowler LLP, the Company qualifies to be taxed as a REIT under the Code commencing with its taxable year ending December 31, 1996 and the Operating Partnership and the Subsidiary Partnerships will be treated as partnerships for federal income tax purposes. Counsel will not review the Company's operating results and no assurance can be given that the Company's actual operating results will meet the REIT requirements on a continuing basis.

  The opinions described herein represent Counsel's best legal judgment as to the most likely outcome of an issue if the matter were litigated. Opinions of counsel have no binding effect or official status of any kind, and in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge the conclusion or propriety of any of Counsel's opinions. The Company does not intend to apply for a ruling from the IRS that it qualifies as a REIT.

  The following summary includes a discussion of the material federal income tax considerations associated with an investment in the Common Stock being sold in the Offering. The summary should not be construed as tax advice. The provisions governing treatment as a REIT are highly technical and complex, and this summary is qualified in its entirety by the applicable Code provisions, the rules and regulations promulgated thereunder and administrative and judicial interpretations thereof. Moreover, this summary does not deal with all tax aspects that might be relevant to a particular prospective stockholder in light of his personal circumstances and it does not deal with particular types of stockholders that are subject to special treatment under the Code, such as tax-exempt organizations, insurance companies, financial institutions or broker-dealers, and (with the exception of the general discussion below) foreign corporations and persons who are not citizens or residents of the United States.

  EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON STOCK, OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

REQUIREMENTS FOR QUALIFICATION AS A REIT

  In General. Under the Code, a trust, corporation or unincorporated association meeting certain requirements (see "--Structural Requirements") may elect to be treated as a REIT for purposes of federal income taxation. If a valid election is made, then, subject to certain conditions, the Company's income which is distributed to its stockholders generally will be taxed to such stockholders without being subject to tax at the Company level. This substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that typically results from the use of corporate investment vehicles. However, the Company will be taxed at regular corporate rates on any of its income that is not distributed to the stockholders. (See "--Taxation of the Company.") Once made, the election to be taxed as a REIT continues in effect until voluntarily revoked or automatically terminated by the Company's failure to qualify as a REIT for a taxable year. If the Company's election to be treated as a REIT is terminated automatically or is voluntarily revoked, the Company will not be eligible to elect such status until the fifth taxable year after the first taxable year for which the Company's election was terminated. However, in the event such election is terminated automatically, the four-year prohibition on a subsequent election to be taxed as a REIT is not applicable if (i) the Company did not willfully fail to file a timely return with respect to the termination taxable year, (ii) the inclusion of any incorrect information in such return was not due to fraud with intent to evade tax, and (iii) the Company establishes that its failure to meet the requirements was due to reasonable cause and not to willful neglect.

  The Company will make an election to be treated as a REIT commencing with its taxable year ending December 31, 1996.

  Structural Requirements. To be eligible to be taxed as a REIT, the Company must satisfy certain structural and organizational requirements. Among the requirements are the following: (i) the shares of Common Stock must be transferable, (ii) the shares of Common Stock must be held by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a taxable year of less than twelve months) (the "100-person requirement"), and (iii) no more than 50% of the value of the outstanding shares of Common Stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year (the "five or fewer" requirement). The requirements of (ii) and (iii) are not applicable to the first taxable year for which the Company makes an election to be treated as a REIT. However, the Company anticipates that it will issue a sufficient amount of Common Stock with sufficient diversity of ownership to satisfy requirements (ii) and (iii). The Company expects, and intends to take all necessary measures within its control to ensure, that the beneficial ownership of the Company will at all times be held by 100 or more persons. In addition, the Company's Charter contains certain restrictions on the ownership and transfer of the Company's stock which are designed to help ensure that the Company will be able to satisfy the "five or fewer" requirement. If the Company were to fail to satisfy the "five or fewer" requirement, the Company's status as a REIT would terminate, and the Company would not be able to prevent such termination. See "--Failure to Qualify as a REIT" and "Description of Capital Stock--Restrictions on Transfer."

  If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and such items of the REIT itself. A "qualified REIT subsidiary" is a corporation all of the stock of which has been owned by the REIT from the commencement of such corporation's existence. The Company has two wholly owned subsidiary corporations, AGH GP and AGH LP, which are "qualified REIT subsidiaries." Consequently, AGH GP and AGH LP will not be subject to federal corporate income taxation, although they may be subject to state and local taxation. The Company also may have additional corporate subsidiaries in the future.

  Income Tests. In order to qualify and to continue to qualify as a REIT, the Company must satisfy three income tests for each taxable year. First, at least 75% of the Company's annual gross income (excluding annual gross income from certain sales of property held primarily for sale to customers in the ordinary course of business) must be derived directly or indirectly from investments relating to real property or mortgages on real property or certain temporary investments. Second, at least 95% of the Company's annual gross income (excluding gross income from certain sales of property held primarily for sale in the ordinary course of business) must be derived directly or indirectly from any of the sources qualifying for the 75% test and from dividends, interest, and gain from the sale or disposition of stock or securities. Third, subject to certain exceptions in the year in which the Company is liquidated,
(i) short-term gains from sales of stock or securities, (ii) gains from sales of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business and (iii) gains from the sale or other taxable disposition of real property (including interests in real property and mortgages on real property) held for less than four years (other than from involuntary conversions and foreclosure property) must represent in the aggregate less than 30% of the Company's annual gross income. In applying these tests, because the Company is a partner in the Operating Partnership, which is in turn a partner, either directly or indirectly, in the Subsidiary Partnerships, the Company will be treated as realizing its proportionate share of the income and loss of these respective partnerships, as well as the character of such income or loss, and other partnership items, as if the Company owned its proportionate share of the assets owned by these partnerships directly.


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

  Substantially all of the income received by the Company is expected to be rental income from the Rents. In order to qualify as "rents from real property" for purposes of satisfying the 75% and 95% gross income tests, several conditions must be satisfied. First, the amount of rent must not be based in whole or in part on the income or profits of any person, although rents generally will qualify as rents from real property if they are based on a fixed percentage of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" if the Company or an owner of 10% or more of the Company, directly or constructively, owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, the Company generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from whom the Company derives no income. However, the "independent contractor" requirement does not apply to the extent the services rendered by the Company are customarily furnished or rendered in connection with the rental of the real property (i.e., services which are not considered rendered to the occupant of the property). Pursuant to the Participating Leases, the Lessee has leased from the Operating Partnership the land, buildings, improvements, furnishings, and equipment comprising the Hotels for a term of twelve years and will also lease the land, buildings, improvements, furnishings and equipment comprising the Proposed Acquisition Hotels for a term of twelve years. The Participating Leases provide that the Lessee will be obligated to pay to the Operating Partnership
(i) the greater of Base Rent or Participating Rent and (ii) Additional Charges. Participating Rent is calculated by multiplying fixed percentages by various revenue categories for each of the Hotels and Proposed Acquisition Hotels. Generally, both Base Rent and the thresholds in the Participating Rent formulas will be adjusted for inflation. Base Rent accrues and is required to be paid monthly. Participating Rent is payable quarterly, with a yearly adjustment based on actual results.

  In order for Base Rent, Participating Rent, and Additional Charges to constitute "rents from real property," the Participating Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Participating Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain (e.g., appreciation) with respect to the property.

  In addition, Code section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in increases in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities related to the service recipient, and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.


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

  Battle Fowler LLP is of the opinion that the Participating Leases will be treated as true leases for federal income tax purposes. Such opinion is based, in part, on the following facts: (i) the Operating Partnership or a Subsidiary Partnership, as applicable, and the Lessee intend for their relationship to be that of a lessor and lessee and such relationship will be documented by lease agreements, (ii) the Lessee will have the right to exclusive possession and use and quiet enjoyment of the Hotels and the Proposed Acquisition Hotels during the term of the Participating Leases, (iii) the Lessee will bear the cost of, and be responsible for, day-to-day maintenance and repair of the Hotels and the Proposed Acquisition Hotels and generally will control how the Hotels and the Proposed Acquisition Hotels are operated and maintained, (iv) the Lessee will bear all of the costs and expenses of operating the Hotels and the Proposed Acquisition Hotels (including the cost of any inventory used in their operation) during the term of the Participating Leases (other than real estate and personal property taxes, casualty insurance and capital improvements (determined in accordance with generally accepted accounting principles)), (v) the Lessee will benefit from any savings in the costs of operating the Hotels and the Proposed Acquisition Hotels during the term of the Participating Leases, (vi) the Lessee will indemnify the Company against all liabilities imposed upon or asserted against the Company during the term of the Participating Leases by reason of, among other things, (A) accident, injury to or death of persons, or loss of or damage to property occurring at the Hotels and the Proposed Acquisition Hotels or (B) the Lessee's use, management, maintenance or repair of the Hotels and the Proposed Acquisition Hotels, (vii) the Lessee is obligated to pay substantial fixed rent for the period of use of the Hotels and the Proposed Acquisition Hotels, and (viii) the Lessee stands to incur substantial losses (or reap substantial gains) depending on how successfully it operates the Hotels and the Proposed Acquisition Hotels.

  Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Participating Leases that discuss whether such leases constitute true leases for federal income tax purposes. Therefore, the opinion of Battle Fowler LLP with respect to the relationship between the Operating Partnership or a Subsidiary Partnership, as applicable, and the Lessee is based upon all of the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous. Opinions of counsel are not binding upon the IRS or any court, and there can be no complete assurance that the IRS will not assert successfully a contrary position. If the Participating Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Operating Partnership and the Subsidiary Partnerships receive from the Lessee would not be considered rent or would not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

  As noted above, the Rents attributable to personal property leased in connection with the lease of the real property comprising a Hotel must not be greater than 15% of the Rents received under the Participating Lease. The Rents attributable to the personal property in a Hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property in the Hotel at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real and personal property comprising the Hotel at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio"). With respect to each Hotel (or interest therein) that the Operating Partnership acquires for cash, the aggregate initial adjusted bases of the real and personal property generally will be allocated among real and personal property based on relative fair market values. The Company has obtained appraisals of the personal property for each Proposed Acquisition Hotel that the Operating Partnership will acquire for cash. The Participating Leases provide that the Adjusted Basis Ratio for each Hotel shall not exceed 15%. The Participating Leases further provide that the Lessee will cooperate in good faith and use its best efforts to prevent the Adjusted Basis Ratio for any Hotel from exceeding 15%, which cooperation includes the purchase by Lessee at fair market value of enough personal property at such Hotel so that the Adjusted Basis Ratio for such Hotel is less than 15%. In the event that the amount of personal property relating to certain of the Hotels will result in an Adjusted Basis Ratio in excess of 15% and therefore would cause a portion of the Rents received attributable to such Hotels to not qualify as rents from real property, the Operating Partnership will sell a portion of such personal property relating to such Hotels to the Lessee in exchange for the FF&E Note. In addition, the Participating Leases provide that if

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

future renovations and refurbishments to a Hotel would cause the Adjusted Basis Ratio for such Hotel to exceed 15%, the Operating Partnership and/or a Subsidiary Partnership, if applicable, has the right to sell as much personal property to the Lessee as necessary so that the Adjusted Basis Ratio does not exceed 15% for such Hotel. The interest income derived from the FF&E Note will be qualifying income for the 95% gross income test but not for the 75% gross income test. Finally, amounts in the Company's reserve for capital expenditures may not be expended to acquire additional personal property for a Hotel to the extent that such acquisition would cause the Adjusted Basis Ratio for that Hotel to exceed 15%. The Company does not expect the Adjusted Basis Ratio for any Hotel to exceed 15% and therefore expects that the portion of rents received attributable to personal property will be treated as rents from real property. However, there can be no assurance that the IRS would not assert that the personal property acquired by the Operating Partnership or a Subsidiary Partnership had a value in excess of the appraised value, or that a court would not uphold such assertion. If such a challenge were successfully asserted, a portion of the rents received under the Participating Leases would not qualify as rents from real property. However, the Company does not expect such an amount, if any, when combined with any other income that is nonqualifying income for purposes of the 95% gross income test, to exceed 5% of the Company's annual gross income, which would cause the Company to lose its status as a REIT.

  As noted earlier, in order to be treated as "rents from real property," the Participating Rent must not be based in whole or in part on the income or profits of any person. The Participating Rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Participating Leases are entered into, (ii) are not renegotiated during the term of the Participating Leases in a manner that has the effect of basing Participating Rent on income or profits, and (iii) conform with normal business practice. More generally, the Participating Rent will not qualify as "rents from real property" if, considering the Participating Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Participating Rent on income or profits. Since the Participating Rent is based on fixed percentages of the gross revenues from the Hotels that are established in the Participating Leases, and the Company has represented that the percentages (i) will not be renegotiated during the terms of the Participating Leases in a manner that has the effect of basing the Participating Rent on income or profits and (ii) conform with normal business practice, the Participating Rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, the Company has represented that, with respect to other hotel properties that it acquires in the future, if any, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenues, as described above).

  As noted above, rent received from a Related Party Tenant does not qualify as "rents from real property." Thus, the Company must not own, actually or constructively, 10% or more of the Lessee. Applicable constructive ownership rules generally provide that, if 10% or more in value of the stock of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person. The Limited Partners of the Operating Partnership may acquire Common Stock (at the Company's option) by exercising their Exchange Rights. In addition, during the period of the Lessee Distribution Restriction, the Lessee will be required, subject to compliance with applicable securities laws, to purchase annually Common Stock on the open market or, if any such purchase would violate the ownership limitation in the Company's Charter, at the option of the Operating Partnership, OP Units from the Operating Partnership, in an amount equal to the Lessee's cash flow attributable to the Participating Leases for the preceding fiscal year (after establishing a reserve for partner tax distributions). In addition, Messrs. Jorns and Wiles are required to use 50% of the after-tax dividends received by them from AGHI that are attributable to AGHI's earnings from the management of hotels owned by the Company to purchase annually in the open market shares of Common Stock. The Exchange Agreement provides that the Company may not satisfy an exchanging Limited Partner's

Exchange Right by delivery of Common Stock, if and to the extent the delivery of Common Stock upon the exercise of such rights would cause the Company to own, actually or constructively, 10% or more of the ownership interest in a tenant of the Company's, the Operating Partnership's or a Subsidiary Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code. The Charter likewise prohibits a stockholder of the Company from owning Common Stock that would cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's, the Operating Partnership's or a Subsidiary Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code. Thus, the Company should never own, actually or constructively, 10% of more of the Lessee. However, because the Code's constructive ownership rules for purposes of the Related Party Tenant rules are broad and it is not possible to monitor continually direct and indirect transfers of Common Stock, no absolute assurance can be given that such transfers or other events of which the Company has no knowledge will not cause the Company to own constructively 10% or more of the Lessee at some future date.

  A fourth requirement noted above for qualification of the Rents as "rents from real property" is that the Company cannot furnish or render noncustomary services to the tenants of the Hotels and Proposed Acquisition Hotels, or manage or operate the Hotels and Proposed Acquisition Hotels, other than through an independent contractor who is adequately compensated and from whom the Company itself does not derive or receive any income. Provided that the Participating Leases are respected as true leases, the Company should satisfy this requirement, because AGHI, pursuant to the Management Agreements, will be performing services to such tenants for the Lessee, which will lease the Hotels and Proposed Acquisition Hotels from the Operating Partnership. Neither the Company, the Operating Partnership nor any Subsidiary Partnership will furnish or provide any services to a tenant, and none of such entities will contract with any other person to provide any such services. The Company has represented that if the Company decides to render noncustomary services to tenants in the future, it will do so through an independent contractor from which it will not receive any income.

  If a portion of the Rents from a particular hotel property does not qualify as "rents from real property" because the amount attributable to personal property exceeds 15% of the total Rents for a taxable year, the portion of the Rents that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income tests. A portion of the Rent paid to the Company by the Lessee will be allocable to the Franchise Licenses. Appraisals obtained by the Company indicate that the Franchise Licenses represent less than 1.0% of the total value of the Company's assets. Because the Company does not expect the total amount of Rents attributable to personal property plus any other non-qualifying income it receives (including any amounts attributable to the Franchise Licenses) to exceed 5% of its annual gross income, the Company's REIT status should not be affected. If, however, the Rents do not qualify as "rents from real property" because either (i) the Participating Rent is considered based on income or profits of the Lessee,
(ii) the Company owns, actually or constructively, 10% or more of the Lessee, or (iii) the Company furnishes noncustomary services to the tenants of the Hotels and Proposed Acquisition Hotels, or manages or operates the Hotels and Proposed Acquisition Hotels, other than through a qualifying independent contractor, none of the Rents would qualify as "rents from real property." In that case, the Company likely would lose its REIT status because it would be unable to satisfy either the 75% or 95% gross income tests.

  In addition to the Rents, the Lessee is required to pay to the Operating Partnership Additional Charges. To the extent that Additional Charges represent either (i) reimbursements of amounts that the Lessee is obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, Additional Changes should qualify as "rents from real property." To the extent, however, that Additional Charges represent interest that is accrued on the late payment of the Rents or Additional Charges, Additional Charges would not qualify as "rents from real property," but instead would be treated as interest that qualifies for the 95% gross income test.

  Based on the foregoing, the Rents and the Additional Charges should qualify as "rents from real property" for purposes of the 75% and 95% gross income tests, except to the extent that the Additional Charges represent interest that is accrued on the late payment of the Rents or the Additional Charges (which will be qualifying gross income for the 95% test but not the 75% test).


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

  The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, interest from a loan that is based on the residual cash proceeds from sale of the property securing the loan will be treated as gain from the sale of the secured property.

  It is possible that, from time to time, the Company, the Operating Partnership or a Subsidiary Partnership will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms. If the Company, the Operating Partnership or a Subsidiary Partnership enters into an interest rate swap or cap contract to hedge any variable rate indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not for the 75% gross income test. Furthermore, any such contract would be considered a "security" for purposes of applying the 30% gross income test. To the extent that the Company, the Operating Partnership or a Subsidiary Partnership hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

  If the sum of the income realized by the Company (whether directly or through its interest in the Operating Partnership or the Subsidiary Partnerships) which does not satisfy the requirements of the 95% gross income test (collectively, "Non-Qualifying Income"), exceeds 5% of the Company's gross income for any taxable year, the Company's status as a REIT would be jeopardized. The Company has represented that the amount of its Non-Qualifying Income will not exceed 5% of the Company's annual gross income for any taxable year.

  If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if the Company's failure to meet such tests was due to reasonable cause and not to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not supplied fraudulently with the intent to evade tax. It is not possible to specify the circumstances under which the Company may be entitled to the benefit of these relief provisions. Even if these relief provisions apply, a 100% tax is imposed on the net income attributable to the greater of the amount by which the Company failed the 75% test or the 95% test. Failure to comply with the 30% gross income test is not excusable; therefore, if the Company fails to meet the requirements of the 30% gross income test, its status as a REIT automatically terminates regardless of the reason for such failure.

  Asset Tests. At the close of each quarter of its taxable year, the Company also must satisfy two tests relating to the nature and diversification of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including its allocable share of real estate assets held by the Operating Partnership and the Subsidiary Partnerships), stock or debt instruments held for not more than one year purchased with the proceeds of an issuance of stock or long-term (at least five years) debt of the Company, cash, cash items and government securities. Second, no more than 25% of the Company's total assets may be represented by securities other than those that can satisfy the 75% asset test described in the preceding sentence. Of the investments included in the 25% asset class, the value of any one issuer's securities (excluding shares in qualified REIT subsidiaries such as AGH GP and AGH LP or another REIT and excluding partnership interests such as those in the Operating Partnership and in any Subsidiary Partnerships) owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities (excluding securities of a qualified REIT subsidiary or another REIT and excluding partnership interests). The Company has represented that, as of the date of the Offering,
(i) at least 75% of the value of its total assets will be represented by real estate assets, cash and cash items (including receivables), and government securities and (ii) it will not own any securities that do not satisfy the 25% asset requirement. In addition, the Company has represented that it will not acquire or dispose, or cause the Operating

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

Partnership or a Subsidiary Partnership to acquire or dispose, of assets in the future in a way that would cause it to violate either asset requirement. See "--Other Tax Considerations--State and Local Taxes."

  Annual Distribution Requirements. In order to qualify as a REIT, the Company must distribute to the holders of shares of Common Stock an amount at least equal to (A) the sum of 95% of (i) the Company's "real estate investment trust taxable income" (computed without regard to the deduction for dividends paid and excluding any net capital gain) plus (ii) the excess of the net income, if any, from foreclosure property over the tax on such income, minus (B) the excess of the sum of certain items of non-cash income (income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable over 5% of the amount determined under clause (i) above). Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular distribution date after such declaration. The amount distributed must not be preferential--i.e., each holder of shares of Common Stock must receive the same distribution per share. A REIT may have more than one class of stock, as long as distributions within each class are pro rata and non-preferential. Such distributions are taxable to holders of Common Stock (other than tax-exempt entities or nontaxable persons, as discussed below) in the year in which paid, even though such distributions reduce the Company's taxable income for the year in which declared. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "real estate investment trust taxable income," it will be subject to tax thereon at regular corporate tax rates. Finally, as discussed below, the Company may be subject to an excise tax if it fails to meet certain other distribution requirements.

  The Company expects, and intends to take measures within its control, to make quarterly distributions to the holders of shares of Common Stock in an amount sufficient to satisfy the requirements of the annual distribution test. In this regard, the Partnership Agreement authorizes AGH GP, as general partner, to take such steps as are necessary to distribute to the partners of the Operating Partnership an amount sufficient to permit the Company to meet the annual distribution requirements. However, it is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company, or if the amount of nondeductible expenses, such as principal amortization or capital expenditures exceeds the amount of noncash deductions, such as depreciation. In the event that such timing differences occur, the Company may find it necessary to cause the Operating Partnership to arrange for borrowings or liquidate some of its investments in order to meet the annual distribution requirement, or attempt to declare a consent dividend, which is a hypothetical distribution to holders of shares of Common Stock out of the earnings and profits of the Company. The effect of such a consent dividend (which, in conjunction with dividends actually paid, must not be preferential to those holders who agree to such treatment) would be that such holders would be treated for federal income tax purposes as if they had received such amount in cash and they then had immediately contributed such amount back to the Company as additional paid-in capital. This would result in taxable income to those holders without the receipt of any actual cash distribution but would also increase their tax basis in their shares of Common Stock by the amount of the taxable income recognized.

  If the Company fails to meet the 95% distribution test due to an adjustment to the Company's income by reason of a judicial decision or by agreement with the IRS, the Company may pay a "deficiency dividend" to holders of shares of Common Stock in the taxable year of the adjustment, which dividend would relate back to the year being adjusted. In such case, the Company also would be required to pay interest plus a penalty to the IRS. However, a deficiency dividend cannot be used to meet the 95% distribution test if the failure to meet such test was due to the Company's failure to distribute sufficient amounts to the holders of shares of Common Stock.

  In addition, if the IRS successfully challenged the Company's deduction of all or a portion of the salary and bonus it pays to officers who are also holders of shares of Common Stock, such payments could be

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

recharacterized as dividend distributions to such employees in their capacity as stockholders. If such distributions were viewed as preferential distributions, they would not count toward the 95% distribution test.

FAILURE TO QUALIFY AS A REIT

  The Company's treatment as a REIT for federal income tax purposes will be terminated automatically if the Company fails to meet the requirements described above and any available relief provisions do not apply. In such event, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to holders of shares of Common Stock will not be deductible by the Company. All distributions to holders of shares of Common Stock will be taxable as ordinary income to the extent of current and accumulated earnings and profits of the Company and distributions in excess thereof will be treated first as a tax free return of capital (to the extent of a holder's tax basis in his shares of Common Stock) and then as gain realized from the sale of shares of Common Stock. Corporate stockholders will be eligible for the dividends received deduction to the extent that distributions are made out of earnings and profits. As noted above, the Company will not be eligible to elect REIT status again until the beginning of the fifth taxable year after the year during which the Company's qualification was terminated, unless the Company meets certain relief requirements. Failure to qualify for even one year could result in the Company incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting corporate income taxes.

TAXATION OF THE COMPANY

  In General. For any taxable year in which the Company qualifies as a REIT, it will generally not be subject to federal income tax on that portion of its REIT taxable income which is distributed to stockholders (except income or gain with respect to foreclosure property, which will be taxed at the highest corporate rate--currently 35%). If the Company were to fail to qualify as a REIT, it would be taxed at rates applicable to corporations on all its income, whether or not distributed to holders of shares of Common Stock. Even if it qualifies as a REIT, the Company will be taxed on the portion of its REIT taxable income which it does not distribute to the holders of shares of Common Stock, such as taxable income retained as reserves.

  100 Percent Tax. The Company will be subject to a 100% tax on (i) the greater of the net income attributable to the amount by which it fails the 75% income test or the 95% income test; and (ii) any net income derived from a "prohibited transaction" (i.e., the sale of "dealer" property by the Company). The imposition of any such tax on the Company would reduce the amount of cash available for distribution to holders of shares of Common Stock.

  A "dealer" is one who holds property primarily for sale to customers in the ordinary course of its trade or business. All inventory required in the operation of the Hotels and Proposed Acquisition Hotels will be owned by the Lessee under the terms of the Participating Leases. Accordingly, the Company believes no asset owned by the Company, the Operating Partnership or a Subsidiary Partnership is held for sale to customers and that a sale of any such asset will not be in the ordinary course of business of the Company, the Operating Partnership or a Subsidiary Partnership. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company will attempt to comply with the terms of safe harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe harbor provisions of the Code or avoid owning property that may be characterized as property held primarily for sale to customers in the ordinary course of a trade or business. Because a determination of "dealer status" is necessarily dependent upon facts which will occur in the future, Counsel cannot render an opinion on this issue.

  Tax on Net Income from Foreclosure Property. The Company will be subject to a tax at the highest rate applicable to corporations (currently 35%) on any "net income from foreclosure property." "Foreclosure property" is property acquired by the Company as a result of a foreclosure proceeding or by otherwise reducing

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such property to ownership by agreement or process of law. "Net income from foreclosure property" is the gross income derived during the taxable year from foreclosure property, less applicable deductions, but only to the extent such income does not qualify under the 75% income test and 95% income test. As a result of the rules with respect to foreclosure property, if the Lessee defaults on its obligations under a Participating Lease for a Hotel or Proposed Acquisition Hotel, the Company terminates the Participating Lease, and the Company is unable to find a replacement lessee for such Hotel or Proposed Acquisition Hotel within 90 days of such foreclosure, gross income from hotel operations conducted by the Company from such Hotel or Proposed Acquisition Hotel would cease to qualify for the 75% and 95% gross income tests and, thus, the Company would fail to qualify as a REIT. However, although it is unclear under the Code, if the hotel operations were conducted by an independent contractor, it may be possible for the Hotel or Proposed Acquisition Hotel to cease to be foreclosure property two years after such foreclosure, (which period could be extended an additional four years).

  Alternative Minimum Tax. The Company will be subject to the alternative minimum tax on undistributed items of tax preference allocable to it. Code
Section 59(d) authorizes the Treasury to issue regulations allocating items of tax preference between a REIT and its stockholders. Such regulations have not yet been issued; however, the Company does not anticipate any significant items of tax preference.

  Excise Tax. In addition to the tax on any undistributed income, the Company would also be subject to a 4% excise tax on the amount if any by which (i) the sum of (A) 85% of its REIT taxable income for a calendar year, (B) 95% of any net capital gain for such year and (C) any undistributed amounts (for purpose of avoiding this excise tax) from prior years, exceeds (ii) the amount actually distributed by the Company to holders of shares of Common Stock during the calendar year (or declared as a dividend during the calendar year, if distributed during the following January) as ordinary income dividends. The imposition of any excise tax on the Company would reduce the amount of cash available for distribution to holders of shares of Common Stock. The Company intends to take all necessary measures within its control to avoid imposition of the excise tax.

  Tax on Built-In Gain of Certain Assets. If a C corporation elects to be taxed as a REIT, or if assets of a C corporation are transferred to a REIT in a transaction in which the REIT has a carryover basis in the assets acquired, such C corporation generally will be treated as if it sold all of its assets to such REIT at their respective fair market values and liquidated immediately thereafter, recognizing and paying tax on all gain. However, under such circumstances under present law, the REIT is permitted to make an election under which the C corporation will not recognize gain and instead the REIT will be required to recognize gain and pay any tax thereon only if it disposes of such assets during the subsequent 10-year period (the "10-Year Rule"). The Company intends to make the appropriate election to obtain the above-described tax consequences. Thus, if the Company acquires any asset from a C corporation as a result of a merger or other nontaxable exchange, and the Company recognizes gain on the disposition of such asset during the 10-year period following acquisition of the asset, then such gain will be subject to tax at the highest regular corporate rate to the extent the Built-In Gain (the excess of (a) the fair market value of such asset as of the date of acquisition over
(b) the Company's adjusted basis in such asset as of such date) on the sale of such asset exceeds any Built-In Loss arising from the disposition during the same taxable year of any other assets acquired in the same transaction, where Built-In Loss equals the excess of (x) the Company's adjusted basis in such other assets as of the date of acquisition over (y) the fair market value of such other assets as of such date.

TAXATION OF STOCKHOLDERS

 Taxable U.S. Stockholders

  Dividend Income. Distributions from the Company (other than distributions designated as capital gains dividends) will be taxable to holders of shares of Common Stock which are not tax-exempt entities as ordinary income to the extent of the current or accumulated earnings and profits of the Company. Distributions from the Company which are designated (by notice to stockholders within 30 days after the close of the Company's tax year or with its annual report) as capital gains dividends by the Company will be taxed as long-term capital gains to taxable holders of shares of Common Stock to the extent that they do not exceed the Company's actual net

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

capital gain for the taxable year. Holders of shares of Common Stock that are corporations may be required to treat up to 20% of any such capital gains dividends as ordinary income. Such distributions, whether characterized as ordinary income or as capital gain, are not eligible for the 70% dividends received deduction for corporations.

  Distributions from the Company to holders which are not designated as capital gains dividends and which are in excess of the Company's current and accumulated earnings and profits are treated as a return of capital to such holders and reduce the tax basis of a holder's shares of Common Stock (but not below zero). Any such distribution in excess of the tax basis is taxable to any such holder that is not a tax-exempt entity as gain realized from the sale of the shares of Common Stock, taxable as described below.

  The declaration by the Company of a consent dividend would result in taxable income to consenting holders of shares of Common Stock (other than tax-exempt entities) without any corresponding cash distributions. See "--Requirements for Qualification as a REIT--Annual Distribution Requirements."

  Portfolio Income. Dividends paid to holders of shares of Common Stock will be treated as portfolio income. Such income therefore will not be subject to reduction by losses from passive activities (i.e., any interest in a rental activity or in a trade or business in which the holder does not materially participate, such as certain interests held as a limited partner) of any holder who is subject to the passive activity loss rules. Such distributions will, however, be considered investment income which may be offset by certain investment expense deductions.

  No Flow-Through of Losses. Holders of shares of Common Stock will not be permitted to deduct any net operating losses or capital losses of the Company.

  Sale of Shares. A holder of shares of Common Stock who sells shares will recognize taxable gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such shares. Gain or loss recognized by a holder of shares of Common Stock who is not a dealer in securities and whose shares have been held for more than one year will generally be taxable as long-term capital gain or loss.

  Back-up Withholding. Distributions from the Company will ordinarily not be subject to withholding of federal income taxes, except as discussed under "Foreign Stockholders." Withholding of income tax at a rate of 31% may be required, however, by reason of a failure of a holder of shares of Common Stock to supply the Company or its agent with the holder's taxpayer identification number. Such "backup" withholding also may apply to a holder of shares of Common Stock who is otherwise exempt from backup withholding (including a nonresident alien of the United States and, generally, a foreign entity) if such holder fails to properly document his status as an exempt recipient of distributions. Each holder will therefore be asked to provide and certify his correct taxpayer identification number or to certify that he is an exempt recipient.

TAX-EXEMPT STOCKHOLDERS

  Non-taxability of Dividend Income. In general, a holder of shares of Common Stock which is a tax-exempt entity will not be subject to tax on distributions from the Company. The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by certain tax-exempt entities. Thus, distributions paid to a holder of shares of Common Stock which is a tax-exempt entity and gain on the sale of shares of Common Stock by a tax-exempt entity (other than those tax-exempt entities described below) will not be treated as UBTI, even if the Company incurs indebtedness in connection with the acquisition of real property (through its percentage ownership of the Operating Partnership and the Subsidiary Partnerships) provided that the tax-exempt entity has not financed the acquisition of its shares of Common Stock of the Company.

  For tax-exempt entities which are social clubs, voluntary employee beneficiary associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under

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Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the UBTI generated by its investment in the Company. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

  In the case of a "qualified trust" (generally, a pension or profit-sharing trust) holding shares in a REIT, the beneficiaries of such a trust are treated as holding shares in the REIT in proportion to their actuarial interests in the qualified trust, instead of treating the qualified trust as a single individual (the "look through exception"). A qualified trust that holds more than 10% of the shares of a REIT is required to treat a percentage of REIT dividends as UBTI if the REIT incurs debt to acquire or improve real property. This rule applies, however, only if (i) the qualification of the REIT depends upon the application of the "look through" exception (described above) to the restriction on REIT shareholdings by five or fewer individuals, including qualified trusts (see "Description of Capital Stock--Restrictions on Transfer"), and (ii) the REIT is "predominantly held" by qualified trusts, i.e., if either (x) a single qualified trust held more than 25% by value of the interests in the REIT or (y) one or more qualified trusts, each owning more than 10% by value, held in the aggregate more than 50% of the interests in the REIT. The percentage of any dividend paid (or treated as paid) to such a qualified trust that is treated as UBTI is equal to the amount of modified gross income (gross income less directly connected expenses) from the unrelated trade or business of the REIT (treating the REIT as if it were a qualified trust), divided by the total modified gross income of the REIT. A de minimis exception applies where the percentage is less than 5%. Because the Company expects the shares of Common Stock to be widely held, this provision should not result in UBTI to any tax-exempt entity.

 Foreign Stockholders

  The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign estates and foreign trusts (collectively, "Foreign Investors") are complex, and no attempt will be made herein to provide more than a summary of such rules. Prospective Foreign Investors should consult their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in the shares of Common Stock, including any reporting requirements, as well as the tax treatment of such an investment under their home country laws.

  Foreign Investors which are not engaged in the conduct of a business in the United States and who purchase shares of Common Stock will generally not be considered as engaged in the conduct of a trade or business in the United States by reason of ownership of such shares. The taxation of distributions by the Company to Foreign Investors will depend upon whether such distributions are attributable to operating income or are attributable to sales or exchanges by the Company of its United States Real Property Interests ("USRPIs"). USRPIs are generally direct interests in real property located in the United States and interests in domestic corporations in which the fair market value of its USRPIs exceeds a certain percentage.

  The Company anticipates that a substantial portion of the distributions to holders of shares of Common Stock will be attributable to receipt of Rent by the Company. To the extent that such distributions do not exceed the current or accumulated earnings and profits of the Company, they will be treated as dividends and will be subject to a withholding tax equal to 30% of the gross amount of the dividend, which tax will be withheld and remitted to the IRS by the Company. Such 30% rate may be reduced by United States income tax treaties in effect with the country of residence of the Foreign Investor; however, a Foreign Investor must furnish a completed IRS Form 1001 to the Company to secure such a reduction. Distributions in excess of the Company's earnings and profits will be treated as a nontaxable return of capital to a Foreign Investor to the extent of the basis of his shares of Common Stock, and any excess amount will be treated as an amount received in exchange for the sale of his shares of Common Stock and treated under the rules described below for the sale of Common Stock.

  Distributions which are attributable to net capital gains realized from the disposition of USRPIs (i.e., the Hotels and Proposed Acquisition Hotels) by the Company will be taxed as though the Foreign Investors were

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

engaged in a trade or business in the United States and the distributions were gains effectively connected with such trade or business. Thus, a Foreign Investor would be entitled to offset its gross income by allowable deductions and would pay tax on the resulting taxable income at the graduated rates applicable to United States citizens or residents. For both individuals and corporations, the Company must withhold a tax equal to 35% of all dividends that could be designated by the Company as capital gain dividends. To the extent that such withholding exceeds the actual tax owed by the Foreign Investor, a Foreign Investor may claim a refund from the IRS.

  The Company or any nominee (e.g., a broker holding shares in street name) may rely on a certificate of non-foreign status on Form W-8 or Form W-9 to determine whether withholding is required on gains realized from the disposition of USRPIs. A domestic person (a "nominee") who holds shares of Common Stock on behalf of a Foreign Investor will bear the burden of withholding, provided that the Company has properly designated the appropriate portion of a distribution as a capital gain dividend.

  It is anticipated that the shares owned directly or indirectly by Foreign Investors will be less than 50% in value of the shares of Common Stock and therefore the Company will be a "domestically controlled REIT." Accordingly, shares of Common Stock held by Foreign Investors in the United States will not be considered USRPIs and gains on sales of such shares will not be taxed to such Foreign Investors as long as the seller is not otherwise considered to be engaged in a trade or business in the United States. (The same rule applies to gains attributable to distributions in excess of the Foreign Investor's cost for its shares, discussed above.) Similarly, a foreign corporation not otherwise subject to United States tax which distributes shares of Common Stock to its stockholders will not be taxed under this rule.

  The IRS is authorized to impose annual reporting requirements on certain United States and foreign persons directly holding USRPIs. The required reports are in addition to any necessary income tax returns, and do not displace existing reporting requirements imposed on Foreign Investors by the Agricultural Foreign Investment Disclosure Act of 1978 and the International Investment Survey Act of 1976. As of the date of this Prospectus, the IRS has not exercised its authority to impose reporting under this provision. Furthermore, because shares in a domestically controlled REIT do not constitute a USRPI, such reporting requirements are not expected to apply to a Foreign Investor in the Company. However, the Company is required to file an information return with the IRS setting forth the name, address and taxpayer identification number of the payee of distributions from the Company (whether the payee is a nominee or is the actual beneficial owner).

STATEMENT OF STOCK OWNERSHIP

  The Company is required to demand annual written statements from the record holders of designated percentages of its shares of Common Stock disclosing the actual owners of the shares of Common Stock. The Company must also maintain, within the Internal Revenue District in which it is required to file its federal income tax return, permanent records showing the information it has received as to the actual ownership of such shares of Common Stock and a list of those persons failing or refusing to comply with such demand.

TAX ASPECTS OF THE OPERATING PARTNERSHIP

  The following discussion summarizes certain federal income tax considerations applicable solely to the Company's investment in the Operating Partnership and the Subsidiary Partnerships. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

  Classification as a Partnership. A substantial portion the Company's real estate investments will be made through the Operating Partnership and the Subsidiary Partnerships, certain of which will hold interests in other partnerships. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Instead, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax thereon, without regard to whether the partners receive cash distributions from the partnership. The Company will be entitled to include in its REIT taxable income its distributive share

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

of the income of any partnership (including the Operating Partnership) in which it has an interest and to deduct its distributive share of the losses of any partnership (including the Operating Partnership) in which it has an interest only if each such partnership is classified for federal income tax purposes as a partnership rather than as an association taxable as a corporation.

  Under recently issued regulations ("check the box regulations"), an organization with two or more members will be classified as a partnership on or after January 1, 1997 unless it elects to be treated as an association (and therefore taxable as a corporation) or falls within one of several specific provisions which define a corporation. For entities which were in existence prior to January 1, 1997 (such as the Operating Partnership and the Subsidiary Partnerships), the claimed classification by the entity will be respected for all periods prior to January 1, 1997 if (i) the entity had a reasonable basis for its claimed classification under the law prior to January 1, 1997; (ii) the entity and all members thereof recognized the federal tax consequence of any change in the entity's classification within the sixty (60) months prior to January 1, 1997; and (iii) neither the entity nor any member was notified in writing on or before May 8, 1996 that the classification of the entity was under examination (in which case the entity's classification would be determined in the examination). An exception to partnership classification under the "check the box regulations" exists for a "publicly traded partnership" (i.e., a partnership in which interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof). A publicly traded partnership is treated as a corporation unless at least 90% of the gross income of such partnership, for each taxable year the partnership is a publicly traded partnership, consists of "qualifying income." "Qualifying income" includes income from real property rents, gain from the sale or other disposition of real property, interest and dividends.

  The IRS has issued final regulations providing limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all of the partnership interests are issued in a transaction that is not required to be registered under the Securities Act and
(ii) the partnership does not have more than 100 partners at any time during the taxable year (taking into account as a partner each person who indirectly owns an interest in the partnership through a partnership, grantor trust, or S corporation (a "flow-through entity"), but only if (a) substantially all the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership, and (b) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation).

  All of the partnership interests in the Operating Partnership and the Subsidiary Partnerships will be issued in transactions that are not required to be registered under the Securities Act. In addition, upon the closing of the Offering, in the aggregate, the Operating Partnership and the Subsidiary Partnerships will not have more than 100 partners (even taking into account indirect ownership of such partnerships through partnerships, grantor trusts, and S corporations). Thus, the Operating Partnership and each Subsidiary Partnership should satisfy the Private Placement Exclusion.

  None of the Operating Partnership and the Subsidiary Partnerships has requested and none intends to request, a ruling from the IRS that it will be classified as a partnership for federal income tax purposes. Instead, at the closing of the Offering, Battle Fowler LLP will deliver its opinion that, based on the provisions of the partnership agreement of the Operating Partnership and each Subsidiary Partnership, certain factual assumptions, and certain representations described in the opinion, the Operating Partnership and each Subsidiary Partnership pursuant to the provisions of the "check the box regulations" as well as the law prior to January 1, 1997 will be treated for federal income tax purposes as partnerships and not as associations taxable as corporations or as publicly traded partnerships. Unlike a tax ruling, an opinion of counsel is not binding upon the IRS, and no assurance can be given that the IRS will not challenge the status of the Operating Partnership and each Subsidiary Partnership as partnerships for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership and each Subsidiary Partnership would be treated as corporations for federal income tax purposes, as described below. In addition, the opinion of Battle Fowler LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

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

  If for any reason any partnership in which the Company has an interest was taxable as a corporation rather than as a partnership for federal income tax purposes, the Company likely would not be able to satisfy the asset requirements for REIT status. See "--Requirements for Qualification as a REIT--Asset Tests." In addition, any change in the partnership status of such entities for tax purposes might be treated as a taxable event in which case the Company might incur a tax liability without any related cash distribution. See "--Income Taxation of the Operating Partnership and Its Partners--Basis in Operating Partnership Interest." Further, items of income and deduction of such partnerships would not pass through to its partners (including the Company), and such partners would be treated as stockholders for tax purposes. The partnerships in which the Company has an interest would be required to pay income tax at corporate tax rates on their net income, and distributions to their partners would constitute dividends that would not be deductible in computing the relevant entities' taxable income.

  Under a regulatory "anti-abuse" rule (the "Anti-Abuse Rule"), the IRS may
(i) recast a transaction involving the use of a partnership to reflect the underlying economic arrangement under the partnership provisions of the Code (the "Partnership Provisions"), or (ii) prevent the use of a partnership to circumvent the intended purpose of a Code provision. The Anti-Abuse Rule contains an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partnership interest. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the IRS. However, the Exchange Rights do not conform in all respects to the redemption rights contained in the foregoing example. Moreover, the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the IRS will not attempt to apply the Anti-Abuse Rule to the Company. If the conditions of the Anti-Abuse Rule are met, the IRS is authorized to take appropriate enforcement action, including disregarding the Operating Partnership for federal income tax purposes or treating one or more of the partners as nonpartners. Any such action potentially could jeopardize the Company's status as a REIT.

INCOME TAXATION OF THE OPERATING PARTNERSHIP AND ITS PARTNERS

  Operating Partnership Allocations. As noted above, the Company must include in its REIT taxable income its distributive share of the income and losses of any partnership in which it has an interest. Although the provisions of a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not have "substantial economic effect" or otherwise do not comply with the provisions of Section 704(b) of the Code and Treasury Regulations.

  If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners in respect of such item. The allocations of taxable income and loss of partnerships in which the Company has an interest are intended to comply with the requirements of Section 704(b) of the Code and Treasury Regulations.

  Basis in Operating Partnership Interest. The Company's adjusted tax basis in each of the partnerships in which it has an interest generally (i) will be equal to the amount of cash and the basis of any other property contributed to such partnership by the Company, (ii) will be increased by (a) its allocable share of such partnership's income and (b) its allocable share of any indebtedness of such partnership and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) such partnership's loss and (b) the amount of cash and the fair market value of any property distributed to the Company, and by constructive distributions resulting from a reduction in the Company's share of indebtedness of such partnership.

  If the Company's allocable share of the loss (or portion thereof) of any partnership in which it has an interest would reduce the adjusted tax basis of the Company's partnership interest in such partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss (or portion thereof) would not reduce the Company's adjusted tax basis below zero. To the extent that distributions from a partnership to the Company, or any decrease in the Company's share of the nonrecourse indebtedness of a partnership (each

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such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) would constitute taxable income to the Company. Such distributions and constructive distributions normally would be characterized as long-term capital gain if the Company's interest in such partnership has been held for longer than the long-term capital gain holding period (currently one year).

  Depreciation Deductions Available to the Operating Partnership. The Proposed Acquisition Hotels will be acquired for cash. The Company will allocate the purchase price among land, building and personal property and will claim depreciation deductions based on prescribed tax depreciation rates.

OTHER TAX CONSIDERATIONS

  State and Local Taxes. The tax treatment of the Company and holders of shares of Common Stock in states having taxing jurisdiction over them may differ from the federal income tax treatment. Accordingly, only a very limited discussion of state taxation of the Company, the shares of Common Stock or the holders of shares of Common Stock is provided herein, and no representation is made as to the tax status of the Company (other than with respect to the Texas franchise tax, as discussed below), the shares of Common Stock or the holders of shares of Common Stock in such states. However, holders of shares of Common Stock should note that certain states impose a withholding obligation on partnerships carrying on a trade or business in a state having partners who are not resident in such state. The Partnership Agreement contains a provision which permits the Operating Partnership to withhold a portion of a non-resident partner's distribution (e.g., a distribution to the Company) and to pay such withheld amount to the taxing state as agent for the non-resident partner. Most (but not all) states follow the Code in their taxation of REITs. In such states, the Company should generally not be liable for tax and should be able to file a claim for refund and obtain any withheld amount from the taxing state. However, due to the time value of money, the requirement of the Operating Partnership to withhold on distributions to the Company will reduce the yield on an investment in shares of Common Stock. Each holder of shares of Common Stock should consult his own tax advisor as to the status of the shares of Common Stock under the respective state tax laws applicable to him.

  In particular, Texas imposes a franchise tax upon corporations that do business in Texas. The Company is organized as a Maryland corporation and has an office in Texas. AGH LP is organized as a Nevada corporation and will not have any contacts with Texas other than ownership of its limited partnership interest in the Operating Partnership. The Operating Partnership is registered in Texas as a foreign limited partnership qualified to transact business in Texas.

  The Texas franchise tax is imposed on a corporation doing business in Texas with respect to the corporation's net "taxable capital" (generally, financial accounting net worth, with certain adjustments) and its net "taxable earned surplus" (generally, a corporation's federal taxable income, with certain adjustments) apportioned to Texas. A corporation's taxable capital and taxable earned surplus are apportioned to Texas based on a fraction, the numerator of which is the corporation's gross receipts from business transacted in Texas, and the denominator of which is the corporation's gross receipts from its entire business, with the amount and timing of such gross receipts being generally determined in accordance with generally accepted accounting principles (in the case of "taxable capital") and the Code (in the case of taxable earned surplus). For purposes of determining the source of gross receipts, dividends and interest received by a corporation are generally apportioned based upon the state of incorporation of a corporate payor or a corporate debtor, respectively. A similar rule applies to receipts by a corporation from a limited liability company. Thus, interest and dividends received by a corporation from another corporation or distributions and interest received by a corporation from a limited liability company will not be treated as gross receipts from business transacted in Texas unless the payor is incorporated or organized, respectively, in Texas. To calculate the tax on net taxable capital, receipts reflecting the corporation's share of net profits from a partnership are apportioned to Texas if the partnership's principal place of business (the location of its day-to-day operations) is in Texas; however, if the corporation's share of the gross receipts from the partnership is treated as revenue of the corporation under generally accepted accounting principles, then the receipts of the partnership are apportioned based on normal apportionment rules as if the receipts were received directly by the corporation. For purposes of the tax on net taxable earned surplus, receipts are apportioned as though the corporation directly received the receipts from the underlying activities of

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the partnership. The franchise tax on "net taxable capital" ("taxable capital"
apportioned to Texas) is imposed at the rate of .25% of a corporation's net taxable capital. The franchise tax rate on "net taxable earned surplus" ("taxable earned surplus" apportioned to Texas) is 4.5%. The Texas franchise tax is generally equal to the greater of the tax on "net taxable capital" and the tax on "net taxable earned surplus." The Texas franchise tax is not applied on a consolidated group basis. In addition, with respect to REITs organized as corporations, the Comptroller of Public Accounts (the "Comptroller") has taken the position administratively that the tax on net taxable earned surplus is determined based upon the income of such corporation prior to reduction for the dividends-paid deduction available to REITs. Any Texas franchise tax that the Company is required to pay will reduce the Cash Available for Distribution by the Company to its stockholders.

  The Comptroller has issued a rule providing that a corporation is not considered to be doing business in Texas for purposes of the Texas franchise tax imposed on net taxable capital solely by virtue of its ownership of an interest as a limited partner in a limited partnership that does business in Texas. The same rule provides, however, that a corporation is considered to be doing business in Texas if it owns an interest as a general partner in a partnership that does business in Texas. A parallel rule for purposes of the tax on net taxable earned surplus, by negative implication, incorporates the taxable capital nexus standards, including the limited partner exception. The Comptroller has verified these results in private determinations. The Comptroller also has expressed informally its view that a corporation is not considered to be doing business in Texas for Texas franchise tax purposes merely because the corporation owns stock in another corporation that does business in Texas.

  In accordance with these pronouncements by the Comptroller, AGH GP will be treated as doing business in Texas because it will be the general partner of the Operating Partnership, and the Operating Partnership will be doing business in Texas. Accordingly, AGH GP will be subject to the Texas franchise tax. The Company will be treated as doing business in Texas because it will have an office in Texas. Accordingly, the Company will be subject to the Texas franchise tax. However, the Company anticipates that its only source of gross receipts for Texas franchise tax purposes will be dividends from its two wholly owned qualified REIT subsidiaries, AGH GP and AGH LP, which are both Nevada corporations. Since dividends are sourced to the state of incorporation of a corporate payor for gross receipts apportionment purposes (although dividends received from another member of a consolidated group are not taken into account as a gross receipt or earned surplus for purposes of computing the franchise tax on net taxable earned surplus), the Company does not anticipate that any significant portion of its "taxable capital" or "taxable earned surplus" will be apportioned to Texas. As a result, the Company's Texas franchise tax liability is not expected to be substantial. Further, based on the pronouncements by the Comptroller, AGH LP will not be treated as doing business in Texas merely as a result of its status as a limited partner of the Operating Partnership. As long as AGH LP is not otherwise doing business in Texas, AGH LP should not be subject to the Texas franchise tax. Finally, two limited liability companies that have been formed to be general partners of the Subsidiary Partnerships likewise will be subject to the Texas franchise tax under the foregoing rules because they are treated like corporations for Texas franchise tax purposes and they have taxable nexus with Texas by virtue of being general partners in two Subsidiary Partnerships that own real property in Texas. However, since these limited liability companies only own 1.0% general partnership interests, the Texas franchise tax due from these entities will not be substantial. Two other limited liability companies have been formed, one of which will own a hotel located outside of Texas and the other of which will be the general partner in a limited partnership owning a hotel located outside of Texas. Thus, while these limited liability companies will be conducting activities that will create taxable nexus with Texas, these companies will generate all of their gross receipts from non-Texas sources and thus will not be required to pay a material amount of Texas franchise tax.

  The Company has received a private determination from the Comptroller that verifies the foregoing Texas franchise tax consequences of this structure. There can be no assurance, however, that the Comptroller will not revoke the pronouncements upon which that determination is based. In addition, that determination will not be binding upon the Comptroller to the extent the Company or its subsidiaries fail to comply with the factual representations set forth in the determination.

  The Operating Partnership and the Subsidiary Partnerships (other than the Subsidiary Partnership organized as a limited liability company) will not be subject to the Texas franchise tax under the laws in existence as of the date of this Prospectus. There can be no assurance, however, that the Texas legislature will not in the future expand the scope of the Texas franchise tax to apply to limited partnerships such as the Operating Partnership and the Subsidiary Partnerships organized as limited partnerships under state law.

  Coopers & Lybrand L.L.P., special tax consultant to the Company ("Special Tax Consultant"), has reviewed the discussion in this section with respect to Texas franchise tax matters and is of the opinion that it accurately summarizes the Texas franchise tax matters expressly described herein. The Special Tax Consultant expresses no opinion on any other federal or state tax considerations affecting the Company or a holder of Common Stock, including, but not limited to, other Texas franchise tax matters not specifically discussed above.

  Possible Legislative or Other Actions Affecting Tax Consequences; Possible Adverse Tax Legislation. Prospective stockholders should recognize that the present federal income tax treatment of an investment in the Company may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under legislative and administrative review, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in the Company.

  Current Texas franchise tax law applies only to corporations and limited liability companies. Thus, partnerships engaged in business in Texas, including the Subsidiary Partnerships that own property in Texas, presently are not subject to the Texas franchise tax. The corporate general partners in those partnerships, however, are subject to the Texas franchise tax. It is expected that Texas legislators and/or the Comptroller will propose or recommend, as the case may be, statutory amendments subjecting all comparable limited partners to the franchise tax or expanding the application of the Texas franchise tax to include certain non-corporate businesses, specifically including partnerships, in the franchise tax base. It cannot be predicted whether such proposals will be adopted by the legislature. If such proposals are enacted, AGH LP and/or Subsidiary Partnerships that own property in Texas would be subjected to the then applicable Texas franchise tax.

                                 UNDERWRITING

  Upon the terms and subject to the conditions stated in the Underwriting Agreement, dated the date hereof, each Underwriter named below has severally agreed to purchase, and the Company has agreed to sell to such Underwriter, the number of shares of Common Stock set forth opposite the name of such Underwriter.

                                                                NUMBER OF SHARES
                                                                ----------------
Smith Barney Inc...............................................
Legg Mason Wood Walker, Incorporated...........................
Montgomery Securities..........................................
Prudential Securities Incorporated.............................
The Robinson-Humphrey Company, Inc.............................
                                                                   ---------
    Total......................................................    5,500,000
                                                                   =========

  The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares are subject to the approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all shares of Common Stock offered hereby (other than those covered by the Underwriters' over-allotment option described below) if any such shares are taken.

  The Underwriters, for whom Smith Barney Inc., Legg Mason Wood Walker, Incorporated, Montgomery Securities, Prudential Securities Incorporated and The Robinson-Humphrey Company, Inc. are acting as representatives (the "Representatives"), propose to offer part of the shares directly to the public at the public offering price set forth on the cover page of this Prospectus and to offer part of the shares to certain dealers at a price which represents
a concession not in excess of $   per share under the public offering price.
The Underwriters may allow, and such dealers may reallow, a concession not in
excess of $   per share to certain other dealers. After the public offering, the public offering price, concessions and reallowances to dealers may be changed by the Underwriters.

  The Company has granted the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 825,000 additional shares of Common Stock at the price to the public set forth on the cover page of this Prospectus minus the underwriting discounts and commissions. The Underwriters may exercise such option solely for the purpose of covering over-allotments, if any, in connection with the Offering.

  The Company and the Underwriters have agreed to indemnify each other against certain liabilities that may be incurred in connection with the Offering, including liabilities under the Securities Act.

  The Common Stock is traded on the NYSE under the symbol "AGT." In order to maintain the requirements for listing the shares of Common Stock on the NYSE, the Underwriters have undertaken to sell lots of 100 or more shares of Common Stock.

  The Company and its officers and directors agreed in connection with the IPO that, for a period of one year ending July 25, 1997, they would not, without the prior written consent of Smith Barney Inc., sell, offer to sell, solicit and offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of any shares of Common Stock or any other securities convertible into, or exercisable for, shares of Common Stock.

                                    EXPERTS

  The Consolidated Financial Statements of American General Hospitality Corporation as of September 30, 1996 and for the period from July 31, 1996 through September 30, 1996 and the related financial statement schedule; the Combined Financial Statements of the AGH Predecessor Hotels as of December 31, 1994 and 1995 and July 30, 1996 and for each of the three years in the period ended December 29, 1995 and for the period from December 30, 1995 through July 30, 1996 and the related financial statement schedule; the Combined Financial Statements of the Other Initial Hotels as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 and the related financial statement schedule, and the Financial Statements of the Days Inn Lake Buena Vista as of December 31, 1995 and for the year then ended; included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon included elsewhere herein and in the Registration Statement. Such Financial Statements and financial statement schedules are included in reliance upon such reports given on their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Battle Fowler LLP, New York, New York. In addition, the description of federal income tax consequences contained in the section of the Prospectus entitled "Federal Income Tax Considerations" is based on the opinion of Battle Fowler LLP, New York, New York. The description of Texas franchise tax matters contained in the section of the Prospectus entitled "Federal Income Tax Considerations--Other Tax Considerations," is based on the opinion of Coopers & Lybrand L.L.P., Dallas, Texas. The validity of the shares of Common Stock offered hereby will be passed upon for the Underwriters by Hunton & Williams. Battle Fowler LLP and Hunton & Williams will rely on Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland as to certain matters of Maryland law.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-11 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules.

  The Registration Statement and the exhibits and schedules forming a part thereof filed by the Company with the Commission can be inspected and copies obtained from the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006, which supervises the NYSE on which the Company's Common Stock is traded.

  The Company is required to file reports and other information with the Commission pursuant to the Exchange Act, in addition to any other legal or NYSE requirements. The Company furnishes its stockholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year. The Company includes in such reports annual audited and quarterly unaudited financial statements for the Lessee.

  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be directed to American General Hospitality Corporation, 3860 West Northwest Highway, Suite 300, Dallas, Texas 75220 (telephone (214) 904-2000), Attention: Kenneth E. Barr.

                                   GLOSSARY

  Unless the context otherwise requires, the following capitalized terms have the meanings set forth below for the purposes of this Prospectus.

  "1996 Plan" means the American General Hospitality Corporation 1996 Incentive Plan.

  "ACMs" means asbestos-containing materials.

  "Acquired Hotels" means the Days Inn Lake Buena Vista, the Holiday Inn Resort-Monterey and the Hilton Hotel--Durham.

  "ADA" means the Americans with Disabilities Act of 1990, as amended.

  "Additional Charges" means certain amounts of money, including interest accrued on any late payments or charges, that the Lessee will be obligated to pay to the Company in addition to Base Rent or Participating Rent, pursuant to the Participating Leases.

  "Adjusted Basis Ratio" means, for each Hotel, the ratio that the average of the adjusted bases of the personal property in a Hotel at the beginning and at the end of a taxable year bears to the average of the aggregate adjusted bases of both the real and personal property comprising the Hotel at the beginning and at the end of a taxable year.

  "ADR" means average daily room rate.

  "AGH GP" means AGH GP, Inc., a Nevada corporation and wholly owned subsidiary of the Company, which is the sole general partner of the Operating Partnership.

  "AGH LP" means AGH LP, Inc., a Nevada corporation and wholly owned subsidiary of the Company, which is a Limited Partner of the Operating Partnership.

  "AGH Predecessor Hotels" means the following four Initial Hotels that were acquired primarily from partnerships controlled by stockholders of AGHI: the Holiday Inn Dallas DFW Airport West, Courtyard by Marriott-Meadowlands, Hotel Maison de Ville, and the Hampton Inn Richmond Airport.

  "AGHI" means American General Hospitality, Inc., which operates the Current Hotels pursuant to the Management Agreements, and certain of its affiliates.

  "Alliance Securities" means those shares of Common Stock or OP Units issued to Wyndham Hotel Corporation and its affiliates pursuant to the Wyndham Alliance.

  "Anti-Abuse Rule" means the regulations issued by the United States Treasury Department under the Partnership Provisions of the Code that authorize the IRS, in certain "abusive" transactions involving partnerships, to disregard the form of a transaction and recast it for federal tax purposes as it deems appropriate.

  "Base Rent" means the fixed obligation of the Lessee to pay a sum certain in weekly rent under each of the Participating Leases.

  "Beverage Corporations" means those corporations wholly owned by Steven D. Jorns that sublease from the Lessee the portion of fourteen of the Current Hotels that sell alcoholic beverages.

  "Beverage Subleases" means those subleases between the Lessee and the Beverage Corporations relating to the sublease of the areas at the Current Hotels where alcoholic beverages are sold.

  "Board of Directors" means the Board of Directors of the Company.

  "Bylaws" means the Bylaws of the Company.

  "Cash Available for Distribution" means Funds From Operations adjusted for amortization of deferred financing costs, franchise transfer costs and unearned officers' compensation, less reserves for capital expenditures.

  "Charter" means the charter of the Company filed for record with the State Department of Assessments and Taxation of Maryland, as may be amended from time to time.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the United States Securities and Exchange Commission.

  "Common Stock" means the shares of Common Stock, $0.01 par value per share, of the Company.

  "Company" means American General Hospitality Corporation, a Maryland corporation, which was incorporated on April 12, 1996, together with AGH GP, AGH LP, and the Operating Partnership, and any subsidiaries thereof.

  "Company Expenses" means all administrative costs and expenses of the Company, AGH GP, and AGH LP.

  "Comptroller" means the office of the Texas State Comptroller of Public Accounts.

  "Counsel" means Battle Fowler LLP.

  "CPI" means the United States Consumer Price Index, All Urban Consumers, U.S. City Average, All Items (1982-84 = 100).

  "Current Hotels" means the sixteen hotels that the Company currently owns.

  "DFW South Loan" means the non-recourse mortgage on Holiday Inn Dallas DFW Airport South in the outstanding principal amount as of September 30, 1996 of approximately $14.1 million.

  "Director Share Awards" means the annual award of shares of Common Stock to each eligible director under the Directors' Plan.

  "Directors' Plan" means the American General Hospitality Corporation Non-Employee Directors' Incentive Plan.

  "ESAs" means phase I environmental site assessments.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exchange Agreement" means that Exchange Rights Agreement among the Company, the Operating Partnership and the Limited Partners, other than AGH LP.

  "Exchange Rights" means, pursuant to the Partnership Agreement, the rights of the Limited Partners, other than AGH LP, to cause the Operating Partnership to exchange each OP Unit in exchange for cash or, at the Company's election, one share of Common Stock.

  "F&B" means food and beverage.

  "FF&E" means furniture, fixtures and equipment.

  "FF&E Note" means collectively the one or more five-year amortizing recourse promissory notes in the aggregate principal amount of $315,000 issued by the Lessee to the Operating Partnership in connection with the sale by the Operating Partnership of certain personal property relating to certain of the Initial Hotels.

  "Foreign Investors" means nonresident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates.

  "Formation Transactions" means the principal transactions in connection with the formation of the Company and the acquisition of the Initial Hotels.

  "Franchise Licenses" means those franchise licenses relating to the franchised Hotels.

  "French Quarter Loan" means the non-recourse note in the outstanding principal amount of approximately $9.6 million, as of September 30, 1996, to be assumed by the Company in connection with the purchase of the French Quarter Suites Hotel.

  "Funds From Operations" means income (loss) before minority interest (computed in accordance with generally accepted accounting principles), excluding gains (losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures.

  "General Partner" means AGH GP, Inc., a Nevada corporation.

  "Hotels" means collectively the Current Hotels and the Proposed Acquisition Hotels.

  "Independent Directors" means a director of the Company who is not an officer or employee of the Company, any affiliate of an officer or employee or any affiliate of any advisor to the Company under an advisory agreement, any lessee of any property of the Company, any subsidiary of the Company or any partnership which is an affiliate of, the Company.

  "Initial Hotels" means the thirteen hotels that the Company acquired pursuant to the Formation Transactions at the time of the IPO.

  "IPO" means the Company's initial public offering of Common Stock.

  "IRS" means the U.S. Internal Revenue Service.

  "ISOs" means incentive stock options.

  "Lease Master Agreement" means the agreement between the Operating Partnership and the Lessee which sets forth the terms of the Lessee's required capitalization and certain other matters.

  "Lessee" means AGH Leasing, L.P., which leases the Hotels from the Operating Partnership pursuant to the Participating Leases.

  "Limited Partners" means the limited partners of the Operating Partnership.

  "Line of Credit" means the Company's $100 million line of credit with Societe Generale, Southwest Agency, Bank One Texas, N.A. and certain other lenders.

  "Lock-up Period" means the one-year period that expires in July 1997.

  "Look-Through Ownership Limitation" means the ownership of as much as 15.0% of any class of the Company's stock by mutual funds and certain other entities.

  "Management Agreements" means the agreements between AGHI and the Lessee to operate the Hotels.

  "MGCL" means the Maryland General Corporation Law, as may be amended from time to time.

  "NAREIT" means the National Association of Real Estate Investment Trusts.

  "NYSE" means the New York Stock Exchange, Inc.

  "Offering" means the offering of Common Stock which is the subject of the Prospectus.

  "Offering Price" means the assumed public offering price of the Common Stock of $24.125 per share (which was the last reported sale price on the NYSE on January 9, 1997).

  "OP Units" means units of limited partnership interest in the Operating Partnership.

  "Operating Partnership" means American General Hospitality Operating Partnership, L.P., a limited partnership organized under the laws of Delaware. Unless the context requires otherwise, Operating Partnership includes any subsidiaries of the Operating Partnership.

  "Option Hotels" means the two Courtyard by Marriott currently located in Boise, Idaho and in Durham, North Carolina in which AGHI holds an interest.

  "Other Initial Hotels" means the following nine Initial Hotels that were acquired primarily from persons unaffiliated with AGHI in connection with the IPO and the related Formation Transactions: the Holiday Inn Dallas DFW Airport South, Hilton Hotel-Toledo, Holiday Inn New Orleans International Airport, Holiday Inn Park Center Plaza, Holiday Inn Select-Madison, Holiday Inn Mission Valley, Le Baron Airport Hotel, Days Inn Ocean City, and Fred Harvey Albuquerque Airport Hotel.

  "Ownership Limitation" means the ownership of more than 9.8% of any class of the Company's outstanding stock by any person.

  "Participating Leases" means the operating leases between the Lessee and the Operating Partnership pursuant to which the Lessee leases the current Hotels from the Operating Partnership.

  "Participating Rent" means rent based on percentages of room revenue, food and beverage revenue and telephone and other revenue payable by the Lessee pursuant to the Participating Leases.

  "Partnership Agreement" means the partnership agreement relating to the Operating Partnership.

  "Partnership Provisions" means the partnership provisions of the Code.

  "PCBs" means polychlorinated biphenyls.

  "Plan" means AGHI's Retirement Savings Plan.

  "Portfolio Purchase" means the Company's proposed acquisition of the Four Points by Sheraton Hotel, the French Quarter Suites Hotel and the Sheraton Key Largo from French Quarter Holdings, Inc. for an aggregate purchase price of approximately $59.1 million.

  "Primary Contributors" means Steven D. Jorns, Bruce G. Wiles, Kenneth E. Barr, James E. Sowell, Lewis W. Shaw II, and Kenneth W. Shaw (who are the principals of AGHI and/or the Lessee) and where applicable includes their respective controlled affiliates and associates (including spouses).

  "Proposed Acquisition Hotels" means collectively the Four Points by Sheraton, Sheraton Key Largo, French Quarter Suites Hotel and the Radisson Arlington Heights.

  "Radisson Loan" means the one-year mortgage note in the principal amount of approximately $8.2 million to be assumed by the Company in connection with the purchase of Radisson Arlington Heights.

  "Registration Rights Agreements" means the Registration Rights Agreement among the Company and the Limited Partners other than AGH LP and the Plan, the Registration Rights Agreement entered into by the Company in connection with acquisition of certain Hotels and the Registration Rights Agreement that will be entered into between the Company and Wyndham pursuant to the Wyndham Alliance.

  "REIT" means real estate investment trust as defined in Section 856 of the Code.

  "Related Party Tenant" under the Code means, a tenant of the Company's real property in which the Company, or an owner of 10.0% or more of the Company, directly or constructively owns 10.0% or more of the ownership interests.

  "Rents" means, collectively, Base Rent and Participating Rent.

  "REVPAR" means average total revenue per available room and is determined by dividing room revenue by available rooms for the applicable period.

  "Secaucus Loans" means the two promissory notes secured by a non-recourse mortgage on the Courtyard by Marriott-Meadowlands hotel that were in the outstanding principal amount as of September 30, 1996 of approximately $4.6 million and $508,500, respectively.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Subsidiary Partnerships" means one or more subsidiary partnerships, joint ventures, general partnerships and limited liability companies through which the Operating Partnership owns certain of the Hotels.

  "Treasury Regulations" means the income tax regulations promulgated under the Code.

  "UBTI" means unrelated business taxable income.

  "Underwriters" means the underwriters named in the Prospectus relating to the Offering.

  "Weighted Average Daily Room Rate" means the total guest room revenue derived from all of the Hotels divided by the total number of guest rooms sold at all of the Hotels.

  "Weighted Average Occupancy" means the total number of guest rooms sold at all of the Hotels divided by the total number of guest rooms available at all of the Hotels.

  "Wyndham" means Wyndham Hotel Corporation, together with its subsidiaries.

  "Wyndham Alliance" means the strategic alliance between the Company and Wyndham.

                         INDEX TO FINANCIAL STATEMENTS

American General Hospitality Corporation
  Pro Forma Statements of Operations for the Year Ended December 31, 1995,
   the Twelve Months Ended September 30, 1996 and the Nine Months Ended
   September 30, 1996 and 1995 (unaudited)................................  F-3
  Pro Forma Consolidated Balance Sheet as of September 30, 1996
   (unaudited)............................................................ F-10
  Report of Independent Accountants....................................... F-14
  Consolidated Balance Sheet as of September 30, 1996..................... F-15
  Consolidated Statement of Operations for the Period from July 31, 1996
   (inception of operations) through September 30, 1996................... F-16
  Consolidated Statement of Shareholders' Equity for the Period from April
   12, 1996 (date of capitalization) through September 30, 1996........... F-17
  Consolidated Statement of Cash Flows for the Period from July 31, 1996
   (inception of operations) through September 30, 1996................... F-18
  Notes to Consolidated Financial Statements.............................. F-19
  Schedule III--Real Estate and Accumulated Depreciation as of September
   30, 1996............................................................... F-26
AGH Leasing, L.P.
  Pro Forma Combined Statements of Operations for the Year Ended December
   31, 1995, the Twelve Months Ended September 30, 1996 and the Nine
   Months Ended September 30, 1996 and 1995 (unaudited)................... F-27
  Balance Sheet as of September 30, 1996 (unaudited)...................... F-34
  Statement of Operations for the Period from July 31, 1996 (inception of operations) through September 30, 1996 (unaudited)..................... F-35
  Statement of Cash Flows for the Period from July 31, 1996 (inception of operations) through September 30, 1996 (unaudited)..................... F-36
  Notes to Financial Statements........................................... F-37
AGH Predecessor Hotels
  The AGH Predecessor Hotels represent four of the Initial Hotels acquired, concurrent with the Company's initial public offering primarily from limited partnerships controlled by shareholders of
   American General Hospitality, Inc. The AGH Predecessor Hotels are
   deemed to be the predecessor of the Company.
  Report of Independent Accountants....................................... F-40
  Combined Balance Sheets as of December 30, 1994, December 29, 1995 and
   July 30, 1996.......................................................... F-41
  Combined Statements of Operations for the Period from December 30, 1993 through December 31, 1993, the Years Ended December 30, 1994 and
   December 29, 1995 and for the period from December 30, 1995 through
   July 30, 1996.......................................................... F-42
  Combined Statements of Equity for the Period from December 30, 1993 through December 31, 1993, the Years Ended December 30, 1994 and
   December 29, 1995 and for the period from December 30, 1995 through
   July 30, 1996.......................................................... F-43
  Combined Statements of Cash Flows for the Period from December 30, 1993 through December 31, 1993, the Years Ended December 30, 1994 and
   December 29, 1995 and for the period from December 30, 1995 through
   July 30, 1996.......................................................... F-44
  Notes to Combined Financial Statements.................................. F-45
  Schedule III--Real Estate and Accumulated Depreciation as of July 30,
   1996................................................................... F-50

Other Initial Hotels
  The Other Initial Hotels represent nine of the Initial Hotels acquired, concurrent with the Company's initial public offering, primarily from parties unaffiliated with the Company through contracts with the sellers acquired from an AGHI affiliate.
  Report of Independent Accountants....................................... F-51
  Combined Balance Sheets as of December 31, 1994 and 1995 (audited) and
   June 30, 1996 (unaudited).............................................. F-52
  Combined Statements of Operations for each of the Three Years in the
   Period Ended
   December 31, 1995 (audited) and the Six Months Ended June 30, 1996
   (unaudited)............................................................ F-53
  Combined Statements of Equity for each of the Three Years in the Period
   Ended
   December 31, 1995 (audited) and the Six Months Ended June 30, 1996
   (unaudited)............................................................ F-54
  Combined Statements of Cash Flows for each of the Three Years in the
   Period Ended
   December 31, 1995 (audited) and the Six Months ended June 30, 1996
   (unaudited)............................................................ F-55
  Notes to Combined Financial Statements.................................. F-56
  Schedule III--Real Estate and Accumulated Depreciation as of December
   31, 1995............................................................... F-62

Days Inn Lake Buena Vista hotel
  Represents the Days Inn Lake Buena Vista hotel in Orlando, Florida (one of the Acquired Hotels) acquired by the Company on October 22, 1996.
   Audited financial statements are provided in accordance with the significant business acquisition rules and regulations of the Securities and Exchange Commission.

  Report of Independent Accountants....................................... F-63
  Balance Sheets as of December 31, 1995 (audited) and September 30, 1996
   (unaudited)............................................................ F-64
  Statements of Operations for the Year Ended December 31, 1995 (audited)
   and the Nine Months Ended September 30, 1996 and 1995 (unaudited)...... F-65
  Statements of Equity for the Year Ended December 31, 1995 (audited) and the Nine Months Ended September 30, 1996 and 1995 (unaudited).......... F-66
  Statements of Cash Flows for the Year Ended December 31, 1995 (audited)
   and the Nine Months Ended September 30, 1996 and 1995 (unaudited)...... F-67
  Notes to Financial Statements........................................... F-68

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                      PRO FORMA STATEMENTS OF OPERATIONS
  FOR THE YEAR ENDED DECEMBER 31, 1995, THE TWELVE MONTHS ENDED SEPTEMBER 30,
                                   1996 AND
               THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (UNAUDITED)

  The following unaudited Pro Forma Statements of Operations of the Company for the year ended December 31, 1995, the twelve months ended September 30, 1996, and the nine months ended September 30, 1996 and 1995 are presented as if the consummation of the IPO and related Formation Transactions, the acquisition of all Hotels and the consummation of the Offering and application of the net proceeds therefrom had occurred on January 1, 1995 and all of the Hotels had been leased pursuant to the Participating Leases as of that date. Such information should be read in conjunction with the Financial Statements included in this Prospectus. In management's opinion, all adjustments necessary to reflect the effects of the IPO, the acquisition of all Hotels and the consummation of the Offering have been made.

  The following unaudited Pro Forma Statements of Operations are not necessarily indicative of what the results of operations of the Company would have been assuming such transactions had been completed on January 1, 1995, nor does it purport to represent the results of operations for future periods.

                         YEAR ENDED DECEMBER 31, 1995

                                                             OFFERING
                                                  PROPOSED   AND LINE
                            INITIAL    ACQUIRED  ACQUISITION    OF
                            HOTELS      HOTELS     HOTELS     CREDIT      TOTAL
                          ----------- ---------- ----------- --------  -----------
                              (A)        (A)         (A)       (B)
Statement of Operations
 Data:
  Participating Lease
   revenue (C)..........  $24,754,071 $7,967,997 $ 7,247,372           $39,969,440
  Interest income (D)...       31,500                                       31,500
                          ----------- ---------- ----------- --------  -----------
  Total revenue.........   24,785,571  7,967,997   7,247,372            40,000,940
                          ----------- ---------- ----------- --------  -----------
  Depreciation (E)......    7,404,235  1,699,594   2,063,454            11,167,283
  Amortization (F)......      702,628    123,117      14,000 $235,714    1,075,459
  Real estate and
   personal property
   taxes and property
   insurance (G)........    2,165,073    961,139   1,401,044             4,527,256
  General and
   administrative (H)...    1,137,857    240,918     321,225             1,700,000
  Ground lease expense
   (G)..................      881,217                                      881,217
  Amortization of
   unearned officers'
   compensation (I).....       88,750                                       88,750
  Interest expense (J)..    1,886,733              1,548,488 (316,001)   3,119,220
                          ----------- ---------- ----------- --------  -----------
  Total expenses........   14,266,493  3,024,768   5,348,211  (80,287)  22,559,185
                          ----------- ---------- ----------- --------  -----------
Income before minority
 interest...............   10,519,078  4,943,229   1,899,161   80,287   17,441,755
Minority interest (K)...    1,967,068                                    2,109,544
                          -----------                                  -----------
Net income applicable to
 common shareholders....  $ 8,552,010                                  $15,332,211
                          ===========                                  ===========
Net income per common
 share..................  $      1.04                                  $      1.11
                          ===========                                  ===========
Weighted average number
 of shares of Common
 Stock outstanding......    8,262,008                                   13,787,405
                          ===========                                  ===========

                       See notes beginning on page F-5.

                     TWELVE MONTHS ENDED SEPTEMBER 30, 1996

                          HISTORICAL
                           JULY 31,
                             1996                                                    OFFERING
                           THROUGH                                        PROPOSED     AND
                          SEPTEMBER   PRO FORMA     INITIAL    ACQUIRED  ACQUISITION LINE OF
                           30, 1996  ADJUSTMENTS    HOTELS      HOTELS     HOTELS     CREDIT     TOTAL
                          ---------- -----------  ----------- ---------- ----------- -------- -----------
                             (L)         (M)          (A)        (A)         (A)       (B)
Statement of Operations
 Data:
  Participating Lease
   revenue (C)..........  $5,218,526 $22,246,651  $27,465,177 $8,739,652 $ 8,450,400          $44,655,229
  Interest income (D)...      32,227        (727)      31,500                                      31,500
                          ---------- -----------  ----------- ---------- ----------- -------- -----------
  Total revenue.........   5,250,753  22,245,924   27,496,677  8,739,652   8,450,400           44,686,729
                          ---------- -----------  ----------- ---------- ----------- -------- -----------
  Depreciation (E)......   1,008,874   5,075,499    6,084,373  1,699,594   2,063,454            9,847,421
  Amortization (F)......     116,572     586,056      702,628    123,117      14,000 $235,714   1,075,459
  Real estate and per-
   sonal property taxes
   and property insur-
   ance (G).............     511,115   1,854,319    2,365,434    961,139   1,401,044            4,727,617
  General and adminis-
   trative (H)..........     194,226     943,631    1,137,857    240,918     321,225            1,700,000
  Ground lease expense
   (G)..................     218,000     744,993      962,993                                     962,993
  Amortization of
   unearned officers'
   compensation (I).....      14,792      73,958       88,750                                      88,750
  Interest expense (J)..     347,622   1,039,876    1,387,498              1,548,488  183,234   3,119,220
                          ---------- -----------  ----------- ---------- ----------- -------- -----------
  Total expenses........   2,411,201  10,318,332   12,729,533  3,024,768   5,348,211  418,948  21,521,460
                          ---------- -----------  ----------- ---------- ----------- -------- -----------
Income before minority
 interest...............   2,839,552  11,927,592   14,767,144  5,714,884   3,102,189           23,165,269
Minority interest (K)...     545,102                2,761,456                                   2,801,792
                          ----------              -----------                                 -----------
Net income applicable to
 common shareholders....  $2,294,450              $12,005,688                                 $20,363,477
                          ==========              ===========                                 ===========
Net income per common
 share..................  $     0.29              $      1.45                                 $      1.48
                          ==========              ===========                                 ===========
Weighted average number
 of shares of Common
 Stock outstanding......   8,002,331                8,262,008                                  13,787,405
                          ==========              ===========                                 ===========

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                          HISTORICAL
                           JULY 31,
                             1996                                                    OFFERING
                           THROUGH                                        PROPOSED     AND
                          SEPTEMBER   PRO FORMA     INITIAL    ACQUIRED  ACQUISITION LINE OF
                           30, 1996  ADJUSTMENTS    HOTELS      HOTELS     HOTELS     CREDIT     TOTAL
                          ---------- -----------  ----------- ---------- ----------- -------- -----------
                             (L)         (M)          (A)        (A)         (A)       (B)
Statement of Operations
 Data:
  Participating Lease
   revenue (C)..........  $5,218,526 $16,308,885  $21,527,411 $6,798,749 $ 6,830,070          $35,156,230
  Interest income (D)...      32,227      (8,602)      23,625                                      23,625
                          ---------- -----------  ----------- ---------- ----------- -------  -----------
  Total revenue.........   5,250,753  16,300,283   21,551,036  6,798,749   6,830,070           35,179,855
                          ---------- -----------  ----------- ---------- ----------- -------  -----------
  Depreciation (E)......   1,008,874   3,490,162    4,499,036  1,274,695   1,547,590            7,321,321
  Amortization (H)......     116,572     410,399      526,971     90,775      10,500 176,786      805,032
  Real estate and per-
   sonal property taxes
   and property insur-
   ance (G).............     511,115   1,262,960    1,774,075    609,185   1,050,783            3,434,043
  General and adminis-
   trative (H)..........     194,226     659,167      853,393    180,689     240,918            1,275,000
  Ground lease expense
   (G)..................     218,000     504,245      722,245                                     722,245
  Amortization of
   unearned officers'
   compensation (I).....      14,792      51,771       66,563                                      66,563
  Interest expense (J)..     347,622     810,090    1,157,712              1,174,270   2,465    2,334,447
                          ---------- -----------  ----------- ---------- ----------- -------  -----------
  Total expenses........   2,411,201   7,188,794    9,599,995  2,155,344   4,024,061 179,251   15,958,651
                          ---------- -----------  ----------- ---------- ----------- -------  -----------
Income before minority
 interest...............   2,839,552   9,111,489   11,951,041  4,643,405   2,806,009           19,221,204
Minority interest (K)...     545,102                2,234,845                                   2,324,765
                          ----------              -----------                                 -----------
Net income applicable to
 common shareholders....  $2,294,450              $ 9,716,196                                 $16,896,439
                          ==========              ===========                                 ===========
Net income per common
 share..................  $     0.29              $      1.18                                 $      1.23
                          ==========              ===========                                 ===========
Weighted average number
 of shares of Common
 Stock outstanding......   8,002,331                8,262,008                                  13,787,405
                          ==========              ===========                                 ===========

                        See notes beginning on page F-5.

                     NINE MONTHS ENDED SEPTEMBER 30, 1995

                                                  PROPOSED   OFFERING
                            INITIAL    ACQUIRED  ACQUISITION AND LINE
                            HOTELS      HOTELS     HOTELS    OF CREDIT     TOTAL
                          ----------- ---------- ----------- ---------  -----------
                              (A)        (A)         (A)        (B)
Statement of Operations
 Data:
  Participating Lease
   revenue (C)..........  $18,816,305 $6,027,094 $5,627,042             $30,470,441
  Interest income (D)...       23,625                                        23,625
                          ----------- ---------- ----------  ---------  -----------
  Total revenue.........   18,839,930  6,027,094  5,627,042              30,494,066
                          ----------- ---------- ----------  ---------  -----------
  Depreciation (E)......    5,553,176  1,274,695  1,547,590               8,375,461
  Amortization (F)......      526,971     90,775     10,500  $ 176,786      805,032
  Real estate and
   personal property
   taxes and property
   insurance (G)........    1,623,805    609,185  1,050,783               3,283,773
  General and
   administrative (H)...      853,392    180,689    240,919               1,275,000
  Ground lease expense
   (G)..................      660,913                                       660,913
  Amortization of
   unearned officers'
   compensation (I).....       66,563                                        66,563
  Interest expense (J)..    1,157,712             1,174,270      2,465    2,334,447
                          ----------- ---------- ----------  ---------  -----------
  Total expenses........   10,442,532  2,155,344  4,024,062    179,251   16,801,189
                          ----------- ---------- ----------  ---------  -----------
Income before minority
 interest...............    8,397,398  3,871,750  1,602,980   (179,251)  13,692,877
Minority interest (K) ..    1,570,313                                     1,656,125
                          -----------                                   -----------
Net income applicable to
 common shareholders....  $ 6,827,085                                   $12,036,752
                          ===========                                   ===========
Net income per common
 share..................  $      0.83                                   $      0.87
                          ===========                                   ===========
Weighted average number
 of shares of Common
 Stock outstanding......    8,262,008                                    13,787,405
                          ===========                                   ===========

  (A) Represents the pro forma statements of operations of the Initial Hotels, Acquired Hotels and Proposed Acquisition Hotels as if all of the Hotels were acquired on January 1, 1995 and leased to the Lessee pursuant to the Participating Leases since that date.

  (B) Represents amortization of deferred loan costs associated with the expected commitment to be received by the Company to increase the borrowing capacity under the Line of Credit to $150 million. Also represents adjustments to interest expense due to the change in borrowings outstanding after adjustments for the Offering and Line of Credit.

  (C) Represents lease payments from the Lessee to the Operating Partnership pursuant to the Participating Leases calculated on a pro forma basis by applying the rent provisions of the Participating Leases to the revenues of the Hotels. The departmental revenue thresholds in the Participating Lease are seasonally adjusted for interim periods and certain of the Participating Lease formulas adjust in January 1997 or January 1998. See "The Hotels--The Participating Leases."

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                       NOTES TO STATEMENTS OF OPERATIONS

  The Participating Lease revenue is comprised of the following:

                                     TWELVE MONTHS  NINE MONTHS   NINE MONTHS
                         YEAR ENDED      ENDED         ENDED         ENDED
                          DECEMBER   SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                          31, 1995       1996          1996          1995
                         ----------- ------------- ------------- -------------
Base rent............... $28,677,000  $28,677,000   $21,507,750   $21,507,750
Excess of Participating
 Rent over Base Rent....  11,292,440   15,978,229    13,648,480     8,962,691
                         -----------  -----------   -----------   -----------
  Total Participating
   Lease revenue........ $39,969,440  $44,655,229   $35,156,230   $30,470,441
                         ===========  ===========   ===========   ===========

  (D) Represents interest income on the advance to Lessee for the purchase of certain furniture, fixtures and equipment from the Company ($315,000). The advance to Lessee is due over five years commencing July 31, 1996 and bears interest at 10% per annum.

  (E) Represents depreciation on the Hotels. Pro forma depreciation is computed based upon estimated useful lives of 39 years for buildings and improvements and 5 years for furniture, fixtures and equipment. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.

  At September 30, 1996, the Company's pro forma investment in hotel properties, at cost, consists of the following:

                             AGH        OTHER                  PROPOSED
                         PREDECESSOR   INITIAL     ACQUIRED   ACQUISITION
                           HOTELS       HOTELS      HOTELS      HOTELS       TOTAL
                         ----------- ------------ ----------- ----------- ------------
Land.................... $ 1,496,515 $ 11,311,000 $ 6,004,000 $ 7,289,375 $ 26,100,890
Building and
 improvements...........  19,293,233  134,699,284  52,234,800  63,417,567  269,644,884
Furniture, fixtures and
 equipment..............   2,847,464    6,560,598   1,801,200   2,186,813   13,396,075
                         ----------- ------------ ----------- ----------- ------------
                         $23,637,212 $152,570,882 $60,040,000 $72,893,755 $309,141,849
                         =========== ============ =========== =========== ============

  (F) Represents amortization of deferred loan costs related to the Line of Credit, amortization of franchise transfer costs and amortization of organizational costs and other deferred expenses. Deferred loan costs of $3,325,000 (at cost) are amortized utilizing a method which approximates the interest method over four years which is the term of the Line of Credit. Franchise transfer costs of $949,000 (at cost) are amortized over the term of the related franchise agreements which approximates 10 years. Organizational costs and other deferred expenses of $1,340,286 (at cost) are amortized over terms ranging from 5 to 12 years.

                   AMERICAN GENERAL HOSPITALITY CORPORATION

  (G) Represents amounts to be paid by the Operating Partnership. Such amounts were derived from the historical amounts paid with respect to the Hotels adjusted for the probable real estate and personal property tax increases. Four of the Other Initial Hotels (Holiday Inn Park Plaza, LeBaron Airport Hotel, Holiday Inn Mission Valley and Hilton Hotel--Toledo) and one Acquired Hotel (Days Inn Lake Buena Vista) are located in states which require tax reassessments based primarily on the price as specified in a sale to an unrelated third party.

                                            YEAR ENDED DECEMBER 31, 1995
                                     ------------------------------------------
                                                          PROPOSED
                                      INITIAL   ACQUIRED ACQUISITION
                                       HOTELS    HOTELS    HOTELS      TOTAL
                                     ---------- -------- ----------- ----------
Real estate and personal
 property taxes..................... $1,854,104 $803,866 $1,240,000  $3,897,970
Property insurance..................    310,969  157,273    161,044     629,286
                                     ---------- -------- ----------  ----------
  Total real estate and
   personal property taxes
   and insurance.................... $2,165,073 $961,139 $1,401,044  $4,527,256
                                     ========== ======== ==========  ==========
Ground lease expense................ $  881,217                      $  881,217
                                     ==========                      ==========



                         COMBINED
                        HISTORICAL
                         JULY 31,                TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                           1996                ------------------------------------------
                         THROUGH                                    PROPOSED
                        SEPTEMBER   PRO FORMA   INITIAL   ACQUIRED ACQUISITION
                         30, 1996  ADJUSTMENTS   HOTELS    HOTELS    HOTELS      TOTAL
                        ---------- ----------- ---------- -------- ----------- ----------
Real estate and
 personal property
 taxes................. $ 419,376  $1,589,431  $2,008,807 $803,866 $1,240,000  $4,052,673
Property insurance.....    91,739     264,888     356,627  157,273    161,044     674,944
                        ---------  ----------  ---------- -------- ----------  ----------
  Total real estate and
   personal property
   taxes and
   insurance........... $ 511,115  $1,854,319  $2,365,434 $961,139 $1,401,044  $4,727,617
                        =========  ==========  ========== ======== ==========  ==========
Ground lease expense... $ 218,000  $  744,993  $  962,993                      $  962,993
                        =========  ==========  ==========                      ==========



                         COMBINED
                        HISTORICAL
                         JULY 31,                 NINE MONTHS ENDED SEPTEMBER 30, 1996
                           1996                ------------------------------------------
                         THROUGH                                    PROPOSED
                        SEPTEMBER   PRO FORMA   INITIAL   ACQUIRED ACQUISITION
                         30, 1996  ADJUSTMENTS   HOTELS    HOTELS    HOTELS      TOTAL
                        ---------- ----------- ---------- -------- ----------- ----------
Real estate and
 personal
 property taxes........ $ 419,376  $1,088,832  $1,508,208 $507,980 $  930,000  $2,946,188
Property insurance.....    91,739     174,128     265,867  101,205    120,783     487,855
                        ---------  ----------  ---------- -------- ----------  ----------
  Total real estate and
   personal property
   taxes and
   insurance........... $ 511,115  $1,262,960  $1,774,075 $609,185 $1,050,783  $3,434,043
                        =========  ==========  ========== ======== ==========  ==========
Ground lease expense... $ 218,000  $  504,245  $  722,245                      $  722,245
                        =========  ==========  ==========                      ==========

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                                        NINE MONTHS ENDED SEPTEMBER 30, 1995
                                     ------------------------------------------
                                                          PROPOSED
                                      INITIAL   ACQUIRED ACQUISITION
                                       HOTELS    HOTELS    HOTELS      TOTAL
                                     ---------- -------- ----------- ----------
Real estate and personal property
 taxes.............................. $1,390,578 $507,980 $  930,000  $2,828,558
Property insurance..................    233,227  101,205    120,783     455,215
                                     ---------- -------- ----------  ----------
  Total real estate and personal
   property taxes and insurance..... $1,623,805 $609,185 $1,050,783  $3,283,773
                                     ========== ======== ==========  ==========
Ground lease expense................ $  660,913                      $  660,913
                                     ==========                      ==========

  (H) Represents general and administrative expenses to be paid by the Operating Partnership. The following annual general and administrative expenses are based on historical general and administrative expenses as well as estimated 1997 expenses:

      Salaries and wages (including directors fees)................  $  688,500
      Professional fees............................................     334,500
      Directors' and officers' insurance...........................      94,500
      Allocated rent, supplies and other...........................     103,000
      Other operating expenses.....................................     479,500
                                                                     ----------
                                                                     $1,700,000
                                                                     ==========

  (I) Represents amortization of unearned officers' compensation represented by an aggregate of 50,000 shares of restricted Common Stock issuable to executive officers which shares vest 10% at the date of grant (5,000 shares at $17.75 per share, the price per Common Stock issued in the IPO).

  (J) Represents interest expense on the following debt for the year ended December 31, 1995:

      Holiday Inn Dallas DFW Airport South(1)....................... $1,181,102
      Courtyard by Marriott--Meadowlands(2).........................    389,630
      French Quarter Suites Hotel(3)................................    932,081
      Radisson Arlington Heights(4).................................    616,407
                                                                     ----------
                                                                     $3,119,220
                                                                     ==========

  Interest expense for the twelve months ended September 30, 1996 and the nine months ended September 30, 1996 and 1995 are calculated in the same manner as the year ended December 31, 1995 interest expense.

    (1) Represents debt assumed by the Operating Partnership of approximately $14.1 million collateralized by the Holiday Inn Dallas DFW Airport South hotel. Principal payments are based on a 20 year amortization and interest is due monthly. The debt matures on February 1, 2011 and bears interest at a fixed rate of 8.75%.

    (2) Represents two notes assumed by the Operating Partnership totalling approximately $5.2 million collateralized by the Courtyard by Marriott-Meadowlands. Principal payments on the debt instruments are based on a 25 year and 5 year amortization, respectively, and interest is due monthly. The debt matures on December 1, 2000 and January 1, 2001, respectively, and bears interest at fixed rates of 7.5% and 7.89%, respectively.

                   AMERICAN GENERAL HOSPITALITY CORPORATION

    (3) Represents debt assumed by the Operating Partnership of approximately $9.6 million collateralized by the French Quarter Suites Hotel. The debt matures in July 2002 and bears interest at a fixed rate of 9.75%.

    (4) Represents debt assumed by the Operating Partnership of approximately $8.2 million collateralized by the Radisson Arlington Heights. Interest only payments are due quarterly in arrears. The debt will mature not earlier than the first anniversary of the acquisition by the Operating Partnership and bears interest at a fixed rate of 7.5%.

  Approximately $3.0 million of borrowings under the Line of Credit were borrowed to fund construction and renovations and were outstanding since September 18, 1996. The Line of Credit interest expense is based on the 30-day LIBOR plus 1.85% (7.3%). Such borrowings are collateralized by first mortgage liens on the Hotels excluding the hotels which collateralize other borrowings described previously.

  As of December 31, 1996, the Company had invested approximately $10.7 million in capital improvements and renovations at the Current Hotels. The Company has budgeted for 1997 approximately $33.3 million for additional renovations and refurbishments at these hotels. In addition, the Company has budgeted approximately $14.5 million to be spent on renovations and refurbishments at the four Proposed Acquisition Hotels during 1997. Interest expense related to borrowings incurred after September 30, 1996 to fund these estimated costs over the next twelve months is not included in the pro forma statements of operations.

  (K) Calculated as 12.1% of income before minority interest.

  (L) Represents the Company's historical statement of operations for the period from July 31, 1996 (inception of operations) to September 30, 1996.

  (M) Represents the pro forma statement of operations of the Initial Hotels for periods prior to July 31, 1996 (inception of operations) adjusted for the acquisition of the Initial Hotels by the Company and related Formation Transactions.

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                     PRO FORMA CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1996
                                  (UNAUDITED)

  The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisition of the Acquired Hotels and the Proposed Acquisition Hotels and the comsummation of the Offering and the application of the net proceeds therefrom as set forth under the caption "Use of Proceeds" had occurred on September 30, 1996. Such pro forma information is based upon the consolidated balance sheet of the Company and should be read in conjunction with the Financial Statements included in this Prospectus. In management's opinion, all adjustments necessary to reflect the effects of the acquisition of all Hotels and the consummation of the Offering have been made.

  The following Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the financial position of the Company would have been assuming such transactions had been completed on September 30, 1996, nor does it purport to represent the future financial position of the Company.

                                         ACQUIRED HOTELS    OFFERING AND
                                           AND PROPOSED        LINE OF
                           HISTORICAL   ACQUISITION HOTELS     CREDIT          PRO FORMA
                          ------------  ------------------  -------------     ------------
                              (A)              (B)               (C)
                                      ASSETS
Investment in hotel
 properties, net........  $175,613,813     $132,933,755 (D)                   $308,547,568
Cash and cash
 equivalents............     4,186,235       (3,686,235)(E)    $8,353,733 (E)    8,853,733
Accounts receivable,
 net....................     4,100,406                                           4,100,406
Deferred expenses, net..     3,106,315        1,567,000 (F)       825,000 (F)    5,498,315
Other assets............       538,323                                             538,323
Advances to Lessee......       315,000                                             315,000
                          ------------     ------------     -------------     ------------
    Total assets........  $187,860,092     $130,814,520     $   9,178,733     $327,853,345
                          ============     ============     =============     ============
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Debt....................  $ 19,297,508     $ 17,778,565 (G)                   $ 37,076,073
Debt, Line of Credit....     3,000,000      111,435,955 (H) $(114,435,955)(H)            0
Distributions payable...     2,790,057                                           2,790,057
Accounts payable,
 accrued expenses and
 other liabilities......     6,069,701        1,100,000 (I)       125,000 (I)    7,294,701
Minority interest in
 Operating Partnership..    29,303,428          (63,703)(J)     4,724,069 (J)   33,963,794
                          ------------     ------------     -------------     ------------
    Total liabilities...    60,460,694      130,250,817      (109,586,886)      81,124,625
                          ------------     ------------     -------------     ------------
Stockholders' equity:
  Common stock..........        82,620              254 (K)        55,000 (K)      137,874
  Additional paid-in
   capital..............   128,163,784          563,449 (L)   118,710,619 (L)  247,437,852
  Unearned officers'
   compensation.........      (872,708)                                           (872,708)
  Retained earnings.....        25,702                                              25,702
                          ------------     ------------     -------------     ------------
    Total stockholders'
     equity.............   127,399,398          563,703       118,765,619      246,728,720
                          ------------     ------------     -------------     ------------
    Total liabilities
     and stockholders'
     equity.............  $187,860,092     $130,814,520     $   9,178,733     $327,853,345
                          ============     ============     =============     ============

              See Notes to Pro Forma Consolidated Balance Sheet.

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(A) Represents the historical balance sheet of the Company as of September 30, 1996.

(B) Represents the acquisition of the assets relating to the Acquired Hotels and the Proposed Acquisition Hotels, including estimated closing costs. The acquisitions are financed through borrowings under the Company's Line of Credit, assumption of indebtedness, cash on hand (including net proceeds from the Offering--See Note E) and issuance of 25,397 shares of restricted Common Stock. Additionally deferred expenses of $1,300,000 related to the Days Inn Lake Buena Vista hotel and $267,000 of franchise transfer costs related to the Acquired Hotels and Proposed Acquisition Hotels were incurred. See following notes.

(C) Represents the net proceeds from the Offering and related allocation to minority interest and deferred financing fees which are expected to be incurred as the Company expects to receive a commitment from its lenders to increase its Line of Credit.

(D) Increase represents the purchase of the following Acquired Hotels and Proposed Acquisition Hotels, including estimated closing costs (the purchase included only the land, building and improvements and furniture, fixtures and equipment except for the $1.3 million allocated to deferred costs from the Days Inn Lake Buena Vista hotel acquisition):


    Purchase of Acquired Hotels, including closing costs:

      Days Inn Lake Buena Vista..................................  $ 31,850,000
      Holiday Inn Resort Monterey................................    15,790,000
      Hilton Hotel--Durham.......................................    12,400,000
                                                                   ------------
      Total increase due to the purchase of the Acquired Hotels..    60,040,000
                                                                   ------------
    Purchase of the Proposed Acquisition Hotels, including estimated closing costs:
      Radisson Arlington Heights.................................    12,918,755
      Four Points by Sheraton....................................    17,300,000
      French Quarter Suites Hotel................................    16,300,000
      Sheraton Key Largo.........................................    26,375,000
                                                                   ------------
      Total increase due to the purchase of the Proposed
       Acquisition Hotels........................................    72,893,755
                                                                   ------------
      Total increase due to the purchase of the Acquired Hotels
       and Proposed Acquisition Hotels...........................  $132,933,755
                                                                   ============

  The allocation of the Acquired Hotels' and Proposed Acquisition Hotels' purchase price to the assets acquired consists of the following:

                                                        PROPOSED
                                            ACQUIRED   ACQUISITION
                                             HOTELS      HOTELS       TOTAL
                                           ----------- ----------- ------------
      Land................................ $ 6,004,000 $ 7,289,375 $ 13,293,375
      Building and improvements...........  52,234,800  63,417,567  115,652,367
      Furniture, fixtures and equipment...   1,801,200   2,186,813    3,988,013
                                           ----------- ----------- ------------
                                           $60,040,000 $72,893,755 $132,933,755
                                           =========== =========== ============

  The acquisitions have been accounted for as purchases.

  As of December 31, 1996, the Company had invested approximately $10.7 million in capital improvements and renovations at the Current Hotels. The Company has budgeted for 1997 approximately $33.3 million for

                   AMERICAN GENERAL HOSPITALITY CORPORATION additional renovations and refurbishments at these hotels. In addition, the Company has budgeted approximately $14.5 million to be spent on renovations and refurbishments at the four Proposed Acquisition Hotels during 1997. These estimated costs which will be made over the next twelve months are not included in the Pro Forma Consolidated Balance Sheet. The capital improvements are anticipated to be allocated to furniture, fixtures and equipment (30%) and buildings and improvements (70%), which will be depreciated over 5 years and 39 years, respectively. This depreciation is not included in the Statements of Operations.

  (E) Net decrease represents the following:

                                         ACQUIRED
                                        HOTELS AND
                                         PROPOSED    OFFERING AND
                                       ACQUISITION     LINE OF
                                          HOTELS        CREDIT        TOTAL
                                       ------------  ------------  ------------
Gross proceeds of the Offering.......                $132,687,500  $132,687,500
Underwriters' discount...............                  (7,297,812)  (7,297,812)
Other expected expenses of the
 Offering............................                  (1,900,000)  (1,900,000)
Cash payments to acquire the Acquired
 Hotels, including closing costs (The
 Company also issued restricted
 Common Stock of $500,000)...........  $(59,540,000)               (59,540,000)
Cash payments to acquire the Proposed
 Acquisition Hotels including closing
 costs (The Company also assumed debt
 of $17,778,565).....................   (54,015,190)               (54,015,190)
Payment of anticipated loan costs
 related to the Line of Credit.......                    (700,000)    (700,000)
Payment of franchise transfer costs
 and other deferred expenses.........    (1,567,000)                (1,567,000)
Borrowings (payments) under Line of
 Credit..............................   111,435,955  (114,435,955)   (3,000,000)
                                       ------------  ------------  ------------
                                       $ (3,686,235) $  8,353,733  $  4,667,498
                                       ============  ============  ============

  The Company's borrowing limit under its Line of Credit is $100 million. The Company expects to receive a commitment from its lenders to increase the line to $150 million. The Company will be required to utilize a portion of the net proceeds from the Offering to fund the acquisition of certain of the Proposed Acquisition Hotels.

  (F) Net increase represents the following:

      Deferred costs related to the acquisition of Days Inn Lake
       Buena Vista................................................. $1,300,000
      Franchise transfer costs relating to the Acquired Hotels and
       Proposed Acquisition Hotels.................................    267,000
                                                                    ----------
                                                                     1,567,000
      Deferred loan costs related to the Line of Credit............    825,000
                                                                    ----------
                                                                    $2,392,000
                                                                    ==========

  Deferred loan costs related to the expected increase in the borrowing limit under the Company's Line of Credit consist of a commitment fee, attorney fees, appraisal costs, surveys, etc. to be paid from the proceeds of the Offering ($700,000) and a fee payable at the date the Company exercises its option to extend the term of the Line of Credit ($125,000).

                   AMERICAN GENERAL HOSPITALITY CORPORATION

  (G) Represents debt assumed in connection with the acquisitions of the Radisson Arlington Heights ($8,218,755) and the French Quarter Suites Hotel ($9,559,810). The Radisson Arlington Heights debt bears interest at a fixed rate of 7.5% and will mature not earlier than the first anniversary of the acquisition by the Operating Partnership. The French Quarter Suites Hotel debt bears interest at a fixed rate of 9.75% and matures on July 2002. Each hotel collateralizes the related debt.

  (H) Represents the repayment of borrowings after the purchase of the Acquired Hotels and Proposed Acquisition Hotels and related transactions and use of the net proceeds from the Offering. The Company's borrowing limit under its Line of Credit is $100 million. The Company expects to receive a commitment from its lenders to increase the Line of Credit to $150 million.

  (I) Represents deferred loan costs which are payable at the date the Company exercises its option to extend the term of the Line of Credit. Also includes $1.1 million which represents the estimated amount payable to the seller of the Radisson Arlington Heights under the sellers right to receive a 25% profit interest in the net cash flow and proceeds from certain capital transactions generated at the hotel; provided however the Company has the option to purchase the profit interest for an amount equal to 25% of the fair market value of the hotel less the aggregate of $11.2 million plus the cost of any additional expansion of the hotel at any time after the fourth anniversary of the completion of renovations at the hotel.

  (J) Represents the recognition of minority interest in the Operating Partnership that will not be owned by the Company (12.1%).

  (K) Represents the $0.01 par value of the Common Stock issued in connection with the acquisition of the Days Inn Lake Buena Vista hotel and the Offering.

  (L) Represents the following proposed transactions:

      Gross proceeds of the Offering............................ $132,687,500
      Underwriters' discount....................................   (7,297,812)
      Other estimated expenses of the Offering..................   (1,900,000)
      Par value of Common Stock.................................      (55,254)
      Shares issued in connection with the acquisition of the
       Days Inn Lake Buena Vista hotel .........................      500,000
      Allocation to minority interest in Operating
       Partnership..............................................   (4,660,366)
                                                                 ------------
                                                                 $119,274,068
                                                                 ============

  The pro forma consolidated balance sheet does not include any proceeds from the sale of Common Stock or OP Units (the "Alliance Securities") under the Wyndham Alliance. In connection with the conversion of a hotel to the Wyndham brand, Wyndham will acquire the Alliance Securities with a value equal to nine times the estimated franchise fee that is payable to Wyndham during the first twelve months such hotel is operated as a Wyndham hotel.

  The Company anticipates the Le Baron Airport Hotel to be converted to the Wyndham brand in April 1997. Accordingly, approximately $2.5 million of Alliance Securities are anticipated being sold pursuant to the Wyndham Alliance for this hotels.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
American General Hospitality Corporation

  We have audited the accompanying consolidated balance sheet and financial statement schedule of American General Hospitality Corporation as of September 30, 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for the period from July 31, 1996 (inception of operations) through September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American General Hospitality Corporation as of September 30, 1996 and the consolidated results of their operations and their cash flows for the period from July 31, 1996 (inception of operations) through September 30, 1996 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          Coopers & Lybrand L.L.P.

Dallas, Texas
November 27, 1996, except for Note 10,
as to which the date is January 8, 1997

                    AMERICAN GENERAL HOSPITALITY CORPORATION

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996

                               ASSETS
Investment in hotel properties:
 Land and land improvements.......................................... $ 12,523,202
 Buildings and improvements..........................................  152,052,563
 Furniture, fixtures and equipment...................................   10,018,789
 Construction-in-progress............................................    3,580,951
                                                                      ------------
                                                                       178,175,505
Less: accumulated depreciation.......................................   (2,561,692)
                                                                      ------------
Net investment in hotel properties...................................  175,613,813
Cash and cash equivalents............................................    4,186,235
Percentage lease receivable--AGH Leasing, L.P........................    4,093,764
Deferred expenses, net...............................................    3,106,315
Other assets.........................................................      544,965
Note receivable--Lessee..............................................      315,000
                                                                      ------------
    Total assets..................................................... $187,860,092
                                                                      ============
                LIABILITIES AND SHAREHOLDERS' EQUITY
Debt................................................................. $ 19,297,508
Debt, Line of Credit.................................................    3,000,000
Distributions payable................................................    2,790,057
Accounts payable, accrued expenses and other liabilities.............    6,069,701
Minority interest in Operating Partnership...........................   29,303,428
                                                                      ------------
    Total liabilities................................................   60,460,694
                                                                      ------------
Commitments and contingencies (Notes 4 and 5)
Shareholders' equity:
Common stock $0.01 par value per share, 100,000,000 shares
 authorized,
 8,262,008 shares issued and outstanding.............................       82,620
Additional paid-in capital...........................................  128,163,784
Unearned officers' compensation......................................     (872,708)
Earnings in excess of distributions..................................       25,702
                                                                      ------------
    Total shareholders' equity.......................................  127,399,398
                                                                      ------------
    Total liabilities and shareholders' equity....................... $187,860,092
                                                                      ============


  The accompanying notes are an integral part of these consolidated financial statements.

                    AMERICAN GENERAL HOSPITALITY CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
 FOR THE PERIOD FROM JULY 31, 1996 (INCEPTION OF OPERATIONS) THROUGH SEPTEMBER
                                    30, 1996

Revenues:
  Participating Lease revenue ....................................... $5,218,526
  Interest income ...................................................     32,227
                                                                      ----------
    Total revenue ...................................................  5,250,753
                                                                      ----------
Expenses:
  Depreciation ......................................................  1,008,874
  Amortization of deferred loan costs ...............................    104,167
  Amortization of franchise fees.....................................     10,877
  Amortization of other deferred expenses............................      1,528
  Real estate and personal property taxes and property insurance ....    511,115
  General and administrative ........................................    194,226
  Ground lease expense ..............................................    218,000
  Amortization of unearned officers' compensation ...................     14,792
  Interest expense ..................................................    347,622
                                                                      ----------
    Total expenses ..................................................  2,411,201
                                                                      ----------
Income before minority interest .....................................  2,839,552
Minority interest ...................................................    545,102
                                                                      ----------
    Net income applicable to common shareholders .................... $2,294,450
                                                                      ==========
Per Common Share Information:
    Net income per common share ..................................... $     0.29
                                                                      ==========
Weighted average number of common shares outstanding ................  8,002,331
                                                                      ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                    AMERICAN GENERAL HOSPITALITY CORPORATION

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM APRIL 12, 1996 (DATE OF CAPITALIZATION) THROUGH SEPTEMBER
                                    30, 1996

                                             ADDITIONAL    UNEARNED    EARNINGS IN
                            COMMON STOCK      PAID-IN     OFFICERS'     EXCESS OF
                           SHARES   DOLLARS   CAPITAL    COMPENSATION DISTRIBUTIONS    TOTAL
                          --------- ------- ------------ ------------ ------------- ------------
Issuance of common
 shares, net of offering
 expenses and allocation
 to minority interest
 ($1,974,994)...........  8,212,008 $82,120 $127,276,784                            $127,358,904
Issuance of officers'
 shares.................     50,000     500      887,000  $(887,500)
Distributions declared
 September 28, 1996
 ($0.2746 per share)....                                               $(2,268,748)   (2,268,748)
Amortization of unearned
 officers'
 compensation...........                                     14,792                       14,792
Net income..............                                                 2,294,450     2,294,450
                          --------- ------- ------------  ---------    -----------  ------------
Balance at September 30,
 1996...................  8,262,008 $82,620 $128,163,784  $(872,708)   $    25,702  $127,399,398
                          ========= ======= ============  =========    ===========  ============





  The accompanying notes are an integral part of these consolidated financial statements.

                    AMERICAN GENERAL HOSPITALITY CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
 FOR THE PERIOD FROM JULY 31, 1996 (INCEPTION OF OPERATIONS) THROUGH SEPTEMBER
                                    30, 1996

Cash flow from operating activities:
  Net income................................................... $   2,294,450
  Adjustments to reconcile net income to net cash provided by operating
   activities, net of effects of acquisitions:
    Depreciation...............................................     1,008,874
    Amortization...............................................       131,364
    Minority interest..........................................       545,102
  Changes in assets and liabilities:
    Percentage lease receivable--AGH Leasing, L.P..............    (4,093,764)
    Payment of organization costs and franchise fees...........      (722,887)
    Other assets...............................................      (544,965)
    Accounts payable, accrued expenses and other liabilities...     6,069,701
                                                                -------------
      Net cash flow provided by operating activities...........     4,687,875
                                                                -------------
Cash flows from investing activities:
  Purchase of hotel properties and related assets..............  (126,645,935)
  Improvements and additions to hotel properties...............    (3,580,951)
                                                                -------------
      Net cash flow used in investing activities...............  (130,226,886)
                                                                -------------
Cash flows from financing activities:
  Proceeds from borrowings.....................................    13,000,000
  Net proceeds from public offering............................   129,333,898
  Principal payments on borrowings.............................   (10,108,752)
  Payments for deferred loan costs.............................    (2,500,000)
                                                                -------------
      Net cash flow provided by financing activities...........   129,725,146
                                                                -------------
  Net change in cash and cash equivalents......................     4,186,135
Cash and cash equivalents as of July 31, 1996 (inception of
 operations)...................................................             0
                                                                -------------
Cash and cash equivalents as of September 30, 1996............. $   4,186,135
                                                                =============
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest..................... $     309,435
                                                                =============


  The accompanying notes are an integral part of these consolidated financial statements.

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND INITIAL PUBLIC OFFERING

  Organization--American General Hospitality Corporation (the "Company" or the "Registrant") was incorporated and formed on April 12, 1996 as a Maryland corporation which intends to qualify as a real estate investment trust ("REIT"). The Company commenced operations on July 31, 1996 (see Initial Public Offering discussion below). Upon commencement of operations, the Company acquired equity interests in 13 hotels (the "Initial Hotels"). Four of the Initial Hotels (the "AGH Predecessor Hotels") were acquired primarily from limited partnerships controlled by the shareholders of American General Hospitality, Inc. (the "AGHI Affiliates"). The remaining nine Initial Hotels (the "Other Initial Hotels") were acquired primarily from parties unaffiliated with the Company through contracts with the sellers acquired from an AGHI affiliate.

  Upon completion of the initial public offering described below, the Company, through wholly owned subsidiaries, acquired an approximate 81.3% equity interest in American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"). A wholly owned subsidiary of the Company is the sole general partner of the Operating Partnership. The Operating Partnership and entities which it controls own the Initial Hotels and lease them to AGH Leasing, L.P. (the "Lessee"), which is owned, in part, by certain officers of the Company, under operating leases ("Participating Leases") which provide for rent based on the revenues of the Initial Hotels. The Lessee has entered into management agreements pursuant to which the Initial Hotels are managed by American General Hospitality, Inc. ("AGHI").

  Initial Public Offering--As of July 31, 1996, the Company completed an initial public offering of 7,500,000 shares of its common stock and an additional 575,000 shares of common stock were issued by the Company on August 28, 1996 upon exercise of the underwriters' over-allotment option at a price per common share of $17.75 (the "IPO"). In addition, concurrently with the July 31, 1996 closing of the IPO, the Company acquired interests in five of the Initial Hotels from the AGHI Employee Retirement Savings Plan (the "Retirement Plan") in exchange for 137,008 shares. Upon consummation of the IPO, the Company contributed all of the net proceeds of the IPO ($129.3 million after deducting IPO expenses), together with interests in five of the Initial Hotels acquired in connection with the Retirement Plan acquisition, to AGH GP, Inc. ("General Partner") and AGH LP, Inc. ("Limited Partner"), which, in turn, contributed such proceeds and interests to the Operating Partnership in exchange for an approximate 81.3% equity interest in the Operating Partnership. The General Partner, a wholly owned subsidiary of the Company, owns a 1.0% interest in the Operating Partnership. The Limited Partner, also a wholly owned subsidiary of the Company, owns an approximate 80.3% limited partnership interest in the Operating Partnership.

  Also on July 31, 1996 the Operating Partnership acquired directly or indirectly the remaining interests in each of the Initial Hotels for an aggregate of 1,896,996 units of limited partnership interest in the Operating Partnership ("OP Units") (560,178 OP Units to the Primary Contributors, which consist of the principals of AGHI and the Lessee and certain of their respective affiliates and 1,336,818 OP Units to parties unaffiliated with the Primary Contributors) and approximately $91.0 million in cash to parties unaffiliated with the Primary Contributors. At the time of their acquisition, the Initial Hotels were subject to approximately $52.9 million in mortgage indebtedness of which approximately $33.5 million was repaid from the net proceeds of the Offering and the initial draw from the Line of Credit. On August 28, 1996, the outstanding borrowings under the Line of Credit were repaid with proceeds of the exercise of the underwriters' over-allotment option. The Operating Partnership reimbursed AGHI for approximately $900,000 for direct out-of-pocket expenses incurred in connection with the acquisition of the Initial Hotels, including legal, environmental and engineering expenses. In addition, concurrent with the consummation of the IPO, the Operating Partnership sold certain personal property relating to certain of the Initial Hotels to the Lessee in exchange for a series of three five-year recourse promissory notes in the aggregate principal amount of $315,000 that are collateralized by such personal property.

  Upon the closing of the Offering, the Company closed a $100 million line of credit with a consortium of banks led by Societe Generale, Southwest Agency and Bank One, Texas, N.A. (the "Line of Credit"). The Line

                   AMERICAN GENERAL HOSPITALITY CORPORATION of Credit is collateralized by, among other things, first mortgage liens on all of the Initial Hotels, other than the Holiday Inn Dallas DFW Airport South and the Courtyard by Marriott-Meadowlands, which hotels collateralize other indebtedness. The Line of Credit has an initial term of three years that is subject to extension under certain circumstances for an additional one-year term. Borrowings under the Line of Credit bear interest at 30-day, 60-day or 90-day LIBOR (the "London Interbank Offered Rate"), at the option of the Company, plus 1.85% per annum, payable monthly in arrears or one-half percent in excess of the prime rate.

  At September 30, 1996, the Company owned a 81.3% interest in the Operating Partnership. The Operating Partnership owned 13 hotels and leased them to the Lessee. The Lessee has entered into management agreements pursuant to which all hotels are managed by AGHI.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principals of Consolidation--The consolidated financial statements include the accounts of the Company and the Operating Partnership. All significant intercompany balances and transactions have been eliminated.

  Investment in Hotel Properties--Hotel properties are stated at cost and are depreciated using the straight-line method over estimated useful lives of 39 years for buildings and improvements and 5 to 7 years for furniture, fixtures and equipment.

  The Company periodically reviews the carrying value of each of its investments in hotel properties to determine if circumstances exist indicating an impairment in the carrying value of the investment in hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the Company will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in hotel property is recoverable based on the undiscounted future cash flows. Management of the Company does not believe that their are any factors or circumstances indicating impairment of any of its investment in hotel properties.

  Maintenance and repairs are charged to operations as incurred; major renewals and improvements are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation accounts are removed from the accounts and the related gain or loss is included in operations.

  Cash and Cash Equivalents--All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

  Deferred Expenses--Organizational costs of approximately $40,287, deferred loan costs of approximately $2,500,000 and franchise fees of approximately $682,600 at September 30, 1996 are stated at cost. Amortization of organization costs is computed using the straight-line method over five years. Amortization of deferred loan costs is computed using the effective yield method over the original term of the related debt of four years. Amortization of franchise fees is computed using the straight-line method over the average life of the franchise agreements of approximately 10 years. Accumulated amortization at September 30, 1996 is $116,572.

  Revenue Recognition--Percentage Lease revenue is recognized when earned from the Lessee under the Percentage Lease agreements (see Note 4). The Participating Lease revenue is based on a percentage of room revenues, food and beverage revenues and telephone and other revenues. The departmental revenue thresholds in the Participating Leases are seasonally adjusted for interim periods and the Participating Lease formulas adjust effective January 1, 1997 by a percentage equal to the percentage increase in the Consumer Price Index as compared to the prior year. Additionally, seven of the Initial Hotels will have further adjustments to the Participating Lease formulas due to the significant renovations expected to be completed on those hotels in 1997. The Lessee is in compliance with its obligations stipulated in the Percentage Leases.

                   AMERICAN GENERAL HOSPITALITY CORPORATION

  At September 30, 1996, the Lessee owed the Company $4,093,764 under the Participating Leases which was paid in November 1996.

  Net Income Per Common Share--Net income per common share is computed by dividing net income applicable to common shareholders by the weighted average number of common shares and equivalents outstanding. Common share equivalents that have a dilutive effect represent the restricted shares issued to certain officers. For the period from July 31, 1996 through September 30, 1996, the outstanding common stock options had an immaterial dilutive effect.

  Distributions--The Company pays regular quarterly distributions which are dependent on receipt of distributions from the Operating Partnership.

  Income Taxes--The Company intends to qualify as a REIT under Section 856 through 860 of the Internal Revenue Code. Accordingly, no provision for federal income taxes has been reflected in the consolidated financial statements.

  Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes due to the differences for federal tax purposes primarily in the estimated useful lives used to compute depreciation.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Concentration of Credit Risk--The Company places cash deposits at a major bank. At September 30, 1996, bank account balances exceeded Federal Deposit Insurance Corporation limits by approximately $2.5 million. Management believes credit risk related to these deposits is minimal.

3. DEBT OBLIGATIONS

 Debt at September 30, 1996 consists of the following:

First mortgage note payable in monthly installments including interest at the fixed rate of 8.75%; maturing on February 1, 2011 at which time a balloon payment of approximately $6,120,000 will be due and payable collateralized by the Holiday Inn Dallas DFW
 Airport South hotel............................................... $14,069,257
First mortgage note payable in monthly installments including interest at the fixed rate of 7.5%; maturing on December 1, 2001 at which time a balloon payment of approximately $3,985,000 will be due and payable collateralized by the Courtyard by Marriott-
 Meadowlands hotel.................................................   4,579,142
Construction loan payable in monthly installments including
 interest at the fixed rate of 7.89%; maturing on January 1, 2001
 collateralized by the Courtyard by Marriott-Meadowlands hotel.....     649,109
                                                                    -----------
                                                                     19,297,508
Line of Credit.....................................................   3,000,000
                                                                    -----------
Total debt obligations............................................. $21,297,508
                                                                    ===========

                   AMERICAN GENERAL HOSPITALITY CORPORATION

  The Company has an $100 million Line of Credit which matures on July 31, 1999. At September 30, 1996, the Company has approximately $57 million available for borrowing under the Line of Credit ($41.2 million after closing the Days Inn Lake Buena Vista Hotel acquisition and its admission into the approved borrowing base--see note 10). The Company expects that its borrowing capacity under the Line of Credit will increase to approximately $100 million, assuming all additional borrowings are used to fund capital improvements to the hotels or the acquisition of additional hotels. Borrowings under the Line of Credit bear interest at 30-day, 60-day or 90-day LIBOR, at the option of the Company, plus 1.85% per annum (7.28% at September 30, 1996), payable monthly in arrears or one-half percent in excess of prime rate.

  The Line of Credit is collateralized by the Company's investment in hotel properties other than the hotel properties collateralizing the previous debt obligations.

  Aggregate annual principal payments for the Company's debt at September 30, 1996 are as follows.

         YEAR
         ----
      Remainder of 1996............................................. $   135,499
      1997..........................................................     557,816
      1998..........................................................     584,965
      1999..........................................................   3,614,586
      2000..........................................................     646,906
      2001 and thereafter...........................................  16,757,736
                                                                     -----------
                                                                     $22,297,508
                                                                     ===========

4. COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

 Franchise and Management Fees

  Franchise costs represent the annual expense for franchise royalties and reservation services under the terms of hotel franchise agreements which expire from 1998 to 2013. Franchise costs are based upon varying percentages of gross room revenue ranging from 1.0% to 5.0%. These fees are paid by the Lessee. No franchise costs were incurred for the Le Baron Airport Hotel or the Hotel Maison de Ville.

  The hotels are managed by AGHI on behalf of the Lessee. The Lessee pays AGHI a base management fee of 1.5% of total revenue and an incentive fee of up to 2.0% of total revenue. The incentive fee, if applicable, is equal to 0.025% of annual total revenue for each 0.1% increase in annual total revenue over the total revenues for the preceding twelve month period up to the maximum incentive fee.

  Each hotel, except the Le Baron Airport Hotel and the Hotel Maison de Ville, is required to remit varying percentages of gross room revenues ranging from 1.0% to 5.0% to the various franchisors for sales and advertising expenses incurred to promote the hotel at the national level. Additional sales and advertising costs are incurred at the local property level. These fees are paid by the Lessee.

 Participating Leases

  The Lessee has future lease commitments to the Company under the Participating Leases which expire in July, 2008. Minimum future rental income (i.e., base rents) under these noncancellable Participating Leases at September 30, 1996 is as follows:

           YEAR                                                       AMOUNT
           ----                                                    ------------
      Remainder of 1996........................................... $  5,109,002
      1997........................................................   20,096,208
      1998........................................................   20,849,816
      1999........................................................   21,631,684
      2000........................................................   22,442,872
      2001 and thereafter.........................................  200,608,680
                                                                   ------------
          Total................................................... $290,738,262
                                                                   ============

                   AMERICAN GENERAL HOSPITALITY CORPORATION

  Under the Participating Leases, the Company is obligated to pay the costs of real estate and personal property taxes, property insurance and maintaining underground utilities and structural elements of the Initial Hotels. Additionally, the Company is required to establish annual minimum reserves equal to 4.0% of total revenue for each of the Hotels which will be utilized by the Lessee for the replacement and refurbishment of furniture, fixtures & equipment ("FF&E") and other capital expenditures to enhance the competitive position of the Hotels. At September 30, 1996, $425,710 of cash is reserved for capital investments.

 Ground Leases

  Four of the Initial Hotels are subject to ground leases with third parties with respect to the land underlying each such hotel. The ground leases are triple net leases which require the tenant to pay all expenses of owning and operating the hotel, including real estate taxes and structural maintenance and repair.

  The Courtyard by Marriott-Meadowlands is subject to a ground lease with respect to approximately 0.37 acres. The ground lease terminates in March, 2036, with two ten-year options to renew. The lease requires a fixed rent payment equal to $150,000 per year, subject to a 25.0% increase every five years thereafter beginning in 2001 and a percentage rent payment equal to 3.0% of gross room revenues.

  The Fred Harvey Albuquerque Airport Hotel is subject to a ground lease with respect to approximately 10 acres. The ground lease terminates in December 2013, with two five-year options to renew. The lease requires a fixed rent payment equal to $19,180 per year subject to annual consumer price index adjustment and a percentage rent payment equal to 5.0% of gross room revenues, 3.0% of gross receipts from the sale of alcoholic beverages, 2.0% of gross receipts from the sale of food and non-alcoholic beverages and 1.0% of gross receipts from the sale of other merchandise or services. The lease also provides the landlord with the right, subject to certain conditions, to require the Company, at its expense, to construction 100 additional hotel rooms if the occupancy rate at the hotel is 85.0% or more for 24 consecutive months and to approve any significant renovations scheduled at the hotel. The occupancy rate at the Fred Harvey Albuquerque Airport Hotel for the twelve months ended September 30, 1996 was 81.8%.

  The Hilton Hotel-Toledo is subject to a ground lease with respect to approximately 8.8 acres. The ground lease terminates in June 2026, with four successive renewal options, each for a ten-year term. The lease requires annual rent payments equal to $25,000, increasing to $50,000 or $75,000 if annual gross room revenues exceed $3.5 million or $4.5 million, respectively.

  The Le Baron Airport Hotel is subject to a ground sublease with respect to approximately 5.3 acres, which in turn is subject to a ground lease covering a larger tract of land. The sublease terminates in 2022, with one 30-year option to renew. The sublease requires the greater of a fixed minimum annual rent of $75,945 (increasing to an annual minimum rent of $100,000 if the option is exercised) or, in the aggregate, 4.0% of gross room revenues, 2.0% of gross food receipts, and 3.0% of gross bar and miscellaneous operations receipts. The sublease also provides the sublessor with the right to approve any significant renovations scheduled at the hotel.

  Minimum future rental payments for the Company at September 30, 1996 are as follows:

       YEAR                                                    AMOUNT
       ----                                                  -----------
       Remainder of 1996.................................... $    98,550
       1997.................................................     343,846
       1998.................................................     361,416
       1999.................................................     366,866
       2000.................................................     372,725
       2001 and thereafter..................................  18,425,301
                                                             -----------
         Total.............................................. $19,968,704
                                                             ===========

                   AMERICAN GENERAL HOSPITALITY CORPORATION

5. EMPLOYEE BENEFITS

  The Board of Directors adopted the American General Hospitality Corporation 1996 Incentive Plan (the "1996 Plan") and the American General Hospitality Corporation Non-Employee Directors' Incentive Plan (the "Directors' Plan".)

  The 1996 Plan--Each employee of the Company or of an affiliate of the Company (other than employees of the Lessee and AGHI who are not also employees of the Company), or any other person whose efforts contribute to the Company's performance is eligible to participate in the 1996 Plan. The Compensation Committee of the Board of Directors may grant stock options, stock awards, incentive awards or performance shares to participants. Under the 1996 Plan, the total number of shares available for grant is 900,000 shares of Common Stock of which not more than 50,000 shares may be granted as stock awards.

  The Directors' Plan--A maximum of 100,000 shares of Common Stock may be issued under the Directors' Plan. The Directors' Plan provides that each director will be awarded nonqualified options to purchase 10,000 shares of Common Stock at the fair market value at the date of grant.

  Concurrent with the IPO, the Company granted to the Company's officers and directors options ("Options") to acquire an aggregate 400,000 shares of Common Stock at an exercise price of $17.75 per share (the Offering Price) and stock awards ("Awards") representing 50,000 shares of restricted Common Stock. The Options and Awards vest and are exercisable over five years. The Options expire in 2006. As of September 30, 1996, no options had been exercised.

  Employment Agreements--The Company entered into an employment agreement with Mr. Steven D. Jorns, the Company's Chairman of the Board, President and Chief Executive Officer for a term of five years at an initial annual base compensation of $100,000, subject to any increases in base compensation approved by the Compensation Committee. In addition, the Company entered into employment agreements with three other executive officers each for a term of five years at an aggregate annual base compensation of $230,000.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Statement of Financial Accounting Standards ("SFAS") No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the Company reports the carrying amount of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities at cost which approximates fair value due to the short maturity of these instruments. The carrying amount of the Company's debt obligations approximates fair value due to the Company's ability to obtain such borrowings at comparable interest rates.

7. RECENTLY ISSUED STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

  SFAS No. 123, "Accounting for Stock-Based Compensation," was issued in October 1995. This statement encourages companies to recognize stock-based compensation using new fair value accounting rules and requires companies not adopting such rules to include fair value financial disclosures. The Company has elected to adopt the disclosure requirements and has determined that the additional disclosures as a result of this pronouncement are not significant.

8. NON-CASH INVESTING AND FINANCING ACTIVITIES.

  The Operating Partnership issued 506,825 OP Units to AGHI Affiliates, 137,008 shares of restricted common stock to the Retirement Plan and cash of $282,229 in exchange for the AGH Predecessor Hotels' investment in hotel properties of $22,757,560 (recorded at carryover historical cost) and assumed related debt of $20,114,415, resulting in an assumed net surplus of $2,643,145.

                   AMERICAN GENERAL HOSPITALITY CORPORATION

  The Operating Partnership issued 1,336,818 OP Units to parties unaffiliated with the Primary Contributors, 53,353 OP Units to the Primary Contributors and assumed $14,138,270 of indebtedness in exchange for partial interests in four Initial Hotels.

  The Operating Partnership advanced $315,000 in the form of a note receivable to the Lessee for the purchase of FF&E.

  The Company issued 50,000 shares of restricted common stock to four executive officers which, at the date of issuance, were valued at $17.75 per share.

  At September 28, 1996, $2,790,057 in distributions to common share and OP Unit holders had been declared but not yet paid.

9. PRO FORMA INFORMATION (UNAUDITED)

  Due to the impact of the IPO and related Formation Transactions including the acquisitions of the Initial Hotels, the historical results of operations may not be indicative of future results of operations and net income per common share. The following unaudited pro forma information for the year ended December 31, 1995 and the nine months ended September 30, 1996 are presented as if the transactions previously described had occurred on January 1, 1995, and all of the hotels had been leased to the Lessee pursuant to the Percentage Leases since that date.

                                             YEAR ENDED     NINE MONTHS ENDED
                                          DECEMBER 31, 1995 SEPTEMBER 30, 1996
                                          ----------------- ------------------
   Participating lease revenue...........    $24,754,071       $21,527,411
   Net income applicable to common
    shareholders.........................    $ 8,552,010       $ 9,716,196
   Net income per common share...........    $      1.04       $      1.18
   Weighted average number of common
    shares outstanding...................      8,262,008         8,262,008

10. SUBSEQUENT EVENTS

  On October 22, 1996, the Company and the Operating Partnership purchased 100.0% of the limited and general partnership interest in the Lake Buena Vista Partners, Ltd. (the "Partnership") from the partners of the Partnership, Kessler Lake Buena Vista, Ltd., Milstein Lake Buena Vista Limited Partnership and Edward L. Milstein. The Partnership, which owns the 490 room Days Inn Lake Buena Vista Resort & Suites in Lake Buena Vista, Florida (the "Days Inn Lake Buena Vista hotel"), was acquired for a purchase price of $30,500,000, plus estimated closing costs of $300,000, which is payable as follows: (i) $30,000,000 in cash, and (ii) $500,000 through the issuance of 25,397 shares of restricted common stock of the Company. In connection with this acquisition, the Operating Partnership also entered into agreements to purchase a license and an association membership, as well as construction, design and other services related to the Days Inn Lake Buena Vista hotel from parties affiliated with one of the sellers for approximately $2,350,000.

  On November 21, 1996, the Company and the Operating Partnership purchased the 204-room Holiday Inn Resort Monterey from an unrelated third party for a purchase price of approximately $15.5 million in cash plus estimated closing costs of $300,000. The cash required to acquire the hotel was provided from borrowings under the Line of Credit.

  On January 2, 1997, the Company's board of directors approved the filing of a registration statement on Form S-11 for the issuance of 5,500,000 shares of Common Stock.

  On January 8, 1997, the Company and the Operating Partnership purchased the 152-room Hilton Hotel in Durham, North Carolina from an unrelated third party. The acquisition cost of approximately $12.1 million was provided by cash on hand and borrowings from the Line of Credit.

  The Company has entered into contracts to purchase four hotels (the "Proposed Acquisition Hotels") for an aggregate purchase price, including closing costs, of approximately $72.9 million. The closing of the purchase of each of the Proposed Acquisition Hotels is subject to satisfactory completion of various closing conditions.

                   AMERICAN GENERAL HOSPITALITY CORPORATION

            SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION
                           AS OF SEPTEMBER 30, 1996


                                                          COST CAPITALIZED       GROSS AMOUNTS AT
                                                           SUBSEQUENT TO          WHICH CARRIED
                                     INITIAL COST           ACQUISITION         AT COST OF PERIOD
                               ------------------------ -------------------- ------------------------              ACCUMULATED
                                                                                                                   DEPRECIATION
                                             BUILDING             BUILDING                 BUILDING                  BUILDING
                                               AND                  AND                      AND                       AND
  DESCRIPTION     ENCUMBRANCES    LAND     IMPROVEMENTS  LAND   IMPROVEMENTS    LAND     IMPROVEMENTS    TOTAL     IMPROVEMENTS
  -----------     ------------ ----------- ------------ ------- ------------ ----------- ------------ ------------ ------------
Courtyard by
Marriott
Meadowlands
Secaucus, NJ      $ 5,228,251              $  4,780,496          $  965,831              $  5,746,327 $  5,746,327  $  341,828
Hampton Inn
Richmond Airport
Richmond, VA                   $   505,000    3,590,369 $28,405     464,211  $   533,405    4,054,580    4,587,985     166,862
Holiday Inn
Dallas DFW
Airport West
Bedford, TX                        816,515    6,532,118  23,442   1,173,901      839,957    7,706,019    8,545,976     203,264
Hotel Maison De
Ville
New Orleans, LA                    175,000    1,641,777  39,126   1,040,180      214,126    2,681,957    2,896,083     107,981
Holiday Inn
Dallas DFW
Airport South
Dallas, TX         14,069,257    2,468,943   20,986,013                        2,468,943   20,986,013   23,454,956      89,670
Holiday Inn Park
Center Plaza
San Jose, CA                     1,249,414   10,869,901                        1,249,414   10,869,901   12,119,315      46,442
Fred Harvey
Albuquerque
Airport Hotel
Albuquerque, NM                               9,037,689                                     9,037,689    9,037,689      38,607
Holiday Inn
Select--Madison
Madison, WI                      2,135,059   18,148,002                        2,135,059   18,148,002   20,283,061      77,526
Holiday Inn New
Orleans
International
Airport
Kenner, LA                       2,391,580   20,328,433                        2,391,580   20,328,433   22,720,013      86,819
Days Inn Ocean
City
Ocean City, MD                     736,514    6,407,673                          736,514    6,407,673    7,144,187      27,364
Le Baron Airport
Hotel
San Jose, CA                                 19,102,129                                    19,102,129   19,102,129      81,596
Holiday Inn
Mission Valley
San Diego, CA                    1,954,204   17,001,577                        1,954,204   17,001,577   18,955,781      72,613
Hilton Hotel--
Toledo
Toledo, OH                                    9,982,263                                     9,982,263    9,982,263      42,812
                  -----------  ----------- ------------ -------  ----------  ----------- ------------ ------------  ----------
                  $19,297,508  $12,432,229 $148,408,440 $90,973  $3,644,123  $12,523,202 $152,052,563 $164,575,765  $1,383,384
                  ===========  =========== ============ =======  ==========  =========== ============ ============  ==========
                      NET                                   LIFE
                   BOOK VALUE                            UPON WHICH
                    BUILDING                            DEPRECIATION
                      AND        DATE OF      DATE OF   IN STATEMENT
  DESCRIPTION     IMPROVEMENTS CONSTRUCTION ACQUISITION IS COMPUTED
  -----------     ------------ ------------ ----------- ------------
Courtyard by
Marriott
Meadowlands
Secaucus, NJ      $  5,404,499     1989        1993        39 YRS
Hampton Inn
Richmond Airport
Richmond, VA         4,421,123     1972        1994        39 YRS
Holiday Inn
Dallas DFW
Airport West
Bedford, TX          8,342,712     1974        1995        39 YRS
Hotel Maison De
Ville
New Orleans, LA      2,788,102     1778        1994        39 YRS
Holiday Inn
Dallas DFW
Airport South
Dallas, TX          23,365,286     1974        1996        39 YRS
Holiday Inn Park
Center Plaza
San Jose, CA        12,072,873     1975        1996        39 YRS
Fred Harvey
Albuquerque
Airport Hotel
Albuquerque, NM      8,999,082     1972        1996        39 YRS
Holiday Inn
Select--Madison
Madison, WI         20,205,535     1987        1996        39 YRS
Holiday Inn New
Orleans
International
Airport
Kenner, LA          22,633,194     1973        1996        39 YRS
Days Inn Ocean
City
Ocean City, MD       7,116,823     1989        1996        39 YRS
Le Baron Airport
Hotel
San Jose, CA        19,020,533     1974        1996        39 YRS
Holiday Inn
Mission Valley
San Diego, CA       18,883,168     1970        1996        39 YRS
Hilton Hotel--
Toledo
Toledo, OH           9,939,451     1987        1996        39 YRS
                  ------------
                  $163,192,381
                  ============

                                                                        PERIOD JULY 31
                                                                           THROUGH
                                                                        SEPTEMBER 30,
                                                                             1996
                                                                        --------------
  (a) Reconciliation of Land and Buildings and Improvements:

 Balance at July 31, 1996(1)                                              $ 20,078,175
 Additions for the period                                                  144,497,590
                                                                          ------------
 Balance at September 30, 1996                                            $164,575,765
                                                                          ============
  (b) Reconciliation of Accumulated Depreciation:

 Balance at July 31, 1996(1)                                              $    737,503
 Depreciation for the period                                                   645,881
                                                                          ------------
 Balance at September 30, 1996                                            $  1,383,384
                                                                          ============

-----
(1) Represents amounts from AGH Predecessor Hotels as of July 30, 1996

                                    LESSEE

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
  FOR THE YEAR ENDED DECEMBER 31, 1995, THE TWELVE MONTHS ENDED SEPTEMBER 30,
           1996 ANDTHE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (UNAUDITED)

  The following unaudited Pro Forma Combined Statements of Operations are presented as if the consummation of the IPO and related Formation Transactions, the acquisition of all Hotels, and the consummation of the Offering and the application of the net proceeds therefrom had occurred on January 1, 1995, and all of the Hotels had been leased by the Lessee pursuant to the Participating Leases since that date. Such information should be read in conjunction with the Financial Statements included in this Prospectus. In management's opinion, all adjustments necessary to reflect the effects of the Offering have been made.

  The following unaudited Pro Forma Combined Statements of Operations are not necessarily indicative of what results of operations of the Lessee would have been assuming such transactions had been completed on January 1, 1995, nor does it purport to represent the results of operations for future periods.

                                        YEAR ENDED DECEMBER 31, 1995
                         ------------------------------------------------------------
                                                              REDUCTION
                                                   PROPOSED       IN
                           INITIAL    ACQUIRED    ACQUISITION MANAGEMENT
                           HOTELS      HOTELS       HOTELS       FEES        TOTAL
                         ----------- -----------  ----------- ----------  -----------
                             (A)         (A)          (A)        (D)
Revenues:
 Room revenue (B)....... $55,330,171 $14,240,840  $17,353,861             $86,924,872
 Food and beverage
  revenue (B)...........  18,191,504   3,791,094    5,136,591              27,119,189
 Other revenue (B)......   4,363,432   2,107,943    1,099,925               7,571,300
                         ----------- -----------  -----------             -----------
   Total revenue........  77,885,107  20,139,877   23,590,377             121,615,361
                         ----------- -----------  -----------             -----------
Expenses:
 Property operating
  costs and expenses
  (C) ..................  29,624,254   7,435,674    8,911,869              45,971,797
 General and
  administrative (C)....   7,020,088   1,655,888    2,007,890              10,683,866
 Advertising and
  promotion.............   4,625,086   1,282,980    1,593,413               7,501,479
 Repairs and
  maintenance...........   3,296,167   1,093,827    1,198,947               5,588,941
 Utilities..............   3,546,149     975,778    1,159,955               5,681,882
 Management fees (D)....   2,352,918     290,533      825,494 $(621,625)    2,847,320
 Franchise costs (E)....   2,117,338     531,368      423,279               3,071,985
 Depreciation (F).......      63,000                                           63,000
 Amortization (G).......
 Real estate and
  personal property
  taxes, and property
  insurance (H).........
 Interest expense (I)...      31,500                                           31,500
 Other expense..........      58,084      69,288       26,779                 154,151
 Participating Lease
  expenses (J)..........  24,754,071   7,967,997    7,247,372              39,969,440
                         ----------- -----------  ----------- ---------   -----------
   Total expenses.......  77,488,655  21,303,333   23,394,998  (621,625)  121,565,361
                         ----------- -----------  ----------- ---------   -----------
   Net income (loss).... $   396,452 $(1,163,456) $   195,379 $ 621,625   $    50,000
                         =========== ===========  =========== =========   ===========

           See Notes to Pro Forma Combined Statements of Operations

                                     LESSEE

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996

                                                               TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                          HISTORICAL                ---------------------------------------------------------------
                         JULY 31, 1996                                                     REDUCTION
                            THROUGH                                            PROPOSED       IN
                         SEPTEMBER 30,  PRO FORMA     INITIAL     ACQUIRED    ACQUISITION MANAGEMENT
                             1996      ADJUSTMENTS    HOTELS       HOTELS       HOTELS       FEES         TOTAL
                         ------------- -----------  -----------  -----------  ----------- -----------  ------------
                              (K)          (L)          (A)          (A)          (A)         (D)
Revenues:
 Room revenue(B)........  $11,185,140  $47,987,870  $59,173,010  $16,019,734  $19,129,484              $ 94,322,228
 Food and beverage
  revenue(B)............    2,982,331   15,760,495   18,742,826    3,383,889    5,040,569                27,167,284
 Other revenue(B).......      623,824    3,706,521    4,330,345    2,191,319    1,057,461                 7,579,125
                          -----------  -----------  -----------  -----------  -----------              ------------
   Total revenue........   14,791,295   67,454,886   82,246,181   21,594,942   25,227,514               129,068,637
                          -----------  -----------  -----------  -----------  -----------              ------------
Expenses:
 Property operating
  costs and
  expenses(C)...........    5,396,204   26,036,759   31,432,963    7,491,963    9,199,720                48,124,646
 General and
  administrative(C).....    1,205,355    6,473,025    7,678,380    1,695,474    1,947,405                11,321,259
 Advertising and
  promotion.............      772,999    3,990,029    4,763,028    1,270,207    1,685,641                 7,718,876
 Repairs and
  maintenance...........      522,792    2,638,439    3,161,231    1,159,370    1,355,018                 5,675,619
 Utilities..............      668,296    2,815,050    3,483,346      958,666    1,175,433                 5,617,445
 Management fees(D).....      390,736    1,737,469    2,128,205      306,292      845,455 $(1,176,729)    2,103,223
 Franchise costs(E).....      404,025    1,874,711    2,278,736      597,206      439,681                 3,315,623
 Depreciation(F)........       10,500       52,500       63,000                                              63,000
 Amortization(G)........
 Real estate and
  personal property
  taxes, and property
  insurance(H)..........
 Interest expense(I)....        5,250       26,250       31,500                                              31,500
 Other expense..........       17,448      229,223      246,671       42,316      103,230                   392,217
 Participating Lease
  expenses(J)...........    5,218,526   22,246,651   27,465,177    8,739,652    8,450,400                44,655,229
                          -----------  -----------  -----------  -----------  ----------- -----------  ------------
   Total expenses.......   14,612,131   68,120,106   82,732,237   22,261,146   25,201,983  (1,176,729)  129,018,637
                          -----------  -----------  -----------  -----------  ----------- -----------  ------------
   Net income (loss)....  $   179,164  $  (665,220) $  (486,056) $  (666,204) $    25,531 $ 1,176,729  $     50,000
                          ===========  ===========  ===========  ===========  =========== ===========  ============

            See Notes to Pro Forma Combined Statements of Operations

                                     LESSEE

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                              NINE MONTHS ENDED SEPTEMBER 30, 1996
                         --------------------------------------------------------------------------------
                             HISTORICAL
                           JULY 31, 1996                                          PROPOSED
                              THROUGH        PRO FORMA    INITIAL    ACQUIRED    ACQUISITION
                         SEPTEMBER 30, 1996 ADJUSTMENTS   HOTELS      HOTELS       HOTELS       TOTAL
                         ------------------ ----------- ----------- -----------  ----------- ------------
Revenues:                       (K)             (L)         (A)         (A)          (A)
 Room revenue(B)........    $11,185,140     $35,215,932 $46,401,072 $13,007,136  $15,076,705 $ 74,484,913
 Food and beverage
  revenue(B)............      2,982,331      10,885,595  13,867,926   2,506,558    3,807,353   20,181,837
 Other revenue(B).......        623,824       2,518,325   3,142,149   1,569,630      803,544    5,515,323
                            -----------     ----------- ----------- -----------  ----------- ------------
   Total revenue........     14,791,295      48,619,852  63,411,147  17,083,324   19,687,602  100,182,073
                            -----------     ----------- ----------- -----------  ----------- ------------
Expenses:
 Property operating
  costs and
  expenses(C)...........      5,396,204      18,079,623  23,475,827   5,711,823    7,014,060   36,201,710
 General and
  administrative(C).....      1,205,355       4,334,289   5,539,644   1,299,295    1,465,561    8,304,500
 Advertising and
  promotion.............        772,999       2,880,823   3,653,822     990,380    1,269,292    5,913,494
 Repairs and
  maintenance...........        522,792       1,989,338   2,512,130     912,824    1,057,226    4,482,180
 Utilities..............        668,296       1,961,997   2,630,293     723,214      892,165    4,245,672
 Management fees(D).....        390,736       1,185,515   1,576,251     243,952      651,657    2,471,860
 Franchise costs(E).....        404,025       1,266,021   1,670,046     483,131      356,035    2,509,212
 Depreciation(F)........         10,500          36,750      47,250                                47,250
 Amortization(G)........
 Real estate and
  personal property
  taxes, and property
  insurance(H)..........
 Interest expense(I)....          5,250          18,375      23,625                                23,625
 Other expense..........         17,448         171,139     188,587       6,211       78,927      273,725
 Participating Lease
  expenses(J)...........      5,218,526      16,308,885  21,527,411   6,798,749    6,830,070   35,156,230
                            -----------     ----------- ----------- -----------  ----------- ------------
   Total expenses.......     14,612,131      48,232,755  62,844,886  17,169,579   19,614,993   99,629,458
                            -----------     ----------- ----------- -----------  ----------- ------------
   Net income (loss)....    $   179,164     $   387,097 $   566,261 $   (86,255) $    72,609 $    552,615
                            ===========     =========== =========== ===========  =========== ============


            See Notes to Pro Forma Combined Statements of Operations

                                     LESSEE

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                                    NINE MONTHS ENDED SEPTEMBER 30, 1995
                               ------------------------------------------------
                                                         PROPOSED
                                 INITIAL    ACQUIRED    ACQUISITION
                                 HOTELS      HOTELS       HOTELS       TOTAL
                               ----------- -----------  ----------- -----------
                                   (A)         (A)          (A)
Revenues:
 Room revenue(B).............. $42,558,233 $11,228,242  $13,301,082 $67,087,557
 Food and beverage
  revenue(B)..................  13,316,604   2,913,763    3,903,375  20,133,742
 Other revenue(B).............   3,175,236   1,486,254      846,008   5,507,498
                               ----------- -----------  ----------- -----------
   Total revenue..............  59,050,073  15,628,259   18,050,465  92,728,797
                               ----------- -----------  ----------- -----------
Expenses:
 Property operating costs and
  expenses(C).................  21,667,118   5,656,273    6,726,209  34,049,600
 General and
  administrative(C)...........   4,881,352   1,259,709    1,526,046   7,667,107
 Advertising and promotion....   3,515,880   1,003,153    1,177,064   5,696,097
 Repairs and maintenance......   2,647,066     847,281      901,155   4,395,502
 Utilities....................   2,693,096     740,326      876,687   4,310,109
 Management fees(D)...........   1,800,964     228,193      631,696   2,660,853
 Franchise costs(E)...........   1,508,648     417,293      339,633   2,265,574
 Depreciation(F)..............      47,250                               47,250
 Amortization(G)..............
 Real estate and personal
  property taxes, and
  property insurance(H).......
 Interest expense(I)..........      23,625                               23,625
 Other expense................                  33,183        2,476      35,659
 Participating Lease
  expenses(J).................  18,816,305   6,027,094    5,627,042  30,470,441
                               ----------- -----------  ----------- -----------
   Total expenses.............  57,601,304 $16,212,505  $17,808,008  91,621,817
                               ----------- -----------  ----------- -----------
   Net income (loss).......... $ 1,448,769 $  (584,246) $  242,457  $ 1,106,980
                               =========== ===========  =========== ===========


            See Notes to Pro Forma Combined Statements of Operations

                                    LESSEE

             NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS

  The pro forma combined statements of operations of the Lessee include the results of operations of the hotels leased from the American General Hospitality Operating Partnership, L.P. (the "Operating Partnership") due to the Lessee's control over the operations of the hotels during the twelve-year term of the Participating Leases. The Lessee has complete discretion in establishing room rates and all rates for hotel goods and services. Likewise, all operating expenses of the hotels are under the control of the Lessee. The Lessee has the right to manage or to enter into management contracts with other parties to manage the hotels. If the Lessee elects to enter into management contracts with parties other than American General Hospitality, Inc. ("AGHI"), the Lessee must obtain the prior written consent of the Company, which consent may not be unreasonably withheld. The Lessee, with the written consent of the Company, has entered into management agreements pursuant to which all of the Hotels will be managed by AGHI, except for the Four Points by Sheraton which will be managed by Wyndham under substantially the same terms as the AGHI management agreements.

  The Lessee's results of operations are seasonal. The aggregate room revenues in the second and third quarters in the pro forma statements of operations are generally higher than room revenues in the first and fourth quarters of each fiscal year. Consequently, the following Lessee pro forma statements of operations reflect net income in the second and third quarters and a net loss in the fourth quarter.

  (A) Represents the pro forma statements of operations of the Initial Hotels, Acquired Hotels and Proposed Acquisition Hotels as if all of the Hotels were leased by the Lessee pursuant to the Participating Leases commencing on January 1, 1995.

  (B) Represents historical room and food and beverage revenues of the Hotels adjusted for telephone commissions totalling approximately $122,648 to conform the Hotels' commission structure to the structure under new contracts AGHI will have with its telecommunications providers. Also includes other revenue of approximately $1.1 million, $1.0 million, $680,000, and $746,000 for the year ended December 31, 1995, twelve months ended September 30, 1996, nine months ended September 30, 1996 and nine months ended September 30, 1995, respectively, in connection with a cash flow guarantee from one of the sellers of the Days Inn Lake Buena Vista hotel.

  (C) Reflects the historical expenses of the Hotels less expenses which are not expected to be incurred by the Lessee. The expenses not expected to be incurred by the Lessee consist primarily of the following:

                                                      NINE MONTHS   NINE MONTHS
                           YEAR ENDED  TWELVE MONTHS     ENDED         ENDED
                          DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                              1995         1996          1996          1995
                          ------------ ------------- ------------- -------------
Property operating costs
 and expenses:
Certain changes in
 employee benefits......   $(155,002)    $ (80,222)    $ (41,168)    $(115,947)
Operating lease
 expense................    (277,673)     (180,820)     (110,930)     (207,783)
                           ---------     ---------     ---------     ---------
                           $(432,675)    $(261,042)    $(152,098)    $(323,730)
                           =========     =========     =========     =========
General and
 administrative
 expenses:
Certain changes in
 employee benefits......   $ (24,431)    $ (11,980)    $  (6,209)    $ (18,660)
Operating lease
 expense................     (32,054)      (24,038)      (15,556)      (23,572)
Owner related
 expenses...............    (264,448)     (181,710)     (119,059)     (201,797)
                           ---------     ---------     ---------     ---------
                           $(320,933)    $(217,728)    $(140,824)    $(244,029)
                           =========     =========     =========     =========

  The elimination of historical expenses for certain changes in employee benefits represents changes in employee benefits at two hotels to conform to the benefits provided by AGHI. The elimination of certain

                                    LESSEE
historical operating lease expenses results from the pay-off of certain operating leases of the Hotels at closing. The elimination of historical owner related expenses represents the elimination of various charges from the owners at four of the Hotels, which related to personal expenditures.

  (D) Represents new management fees to be incurred under the Management Agreements. The new management fees consist of a base fee of 1.5% of total revenue and an incentive fee of up to 2.0% of total revenue. The incentive fee, if applicable, is equal to 0.025% of annual total revenue for each 0.1% increase in annual total revenues over the total revenues for the preceding twelve month period up to the maximum incentive fee. Such incentive fee is payable quarterly and is adjusted at the end of each calendar year to reflect actual results. Every four years the basis upon which the incentive fee is calculated shall be renegotiated between the Lessee and AGHI. The payment of the management fees to AGHI by the Lessee is subordinate to the Lessee's obligations to the Company under the Participating Lease. The full management fees payable during 1996 and 1997 will be earned only to the extent that the Lessee has net income equal to or greater than $50,000. If the Lessee's net income is below $50,000 in 1996 and or 1997, management fees are forfeited by AGHI to increase the Lessee's net income to $50,000. All historical management fees have been eliminated.

  (E) Represents the historical franchise fees of the Hotels. Franchise fees associated with the hotel conversions are not included in the pro forma statements of operations since other impacts including possible revenue enhancements and operating expense reductions are also not included.

  (F) Historical depreciation expense at the Hotels has been eliminated due to depreciation being recorded by the Operating Partnership. Represents depreciation related to the $315,000 of furniture, fixtures and equipment ("FF&E") purchased by the Lessee from the Operating Partnership. The FF&E is depreciated over an estimated useful life of 5 years.

  (G) Historical deferred loan costs and the related amortization has been eliminated since the Lessee is not expected to incur similar costs.

  (H) Real estate and personal property taxes, and property insurance expense at the Hotels has been eliminated since it is to be paid by the Operating Partnership.

  (I) Any future interest expense related to debt for the Hotels will be incurred and paid by the Operating Partnership. Interest expense relates to an advance made by the Operating Partnership to the Lessee for the FF&E purchase. The advance of $315,000 bears interest at 10% and is due over five years commencing July 31, 1996.

  (J) Represents lease payments to the Operating Partnership from the Lessee pursuant to the Participating Leases calculated on a pro forma basis by applying the rent provisions of the Participating Leases to the revenues of the Hotels. The departmental revenue thresholds in the Participating Leases are seasonally adjusted for interim periods and certain of the Participating Lease formulas adjust beginning January 1, 1997. See "The Hotels--The Participating Leases."

  The Participating Lease expense is comprised of the following:

                                             TWELVE    NINE MONTHS NINE MONTHS
                              YEAR ENDED  MONTHS ENDED    ENDED       ENDED
                               DECEMBER    SEPTEMBER    SEPTEMBER   SEPTEMBER
                               31, 1995     30, 1996    30, 1996    30, 1995
                              ----------- ------------ ----------- -----------
Base Rent.................... $28,677,000 $28,677,000  $21,507,750 $21,507,750
Excess of Participating Rent
 over Base Rent..............  11,292,440  15,978,229   13,648,480   8,962,691
                              ----------- -----------  ----------- -----------
    Total Participating Lease
     expense................. $39,969,440 $44,655,229  $35,156,230 $30,470,441
                              =========== ===========  =========== ===========

                                    LESSEE

  (K) Represents the Lessee's historical statement of operations for the period from July 31, 1996 (inception of operation) to September 30, 1996.

  (L) Represents the Lessee's pro forma statement of operations for periods prior to July 31, 1996 adjusted for the leasing of the Initial Hotels pursuant to the Participating Leases commencing on January 1, 1996.

                               AGH LEASING, L.P.
                                 BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)

                              ASSETS
Investments in hotel properties, at cost:
  Furniture, fixtures and equipment............................... $  315,000
  Less accumulated depreciation...................................    (10,500)
                                                                   ----------
Net investment in hotel properties................................    304,500
Cash and cash equivalents.........................................  5,994,553
Accounts receivable, net of allowance for doubtful accounts of
 $5,500...........................................................  2,414,921
Inventories.......................................................    366,653
Prepaid expenses..................................................    462,960
Other assets......................................................     46,987
                                                                   ----------
  Total assets.................................................... $9,590,574
                                                                   ==========
                 LIABILITIES AND PARTNERS CAPITAL
Accounts payable, trade........................................... $  472,191
Participating lease payable, American General Hospitality
 Operating Partnership, L.P. .....................................  4,093,764
Advance from American General Hospitality Operating Partnership,
 L.P. ............................................................    315,000
Accrued expenses and other liabilities............................  4,030,455
                                                                   ----------
  Total liabilities...............................................  8,911,410
                                                                   ----------
Commitments and contingencies (Notes 1 and 2)
Partners' capital.................................................    500,000
Net income........................................................    179,164
                                                                   ----------
  Total partners' capital.........................................    679,164
                                                                   ----------
  Total liabilities and partners' capital......................... $9,590,574
                                                                   ==========


   The accompanying notes are an integral part of these financial statements.

                               AGH LEASING, L.P.
                            STATEMENT OF OPERATIONS
     FOR THE PERIOD FROM JULY 31, 1996 (INCEPTION OF OPERATIONS) THROUGH
                              SEPTEMBER 30, 1996
                                  (UNAUDITED)

Revenues:
  Room revenue..................................................... $11,185,140
  Food and beverage revenue........................................   2,982,331
  Other revenue....................................................     623,824
                                                                    -----------
    Total revenue..................................................  14,791,295
                                                                    -----------
Expenses:
  Property operating costs and expenses............................   3,135,269
  Food and beverage costs and expenses.............................   2,260,935
  General and administrative.......................................   1,205,355
  Advertising and promotion........................................     772,999
  Repairs and maintenance..........................................     522,792
  Utilities........................................................     668,296
  Management fees..................................................     390,736
  Franchise costs..................................................     404,025
  Depreciation.....................................................      10,500
  Interest expense.................................................       5,250
  Other expense....................................................      17,448
  Participating Lease expenses.....................................   5,218,526
                                                                    -----------
    Total expenses.................................................  14,612,131
                                                                    -----------
    Net income..................................................... $   179,164
                                                                    ===========


   The accompanying notes are an integral part of these financial statements.

                               AGH LEASING, L.P.
                            STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM JULY 31, 1996 (INCEPTION OF OPERATIONS) THROUGH
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)

Cash flow from operating activities:
 Net income....................................................... $   179,164
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation....................................................      10,500
  Changes in assets and liabilities:
   Accounts receivable............................................  (2,414,921)
   Inventories....................................................    (366,653)
   Prepaid expenses...............................................    (462,960)
   Other assets...................................................     (46,987)
   Accounts payable, trade........................................     472,191
   Participating lease payable, American General Hospitality
    Operating Partnership, L.P. ..................................   4,093,764
   Accrued expenses and other liabilities.........................   4,030,455
                                                                   -----------
   Net cash provided by operating activities......................   5,494,553
                                                                   -----------
Cash flows from financing activities:
 Capital contributions............................................     500,000
                                                                   -----------
Net change in cash and cash equivalents...........................   5,994,553
Cash and cash equivalents at beginning of period..................           0
                                                                   -----------
Cash and cash equivalents at end of period........................ $ 5,994,553
                                                                   ===========

Supplemental schedule of cash flow information and non cash investing and financing activities:

  Cash paid during the period for interest........................ $         0
                                                                   ===========

    The Operating Partnership advanced $315,000 in the form of a note receivable to the Lessee for the purchase of furniture, fixtures and equipment.


   The accompanying notes are an integral part of these financial statements.

                               AGH LEASING, L.P.

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. ORGANIZATION AND INITIAL PUBLIC OFFERING

  Organization--AGH Leasing, L.P. (the "Lessee"), was formed on May 29, 1996 as a Delaware limited partnership. Upon completion of the initial public offering described below and commencement of operations on July 31, 1996, American General Hospitality Corporation (the "Company") acquired an approximate 81.3% interest in American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"). In order for the Company to qualify as a real estate investment trust ("REIT"), neither the Company nor the Operating Partnership can operate hotels; therefore, the Operating Partnership, which owns 13 hotels (the "Initial Hotels"), leases the Initial Hotels to the Lessee under operating leases ("Participating Leases") which provide for rent based on the revenues of the Initial Hotels.

  The financial statements of the Lessee include the results of operations of the hotels leased from the Operating Partnership due to the Lessee's control over the operations of the hotels during the 12 year term of the Participating Leases. The Lessee has complete discretion in establishing room rates and all rates for hotel goods and services. Likewise, all operating expenses of the hotels are under the control of the Lessee. The Lessee has the right to manage or to enter into management contracts with other parties to manage the hotels. If the Lessee elects to enter into management contracts with parties other than American General Hospitality, Inc. ("AGHI"), the Lessee must obtain the prior written consent of the Operating Partnership, which consent may not be unreasonably withheld. The Lessee, with the written consent of the Operating Partnership, has entered into management agreements pursuant to which all of the Initial Hotels are managed by AGHI. The Lessee is owned in part by certain executive officers of the Company and AGHI.

  The Lessee's results of operations are seasonal. The aggregate room revenues in the second and third quarters of each fiscal year may be higher than room revenues in the first quarter and may be much higher than room revenues in the fourth quarter of each fiscal year. Consequently, the Lessee may have net income in the second and third quarters and may have a net loss in the fourth quarter.

  Initial Public Offering--As of July 31, 1996, the Company completed an initial public offering of 7,500,000 shares of its common stock and an additional 575,000 shares of common stock were issued by the Company on August 28, 1996 upon exercise of the underwriters' over-allotment option at a price per common share of $17.75 (the "IPO"). Upon consummation of the IPO, the Company contributed all of the net proceeds of the IPO to the Operating Partnership in exchange for an approximate 81.3% equity interest in the Operating Partnership. The Operating Partnership used such funds to purchase certain of the Initial Hotels, repay debt and other obligations of the Initial Hotels, and for working capital.

  Upon consummation of the IPO, the partners of the Lessee capitalized the Lessee with $500,000 cash and pledged 275,000 units of limited partnership interest in the Operating Partnership ("OP Units") to the Company to secure the Lessee's obligations under the Participating Leases.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Investment in Hotel Properties--Hotel properties consist principally of FF&E and are stated at the lower of cost or net realizable value and are depreciated using the straight-line method over estimated useful lives ranging from 3 to 7 years.

  Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation are removed from the accounts and the gain or loss is included in operations.

  Cash and Cash Equivalents--All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

  Inventories--Inventories consisting primarily of food and beverage items and are stated at the lower of cost (generally, first-in first-out) or market.

                               AGH LEASING, L.P.

                                  (UNAUDITED)

  Income Taxes--The Lessee is a Texas limited partnership which is not a taxable entity. The results of operations are included in the tax returns of the partners. The partnerships' tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

  Revenue Recognition--Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Concentration of Credit Risk--The Lessee places cash deposits at a major bank. At September 30, 1996, bank account balances exceeded Federal Deposit Insurance Corporation limits by approximately $3.3 million. Management believes credit risk related to these deposits is minimal.

3. COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

  Franchise costs represent the annual expense for franchise royalties and reservation services under the terms of hotel franchise agreements which expire from 1998 to 2013. Franchise costs are based upon varying percentages of gross room revenue ranging from 1.0% to 5.0%. These fees are paid by the Lessee. No franchise costs were incurred for the Le Baron Airport Hotel or the Hotel Maison de Ville.

  The Initial Hotels are managed by AGHI on behalf of the Lessee. The Lessee pays AGHI a base management fee of 1.5% of total revenue and an incentive fee of up to 2.0% of total revenue. The incentive fee, if applicable, is equal to 0.025% of annual total revenue for each 0.1% increase in annual total revenue over the total revenues for the preceding twelve month period up to the maximum incentive fee. Such incentive fee is payable quarterly and is adjusted at the end of each calendar year to reflect actual results. Every four years the basis upon which the incentive fee is calculated shall be renegotiated between the Lessee and AGHI. The payment of the management fees to AGHI by the Lessee is subordinate to the Lessee's obligations to the Company under the Participating Leases. The full management fees payable during 1996 and 1997, will be earned only to the extent that the Lessee has net income equal to or greater than $50,000. If the Lessee's net income is below $50,000 in 1996 and or 1997 management fees are forfeited by AGHI to increase the Lessee's income to $50,000.

  Each hotel, except the Le Baron Airport Hotel and the Hotel Maison de Ville, is required to remit varying percentages of gross room revenue ranging from 1.0% to 5.0% to the various franchisors for sales and advertising expenses incurred to promote the hotel at the national level. Additional sales and advertising costs are incurred at the local property level. These fees are prepaid by the Lessee.

  The Lessee has future lease commitments to the Company under the Participating Leases which expire in July, 2008. The Participating Lease expenses are based on a percentage of room revenues, food and beverage revenues and telephone and other revenues. The departmental revenue thresholds in the Participating Leases are seasonally adjusted for interim periods and the Participating Lease formulas adjust effective January 1, 1997 by a percentage equal to the percentage increase in the Consumer Price Index as compared to the prior year. Additionally, several of the Initial Hotels will have further adjustments to the Participating Lease formulas due to the significant renovations expected to be completed in those hotels in 1997. Minimum future rental expense (i.e. base rents) under these noncancellable Participating Leases is as follows:

     YEAR                                                              AMOUNT
     ----                                                           ------------
     Remainder of 1996............................................. $  5,109,002
     1997..........................................................   20,096,208
     1998..........................................................   20,849,816
     1999..........................................................   21,631,684
     2000..........................................................   22,442,872
     2001 and thereafter...........................................  200,608,680
                                                                    ------------
     Total......................................................... $290,738,262
                                                                    ============

  Four of the Initial Hotels are subject to ground leases with third parties with respect to the land underlying each such hotel. The ground leases are triple net leases which require the tenant to pay all expenses of owning and operating the hotel, including real estate taxes and structural maintenance and repair. The Company is responsible for payments under the ground leases.

4. PRO FORMA INFORMATION

  Due to the impact of the IPO and related Formation Transactions, the historical results of operations may not be indicative of future results of operations. The following unaudited pro forma information of the Lessee is presented as if the consummation of IPO and the related Formation Transactions had occurred on January 1, 1995 and all of the Initial Hotels had been leased pursuant to the Participating Leases since that date.

  In management's opinion, all adjustments necessary to reflect the effects of the IPO and related Formation Transactions have been made. The pro forma information does not purport to present what the actual results of operations of the Lessee would have been if the previously mentioned transactions had occurred on such date or to project the future financial position or results of operations of the Lessee for any future period.

                                               YEAR ENDED     NINE MONTHS ENDED
                                            DECEMBER 31, 1995 SEPTEMBER 30, 1996
                                            ----------------- ------------------
     STATEMENTS OF OPERATIONS DATA:
     Room revenue..........................    $55,330,171       $46,401,072
     Total revenue.........................    $77,885,107       $63,411,147
     Percentage lease expenses.............    $24,754,071       $21,527,411
     Net income............................    $   396,452       $   566,261

5. SUBSEQUENT EVENTS

  As of January 8, 1997, the Lessee and the Operating Partnership entered into three operating lease agreements for three hotels which were acquired by the Operating Partnership. The leases are substantially similar to the other Participating Lease agreements between the Lessee and the Operating Partnership. The base rent for the three hotels will be approximately $6,539,000 for 1997, subject to completion of planned renovations and other activities.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
American General Hospitality Corporation

  We have audited the accompanying combined balance sheets and financial statement schedule of the AGH Predecessor Hotels (described in Note 1) as of December 30, 1994, December 29, 1995, and July 30, 1996, and the related combined statements of operations, equity and cash flows for the period from December 30, 1993 through December 31, 1993, the years ended December 30, 1994 and December 29, 1995 and for the period from December 30, 1995 through July 30, 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the AGH Predecessor Hotels as of December 30, 1994, December 29, 1995 and July 30, 1996 and the combined results of their operations and their cash flows for the period from December 30, 1993 through December 31, 1993, the years ended December 30, 1994 and December 29, 1995 and for the period from December 30, 1995 through July 30, 1996 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          Coopers & Lybrand L.L.P.

Dallas, Texas
September 19, 1996

                             AGH PREDECESSOR HOTELS

                            COMBINED BALANCE SHEETS

                                      DECEMBER 30,  DECEMBER 29,   JULY 30,
                                          1994          1995         1996
                                      ------------  ------------  -----------
               ASSETS
Investment in hotel properties, at
 cost
  Land............................... $   680,000   $ 1,496,515   $ 1,496,515
  Buildings and improvements.........  11,162,793    18,427,855    18,581,660
  Furniture, fixtures and equipment..   3,028,860     3,439,484     4,232,203
                                      -----------   -----------   -----------
                                       14,871,653    23,363,854    24,310,378
Less accumulated depreciation........    (409,067)     (945,502)   (1,552,818)
                                      -----------   -----------   -----------
Net investment in hotel properties     14,462,586    22,418,352    22,757,560
Cash and cash equivalents............     615,066       857,608     1,415,865
Restricted cash......................     130,386       441,445       386,827
Accounts receivable, net.............     109,719       281,169       305,097
Inventories..........................      41,407        55,611        63,937
Prepaid expenses.....................      44,400       166,463       162,985
Deferred expenses....................      50,212       370,046       365,621
Other assets.........................       9,000        85,410       156,538
                                      -----------   -----------   -----------
    Total assets..................... $15,462,776   $24,676,104   $25,614,430
                                      ===========   ===========   ===========
       LIABILITIES AND EQUITY
Debt................................. $11,016,322   $19,277,646   $20,114,415
Accounts payable, trade..............     199,312       560,862       481,993
Accrued expenses and other
 liabilities.........................     419,643       832,889       719,213
                                      -----------   -----------   -----------
    Total liabilities................  11,635,277    20,671,397    21,315,621
                                      -----------   -----------   -----------
Commitments and contingencies (Note
 4)
Capital..............................   4,145,000     5,812,391     5,627,391
Accumulated deficit..................    (317,501)   (1,807,684)   (1,328,582)
                                      -----------   -----------   -----------
Total equity.........................   3,827,499     4,004,707     4,298,809
                                      -----------   -----------   -----------
    Total liabilities and equity..... $15,462,776   $24,676,104   $25,614,430
                                      ===========   ===========   ===========


    The accompanying notes are an integral part of these combined financial statements.

                             AGH PREDECESSOR HOTELS

                       COMBINED STATEMENTS OF OPERATIONS
        FOR THE PERIOD FROM DECEMBER 30, 1993 THROUGH DECEMBER 31, 1993,
          THE YEARS ENDED DECEMBER 30, 1994 AND DECEMBER 29, 1995 AND
          FOR THE PERIOD FROM DECEMBER 30, 1995 THROUGH JULY 30, 1996

                                  1993       1994         1995         1996
                                --------  -----------  -----------  -----------
Revenues:
  Room revenue................. $ 17,941  $ 3,431,654  $ 9,020,479  $ 6,770,568
  Food and beverage revenue....    6,158      552,697    1,293,238    1,175,807
  Other revenue................    1,448      223,211      568,415      432,750
                                --------  -----------  -----------  -----------
    Total revenue..............   25,547    4,207,562   10,882,132    8,379,125
                                --------  -----------  -----------  -----------
Expenses:
  Property operating costs and
   expenses....................    2,907    1,070,415    2,610,089    1,911,317
  Food and beverage costs and
   expenses....................    1,115      503,537    1,318,712    1,072,852
  General and administrative...    1,922      561,140    1,270,163      954,143
  Advertising and promotion....      966      308,497      663,285      468,248
  Repairs and maintenance......      809      195,279      478,552      338,456
  Utilities....................               217,496      509,142      370,969
  Management fees..............    1,022      162,151      383,607      295,538
  Franchise costs..............               155,206      332,274      270,950
  Depreciation.................   46,982      362,085    2,409,211      607,316
  Amortization.................                 2,428       70,843       37,879
  Real estate and personal
   property taxes, and property
   insurance...................      831      177,717      389,955      245,263
  Interest expense.............               430,535    1,572,244    1,129,060
  Other expense................               347,570      364,238      198,032
                                --------  -----------  -----------  -----------
    Total expenses.............   56,554    4,494,056   12,372,315    7,900,023
                                --------  -----------  -----------  -----------
    Net income (loss).......... $(31,007) $  (286,494) $(1,490,183) $   479,102
                                ========  ===========  ===========  ===========


    The accompanying notes are an integral part of these combined financial statements.

                             AGH PREDECESSOR HOTELS

                         COMBINED STATEMENTS OF EQUITY

                                                                     EQUITY
                                                                   -----------
Balance, December 30, 1993
 Net loss......................................................... $   (31,007)
 Capital contributions............................................   1,600,000
                                                                   -----------
Balance, December 31, 1993                                           1,568,993
 Net loss.........................................................    (286,494)
 Capital contributions............................................   3,086,000
 Distributions....................................................    (541,000)
                                                                   -----------
Balance, December 30, 1994                                           3,827,499
 Net loss.........................................................  (1,490,183)
 Capital contributions............................................   1,863,118
 Distributions....................................................    (195,727)
                                                                   -----------
Balance, December 29, 1995                                           4,004,707
 Net income.......................................................     479,102
 Capital contributions............................................      50,000
 Distributions....................................................    (235,000)
                                                                   -----------
Balance, July 30, 1996............................................ $ 4,298,809
                                                                   ===========


    The accompanying notes are an integral part of these combined financial statements.

                             AGH PREDECESSOR HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS
        FOR THE PERIOD FROM DECEMBER 30, 1993 THROUGH DECEMBER 31, 1993,
          THE YEARS ENDED DECEMBER 30, 1994 AND DECEMBER 29, 1995 AND
          FOR THE PERIOD FROM DECEMBER 30, 1995 THROUGH JULY 30, 1996

                                 1993        1994         1995         1996
                              ----------  ----------  ------------  ----------
Cash flow from operating
 activities:
 Net income (loss)........... $  (31,007) $ (286,494) $ (1,490,183)  $ 479,102
 Adjustments to reconcile net
  income (loss) to net cash
  provided by operating
  activities
  Depreciation ..............     46,982     362,085     2,409,211     607,316
  Amortization...............                  2,428        70,843      37,879
  Changes in assets and
   liabilities...............
   Restricted cash                          (130,386)     (311,059)    (23,928)
   Accounts receivable.......     (8,120)   (101,599)     (171,450)     (8,326)
   Inventories...............    (8,275)     (33,132)      (14,204)      3,478
   Prepaid expenses..........    (15,770)    (28,630)     (122,063)    (71,128)
   Other assets..............                 (9,000)      (76,410)
   Franchise agreements......                             (170,500)    (13,680)
   Organization costs........                (13,139)     (108,677)    (86,691)
   Accounts payable, trade...        440     198,872       361,550   (105,854)
   Accrued expenses and other
    liabilities..............    163,366     256,277       413,246      54,618
                              ----------  ----------  ------------  ----------
    Net cash provided by
     (used in)
     operating activities...     147,616     217,282       790,304     872,786
                              ----------  ----------  ------------  ----------
Cash flows from investing
 activities:
 Improvements and additions
  to hotel
  properties.................             (1,294,387)   (2,199,840)   (946,524)
 Acquisition of hotel
  properties, net
  of cash acquired            (5,879,500) (7,697,767)   (8,165,137)
                              ----------  ----------  ------------  ----------
    Net cash used in
     investing activities.... (5,879,500) (8,992,154)  (10,364,977)   (946,524)
                              ----------  ----------  ------------  ----------
Cash flows from financing
 activities:.................
 Proceeds from borrowings....  4,875,000   6,350,000    10,357,250   1,056,237
 Principal payments on
  borrowings.................               (208,678)   (2,095,926)   (219,468)
 Payments for deferred loan
  costs......................                (39,500)     (111,500)    (19,774)
 Capital contributions.......  1,600,000   3,086,000     1,863,118      50,000
 Distributions paid..........               (541,000)     (195,727)   (235,000)
                              ----------  ----------  ------------  ----------
    Net cash provided by
     financing
     activities..............  6,475,000   8,646,822     9,817,215     631,995
                              ----------  ----------  ------------  ----------
Net change in cash and cash
 equivalents.................    743,116    (128,050)      242,542     558,257
Cash and cash equivalents at
 beginning of
 periods                                     743,116       615,066     857,608
                              ----------  ----------  ------------  ----------
Cash and cash equivalents at
 end of periods.............. $  743,116  $  615,066  $    857,608  $1,415,865
                              ==========  ==========  ============  ==========
Supplemental disclosures of
 cash flow
 information:
 Cash paid during the year
  for interest...............             $  430,535  $  1,572,244  $1,017,316
                                          ==========  ============  ==========

    The accompanying notes are an integral part of these combined financial statements

                            AGH PREDECESSOR HOTELS

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION, BASIS OF PRESENTATION AND PROPOSED INITIAL PUBLIC OFFERING

  Organization--American General Hospitality Corporation (the "Company" or the "Registrant") was incorporated and formed on April 12, 1996, as a Maryland corporation which intends to qualify as a real estate investment trust ("REIT"). The Company commenced operations on July 31, 1996 (see Initial Public Offering discussion below). Upon commencement of operations, the Company acquired equity interests in 13 hotels (the "Initial Hotels"). Four of the Initial Hotels (the "AGH Predecessor Hotels") were acquired primarily from limited partnerships controlled by the shareholders of American General Hospitality, Inc. (the "AGHI Affiliates"). The remaining nine Initial Hotels (the "Other Initial Hotels") were acquired primarily from parties unaffiliated with the Company through contracts with the sellers acquired from an AGHI affiliate.

  Upon completion of the initial public offering described below, the Company, through wholly owned subsidiaries, acquired an approximate 81.3% equity interest in American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"). A wholly owned subsidiary of the Company is the sole general partner of the Operating Partnership. The Operating Partnership and entities which it controls own the Initial Hotels and lease them to AGH Leasing, L.P. (the "Lessee"), which is owned, in part, by certain officers of the Company, under operating leases ("Participating Leases") which provide for rent based on the revenues of the Initial Hotels. The Lessee has entered into management agreements pursuant to which all of the Initial Hotels are managed by American General Hospitality, Inc. ("AGHI").

  Basis of Presentation--The accompanying combined financial statements of the AGH Predecessor Hotels have been presented on a combined basis due to common ownership and management and because the entities were the subject of a business combination with the Company upon consummation of the proposed initial public offering.

  The AGH Predecessor Hotels consist of the 165 room Courtyard by Marriott-Meadowlands located in Secaucus, New Jersey (purchased land, buildings and improvements, and furniture, fixtures and equipment ("FF&E") for cash in December 1993 for approximately $5.9 million), the 23 room Hotel Maison de Ville located in New Orleans, Louisiana (purchased land, buildings and improvements, and FF&E for cash in August 1994 for approximately $2.5 million), the 124 room Hampton Inn Richmond Airport located in Richmond, Virginia (purchased land, buildings and improvements, and FF&E for cash in December 1994 for approximately $5.1 million) and the 243 room Holiday Inn Dallas DFW Airport West located in Bedford, Texas (purchased land, buildings and improvements, and FF&E for cash in June 1995 for approximately $8.0 million).

  The acquisition of each AGH Predecessor Hotel has been accounted for as a purchase and accordingly, the results of operations for each AGH Predecessor Hotel has been included in the combined statements of operations since the respective dates of acquisition.

  Initial Public Offering--As of July 31, 1996, the Company completed an initial public offering of 7,500,000 shares of its common stock and an additional 575,000 shares of common stock were issued by the Company on August 28, 1996 upon exercise of the underwriters' over-allotment option at a price per common share of $17.75 (the "IPO"). Upon consummation of the IPO, the Company contributed all of the net proceeds of the IPO to the Operating Partnership in exchange for an approximate 81.3% equity interest in the Operating Partnership. The Operating Partnership used such funds to purchase certain of the Initial Hotels, repay debt and other obligations of the Initial Hotels, and for working capital.

                            AGH PREDECESSOR HOTELS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Investment in Hotel Properties--Hotel properties are stated at the lower of cost or net realizable value and are depreciated using the straight-line method over estimated useful lives ranging from 39 years for building and improvements and 3 to 7 years for FF&E.

  Management of the AGHI Affiliates review the carrying value of each property to determine if circumstances exist indicating an impairment in the carrying value of the investment of the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, management of the AGHI Affiliates will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in hotel property is recoverable based on the undiscounted future cash flows. Management of the AGHI Affiliates does not believe that there are any factors or circumstances indicating impairment of any of its investment in hotel properties.

  Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation are removed from the accounts and the gain or loss is included in operations.

  Cash and Cash Equivalents--All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

  Restricted Cash--Restricted cash consists primarily of amounts held in escrow for capital and property tax reserves.

  Inventories--Inventories consisting primarily of food and beverage items and are stated at the lower of cost (generally, first-in first-out) or market.

  Deferred Expenses--Deferred expenses primarily consist of deferred loan costs, franchise fees and organization costs and are recorded at cost. Amortization of deferred loan cost is computed using the effective yield method based upon the terms of the loan agreements. Amortization of franchise fees is computed using the straight-line method based upon the terms of the agreements. Amortization of organization costs is computed using the straight-line method over five years. Accumulated amortization at July 30, 1996, is $111,150.

  Income Taxes--The AGH Predecessor Hotels are owned by Texas limited partnerships which are not taxable entities. The results of operations are included in the tax returns of the partners. The partnerships' tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly. The Company intends to qualify as a REIT under the Code, and will therefore not be subject to corporate income taxes. Accordingly, the combined statements of operations contain no provision for federal income taxes.

  Revenue Recognition--Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            AGH PREDECESSOR HOTELS

  Concentration of Credit Risk--Management of the AGHI Affiliates places cash deposits at a major bank. At July 30, 1996, bank account balances exceeded Federal Deposit Insurance Corporation limits by approximately $700,000. Management believes credit risk related to these deposits is minimal.

  Recently Issued Statement of Financial Accounting Standards--The AGH Predecessor Hotels adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" during the year ended December 29, 1995. The adoption of SFAS No. 121 has no material effect on the AGH Predecessor Hotels' financial statements.

3. DEBT

  Debt as of December 30, 1994, December 29, 1995 and July 30, 1996, consists of the following:

                                                                    JULY 30,
                                              1994        1995        1996
                                           ----------- ----------- -----------
First mortgage notes payable in various
 monthly installments including interest
 at rates ranging from LIBOR plus 4.25%
 (5.44% at December 29, 1995) to prime
 plus 1% (8.5% at December 29, 1995);
 maturing at various dates from August
 1999 through December 2001............... $10,916,322 $17,666,294 $17,547,924
Product improvement plan note payable in
 various monthly installments including
 interest at LIBOR plus 4.25%.............               1,511,352   1,907,090
Note payable to AGHI......................     100,000     100,000
Construction loan payable in monthly
 installments including interest at the
 fixed rate of 7.89%; maturing on January
 1, 2001..................................                             659,401
                                           ----------- ----------- -----------
                                           $11,016,322 $19,277,646 $20,114,415
                                           =========== =========== ===========

  All debt is collateralized by the investment in hotel properties.

  Aggregate annual principal payments for the AGHI Affiliates' debt at July 30, 1996, are as follows:

      YEAR                                                            AMOUNT
      ----                                                          -----------
      Remaining five months of 1996................................ $   825,647
      1997.........................................................     786,928
      1998.........................................................     818,102
      1999.........................................................   2,225,175
      2000.........................................................  12,952,549
      2001 and thereafter..........................................   2,506,014
                                                                    -----------
                                                                    $20,114,415
                                                                    ===========

4. COMMITMENTS

  Management fees represent amounts paid to AGHI based upon percentages of gross revenue ranging from 3% to 4%.

  Franchise costs represent the annual expense for franchise royalties and reservation services under the terms of hotel franchise agreements expiring in 2005 (Holiday Inn), 2007 (Hampton Inn), and 2013 (Courtyard by Marriott). Franchise costs are based upon varying percentages of gross room revenue ranging from 4% to 5%. No franchise costs were incurred for the Hotel Maison de Ville.

                            AGH PREDECESSOR HOTELS

  Each hotel, except for the Hotel Maison de Ville, is required to remit varying percentages of gross room revenue ranging from 1.5% to 4% to the various franchisors for sales and advertising expenses incurred to promote the hotel at the national level. Additional sales and advertising costs are incurred at the local property level.

  The AGHI Affiliates lease the Courtyard by Marriott-Meadowlands hotel land, under a noncancellable operating lease agreement which expires in 2036. The AGHI Affiliates have the option to extend the lease for an additional twenty years upon the same terms. The lease provides for contingent rental payments based on 3% of gross room revenue which for the periods ended December 30, 1994, December 29, 1995 and July 30, 1996 approximated 65% of the aggregate rental expense under the operating lease. Additionally, certain equipment is leased under noncancellable operating lease agreements expiring at varying intervals through August 1996. Minimum future rental payments required under operating leases as of July 30, 1996 are as follows:

      YEAR                                                            AMOUNT
      ----                                                          -----------
      Remaining five months of 1996 ............................... $    95,975
      1997 ........................................................     175,300
      1998 ........................................................     187,800
      1999 ........................................................     187,800
      2000 ........................................................     189,690
      2001 and thereafter..........................................  14,242,650
                                                                    -----------
                                                                    $15,079,215
                                                                    ===========

  Rental expense was $311,007 and $360,011 and $188,357 for the years ended December 30, 1994, December 29, 1995 and the period ended July 30, 1996, respectively.

  As a result of the IPO and the resulting prepayment of debt, a portion of the proceeds of the IPO was utilized to pay prepayment penalties on two notes payable totaling approximately $734,000.

5. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Statement of Financial Accounting Standards 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the AGHI Affiliates report the carrying amount of cash and cash equivalents, restricted cash, accounts payable, accrued expenses and other liabilities at cost which approximates fair value due to the short maturity of these instruments. The carrying amount of the AGHI Affiliates' debt approximates fair value due to the AGHI Affiliates ability to obtain such borrowings at comparable interest rates.

6. PRO FORMA INFORMATION (UNAUDITED)

  Due to the impact of the acquisitions discussed in Note 1, the historical results of operations may not be indicative of future results of operations. The following unaudited pro forma condensed combined statements of operations for the years ended December 30, 1994 and December 29, 1995 are presented as if the hotel acquisitions described in Note 1 occurred on January 1, 1994.

  The unaudited pro forma condensed combined statements of operations do not purport to represent what actual results of operations would have been if the acquisitions had occurred on such date or to project results

                            AGH PREDECESSOR HOTELS
for any future period. The following unaudited pro forma information does not include pro forma adjustments related to the proposed initial public offering and related transactions.

                                                        1994          1995
                                                     -----------  ------------
      Total revenue................................. $11,171,889  $ 12,927,954
      Hotel operating expenses......................   8,257,439     8,905,916
      Depreciation..................................   1,198,055     2,618,055
      Interest......................................   2,543,015     1,973,765
      Other corporate expenses......................     761,215       791,599
                                                     -----------  ------------
      Net loss...................................... $(1,587,835) $ (1,361,381)
                                                     ===========  ============

7. SUBSEQUENT EVENT

  As discussed in Note 1, the four AGH Predecessor Hotels were acquired by the Operating Partnership on July 31, 1996. The Company and the Operating Partnership exchanged shares of Common Stock and OP Units for interests in the selling entities and certain net assets were transferred at historical cost basis. In addition, the hotels were refinanced upon acquisition and post-acquisition debt is different than the historical debt reflected in the accompanying financial statements. Furthermore, all management agreements were terminated and new management agreements were implemented. The combined financial statements do not reflect any of the transactions in connection with the IPO and related transactions.

  The AGH Predecessor Hotels repaid in full the December 29, 1995 outstanding debt of $100,000 and the accounts payable of $195,000 to AGHI.

                            AGH PREDECESSOR HOTELS

            SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION
                              AS OF JULY 30, 1996

                                                        COST CAPITALIZED
                                                           SUBSEQUENT            GROSS AMOUNTS AT WHICH         ACCUMULATED
                                   INITIAL COST          TO ACQUISITION        CARRIED AT CLOSE OF PERIOD      DEPRECIATIONS
                              ----------------------- -------------------- -----------------------------------   BUILDINGS
                    ENCUM-               BUILDING AND         BUILDING AND            BUILDING AND              AND IMPROV-
  DESCRIPTION       BRANCES      LAND    IMPROVEMENTS  LAND   IMPROVEMENTS    LAND    IMPROVEMENTS    TOTAL       EMENTS
  -----------     ----------- ---------- ------------ ------- ------------ ---------- ------------ ----------- -------------
                                                                                                       (A)          (B)
Courtyard by      $ 5,257,770            $ 4,780,496           $  259,189             $ 5,039,685  $ 5,039,685   $317,967
Marriott
Meadowlands
Secaucus, N.J.
Hampton Inn         4,763,550   $505,000   3,590,369              246,049  $  505,000   3,836,418    4,341,418    150,258
Richmond Airport
Richmond, VA
Holiday Inn DFW     8,557,090    816,515   6,532,118              963,609     816,515   7,495,727    8,312,242    171,138
West
Bedford, TX
Hotel Mason         1,536,005    175,000   1,641,777              568,053     175,000   2,209,830    2,384,830     98,140
DeVille
New Orleans, LA
                  ----------- ---------- -----------  -------  ----------  ---------- -----------  -----------   --------
                  $20,114,415 $1,496,515 $16,544,760           $2,036,900  $1,496,515 $18,581,660  $20,078,175   $737,503
                  =========== ========== ===========  =======  ==========  ========== ===========  ===========   ========
                   NET BOOK                        LIFE UPON
                     VALUE                           WHICH
                   BUILDINGS   DATE OF    DATE    DEPRECIATION
                  AND IMPROV-   CON-     OF AC-   IN STATEMENT
  DESCRIPTION       EMENTS    STRUCTION QUISITION IS COMPUTED
  -----------     ----------- --------- --------- ------------
Courtyard by      $ 4,721,718   1989    12/30/93     40 YRS
Marriott
Meadowlands
Secaucus, N.J.
Hampton Inn         4,191,160   1972    12/29/94     40 YRS
Richmond Airport
Richmond, VA
Holiday Inn DFW     8,141,104   1974      6/7/95     40 YRS
West
Bedford, TX
Hotel Mason         2,286,690   1788      8/8/94     40 YRS
DeVille
New Orleans, LA
                  -----------
                  $19,340,672
                  ===========

(a) Reconciliation of land and buildings and improvements:

Balance at January 1, 1995         $ 4,780,496
 Additions during the year 1994:
 Improvements                        7,062,297
                                   -----------
Balance at December 30, 1994        11,842,793
 Additions during the year 1995      8,081,577
                                   -----------
Balance at December 29, 1995        19,924,370
 Additions for the year to date
 July 30, 1996:                        153,805
                                   -----------
Balance at July 30, 1996           $20,078,175
                                   ===========

(b) Reconciliation of Accumulated Depreciation

Balance at beginning of year
January 1, 1994                    $    46,982
 Depreciation for the year 1994:       185,175
                                   -----------
Balance at December 30, 1994           232,157
 Depreciation for the year 1995:       274,250
                                   -----------
Balance at December 29, 1995           506,407
 Depreciation for the year to date
 July 30, 199                          231,096
                                   -----------
Balance at July 30, 1996           $   737,503
                                   ===========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
American General Hospitality Corporation

  We have audited the accompanying combined balance sheets and financial statement schedule of the Other Initial Hotels (described in Note 1) as of December 31, 1994 and 1995 and the related combined statements of operations, equity and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Other Initial Hotels.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Other Initial Hotels as of December 31, 1994 and 1995, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          Coopers & Lybrand L.L.P.

Dallas, Texas
April 8, 1996

                              OTHER INITIAL HOTELS

                            COMBINED BALANCE SHEETS

                                      DECEMBER 31,  DECEMBER 31,    JUNE 30,
                                          1994          1995          1996
               ASSETS                 ------------  ------------  ------------
                                                                  (UNAUDITED)
Investments in hotel properties, at
 cost:
  Land and land improvement.........  $  9,174,723  $  9,174,723  $  9,174,723
  Buildings and improvements........    70,574,085    73,047,848    71,582,742
  Furniture, fixtures and
   equipment........................    21,948,731    21,999,984    24,438,661
                                      ------------  ------------  ------------
                                       101,697,539   104,222,555   105,196,126
Less accumulated depreciation.......   (33,171,163)  (36,842,175)  (38,542,112)
                                      ------------  ------------  ------------
Net investment in hotel properties..    68,526,376    67,380,380    66,654,014
Cash and cash equivalents...........     2,514,782     4,247,740     5,847,809
Restricted cash.....................     1,006,323     1,454,731     1,957,813
Accounts receivable, net............     1,917,888     1,677,438     2,856,684
Inventories.........................       571,883       735,266       647,266
Prepaid expenses....................       379,842       477,443       486,957
Deferred expenses...................       462,933       558,706       650,306
Other assets........................       661,774        90,669        30,218
                                      ------------  ------------  ------------
    Total assets....................  $ 76,041,801  $ 76,622,373  $ 79,131,067
                                      ============  ============  ============
       LIABILITIES AND EQUITY
Debt................................  $ 46,013,273  $ 43,861,547  $ 51,374,169
Capital lease obligation............     2,862,995     2,625,082     2,499,589
Accounts payable, trade.............       884,218       768,251       957,638
Payable to affiliates...............     2,145,068     2,231,449     1,998,191
Accrued expenses and other
 liabilities........................     3,819,118     3,847,515     3,535,184
                                      ------------  ------------  ------------
    Total liabilities...............    55,724,672    53,333,844    60,364,771
                                      ------------  ------------  ------------
Commitments and contingencies (Note
 4)
Capital.............................    11,960,065     6,588,382    (3,569,391)
Retained earnings...................     8,357,064    16,700,147    22,335,687
                                      ------------  ------------  ------------
    Total equity....................    20,317,129    23,288,529    18,766,296
                                      ------------  ------------  ------------
    Total liabilities and equity....  $ 76,041,801  $ 76,622,373  $ 79,131,067
                                      ============  ============  ============


    The accompanying notes are an integral part of these combined financial statements.

                              OTHER INITIAL HOTELS

                       COMBINED STATEMENTS OF OPERATIONS
            FOR THE YEARS ENDED DECEMBER 31, 1993, 1994, AND 1995
                    AND THE SIX MONTHS ENDED JUNE 30, 1996

                                                                     JUNE 30,
                                   1993        1994        1995        1996
                                ----------- ----------- ----------- -----------
                                                                    (UNAUDITED)
Revenues:
  Room revenue................. $36,811,936 $40,109,552 $44,736,447 $23,779,491
  Food and beverage revenue....  15,446,922  15,826,164  16,424,522   8,260,931
  Other revenue................   4,678,562   3,169,064   3,579,485   1,827,603
                                ----------- ----------- ----------- -----------
    Total revenue..............  56,937,420  59,104,780  64,740,454  33,868,025
                                ----------- ----------- ----------- -----------
Expenses:
  Property operating costs and
   expenses....................  11,639,735  11,611,249  12,583,203   6,519,270
  Food and beverage costs and
   expenses....................  12,023,204  12,331,905  12,741,884   6,312,164
  General and administrative...   4,877,037   5,398,014   5,780,741   2,904,924
  Advertising and promotion....   3,735,277   3,822,370   3,874,160   2,237,109
  Repairs and maintenance......   2,744,397   2,564,251   2,719,954   1,437,289
  Utilities....................   2,898,837   3,021,303   2,945,878   1,326,429
  Management fees..............     799,987     933,961   1,285,385     723,653
  Franchise costs..............   1,403,567   1,492,504   1,701,346     714,856
  Depreciation.................   5,550,188   5,344,060   5,498,602   2,110,088
  Amortization.................     250,459     277,887     152,588     192,777
  Real estate and personal
   property taxes, and property
   insurance...................   1,632,849   1,651,113   1,481,258     722,903
  Interest expense.............   4,667,281   4,340,948   4,734,958   2,161,521
  Other expense................     909,555     820,168     897,414     869,511
                                ----------- ----------- ----------- -----------
    Total expenses.............  53,132,373  53,609,733  56,397,371  28,232,494
                                ----------- ----------- ----------- -----------
    Revenues over expenses..... $ 3,805,047 $ 5,495,047 $ 8,343,083 $ 5,635,531
                                =========== =========== =========== ===========



    The accompanying notes are an integral part of these combined financial statements.

                              OTHER INITIAL HOTELS

                         COMBINED STATEMENTS OF EQUITY

                                                                      EQUITY
                                                                    -----------
Balance, December 31, 1992......................................... $19,706,810
  Revenues over expenses...........................................   3,805,047
  Distributions....................................................  (3,743,317)
                                                                    -----------
Balance, December 31, 1993.........................................  19,768,540
  Revenues over expenses...........................................   5,495,047
  Capital contributions............................................   1,803,806
  Distributions....................................................  (6,750,264)
                                                                    -----------
Balance, December 31, 1994.........................................  20,317,129
  Revenues over expenses...........................................   8,343,083
  Capital contributions............................................   1,486,050
  Distributions....................................................  (6,857,733)
                                                                    -----------
Balance, December 31, 1995.........................................  23,288,529
  Revenues over expenses (unaudited)...............................   5,635,531
  Capital contributions (unaudited)................................   1,674,711
  Distributions.................................................... (11,832,475)
                                                                    -----------
Balance, June 30, 1996 (unaudited)................................. $18,766,296
                                                                    ===========




    The accompanying notes are an integral part of these combined financial statements.

                              OTHER INITIAL HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                     AND THE SIX MONTHS ENDED JUNE 30, 1996

                                                                    JUNE 30,
                               1993         1994         1995         1996
                            -----------  -----------  -----------  -----------
Cash flow from operating
 activities:                                                       (UNAUDITED)
  Revenues over expenses..  $ 3,805,047  $ 5,495,047  $ 8,343,083  $ 5,635,531
  Adjustments to reconcile
   revenues over expenses
   to net cash provided by
   operating activities:
    Depreciation..........    5,550,188    5,344,060    5,498,602    2,110,088
    Amortization..........      250,459      277,887      152,588      192,777
  Changes in assets and
   liabilities:
    Restricted cash.......     (501,015)     128,081     (448,408)
    Accounts receivable...      208,742      393,847      240,450   (1,179,246)
    Inventories...........       17,473       17,928     (163,383)      88,000
    Prepaid expenses......      (84,011)     (53,658)     (97,601)      (9,514)
    Other assets..........     (511,774)   1,546,499      571,105       60,451
    Franchise agreements..      (78,804)      (4,000)
    Organization costs....     (135,928)                   (3,239)     (82,727)
    Accounts payable,
     trade................     (311,030)     141,223     (115,967)     189,387
    Payable to
     affiliates...........      129,927       66,559       86,381     (233,258)
    Accrued expenses and
     other liabilities....      881,626      357,616       28,397     (312,331)
    Restricted cash.......                                            (503,082)
                            -----------  -----------  -----------  -----------
      Net cash provided by
       operating
       activities.........    9,220,900   13,711,089   14,092,008    5,956,076
                            -----------  -----------  -----------  -----------
Cash flows from investing
 activities:
  Improvements and
   additions to hotel
   properties.............   (1,274,727)  (4,903,592)  (4,352,606)  (1,383,722)
                            -----------  -----------  -----------  -----------
Cash flows from financing
 activities:
  Proceeds from
   borrowings.............      493,713      202,287      638,538    7,965,739
  Principal payments on
   borrowings.............   (4,374,090)  (2,662,272)  (2,790,264)    (453,117)
  Payments on capital
   lease obligation.......     (206,194)    (221,486)    (237,913)    (125,493)
  Payments for deferred
   loan costs.............                  (189,152)    (245,122)    (201,650)
  Capital contributions...                 1,803,806    1,486,050    1,674,711
  Distributions paid......   (3,743,317)  (6,750,264)  (6,857,733) (11,832,475)
                            -----------  -----------  -----------  -----------
      Net cash used in
       financing
       activities.........   (7,829,888)  (7,817,081)  (8,006,444)  (2,972,285)
                            -----------  -----------  -----------  -----------
Net change in cash and
 cash equivalents.........      116,285      990,416    1,732,958    1,600,069
Cash and cash equivalents
 at beginning of period...    1,408,081    1,524,366    2,514,782    4,247,740
                            -----------  -----------  -----------  -----------
Cash and cash equivalents
 at end of period.........  $ 1,524,366  $ 2,514,782  $ 4,247,740  $ 5,847,809
                            ===========  ===========  ===========  ===========
Supplemental disclosures
 of cash flow information:
  Cash paid during the
   year for interest......  $ 4,793,349  $ 4,275,522  $ 4,590,280  $ 2,215,191
                            ===========  ===========  ===========  ===========


    The accompanying notes are an integral part of these combined financial statements.

                             OTHER INITIAL HOTELS

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

  Organization--American General Hospitality Corporation (the "Company"), a newly organized Maryland corporation which intends to qualify as a real estate investment trust ("REIT"), has been formed to acquire equity interests in 13 hotels (the "Initial Hotels"). Four of the Initial Hotels (the "AGH Predecessor Hotels") were acquired primarily from limited partnerships controlled by the shareholders of American General Hospitality, Inc. (the "AGHI Affiliates"). The remaining nine Initial Hotels (the "Other Initial Hotels") were acquired primarily from parties controlled by persons unaffiliated with AGHI.

  Upon completion of the proposed initial public offering described below, the Company acquired a 80.2% equity interest in American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"). A wholly owned subsidiary of the Company is the sole general partner of the Operating Partnership. The Operating Partnership owns the Initial Hotels and leases them to AGH Leasing, L.P. (the "Lessee") under operating leases ("Participating Leases") which provide for rent based on the revenues of the Initial Hotels. The Lessee has entered into management agreements pursuant to which all of the Initial Hotels will be managed by American General Hospitality, Inc. ("AGHI").

  Basis of Presentation--The accompanying combined financial statements of the Other Initial Hotels have been presented on a combined basis due to anticipated common ownership and management since each of the entities are expected to be the subject of a business combination with the Company upon consummation of the proposed initial public offering. The Other Initial Hotels consist of the following:

      PROPERTY NAME                       LOCATION                NO. OF ROOMS
      -------------                       --------                ------------
      Holiday Inn Dallas DFW Airport
       South............................. Irving, Texas               409
      Hilton Hotel-Toledo................ Toledo, Ohio                213
      Holiday Inn New Orleans
       International Airport............. Kenner, Louisiana           304
      Holiday Inn Park Center Plaza...... San Jose, California        231
      Holiday Inn Select-Madison......... Madison, Wisconsin          227
      Holiday Inn Mission Valley......... San Diego, California       318
      Le Baron Airport Hotel............. San Jose, California        327
      Days Inn Ocean City................ Ocean City, Maryland        162
      Fred Harvey Albuquerque Airport
       Hotel............................. Albuquerque, New Mexico     266

  Two hotels are owned by entities that conduct business as taxable corporations and were managed so that income taxes were the responsibility of the owners. The remaining hotels are owned by various partnerships for income tax purposes. These financial statements have been prepared to show the operations and financial position of the combined Other Initial Hotels, substantially all of whose assets and operations have been acquired by the Company. The Company intends to qualify as a REIT and will not pay any federal income taxes, therefore the financial statements have been presented on a pretax basis.

  Initial Public Offering--As of July 31, 1996, the Company completed an initial public offering of 7,500,000 shares of its common stock and an additional 575,000 shares of common stock were issued by the Company on August 28, 1996, upon exercise of the underwriters' over-allotment option at a price per common share of $17.75 (the "IPO"). Upon consummation of the IPO, the Company contributed all of the net proceeds of the IPO to the Operating Partnership in exchange for an approximate 81.3% equity interest in the Operating Partnership. The Operating Partnership used such funds to purchase certain of the Initial Hotels, repay debt and other obligations of the Initial Hotels, and for working capital.

                             OTHER INITIAL HOTELS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Investment in Hotel Properties--Hotel properties are stated at the lower of cost or net realizable value and are depreciated using the straight-line method over estimated useful lives ranging from 31 to 40 years for building and improvements and 5 to 7 years for furniture, fixtures and equipment.

  The respective owners of the Other Initial Hotels review the carrying value of each property to determine if circumstances exist indicating an impairment in the carrying value of the investment of the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the respective owners of the Other Initial Hotels will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in hotel property is recoverable based on the undiscounted future cash flows. The respective owners of the Other Initial Hotels do not believe that there are any factors or circumstances indicating impairment of any of its investment in hotel properties.

  Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation are removed from the accounts and the gain or loss is included in operations.

  Cash and Cash Equivalents--All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

  Restricted Cash--Restricted cash consists primarily of amounts held in escrow for capital and property tax reserves.

  Inventories--Inventories consist primarily of food and beverage items; china; glass and silver; and linen and are stated at the lower of cost (generally, first-in, first-out) or market.

  Deferred Expenses--Deferred expenses primarily consist of deferred loan costs, franchise fees, and organization costs. Amortization of deferred loan cost is computed using the effective yield method based upon the terms of the loan agreements. Amortization of franchise fees is computed using the straight-line method based upon the terms of the agreements. Amortization of organization costs is computed using the straight-line method over five years. Accumulated amortization at December 31, 1994 and 1995 is $892,441 and $1,045,029, respectively.

  Income Taxes--Seven of the nine hotels are included in various limited partnerships which are not taxable entities. The results of operations are included in the tax returns of the partners. The partnerships' tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly. The Company proposes to qualify as a REIT under the Code and will therefore not be subject to corporate income taxes. Accordingly, the combined statements of operations contain no provision for federal income taxes.

  Revenue Recognition--Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             OTHER INITIAL HOTELS

  Concentration of Credit Risk--The Other Initial Hotels place cash deposits at major banks. At December 31, 1995, bank account balances exceeded Federal Deposit Insurance Corporation limits by approximately $2.5 million. Management believes credit risk related to these deposits is minimal.

  Significant Customer--The owner of the Hilton Hotel-Toledo is a major customer of the Hilton Hotel-Toledo. In 1995, 20% of the hotel's room revenue was attributed to other businesses of the owner.

  Recently Issued Statement of Financial Accounting Standards--The Other Initial Hotels adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" during the year ended December 31, 1995. The adoption of SFAS No. 121 had no material effect on the AGH Acquisition Hotels' financial statements.

3. DEBT

  Debt at December 31, 1994 and 1995 consists of the following:

                                                           1994        1995
                                                        ----------- -----------
First mortgage notes payable in various monthly
 installments including interest at fixed rates
 ranging from 8.5% to 10% maturing at various dates
 through October 1, 2004..............................  $18,028,545 $15,959,484
First mortgage notes payable in various monthly
 installments including interest at the commercial
 paper rate (5.81% at December 31, 1995) plus 4.75%
 maturing at July 15, 1997............................    5,655,275   5,915,904
First mortgage notes payable in quarterly installments
 including interest at the prime rate (8.5% at
 December 31, 1995) maturing at October 30, 1999......    7,692,000   7,575,000
First mortgage note payable in monthly installments
 including interest at the federal funds rate (6% at
 December 31, 1995) plus 2.5% maturing at July 10,
 1997.................................................   10,695,513  10,319,709
Product improvement plan loans payable in various
 monthly installments including interest at rates
 ranging from the bank reference rate (7.8% at
 December 31, 1995) plus .5% to 12% maturing at
 various dates through April 1, 2001..................    3,825,000   4,091,450
Other non-current debt................................      116,940
                                                        ----------- -----------
                                                        $46,013,273 $43,861,547
                                                        =========== ===========

  All debt is collateralized by the investments in hotel properties.

  Aggregate annual principal payments for the Other Initial Hotels debt at December 30, 1995 are as follows:

      YEAR                                                             AMOUNT
      ----                                                           -----------
      1996.......................................................... $13,408,767
      1997..........................................................  11,420,835
      1998..........................................................   8,220,838
      1999..........................................................   1,209,019
      2000 and thereafter...........................................   9,602,088
                                                                     -----------
          Total..................................................... $43,861,547
                                                                     ===========

                             OTHER INITIAL HOTELS

  In December 1993, the partnership which owns the Holiday Inn New Orleans International Airport hotel received $1,814,609 as a full pay-off from a default on the lease of the hotel in 1992 which resulted in the default of the mortgage. The $1,814,609 proceeds were transferred to the lender and applied as a reduction of the principal balance on the nonrecourse mortgage loan to cure the default. The payoff of $1,814,609 is recognized as other revenue. The partnership has agreed that the $1,814,609 received in connection with the promissory note payoff will be netted from funds they may be entitled to receive in the future in connection with their bankruptcy claims against the lessee.

4. LEASES

  The Fred Harvey Albuquerque Airport Hotel has a noncancellable capital building lease expiring in December 2013 and a noncancellable operating land lease that also expires in December 2013; both leases include two five-year options to renew the leases. The Le Baron Airport Hotel has a noncancellable operating land lease expiring in July 2002, with one option to renew for an additional 30 years. The Hilton Hotel-Toledo has a noncancellable operating land lease that expires in December 2026, with four successive options to renew the lease. Additionally, certain equipment is leased under noncancellable lease agreements expiring at varying intervals through April 1998. The Fred Harvey Albuquerque Airport Hotel and the Le Baron Airport Hotel land leases provide for contingent rental payments based on varying percentages of revenues which for the years ended December 31, 1994 and 1995 approximated 50% of the aggregate rental expense under the operating leases.

  Additionally, the Fred Harvey Albuquerque Airport Hotel land lease requires the owner to add at least 100 more guest rooms if the average occupancy at the hotel is 85% or greater for 24 consecutive months.

  Leased capital assets included in buildings and improvements at December 31, 1994 and 1995 are as follows:

                                                          1994         1995
                                                       -----------  -----------
      Building and improvements....................... $ 4,620,000  $ 4,620,000
      Accumulated depreciation........................  (3,323,102)  (3,424,155)
                                                       -----------  -----------
                                                       $ 1,296,898  $ 1,195,845
                                                       ===========  ===========

  Minimum future rental payments required under these capital leases (together with the present value of net minimum lease payments) and operating leases that have an initial term or remaining noncancellable lease terms in excess of one year at December 31, 1995 are as follows:

                                                           CAPITAL   OPERATING
      YEAR                                                  LEASES     LEASES
      ----                                                ---------- ----------
      1996..............................................  $  438,236 $  409,014
      1997..............................................     438,236    299,327
      1998..............................................     438,236    228,613
      1999..............................................     438,236    216,331
      2000 and thereafter...............................   2,674,704  3,707,785
                                                          ---------- ----------
      Total minimum lease payment.......................   4,427,648 $4,861,070
                                                                     ==========
      Less imputed interest.............................   1,802,566
                                                          ----------
      Present value of net minimum lease payments.......  $2,625,082
                                                          ==========

  Rental expense was $584,924, $676,531, and $705,943 for the years ended December 31, 1993, 1994, and 1995, respectively.

                             OTHER INITIAL HOTELS

5. COMMITMENTS

  Management fees represent amounts paid to affiliated parties based upon percentages of gross revenue ranging from 1.5% to 3.0%.

  Franchise costs represent the annual expense for franchise royalties and reservation services under the terms of hotel franchise agreements expiring in various years ranging from 1998 to 2007. Franchise costs are based upon varying percentages of gross room revenue ranging from 1.8% to 6.5%.

  Each hotel is required to remit varying percentages of gross room revenue ranging from 1.5% to 4% to the various franchisors for sales and advertising expenses incurred to promote the hotel at the national level. Additional sales and advertising costs are incurred at the local property level.

  As a result of the IPO and the resulting prepayment of debt, a selling partnership will pay prepayment penalties on one note payable totalling approximately $504,000.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Statement of Financial Accounting Standards 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the Other Initial Hotels report the carrying amount of cash and cash equivalents, restricted cash, accounts payable, accrued expenses and other liabilities at cost which approximates fair value due to the short maturity of these instruments. The carrying amount of the Other Initial Hotels' debt approximates fair value due to the Other Initial Hotels' ability to obtain such borrowings at comparable interest rates.

7. RELATED PARTY TRANSACTIONS

  During 1993, 1994, and 1995, the owner of the Fred Harvey Albuquerque Airport Hotel paid for all accounts payable, payroll and other miscellaneous payments for the hotel. The hotel's outstanding payable to the owner for these payments, included in accounts payable, was $118,512 and $204,893 at December 31, 1994 and 1995, respectively. In addition, an affiliate of the Fred Harvey Albuquerque Airport Hotel made payments for the hotel in 1992, totalling $389,000, which are still outstanding and included in accounts payable as of December 31, 1995.

  The Holiday Inn Park Center Plaza paid an annual management fee to an officer of the entity owning the hotel for the years ending December 31, 1993, 1994 and 1995 of $60,000, $90,000 and $70,000, respectively.

  An oral agreement for purchasing and management/financial services exists between the Le Baron Airport Hotel and an affiliate of the owner. Fees (based on 2% of gross revenues) paid to the affiliate for the years ending December 31, 1993, 1994 and 1995 are $139,947, $156,041 and $161,009, respectively.

  As of December 31, 1995, the Holiday Inn Mission Valley hotel has a $312,500 receivable from its owners.

8. SUBSEQUENT EVENTS

  On January 30, 1996, the Holiday Inn Dallas DFW Airport South hotel entered into a long-term mortgage indebtedness agreement with a financial institution, for proceeds of $14,250,000 at a fixed interest rate of 8.75% that matures on February 1, 2011. Proceeds from the loan were used to repay the outstanding debt of $5,915,904 and for distributions to the owners.

                             OTHER INITIAL HOTELS

  As discussed in Note 1, the nine Other Initial Hotels were acquired by the Company subsequent to April 8, 1996. The acquisitions were accounted for by the Company under the purchase method of accounting. Accordingly, the cost basis of the hotels changed to reflect the acquisition prices of the hotels by the Company. In addition, with the exception of the Holiday Inn Dallas DFW Airport South, the hotels were refinanced upon acquisition and postacquisition debt is different than the historical debt reflected in the accompanying financial statements. All management agreements were terminated concurrently with the sales of the hotels to the Company. The combined financial statements do not reflect any of the transactions in connection with the acquisitions of the nine hotels by the Company.

                             OTHER INITIAL HOTELS

            SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1995

                                                         COST CAPITALIZED             GROSS AMOUNTS AT
                                                           SUBSEQUENT TO                WHICH CARRIED
                                    INITIAL COST            ACQUISITION              AT CLOSE OF PERIOD          ACCUMULATED
                               ----------------------- --------------------- ----------------------------------- DEPRECIATION
                                            BUILDING              BUILDING                BUILDING                 BUILDING
                                              AND                   AND                     AND                      AND
  DESCRIPTION     ENCUMBRANCES    LAND    IMPROVEMENTS   LAND   IMPROVEMENTS    LAND    IMPROVEMENTS    TOTAL    IMPROVEMENTS
  -----------     ------------    ----    ------------ -------- ------------ ---------- ------------ ----------- ------------
                                                                                                         (A)         (B)
Holiday Inn
Dallas DFW
Airport South
Irving, TX......  $ 5,915,904  $  500,000 $ 2,810,500  $461,129 $ 1,144,140  $  961,129 $ 3,954,640  $ 4,915,769 $   360,051
Holiday Inn Park
Center Plaza
San Jose, CA....    4,768,192     236,463   2,356,705             6,392,404     236,463   8,749,109    8,985,572   3,662,314
Fred Harvey
Albuquerque
Airport Hotel
Albuquerque,
NM..............                            7,995,562             1,655,118               9,650,680    9,650,680     302,770
Holiday Inn
Select-Madison
Madison, WI.....    4,231,600   2,615,614   7,050,569             2,215,924   2,615,614   9,266,493   11,882,107   3,802,233
Holiday Inn New
Orleans
International
Airport
Kenner, LA......    7,440,696   2,567,967 12,179,629              3,390,411   2,567,967  15,570,040   18,138,007   1,847,633
Days Inn Ocean
City
Ocean City, MD..                  500,000   4,230,000               524,000     500,000   4,754,000    5,254,000     438,194
Le Baron Airport
Hotel
San Jose, CA....    3,163,996               7,000,000               270,716               7,270,716    7,270,716   4,777,777
Holiday Inn
Mission Valley
San Diego, CA...   10,766,159   2,293,550   5,354,094             1,697,161   2,293,550   7,051,255    9,344,805     782,460
Hilton Hotel-
Toledo Toledo,
OH..............    7,575,000               6,753,093                27,822               6,780,915    6,780,915     580,558
                  -----------  ---------- -----------  -------- -----------  ---------- -----------  ----------- -----------
                  $43,861,547  $8,713,594 $55,730,152  $461,129 $17,317,696  $9,174,723 $73,047,848  $82,222,571 $16,553,990
                  ===========  ========== ===========  ======== ===========  ========== ===========  =========== ===========
                      NET                                   LIFE
                   BOOK VALUE                            UPON WHICH
                    BUILDING                            DEPRECIATION
                      AND        DATE OF      DATE OF   IN STATEMENT
  DESCRIPTION     IMPROVEMENTS CONSTRUCTION ACQUISITION IS COMPUTED
  -----------     ------------ ------------ ----------- ------------
Holiday Inn
Dallas DFW
Airport South
Irving, TX......  $ 4,555,718      1974        1993        40 YRS
Holiday Inn Park
Center Plaza
San Jose, CA....    5,323,258      1975        1975        40 YRS
Fred Harvey
Albuquerque
Airport Hotel
Albuquerque,
NM..............    9,347,910      1972        1988        27 YRS
Holiday Inn
Select-Madison
Madison, WI.....    8,079,874      1987        1987        40 YRS
Holiday Inn New
Orleans
International
Airport
Kenner, LA......   16,290,374      1973        1988        40 YRS
Days Inn Ocean
City
Ocean City, MD..    4,815,806      1989        1992        40 YRS
Le Baron Airport
Hotel
San Jose, CA....    2,492,939      1974        1974        40 YRS
Holiday Inn
Mission Valley
San Diego, CA...    8,562,345      1970        1991        40 YRS
Hilton Hotel-
Toledo Toledo,
OH..............    6,200,357      1987        1993        40 YRS
                  ------------
                  $65,668,581
                  ============

  (a) Reconciliation of Land and Buildings and Improvements:

Balance at January 1, 1994......  $76,600,731
 Additions during the year 1994:
 Improvements...................    3,148,077
                                  -----------
Balance at December 31, 1994....   79,748,808
 Additions during the year
 1995...........................    2,473,763
                                  -----------
Balance at December 31, 1995....  $82,222,571
                                  ===========

  (b) Reconciliation of Accumulated Depreciation:

Balance at January 1, 1994...... $12,044,953
 Depreciation for the year
 1994...........................   2,250,929
                                 -----------
Balance at December 31, 1994....  14,295,882
 Depreciation for the year
 1995...........................   2,258,108
                                 -----------
Balance at December 31, 1995.... $16,553,990
                                 ===========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
American General Hospitality Corporation

  We have audited the accompanying balance sheet of the Days Inn Lake Buena Vista hotel (described in Note 1) as of December 31, 1995 and the related statements of operations, equity and cash flows for the period then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Days Inn Lake Buena Vista hotel as of December 31, 1995, and the result of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Dallas, Texas
November 26, 1996

                        DAYS INN LAKE BUENA VISTA HOTEL

                                 BALANCE SHEETS

                                                       DECEMBER 31   SEPTEMBER
                                                          1995        30 1996
                        ASSETS                         -----------  -----------
                                                                    (UNAUDITED)
Investments in hotel properties, at cost:
  Land and land improvement........................... $ 2,096,028  $ 2,096,028
  Buildings and improvements..........................  18,859,256   18,889,376
  Furniture, fixtures and equipment...................   3,165,265    3,623,972
                                                       -----------  -----------
                                                        24,120,549   24,609,376
Less accumulated depreciation.........................  (1,003,306)  (1,754,155)
                                                       -----------  -----------
Net investment in hotel properties....................  23,117,243   22,855,221
Cash and cash equivalents.............................      73,606      258,807
Restricted cash.......................................       8,340      418,947
Accounts receivable, net..............................     409,542      323,559
Inventories...........................................      20,972       13,925
Prepaid expenses......................................      58,580       98,168
Deferred expenses.....................................     304,581      246,407
Other assets..........................................       2,151
                                                       -----------  -----------
    Total assets...................................... $23,995,015  $24,215,034
                                                       ===========  ===========
                LIABILITIES AND EQUITY
Debt.................................................. $20,000,000  $20,000,000
Capital lease obligation..............................                  253,506
Accounts payable, trade...............................     261,583      130,769
Accrued expenses and other liabilities................      50,660      790,740
                                                       -----------  -----------
    Total liabilities.................................  20,312,243   21,175,015
                                                       -----------  -----------
Commitments and contingencies (Note 4)................
Capital...............................................   4,292,000    3,242,000
Accumulated deficit...................................    (609,228)    (201,981)
                                                       -----------  -----------
    Total equity......................................   3,682,772    3,040,019
                                                       -----------  -----------
    Total liabilities and equity...................... $23,995,015  $24,215,034
                                                       ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                        DAYS INN LAKE BUENA VISTA HOTEL

                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
             AND THE NINE MONTHS ENDED SEPTEMBER 31, 1995 AND 1996

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30
                                             DECEMBER   ----------------------
                                             31 1995       1995        1996
                                            ----------  ----------  ----------
                                                        (UNAUDITED) (UNAUDITED)
Revenues:
  Room revenue............................. $6,825,271  $5,438,660  $6,337,410
  Food and beverage revenue................    810,066     671,266     561,985
  Other revenue............................    668,959     511,060     594,208
                                            ----------  ----------  ----------
    Total revenue..........................  8,304,296   6,620,986   7,493,603
                                            ----------  ----------  ----------
Expenses:
  Property operating costs and expenses....  2,054,677   1,632,694   1,703,115
  Food and beverage costs and expenses.....    627,923     496,344     478,086
  General and administrative...............    782,649     575,386     623,056
  Advertising and promotion................    468,824     328,469     441,557
  Repairs and maintenance..................    485,870     354,280     400,059
  Utilities................................    512,447     415,098     409,586
  Management fees..........................    131,004      98,253     144,007
  Franchise costs..........................    443,643     353,513     411,932
  Depreciation.............................    929,559     697,170     750,849
  Amortization.............................     77,043      57,651      58,174
  Real estate and personal property taxes,
   and property insurance .................    459,228     399,197     424,267
  Interest expense.........................  1,770,833   1,333,333   1,241,668
                                            ----------  ----------  ----------
    Total expense..........................  8,743,700   6,741,388   7,086,356
                                            ----------  ----------  ----------
    Net income (loss)...................... $ (439,404) $ (120,402) $  407,247
                                            ==========  ==========  ==========



   The accompanying notes are an integral part of these financial statements

                        DAYS INN LAKE BUENA VISTA HOTEL

                              STATEMENTS OF EQUITY

                                                                       EQUITY
                                                                     ----------
Balance, December 31, 1994                                           $4,430,176
  Net loss..........................................................   (439,404)
  Distributions.....................................................   (308,000)
                                                                     ----------
Balance December 31, 1995                                             3,682,772
  Net income (unaudited)............................................    407,247
  Distributions (unaudited)......................................... (1,050,000)
                                                                     ----------
Balance, September 30, 1996 (unaudited)............................. $3,040,019
                                                                     ==========





   The accompanying notes are an integral part of these financial statements.

                        DAYS INN LAKE BUENA VISTA HOTEL

                            STATEMENTS OF CASH FLOWS
                  FOR THE YEAR MONTHS ENDED DECEMBER 31, 1995
             AND THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30
                                            DECEMBER 31  ------------------------
                                               1995         1995         1996
                                            -----------  -----------  -----------
                                                         (UNAUDITED)  (UNAUDITED)
Cash flow from operating activities:
  Net income (loss).......................  $ (439,404)  $ (120,402)  $   407,247
  Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
    Depreciation..........................     929,559      697,170       750,849
    Amortization..........................      77,043       57,651        58,174
    Changes in assets and liabilities:
    Restricted cash.......................      30,827     (686,417)     (410,607)
    Accounts receivable...................    (125,246)    (121,875)       85,983
    Inventories...........................      (1,833)      (1,609)        7,047
    Prepaid expenses......................      69,876       88,342       (39,588)
    Other assets..........................      (2,151)      (2,151)        2,151
    Organization costs....................     (15,679)     (15,679)
    Accounts payable, trade...............     113,824      (29,042)     (130,814)
    Accrued expenses and other
     liabilities..........................    (369,360)     347,603       740,080
                                            ----------   ----------   -----------
      Net cash provided by operating
       activities.........................     267,456      213,591     1,470,522
                                            ----------   ----------   -----------
Cash flows from investing activities:
  Improvements and additions to hotel
   properties.............................    (496,076)    (380,902)     (224,299)
                                            ----------   ----------   -----------
Cash flows from financing activities:
  Payments on capital lease obligation....                                (11,022)
  Distributions paid......................    (308,000)    (108,000)   (1,050,000)
                                            ----------   ----------   -----------
      Net cash used in financing
       activities.........................    (308,000)    (108,000)   (1,061,022)
                                            ----------   ----------   -----------
Net change in cash and cash equivalents ..    (536,620)    (275,311)      185,201
Cash and cash equivalents at beginning of
 period...................................     610,226      610,226        73,606
                                            ----------   ----------   -----------
Cash and cash equivalents at end of
 periods..................................  $   73,606   $  334,915   $   258,807
                                            ==========   ==========   ===========
Supplemental disclosures of cash flow
 information:
  Cash paid during the year for interest..  $1,770,833   $1,333,333   $ 1,241,668
                                            ==========   ==========   ===========

Supplemental schedule of non cash financing activities:
  The Partnership entered into a capital lease obligation in the amount of $264,528 in August 1996.


   The accompanying notes are an integral part of these financial statements.

                        DAYS INN LAKE BUENA VISTA HOTEL

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

  Organization--American General Hospitality Operating Partnership, L.P. acquired a 100% ownership interest in a 490 room Days Inn hotel located in Lake Buena Vista, Florida (the "Days Inn Lake Buena Vista hotel") from parties controlled by persons unaffiliated with the Operating Partnership on October 22, 1996. The Operating Partnership, a subsidiary of American General Hospitality Corporation (the "Company") which is a Maryland corporation that intends to qualify as a real estate investment trust ("REIT"), which was established to acquire, own and lease hotel properties. The Company completed its initial public offering on July 31, 1996.

  Basis of Presentation--The accompanying financial statements of the Days Inn Lake Buena Vista hotel have been presented on a basis consistent with the Company due to the anticipated common ownership and management since the entity will be the subject of a business combination with the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Investment in Hotel Property--The hotel property is stated at the lower of cost or net realizable value and is depreciated using the straight-line method over estimated useful lives ranging from 39 years for building and improvements and 3 to 7 years for furniture, fixtures and equipment.

  The owners of the Days Inn Lake Buena Vista hotel review the carrying value of the property to determine if circumstances exist indicating an impairment in the carrying value of the investment of the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the owners of the Days Inn Lake Buena Vista hotel will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in hotel property is recoverable based on the undiscounted future cash flows. The owners of the Days Inn Lake Buena Vista hotel do not believe that there are any factors or circumstances indicating impairment of any of its investment in hotel properties.

  Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation are removed from the accounts and the gain or loss is included in operations.

  Cash and Cash Equivalents--All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

  Restricted Cash--Restricted cash consists primarily of amounts held in escrow for capital and property tax reserves.

  Inventories--Inventories consist of food and beverage items and are stated at the lower of cost (generally, first-in first-out) or market.

  Deferred Expenses--Deferred expenses primarily consist of organization costs. Amortization of organization costs is computed using the straight-line method over five years. Accumulated amortization at December 31, 1995 is $83,245.

  Income Taxes--The Days Inn Lake Buena Vista hotel is included in a limited partnership which is not a taxable entity. The results of operations are included in the tax returns of the partners. The partnership's tax return and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

                        DAYS INN LAKE BUENA VISTA HOTEL

  Revenue Recognition--Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Concentration of Credit Risk--At December 31, 1995, bank account balances exceeded Federal Deposit Insurance Corporation limits by approximately $148,642.

  Recently Issued Statement of Financial Accounting Standards--The Days Inn Lake Buena Vista hotel adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed Of" during the year ended December 31, 1995. The adoption of SFAS No. 121 had no material effect on the AGH Orlando Acquisition Hotel's financial statements.

  Interim Financial Information--The unaudited interim financial statements as of September 30, 1996 and for the nine months ended September 31, 1995 and 1996 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The notes to the interim financial statements included herein are intended to highlight significant changes to the notes to the December 31, 1995 financial statements and present interim disclosures required by the SEC. The accompanying interim financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

3. DEBT

  Debt as of December 31, 1995, consists of a $20,000,000 first mortgage note payable in monthly interest-only payments at the prime rate (8.5% at December 31, 1995) through December 31, 1997, and monthly principal plus interest payments at prime plus 1.5% from January 1998 through the maturity date of November 30, 2004. A final principal payment of $17,642,267 is due at maturity. All debt is collateralized by the investment in hotel property.

  Aggregate annual principal payments for the Days Inn Lake Buena Vista hotel's debt at December 31, 1995, are as follows:

      YEAR                                                             AMOUNT
      ----                                                           -----------
      1998.......................................................... $   261,764
      1999..........................................................     306,837
      2000 and thereafter...........................................  19,431,399
                                                                     -----------
          Total..................................................... $20,000,000
                                                                     ===========

                        DAYS INN LAKE BUENA VISTA HOTEL

4. COMMITMENTS

  Management fees represent amounts paid to an affiliated party. The basic management fee is $10,917 per month. The incentive management fee is paid based on net cash flow as follows:

Net Cash Flow ("NCF")                                             Incentive Fee
--------------------                                              -------------
Less than $600,000.........................................................None
$  600,000-$  750,000....................$ 29,000 x [NCF--$600,000) / $150,000]
$  750,001-$  900,000...........$ 29,000 +[31,000 x (NCF--$750,000) / $150,000]
$  900,001-$1,000,000.........$ 60,000 + [$14,000 x (NCF--$900,000) / $100,000]
$1,000,001-$1,200,000......$ 74,000 + [$101,000 x (NCF--$1,000,000) / $200,000]
$1,200,001-$1,500,000......$175,000 + [$116,000 x (NCF--$1,200,000) / $300,000]
Greater than $1,500,000...$291,000 + [$.0045 x (annual gross room revenues less gross room revenues at date on which
                                        NCF surpassed $1,500,000)] to a
                                        maximum of 20% x (NCF--$1,500,000)

  An incentive management fee of $45,754 was paid as of September 30, 1996. No incentive fee was paid in 1995. Net cash flow for a particular year is defined in the management agreement as gross revenues attributable to the property less (i) all amounts required to service indebtedness, (ii) operating expenses including the basic management fee, and (iii) all reserves including but not limited to the 3% FF&E reserve.

  Franchise costs represent the annual expense for franchise royalties and reservation services under the terms of the franchise agreement expiring in 2004. Franchise costs are based upon 6.5% of gross room revenue.

  The Days Inn Lake Buena Vista hotel pays, on a program by program basis, the franchisor for sales and advertising expenses incurred to promote the hotel at the national level. These costs are included in advertising and promotion expenses in the Statements of Operations. Additional sales and advertising costs are incurred at the local property level.

5. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Statement of Financial Accounting Standards 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the Days Inn Lake Buena Vista hotel reports the carrying amount of cash and cash equivalents, restricted cash, accounts payable, accrued expenses and other liabilities at cost which approximates fair value due to the short maturity of these instruments. The carrying amount of the Days Inn Lake Buena Vista hotel's debt approximates fair value due to the Days Inn Lake Buena Vista hotel's ability to obtain such borrowings at comparable interest rates.

6. RELATED PARTY TRANSACTIONS

  The Days Inn Lake Buena Vista hotel's annual management fee for all periods presented was paid to a company owned by Richard Kessler, a partner of the Days Inn Lake Buena Vista hotel.

  The Days Inn Lake Buena Vista hotel purchased property insurance for all periods presented from an entity affiliated with Howard Milstein, a partner of the Days Inn Lake Buena Vista hotel.

7. SUBSEQUENT EVENTS

  In August 1996, the Days Inn Lake Buena Vista hotel entered into a capital lease obligation in exchange for equipment. Leased capital assets included in furniture, fixtures, and equipment as of September 30, 1996, were $264,528 with $16,613 in accumulated depreciation.

                        DAYS INN LAKE BUENA VISTA HOTEL

  On October 22, 1996, the Company and the Operating Partnership purchased 100.0% of the limited and general partnership interest in the Days Inn Lake Buena Vista Partnership, L.P. (the "Partnership") from the limited partners of the Partnership, Kessler Lake Buena Vista, Ltd., Milstein Lake Buena Vista Limited Partnership and Edward L. Milstein. The Partnership, which owns the Days Inn Lake Buena Vista hotel was acquired for a purchase price of $30,500,000, plus estimated closing costs of $300,000, which is payable as follows: (i) $30,000,000 in cash, and (ii) $500,000 through the issuance of 25,397 shares of restricted common stock of the Company. In connection with this acquisition, the Operating Partnership also entered into agreements to purchase a license and an association membership, as well as construction, design and other services related to the Days Inn Lake Buena Vista hotel from parties affiliated with one of the sellers for approximately $2,350,000.

  The cash required to acquire the Partnership was provided from borrowings under the Company's Line of Credit.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AU-THORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUAL-IFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HERE-UNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                  -----------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  16
The Company..............................................................  28
Use of Proceeds..........................................................  38
Price Range of Common Stock and Distribution Policy......................  39
Capitalization...........................................................  40
Selected Financial Information...........................................  41
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  46
The Hotel Industry.......................................................  54
The Hotels...............................................................  55
Formation Transactions...................................................  85
Management...............................................................  88
Certain Relationships and Transactions...................................  98
AGHI, the Lessee and Other Operators                                      101
Principal Stockholders................................................... 103
Description of Capital Stock............................................. 105
Certain Provisions of Maryland Law and of the Company's Charter and
 Bylaws.................................................................. 109
Policies and Objectives with Respect to Certain Activities............... 113
Shares Available for Future Sale......................................... 117
Partnership Agreement.................................................... 119
Federal Income Tax Considerations........................................ 122
Underwriting............................................................. 140
Experts.................................................................. 141
Legal Matters............................................................ 141
Additional Information................................................... 141
Glossary................................................................. 143
Index to Financial Statements............................................ F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               5,500,000 Shares


        [LOGO OF AMERICAN GENERAL HOSPITALITY CORPORATION APPEARS HERE]

                                 Common Stock

                                  -----------

                                  PROSPECTUS

                                       , 1997

                                  -----------

                               Smith Barney Inc.

                            Legg Mason Wood Walker
                                 Incorporated

                             Montgomery Securities

                      Prudential Securities Incorporated

                      The Robinson-Humphrey Company, Inc.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of the shares of Common Stock.

     Securities and Exchange Commission registration fee............ $   45,881
     NASD filing fee................................................     15,522
     NYSE listing fee...............................................     14,800
     Printing, engraving and mailing expenses.......................    300,000
     Accountant's fees and expenses.................................    250,000
     Blue Sky fees and expenses.....................................      5,000
     Legal fees.....................................................    500,000
     Transfer agent's fees..........................................      1,500
     Miscellaneous expenses.........................................    767,297
                                                                     ----------
       Total........................................................ $1,900,000
                                                                     ==========

ITEM 31. SALES TO SPECIAL PARTIES

  See response to Item 32.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES

  The Company sold 15.83, 5.00, 47.51, 15.83 and 15.83 shares of Common Stock to Messrs. Jorns, Wiles, Sowell, Shaw and Shaw, respectively, on April 12, 1996 for an aggregate price of $100. The shares were purchased for investment purposes only, and not with a view to any resale, fractionalization or distribution thereof, and for the purpose of organizing the Company. The shares were issued by the Company in reliance on the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The shares sold by the Company on April 12, 1996 were redeemed by the Company for $100 upon closing of the IPO. In connection with the IPO, the Company also issued 137,008 shares of Common Stock to the Plan, valued at approximately $2.4 million, based on the offering price of the shares in the IPO, in exchange for its interests in five of the Initial Hotels. The shares were purchased for investment purposes only, and not with a view to any resale, fractionalization or distribution thereof, and for the purpose of organizing the Company. The shares were purchased by the Plan and issued by the Company in reliance on the exemption provided by Section 4(2) of the Act.

  In connection with the acquisition of the Days Inn Lake Buena Vista on October 22, 1996, the Company issued 25,397 shares of Common Stock to an investor, valued at approximately $500,000 based on the value of the shares at the time of closing of the transaction, in exchange for his interest in the hotel. The shares of Common Stock were issued for investment purposes only, and not with a view to any resale, fractionalization or distribution thereof. The shares of Common Stock were purchased by that investor and issued by the Company in reliance on the exemption provided by Section 4(2) of the Act.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

  The Charter of the Company obligates it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. The Charter also permits the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

  The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any Maryland proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

  The Company has purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

  The Underwriting Agreement will contain certain provisions pursuant to which certain officers, directors and controlling persons may be entitled to be indemnified by the underwriters named therein.

ITEM 34. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

  None.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS

  (A) INDEX TO FINANCIAL STATEMENTS

American General Hospitality Corporation
  Pro Forma Statements of Operations for the Year Ended December 31, 1995,
   the Twelve Months Ended September 30, 1996 and the Nine Months Ended
   September 30, 1996 and 1995 (unaudited)................................  F-3
  Pro Forma Consolidated Balance Sheet as of September 30, 1996
   (unaudited)............................................................ F-10
  Report of Independent Accountants....................................... F-14
  Consolidated Balance Sheet as of September 30, 1996..................... F-15
  Consolidated Statement of Operations for the Period from July 31, 1996
   (inception of operations) through September 30, 1996................... F-16
  Consolidated Statement of Shareholders' Equity for the Period from April
   12, 1996 (date of capitalization) through September 30, 1996........... F-17
  Consolidated Statement of Cash Flows for the Period from July 31, 1996
   (inception of operations) through September 30, 1996................... F-18
  Notes to Consolidated Financial Statements.............................. F-19
  Schedule III--Real Estate and Accumulated Depreciation as of September
   30, 1996............................................................... F-26
AGH Leasing, L.P.
  Pro Forma Combined Statements of Operations for the Year Ended December
   31, 1995, the Twelve Months Ended September 30, 1996 and the Nine
   Months Ended September 30, 1996 and 1995 (unaudited)................... F-27
  Balance Sheet as of September 30, 1996 (unaudited)...................... F-34
  Statement of Operations for the Period from July 31, 1996 (inception of operations) through September 30, 1996 (unaudited)..................... F-35
  Statement of Cash Flows for the Period from July 31, 1996 (inception of operations) through September 30, 1996 (unaudited)..................... F-36
  Notes to Financial Statements........................................... F-37
AGH Predecessor Hotels
  Report of Independent Accountants....................................... F-40
  Combined Balance Sheets as of December 30, 1994, December 29, 1995 and
   July 30, 1996.......................................................... F-41
  Combined Statements of Operations for the Period from December 30, 1993 through December 31, 1993, the Years Ended December 30, 1994 and
   December 29, 1995 and for the period from December 30, 1995 through
   July 30, 1996.......................................................... F-42
  Combined Statements of Equity for the Period from December 30, 1993 through December 31, 1993, the Years Ended December 30, 1994 and
   December 29, 1995 and for the period from December 30, 1995 through
   July 30, 1996.......................................................... F-43
  Combined Statements of Cash Flows for the Period from December 30, 1993 through December 31, 1993, the Years Ended December 30, 1994 and
   December 29, 1995 and for the period from December 30, 1995 through
   July 30, 1996.......................................................... F-44
  Notes to Combined Financial Statements.................................. F-45
  Schedule III--Real Estate and Accumulated Depreciation as of July 30,
   1996................................................................... F-50
Other Initial Hotels
  Report of Independent Accountants....................................... F-51
  Combined Balance Sheets as of December 31, 1994 and 1995 (audited) and
   June 30, 1996 (unaudited).............................................. F-52
  Combined Statements of Operations for each of the Three Years in the
   Period Ended
   December 31, 1995 (audited) and the Six Months Ended June 30, 1996
   (unaudited)............................................................ F-53
  Combined Statements of Equity for each of the Three Years in the Period
   Ended
   December 31, 1995 (audited) and the Six Months Ended June 30, 1996
   (unaudited)............................................................ F-54

  Combined Statements of Cash Flows for each of the Three Years in the
   Period Ended
   December 31, 1995 (audited) and the Six Months ended June 30, 1996
   (unaudited)............................................................ F-55
  Notes to Combined Financial Statements.................................. F-56
  Schedule III--Real Estate and Accumulated Depreciation as of December
   31, 1995............................................................... F-62

Days Inn Lake Buena Vista Hotel

  Report of Independent Accountants....................................... F-63
  Balance Sheets as of December 31, 1995 (audited) and September 30, 1996
   (unaudited)............................................................ F-64
  Statements of Operations for the Year Ended December 31, 1995 (audited)
   and the Nine Months Ended September 30, 1996 and 1995 (unaudited)...... F-65
  Statements of Equity for the Year Ended December 31, 1995 (audited) and the Nine Months Ended September 30, 1996 and 1995 (unaudited).......... F-66
  Statements of Cash Flows for the Year Ended December 31, 1995 (audited)
   and the Nine Months Ended September 30, 1996 and 1995 (unaudited)...... F-67
  Notes to Financial Statements........................................... F-68

  (B) EXHIBITS:

 EXHIBIT
 NUMBER                                  EXHIBIT
 -------                                 -------
   *1.1  --Form of Underwriting Agreement
  **2.1  --Sale and Contribution Agreement for Holiday Inn Select-Madison
  **2.2  --Purchase and Sale Agreement for Holiday Inn Park Center Plaza
  **2.3  --Hotel Purchase Agreement for Fred Harvey Albuquerque Airport Hotel
  **2.4  --Hotel Purchase Agreement for Le Baron Airport Hotel
  **2.5  --Real Estate Sale Agreement for Days Inn Ocean City
  **2.6  --Purchase and Sale Agreement and Escrow Instructions for Holiday Inn
            Mission Valley
 ***2.7  --Purchase Agreement for Days Inn Lake Buena Vista
    2.8  --Purchase and Sale Agreement by and between Theodore H. Kruttschnitt,
            III & Catherine M. Kruttschnitt and American General Hospitality
            Operating Partnership, L.P.
    2.9  --Hotel Purchase Agreement by and between American General Hospitality
            Operating Partnership, L.P. and Renthotel Durham, L.L.C.
    2.10 --Hotel Purchase Agreement by and between SNA of Georgia, Inc. and
            American General Hospitality Operating Partnership, L.P.
    2.11 --Hotel Purchase Agreement by and between SKL of Florida, Inc. and
            American General Hospitality Operating Partnership, L.P.
    2.12 --Hotel Purchase Agreement by and between French Quarter Suites, Inc.
            and American General Hospitality Operating Partnership, L.P.
   *2.13 --Purchase Agreement for Radisson Arlington Heights
  **2.14 --Contribution Agreement for Holiday Inn New Orleans International
            Airport
  **2.15 --Contribution Agreement (Primary Contributors) for Holiday Inn Dallas
            DFW Airport South; Holiday Inn Dallas DFW Airport West; Courtyard
            by Marriott-Meadowlands; Hampton Inn Richmond Airport; and Hilton
            Hotel-Toledo
  **2.16 --Contribution Agreement (GP) for Holiday Inn Dallas DFW Airport South
  **2.17 --Omnibus Option Agreement (Cash) for Holiday Inn Dallas DFW Airport
            South
  **2.18 --Omnibus Option Agreement (OP Units) for Holiday Inn Dallas DFW
            Airport South
  **2.19 --Option Agreement for Holiday Inn Dallas DFW Airport West
  **2.20 --Omnibus Option Agreement (OP Units) for Hotel Maison de Ville
  **2.21 --Omnibus Option Agreement (Cash) for Hotel Maison de Ville
  **2.22 --Option Agreement for Hotel Maison de Ville
  **2.23 --Option Agreement (the Plan) for Holiday Inn Dallas DFW Airport
            South; Holiday Inn Dallas DFW Airport West; Courtyard by Marriott-
            Meadowlands; Hampton Inn Richmond Airport; and Hotel Maison de
            Ville
  **3.1  --Articles of Incorporation of the Registrant
  **3.2  --Articles of Amendment and Restatement of the Registrant
  **3.3  --Bylaws of the Registrant
  **3.4  --Form of Second Articles of Amendment and Restatement of the
            Registrant
  **4.1  --Form of Common Stock Certificate for the Registrant
   *5.1  --Opinion of Battle Fowler LLP
   *8.1  --Opinion of Battle Fowler LLP, as to Tax Matters
   *8.2  --Opinion of Coopers & Lybrand L.L.P., as to Texas Franchise Tax
            Matters
 **10.1  --American General Hospitality Partnership, L.P. Limited Partnership
            Formation Agreement
 **10.2  --Form of Amended and Restated Agreement of Limited Partnership of
            American General Hospitality Operating Partnership, L.P.
 **10.3  --Form of Participating Lease between the Registrant and AGH Leasing,
            L.P.
 **10.4  --Form of Lease Master Agreement between the Registrant and AGH
            Leasing, L.P.
 **10.5  --Form of Management Agreement between AGH Leasing, L.P. and American
            General Hospitality, Inc.

 EXHIBIT
 NUMBER                                 EXHIBIT
 -------                                -------
 **10.6  --Form of Supplemental Representations, Warranties and Indemnity
            Agreement
 **10.7  --Form of Exchange Rights Agreement
 **10.8  --Form of Registration Rights Agreement
 **10.9  --Form of Lock-up Agreement
   10.10 --Credit Agreement among the American General Hospitality Operating
            Partnership, L.P., Societe Generale, Southwest Agency, Bank One,
            Texas, N.A. and the banks named therein
 **10.11 --Form of American General Hospitality Corporation 1996 Incentive
            Plan
 **10.12 --Form of American General Hospitality Corporation Non-Employee
            Directors' Incentive Plan
 **10.13 --Form of Employment Agreement between the Registrant and Steven D.
            Jorns
 **10.14 --Form of Employment Agreement between the Registrant and Bruce G.
            Wiles
 **10.15 --Form of Employment Agreement between the Registrant and Kenneth E.
            Barr
 **10.16 --Form of Employment Agreement between the Registrant and Russ C.
            Valentine
 **10.17 --Form of Shared Services Office Space Agreement
 **10.18 --Form of Option Agreement and Right of First Offer/Refusal between
            1815 Hotel Associates Limited Partnership and American General
            Hospitality Operating Partnership, L.P. (with respect to the
            Durham, North Carolina Option Hotel)
 **10.19 --Form of Indemnification Agreement between the Registrant and its executive officers and directors
 **10.20 --Form of Option Agreement and Right of First Offer/Refusal between
            Broadway Morrison Limited Partnership and American General
            Hospitality Operating Partnership, L.P. (with respect to the
            Boise, Idaho Option Hotel)
 **10.21 --Form of Management Company Master Agreement among AGH Leasing,
            L.P., American General Hospitality, Inc., Steven D. Jorns and
            Bruce G. Wiles.
  *10.22 --Wyndham Alliance Master Agreement
  *21.1  --Subsidiaries of the Company
  *23.1  --Consent of Battle Fowler LLP (included in Exhibits 5.1 and 8.1 hereto)
 **23.2  --Consent of Coopers & Lybrand L.L.P. as to its opinion on Texas
            Franchise Tax Matters (included in Exhibit 8.2 hereto)
   23.3  --Consent of Coopers & Lybrand L.L.P.
   24.1  --Powers of Attorney (included on signature page hereto)

--------
  * To be filed by Amendment.
 ** Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (Registration No. 333-4568) and incorporated by reference as an exhibit to this Registration Statement.
*** Previously filed as an exhibit to the Company's Current Report on Form 8-K dated October 22, 1996, filed with the Commission on November 5, 1996.

ITEM 36. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 33 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON JANUARY 14, 1997.

                              AMERICAN GENERAL HOSPITALITY CORPORATION
                                a Maryland corporation (Registrant)

                                                          *
                                         By: __________________________________
                                                    STEVEN D. JORNS
                                              Chairman of the Board, Chief
                                            Executive Officer, and President

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JANUARY 14, 1997.

             SIGNATURE                       TITLE                 DATE

                                      Chairman of the
               *                       Board, Chief            January 14,
------------------------------------   Executive Officer,       1997
          STEVEN D. JORNS              and President

        /s/ Kenneth E. Barr           Executive Vice
------------------------------------   President, Chief        January 14,
          KENNETH E. BARR              Financial Officer,       1997
                                       Principal
                                       Accounting
                                       Officer, Secretary
                                       and Treasurer


                                            Director
               *                                               January 14,
------------------------------------                            1997
         H. CABOT LODGE III

                                            Director
               *                                               January 14,
------------------------------------                            1997
           JAMES R. WORMS

                                            Director
               *                                               January 14,
------------------------------------                            1997
           JAMES MCCURRY

                                            Director
               *                                               January 14,
------------------------------------                            1997
           KENT R. HANCE

       /s/ Kenneth E. Barr                                    January 14, 1997

*By: __________________________

         KENNETH E. BARR

        Attorney-in-Fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON JANUARY 10, 1997.

                               AMERICAN GENERAL HOSPITALITY CORPORATION
                                 a Maryland corporation (Registrant)

                                                    /s/ Steven D. Jorns
                                          By: _________________________________
                                                      STEVEN D. JORNS
                                               Chairman of the Board, Chief
                                             Executive Officer, and President

                               POWER OF ATTORNEY

  EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS STEVEN D. JORNS AND KENNETH E. BARR AND EACH OR EITHER OF THEM, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES (UNTIL REVOKED IN WRITING), TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO CAUSE THE SAME TO BE FILED, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY GRANTING TO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM OR THEIR SUBSTITUTES, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING WHATSOEVER REQUISITE OR DESIRABLE TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS THE UNDERSIGNED MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL ACTS AND THINGS THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR EITHER OF THEM, OR THEIR SUBSTITUTES OR SUBSTITUTE, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JANUARY 10, 1997.

              SIGNATURE                        TITLE                 DATE

         /s/ Steven D. Jorns           Chairman of the           January 10,
-------------------------------------   Board, Chief                 1997
           STEVEN D. JORNS              Executive Officer,
                                        and President

         /s/ Kenneth E. Barr           Executive Vice            January 10,
-------------------------------------   President, Chief             1997
           KENNETH E. BARR              Financial Officer,
                                        Principal
                                        Accounting Officer,
                                        Secretary and
                                        Treasurer


       /s/ H. Cabot Lodge III                Director            January 10,
-------------------------------------                                1997
         H. CABOT LODGE III

             SIGNATURE                       TITLE                 DATE

         /s/ James R. Worms                 Director           January 10,
------------------------------------                               1997
           JAMES R. WORMS

         /s/ James McCurry                  Director           January 10,
------------------------------------                               1997
           JAMES MCCURRY

         /s/ Kent R. Hance                  Director           January 10,
------------------------------------                               1997
           KENT R. HANCE

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                  EXHIBIT
 -------                                 -------
   *1.1  --Form of Underwriting Agreement
  **2.1  --Sale and Contribution Agreement for Holiday Inn Select-Madison
  **2.2  --Purchase and Sale Agreement for Holiday Inn Park Center Plaza
  **2.3  --Hotel Purchase Agreement for Fred Harvey Albuquerque Airport Hotel
  **2.4  --Hotel Purchase Agreement for Le Baron Airport Hotel
  **2.5  --Real Estate Sale Agreement for Days Inn Ocean City
  **2.6  --Purchase and Sale Agreement and Escrow Instructions for Holiday Inn
            Mission Valley
 ***2.7  --Purchase Agreement for Days Inn Lake Buena Vista
    2.8  --Purchase and Sale Agreement by and between Theodore H. Kruttschnitt,
            III & Catherine M. Kruttschnitt and American General Hospitality
            Operating Partnership, L.P.
    2.9  --Hotel Purchase Agreement by and between American General Hospitality
            Operating Partnership, L.P. and Renthotel Durham, L.L.C.
    2.10 --Hotel Purchase Agreement by and between SNA of Georgia, Inc. and
            American General Hospitality Operating Partnership, L.P.
    2.11 --Hotel Purchase Agreement by and between SKL of Florida, Inc. and
            American General Hospitality Operating Partnership, L.P.
    2.12 --Hotel Purchase Agreement by and between French Quarter Suites, Inc.
            and American General Hospitality Operating Partnership, L.P.
   *2.13 --Purchase Agreement for Radisson Arlington Heights
  **2.14 --Contribution Agreement for Holiday Inn New Orleans International
            Airport
  **2.15 --Contribution Agreement (Primary Contributors) for Holiday Inn Dallas
            DFW Airport South; Holiday Inn Dallas DFW Airport West; Courtyard
            by Marriott-Meadowlands; Hampton Inn Richmond Airport; and Hilton
            Hotel-Toledo
  **2.16 --Contribution Agreement (GP) for Holiday Inn Dallas DFW Airport South
  **2.17 --Omnibus Option Agreement (Cash) for Holiday Inn Dallas DFW Airport
            South
  **2.18 --Omnibus Option Agreement (OP Units) for Holiday Inn Dallas DFW
            Airport South
  **2.19 --Option Agreement for Holiday Inn Dallas DFW Airport West
  **2.20 --Omnibus Option Agreement (OP Units) for Hotel Maison de Ville
  **2.21 --Omnibus Option Agreement (Cash) for Hotel Maison de Ville
  **2.22 --Option Agreement for Hotel Maison de Ville
  **2.23 --Option Agreement (the Plan) for Holiday Inn Dallas DFW Airport
            South; Holiday Inn Dallas DFW Airport West; Courtyard by Marriott-
            Meadowlands; Hampton Inn Richmond Airport; and Hotel Maison de
            Ville
  **3.1  --Articles of Incorporation of the Registrant
  **3.2  --Articles of Amendment and Restatement of the Registrant
  **3.3  --Bylaws of the Registrant
  **3.4  --Form of Second Articles of Amendment and Restatement of the
            Registrant
  **4.1  --Form of Common Stock Certificate for the Registrant
   *5.1  --Opinion of Battle Fowler LLP
   *8.1  --Opinion of Battle Fowler LLP, as to Tax Matters
   *8.2  --Opinion of Coopers & Lybrand L.L.P., as to Texas Franchise Tax
            Matters
 **10.1  --American General Hospitality Partnership, L.P. Limited Partnership
            Formation Agreement
 **10.2  --Form of Amended and Restated Agreement of Limited Partnership of
            American General Hospitality Operating Partnership, L.P.
 **10.3  --Form of Participating Lease between the Registrant and AGH Leasing,
            L.P.
 **10.4  --Form of Lease Master Agreement between the Registrant and AGH
            Leasing, L.P.
 **10.5  --Form of Management Agreement between AGH Leasing, L.P. and American
            General Hospitality, Inc.

 EXHIBIT
 NUMBER                                 EXHIBIT
 -------                                -------
 **10.6  --Form of Supplemental Representations, Warranties and Indemnity
            Agreement
 **10.7  --Form of Exchange Rights Agreement
 **10.8  --Form of Registration Rights Agreement
 **10.9  --Form of Lock-up Agreement
   10.10 --Credit Agreement among the American General Hospitality Operating
            Partnership, L.P., Societe Generale, Southwest Agency, Bank One,
            Texas, N.A. and the banks named therein
 **10.11 --Form of American General Hospitality Corporation 1996 Incentive
            Plan
 **10.12 --Form of American General Hospitality Corporation Non-Employee
            Directors' Incentive Plan
 **10.13 --Form of Employment Agreement between the Registrant and Steven D.
            Jorns
 **10.14 --Form of Employment Agreement between the Registrant and Bruce G.
            Wiles
 **10.15 --Form of Employment Agreement between the Registrant and Kenneth E.
            Barr
 **10.16 --Form of Employment Agreement between the Registrant and Russ C.
            Valentine
 **10.17 --Form of Shared Services Office Space Agreement
 **10.18 --Form of Option Agreement and Right of First Offer/Refusal between
            1815 Hotel Associates Limited Partnership and American General
            Hospitality Operating Partnership, L.P. (with respect to the
            Durham, North Carolina Option Hotel)
 **10.19 --Form of Indemnification Agreement between the Registrant and its executive officers and directors
 **10.20 --Form of Option Agreement and Right of First Offer/Refusal between
            Broadway Morrison Limited Partnership and American General
            Hospitality Operating Partnership, L.P. (with respect to the
            Boise, Idaho Option Hotel)
 **10.21 --Form of Management Company Master Agreement among AGH Leasing,
            L.P., American General Hospitality, Inc., Steven D. Jorns and
            Bruce G. Wiles.
  *10.22 --Wyndham Alliance Master Agreement
  *21.1  --Subsidiaries of the Company
  *23.1  --Consent of Battle Fowler LLP (included in Exhibits 5.1 and 8.1 hereto)
 **23.2  --Consent of Coopers & Lybrand L.L.P. as to its opinion on Texas
            Franchise Tax Matters (included in Exhibit 8.2 hereto)
   23.3  --Consent of Coopers & Lybrand L.L.P.
   24.1  --Powers of Attorney (included on signature page hereto)

--------
  * To be filed by Amendment.
 ** Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (Registration No. 333-4568) and incorporated by reference as an exhibit to this Registration Statement.
*** Previously filed as an exhibit to the Company's Current Report on Form 8-K dated October 22, 1996, filed with the Commission on November 5, 1996.